  As filed with the Securities and Exchange Commission on February 13, 1997
Registration No. [               ]

                      SECURITIES AND EXCHANGE COMMISSION
                          Washington , D.C. 20549

                                  FORM S-3
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                              ----------------------

                 HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUSTS
                   (Issuer with respect to the Securities)

                                 EAGLEMARK, INC.
                    (Sponsor of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)

             Nevada                                   88-0292891
 (State or other jurisdiction of          (I.R.S. Employer Identification No.)
  incorporation or organization)

                               4150 Technology Way
                            Carson City, Nevada 89706
                                 (702) 885-1200

  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                 Steven F. Deli
                             Chief Executive Officer
                                 Eaglemark, Inc.
                               4150 Technology Way
                            Carson City, Nevada 89706
                                 (702) 885-1200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
     M. David Galainena, Esq.                          Jack M. Costello, Esq.
        Winston & Strawn                                  Brown & Wood LLP
      35 West Wacker Drive                             One World Trade Center
     Chicago, Illinois 60601                          New York, New York 10048
         (312) 558-5600                                     (212) 839-5300

                              ----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to Be     Proposed Maximum Offering      Proposed Maximum               Amount of
to Be Registered          Registered      Price Per Unit (1)             Aggregate Offering Price(1)    Registration Fee
Asset Backed Securities   $1,000,000             100%                         $1,000,000                    $304.00

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                INTRODUCTORY NOTE

     This Registration Statement contains a form of Prospectus relating to the offering of series of Harley-Davidson Motorcycle Contract Backed Notes and/or Harley-Davidson Motorcycle Contract Backed Certificates by various Harley-Davidson Motorcycle Trusts created from time to time by Eaglemark, Inc. and two forms of Prospectus Supplement relating to the offering by a Harley-Davidson Eaglemark Motorcycle Trust of the particular series of Harley-Davidson Motorcycle Contract Backed Certificates or of Harley-Davidson Motorcycle Contract Backed Notes and/or Harley-Davidson Motorcycle Contract Backed Certificates described therein. Each form of Prospectus Supplement relates only to the securities described therein and is a form that may be used, among others, by Eaglemark, Inc. to offer Harley-Davidson Motorcycle Contract Backed Notes and/or Harley-Davidson Motorcycle Contract Backed Certificates under this Registration Statement.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

              Subject to Completion, dated [                ], 1997
PROSPECTUS
                   HARLEY-DAVIDSON EAGLEMARK MOTORCYCLE TRUSTS
                HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES
             HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES

                                 ---------------

                                 EAGLEMARK, INC.

                                 ---------------

     The Harley-Davidson Motorcycle Contract Backed Notes (the "NOTES") and the Harley-Davidson Motorcycle Contract Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Securities, which will include one or more classes of Certificates and may also include one or more classes of Notes, will be issued by a trust or other legal entity to be formed with respect to such series (each, a "TRUST").
Each Trust will be formed pursuant to either (i) a Trust Agreement to be entered into between a special-purpose finance subsidiary organized and established by Eaglemark, Inc. (the "COMPANY" ) (each such special-purpose finance subsidiary, a "TRUST DEPOSITOR"), as depositor, and the Trustee specified in the related Prospectus Supplement (the "TRUSTEE") or (ii) a Pooling and Servicing Agreement to be entered into among the Trustee, the Trust Depositor, as seller, and the Company, as servicer (the "SERVICER").
If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an Indenture between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "INDENTURE TRUSTEE") and will represent indebtedness of the related Trust. The Certificates of a series will represent fractional undivided interests in the related Trust. Each Prospectus Supplement will specify which class or classes of Notes, if any, and/or which class or classes of Certificates of the related series are being offered thereby. The property of each Trust will include a pool of fixed rate, simple interest motorcycle conditional sales contracts (collectively such contracts, the "CONTRACTS") relating to Harley-Davidson, Inc. ("HARLEY-DAVIDSON") motorcycles or, in certain limited instances and subject to certain limitations described herein (i) motorcycles manufactured by an affiliate of Harley-Davidson, Buell Motorcycle Company ("BUELL") and
(ii) motorcycles manufactured by certain other manufacturers ("OTHER MANUFACTURERS") as well as certain floor plan loans made to Dealers (as defined herein) secured by Harley-Davidson, Buell and Other Manufacturers' motorcycles, certain monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the motorcycles financed through the Contracts and certain other property all as described herein and in such Prospectus Supplement (the "TRUST PROPERTY"). In addition, if so specified in the related Prospectus Supplement, the property of the Trust will include monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") and/or monies on deposit in a trust account (the "COLLATERAL REINVESTMENT ACCOUNT") to be established with the Indenture Trustee, which will be used to purchase additional Contracts (the "SUBSEQUENT CONTRACTS") from the Trust Depositor from time to time during the Funding Period or Revolving Period specified in such Prospectus Supplement.

     Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Contracts, at the rates, on the dates and in the manner described herein and in such Prospectus Supplement. If a series includes multiple classes of Securities, the rights of one or more classes of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. Distributions on Certificates of a series may be subordinated in priority to payments due on the Notes, if any, of such series to the extent described herein and in the related Prospectus Supplement. A series may include one or more classes of Notes and/or Certificates which differ from the other classes of such series as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Notes or Certificates entitled to distributions in respect of principal with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. The rate of payment in respect of principal of any class of Notes and the rate of distributions in respect of the Certificate Balance (as defined herein) of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations and repurchases of Contracts) on the related Contracts. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Securities in the manner described herein and in the related Prospectus Supplement.

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 11 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     EXCEPT AS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, THE NOTES OF A SERIES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES OF A SERIES WILL REPRESENT BENEFICIAL INTERESTS IN, THE RELATED TRUST ONLY AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN, AND ARE NOT GUARANTEED OR INSURED BY, EAGLEMARK FINANCIAL SERVICES, INC., EAGLEMARK, INC., THE TRUST DEPOSITOR OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY GOVERNMENTAL AGENCY.

                                 ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
         ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   Retain this Prospectus for future reference.  This Prospectus may not be used to consummate sales of Securities offered hereby unless accompanied by a Prospectus Supplement.

                                 ---------------

     The date of this Prospectus is [                           ], 1997.

                          REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities, the Servicer will prepare and forward to the Applicable Trustee (as defined herein), for distribution to the related Securityholders, certain monthly and annual reports concerning such Securities and the related Trust. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a registered Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "CERTAIN INFORMATION REGARDING THE SECURITIES -- REPORTS TO SECURITYHOLDERS" herein.

                              AVAILABLE INFORMATION

     The Company, as originator of the Contracts in each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS SUPPLEMENT AND PROSPECTUS FROM AN UNDERWRITER OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS AN OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS, THE COMPANY OR THE UNDERWRITERS WITH RESPECT TO THE RELATED TRUST WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, TO SUCH INVESTOR A PAPER COPY OF THE PROSPECTUS SUPPLEMENT AND PROSPECTUS.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed on behalf of each Trust by the Company as the originator of the Contracts in each Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trusts shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
 Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company, on behalf of each Trust, will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents incorporated herein by reference). Requests for such copies should be directed to Secretary, Eaglemark, Inc., 4150 Technology Way, Carson City, Nevada 89706; telephone (702) 885-1200.

                                SUMMARY OF TERMS

          The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "INDEX OF TERMS".

Issuer . . . . . . . . . .  With respect to each series of Securities, a
                            Trust will be formed pursuant to either a Trust Agreement (as amended and supplemented from time to time, a "TRUST AGREEMENT") between the Trust Depositor and the Trustee for such Trust or a Pooling and Servicing Agreement (a "POOLING AND SERVICING AGREEMENT") among the Trustee, the Trust Depositor and Eaglemark, Inc., as servicer for such Trust. Each Trust that is structured as an owner trust intended to be taxable as a partnership for federal income tax purposes will be referred to herein as an "OWNER TRUST". Each Trust that is taxable as a grantor trust under subpart E,
                            Part I of subchapter J of the Code (as
                            hereinafter defined) will be referred to herein
                            as a "GRANTOR TRUST".   Each Trust structured
                            as a Master Trust taxable as a loan transaction will be referred to herein as a "MASTER TRUST." There are also references to the possibility of a Trust being structured as a financial asset securitization investment trust, referred to herein as a "FASIT," as authorized by recent tax legislation.


Seller . . . . . . . . . .  Eaglemark, Inc. (referred to herein as
                            "EAGLEMARK" or the "COMPANY"), a Nevada
                            corporation, a 100% owned subsidiary of
                            Eaglemark Financial Services, Inc. ("EAGLEMARK FINANCIAL"). The Company's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706, and its telephone number is (702) 885-1200. See "EAGLEMARK FINANCIAL SERVICES, INC.; EAGLEMARK, INC. AND THE TRUST DEPOSITORS".

Trust Depositor. . . . . .  With respect to each series of Securities, a special-purpose finance subsidiary of the
                            Company.

Servicer . . . . . . . . .  Eaglemark, Inc.

Trustee. . . . . . . . . .  With respect to a Grantor Trust or a Master
                            Trust, the Trustee specified in the related
                            Prospectus Supplement and with respect to an Owner Trust, the Owner Trustee specified in the related Prospectus Supplement.

Indenture Trustee. . . . .  With respect to any series of Securities that is issued by an Owner Trust and includes one or more classes of Notes, the Indenture Trustee specified in the related Prospectus Supplement (each such Indenture Trustee, or other Trustee as described immediately above, being sometimes referred to herein, as appropriate, as the "APPLICABLE TRUSTEE").

Securities Offered . . . .  Each series of Securities issued by an Owner
                            Trust will include one or more classes of Certificates and may also include one or more classes of Notes. Each series of Securities issued by a Grantor Trust or a Master Trust will include one or more classes of Certificates, but will not include any Notes. Each class of Notes will be issued pursuant to an indenture (each, an "INDENTURE") between the related Owner Trust and the Indenture Trustee specified in the related Prospectus Supplement. Each class of Certificates will be issued pursuant to the related Trust Agreement or the related Pooling and Servicing Agreement. The related Prospectus Supplement will specify which class or classes of Notes and/or Certificates of the related series are being offered thereby.

The Notes. . . . . . . . .  Unless otherwise specified in the related
                            Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Noteholders will be able to receive Definitive Notes (as defined herein) only in the limited circumstances described herein or in such Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DEFINITIVE SECURITIES".

                            Unless otherwise specified in the related
                            Prospectus Supplement, each class of Notes will have a stated principal amount and will accrue interest thereon at a specified rate (with respect to each class of Notes, the "INTEREST RATE"). Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the method for determining such Interest Rate. With respect to a series that includes two or more classes of Notes, each such class may differ from the other class or classes of such series as to the timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contracts held by a Trust.

                            In addition, a series may include one or more classes of Notes ("STRIP NOTES") entitled to
                            (i) principal payments with disproportionate, nominal or no interest payments or
                            (ii) interest payments with disproportionate, nominal or no principal payments.

                            If the Servicer exercises its option to
                            purchase the Contracts of a Trust (or, if not, to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Contracts are received) in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION", the outstanding Notes will be redeemed as set forth in such Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include monies in a Pre-Funding Account or Collateral Reinvestment Account that will be used to purchase additional Contracts after the Closing Date specified in such related Prospectus Supplement (the "CLOSING DATE"), one or more classes of the outstanding Notes will be subject to partial redemption at or immediately following the end of the Funding Period or Revolving Period (each as defined herein and in such Prospectus Supplement), as applicable, in an amount and in the manner specified in such Prospectus Supplement. In the event of such partial redemption, the Noteholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

The Certificates . . . . .  Unless otherwise specified in the related
                            Prospectus Supplement, Certificates will be available for purchase in a minimum denomination of $1,000 and integral multiples thereof and will be available in book-entry form only. Unless otherwise specified in the related Prospectus Supplement, Certificateholders will be able to receive Definitive Certificates (as defined herein) only in the limited circumstances described herein or in such Prospectus Supplement. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DEFINITIVE SECURITIES".

                            Unless otherwise specified in the related
                            Prospectus Supplement, each class of
                            Certificates will have a stated
                            Certificate Balance specified in such
                            Prospectus Supplement (the "CERTIFICATE
                            BALANCE") and will accrue interest on such Certificate Balance at a specified rate (with respect to each class of Certificates, the "PASS-THROUGH RATE"). Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates or the method for determining such Pass-Through Rate.

                                 With respect to a series that includes two
                            or more classes of Certificates, each such class may differ from the other class or classes of such series as to the timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate or amount of distributions in respect of principal or interest, or distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Contracts Pool.

                            In addition, a series may include one or more classes of Certificates ("STRIP CERTIFICATES") entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal.

                            If a series of Securities includes classes of Notes, distributions on the
                            Certificates of such series may be
                            subordinated in priority of payment to
                            payments on such Notes to the extent
                            specified in the related Prospectus
                            Supplement.

                            If the Servicer exercises its option to
                            purchase the Contracts of a Trust (or, if not, and if and to the extent provided in the related Prospectus Supplement, if satisfactory bids for the purchase of such Contracts are received) in the manner and on the respective terms and conditions described under "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION", Certificateholders will receive as a prepayment in respect of the Certificates an amount specified in such Prospectus Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust will include monies in a Pre-Funding Account or Collateral Reinvestment Account that will be used to purchase additional Contracts after the Closing Date, one or more classes of the outstanding Certificates may receive a partial prepayment of principal at or immediately following the end of the Funding Period or Revolving Period, as applicable, in an amount and in the manner specified in such Prospectus Supplement. In the event of such partial prepayment, the Certificateholders may be entitled to receive a prepayment premium from the Trust, in the amount and to the extent provided in the related Prospectus Supplement.

Master Trusts; Issuance of
Additional Series. . . . .  If so provided in the related Prospectus
                            Supplement, the Trust Depositor may cause one or more of the Trusts (any such Trust, a "MASTER TRUST") to issue additional series of Securities from time to time. Under each Trust Agreement relating to a Master Trust (each, a "MASTER TRUST AGREEMENT"), the Trust Depositor may determine the terms of any such new series. See "THE TRUSTS-MASTER TRUSTS".

                            The Trust Depositor may cause the related
                            Trustee to offer any such new series to
                            the public or other investors, in
                            transactions either registered under the
                            Securities Act or exempt from registration thereunder, directly or through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

                            A new series to be issued by a Master
                            Trust which has a series outstanding may be issued only upon satisfaction of the conditions described herein under "THE TRUSTS-MASTER TRUSTS". Securities secured by Contracts held by a Master Trust shall be entitled to monies received relating to such Contracts on a PARI PASSU basis with other Securities issued pursuant to the other Trust Agreements or Pooling and Servicing Agreements, as applicable, by such Master Trust.

Cross-Collateralization. .  As described in the related Trust Agreement or Pooling and Servicing Agreement, as
                            applicable, and the related Prospectus
                            Supplement, the source of payment for
                            Securities of each series will be the
                            assets of the related Trust Property only.

                                 However, as may be described in the
                            related Prospectus Supplement, a series or class of Securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve fund, master insurance policy or a master collateral pool consisting of similar Contracts. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Contract held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve fund or an overcollateralizatio n account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement or Pooling and Servicing Agreement, as applicable).

The Trust Property . . . .  The property of each Trust will include a pool of fixed-rate, simple interest
                            motorcycle conditional sales contracts
                            (the "CONTRACTS") relating to new or used
                            Harley-Davidson motorcycles or, in certain limited instances and subject to certain other limitations described herein, (i) motorcycles manufactured by an affiliate of Harley-Davidson, Buell Motorcycle Company ("BUELL") and (ii) motorcycles manufactured by certain other manufacturers ("OTHER MANUFACTURERS") (see "OTHER MANUFACTURERS") as well as certain floor plan loans made to Dealers (as defined herein) secured by
                            Harley-Davidson, Buell and Other
                            Manufacturers' motorcycles, and certain
                            monies due or received thereunder on and after the applicable Cutoff Date set forth in the related Prospectus Supplement, security interests in the motorcycles financed thereby (the "MOTORCYCLES"), certain accounts and the proceeds thereof and any proceeds from claims under certain related insurance policies. On the Closing Date specified in the related Prospectus Supplement with respect to a Trust, the Trust Depositor will, if so specified in such Prospectus Supplement, sell or transfer Contracts (the "INITIAL CONTRACTS") having an aggregate principal balance specified in such Prospectus Supplement as of the date specified therein (the "INITIAL CUTOFF DATE") to such Trust pursuant to either, in the case of certain Owner Trusts, a Sale and Servicing Agreement among the Trust Depositor, the Servicer, the Indenture Trustee and the Owner Trust (a "SALE AND SERVICING AGREEMENT") or, in the case of Grantor Trusts, Master Trusts and certain other Owner Trusts, the related Pooling and Servicing Agreement among the Trust Depositor, the Servicer and the Trustee. The property of each Trust will also include amounts on deposit in certain trust accounts, including the related Collection Account, any Pre-Funding Account, any Collateral Reinvestment Account, any Reserve Fund (as defined herein) and any other account identified in the applicable Prospectus Supplement and such other property as is specified in such Prospectus Supplement, including notes or other securities evidencing or backed by Contracts, security interests in the Motorcycles and related property.

                            To the extent provided in the related
                            Prospectus Supplement, from time to time
                            (as frequently as daily) during the period
                            (the "FUNDING PERIOD") specified in such Prospectus Supplement, the Trust Depositor will be obligated (subject only to the availability thereof) to sell, and the related Trust will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement), additional Contracts (the "SUBSEQUENT CONTRACTS") having an aggregate principal balance approximately equal to the amount on deposit (the "PRE-FUNDED AMOUNT") in an account (the "PRE-FUNDING ACCOUNT") on the related Closing Date.

                            In addition, if so provided in the related
                            Prospectus Supplement, in lieu of a
                            Funding Period, during the period (the
                            "REVOLVING PERIOD") from the Closing Date until the first to occur of (i) such event or events as are described in such Prospectus Supplement (each, an "EARLY AMORTIZATION EVENT") or (ii) the last day of the Collection Period (as defined herein) preceding a Distribution Date specified in such Prospectus Supplement, an account will be maintained in the name of the related Trustee or Indenture Trustee (the "COLLATERAL REINVESTMENT ACCOUNT"). The amount on deposit in the Collateral Reinvestment Account on the Closing Date may, if so specified in the related Prospectus Supplement, include an amount to be deposited out of the net proceeds of the sale of the related Securities. During the Revolving Period, principal will not be distributed on the Securities of the related series. Instead, principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account and will be used to purchase Subsequent Contracts.

                            As used in this Prospectus, the term
                            "CONTRACTS" will include the Initial
                            Contracts transferred to a Trust on the
                            Closing Date as well as any Subsequent
                            Contracts transferred to such Trust during the related Funding Period or Revolving Period, if any.

                            Amounts on deposit in any Pre-Funding
                            Account during the related Funding Period or in any Collateral Reinvestment Account during the related Revolving Period will be invested by the Applicable Trustee (as directed by the Servicer) in Eligible Investments (as defined herein), and any resultant investment income, less any related investment expenses ("INVESTMENT INCOME"), will be added, on the Distribution Date (as defined herein) immediately following the date on which such Investment Income is paid to the Trust, to interest collections on the Contracts for the related Collection
                            Period (as defined herein) and distributed in the manner specified in the related Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period or in a Collateral Reinvestment Account at the end of the related Revolving Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the Notes and/or Certificates of the related series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus Supplement. See "RISK FACTORS --
                            PRE-FUNDING ACCOUNTS", "-- SALES OF SUBSEQUENT CONTRACTS" AND "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND

                            POOLING AND SERVICING AGREEMENTS -- ACCOUNTS".

                            The Seller will acquire the Contracts from a network of Harley-Davidson dealers located throughout the United States (the "DEALERS"). The Contracts for any given pool of Contracts comprising a Trust will be sold by the Seller to a Trust Depositor pursuant to a related Transfer and Sale Agreement (the "TRANSFER AND SALE AGREEMENT"), which Trust Depositor will in turn convey the Contracts to the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. Such Contracts will be selected from the contracts and loans owned by the Seller based on the criteria specified in the related Transfer and Sale Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and described herein and in the related Prospectus Supplement.

Credit and Cash Flow
Enhancement. . . . . . . .  To the extent specified in the related
                            Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities, reserve funds, spread accounts, overcollateralization, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, surety bonds, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or other arrangements. To the extent specified in the related Prospectus Supplement, any particular form of credit enhancement may be subject to certain limitations and exclusions from coverage thereunder.

Reserve Fund . . . . . . .  If and to the extent specified in the related Prospectus Supplement, a Reserve
                            Fund will be created for a Trust with an
                            initial deposit by the Trust Depositor of
                            cash or certain investments or other
                            property (including Contracts) having a
                            value equal to the amount specified in
                            such Prospectus Supplement.   To the
                            extent specified in the related Prospectus
                            Supplement, funds in the Reserve Fund will thereafter be supplemented by the deposit of amounts remaining on any Distribution Date after making all other distributions required on such date and any amounts deposited from time to time in connection with a purchase of Subsequent Contracts. Amounts in the Reserve Fund, if any, will be available to cover shortfalls in amounts due to the holders of those classes of Securities specified in the related Prospectus Supplement in the manner and under the circumstances specified therein. The related Prospectus Supplement will also specify to whom and the manner and circumstances under which amounts on deposit in the Reserve Fund (after giving effect to all other required distributions to be made by the applicable Trust) in excess of the Specified Reserve Fund Balance (as defined in such Prospectus Supplement) will be distributed.

Sale and Servicing
Agreements and Pooling and
Servicing Agreements . . .  With respect to each Trust, the Trust
                            Depositor will sell the related Contracts and such other Trust Property as is specified in the related Prospectus Supplement to such Trust pursuant to a Sale and Servicing Agreement or a Pooling and Servicing Agreement, as applicable. The rights and benefits of an Owner Trust under any Sale and Servicing Agreement will, if such Owner Trust issues Notes, be assigned to the related Indenture Trustee as collateral for such Notes pursuant to the related Indenture. The Servicer will agree with each Trust to be responsible for servicing, managing, maintaining custody of and making collections on the Contracts. The

                            Company will undertake certain
                            administrative duties under an
                            Administration Agreement (as defined
                            herein) with respect to each Owner Trust that is formed pursuant to a Trust
                            Agreement.

                            The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period, (as defined in the related Prospectus Supplement) but only to the extent that the Servicer believes that the amount of such advance will be recoverable from collections on the Contracts (an "ADVANCE"). The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Contracts or from other sources to the extent described in the related Prospectus Supplement.

                            Unless otherwise provided in the related
                            Prospectus Supplement, under the
                            respective Sale and Servicing Agreement or Pooling and Servicing Agreement, the Trust Depositor has agreed, in the event of a breach of certain representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract, to repurchase such Contract within 90 days, unless such breach is cured. Eaglemark, as Seller under the related Transfer and Sale Agreement (as defined herein) (rights in respect of which will be assigned to a Trust) is obligated to repurchase the Contracts from a Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contract from the Trust. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- CONVEYANCE OF CONTRACTS" and "DESCRIPTION OF THE TRANSFER AND SALE AGREEMENTS."


Certain Legal Aspects of
the Contracts; Repurchase
Obligations. . . . . . . .  In connection with the sale of the Contracts, security interests in the Motorcycles securing
                            the Contracts will be assigned by the Seller to
                             a Trust Depositor pursuant to a Transfer and
                            Sale Agreement, which Trust Depositor will, in
                            turn, assign such security interests to the Trust pursuant to either a Sale and Servicing Agreement or a Pooling and Servicing Agreement. In the case of an Owner Trust, such security interests in turn will be pledged and assigned to the related Indenture Trustee as security for any Notes issued by such Trust. Due to the administrative burden and expense, however, the certificates of title to the Motorcycles will not be amended or reissued to reflect the sale of the Contracts and assignment of security interests to either a Trust Depositor or the Trust or the pledge pursuant to any Indenture. In the absence of such amendments, either the related Trust, the Applicable Trustee (as defined herein) or both may not have a perfected security interest in the Motorcycles securing the Contracts in some states. The Company will be obligated to repurchase any Contracts sold to the related Trust Depositor (and subsequently sold by such Trust Depositor to such Trust) as to which there did not exist on the Closing Date a first priority perfected security interest in the name of the Company in the related Motorcycle, if such failure materially and adversely affects the interest of the Trust Depositor or such Trust in such Contract and if such failure is not cured in a timely manner.

                            To the extent their respective security
                            interests in a Motorcycle are perfected, the related Trust and the Applicable Trustee will have a prior claim over subsequent purchasers of such Motorcycle and holders of subsequently perfected security interests therein. However, as against liens for repairs or storage of a Motorcycle or for taxes unpaid by the related obligor with respect to the Contract (the "OBLIGOR"), or through fraud or negligence, the related Trust or the Applicable Trustee could lose its security interest or the priority of its security interest in a Motorcycle. The

                            Company will not have any obligation to
                            repurchase a Contract with respect to which the related Trust or the Applicable Trustee loses its security interest or the priority of its security interest in the related Motorcycle after the Closing Date due to any such lien for repairs, storage or taxes or the negligence or fraud of a third party.

                            Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Unless otherwise specified in the related Prospectus Supplement, the Trust Depositor will be obligated to repurchase from the applicable Trust any Contract that fails to comply with such requirements and contemporaneously therewith the Company, pursuant to the related Transfer and Sale Agreement, will be obligated to repurchase such Contract from the Trust Depositor.

Tax Status . . . . . . . .  The federal income tax consequences applicable to a Trust and to the Notes and Certificates issued by the Trust will depend upon whether the Trust is an Owner Trust, Grantor Trust, Master Trust or, under 1996 legislation effective on September 1, 1997, a FASIT (as each of those terms is described herein) as specified in the Prospectus Supplement applicable to such Trust. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" for a fuller discussion of the following summary of federal income tax treatment.

                            For a Trust which is an Owner Trust, Federal
                            Tax Counsel (as defined herein) will deliver its opinion that any Notes issued by such Trust will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each holder of a Note (a "NOTEHOLDER"), by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each holder of a Certificate (a "CERTIFICATEHOLDER") issued by such Trust, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes.

                            For a Trust which is a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. Each Certificateholder will be treated as the owner of an undivided interest in the assets of the Trust, including the Contracts. Accordingly, each Certificateholder must report on its federal income tax return its share of income from the Contracts and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the Trust, as if such Certificateholder held its share of the assets of the Trust directly. Furthermore, the Certificates may represent interests in "STRIPPED BONDS" and "STRIPPED COUPONS" within the meaning of Section 1286 of the Code (as defined herein).

                            For a Trust which is a Master Trust, Federal
                            Tax Counsel will deliver its opinion that the Certificates will be characterized as debt for federal income tax purposes. Under the related Pooling and Servicing Agreement, the Trust Depositor, the Servicer and the Certificateholders will agree to treat the Certificates as debt secured by the Contracts and the other related Trust Property for federal, state, and other tax purposes.

                            For a Trust which properly elects to be a FASIT, Federal Tax Counsel will deliver its opinion that the Trust will be treated as a FASIT and the Securities issued by the FASIT will be characterized as debt for federal income tax purposes.

ERISA Considerations . . .  Fiduciaries of employee benefit plans and certain retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should carefully review with their legal advisors whether the purchase or holding of the Securities may give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA CONSIDERATIONS" herein and in the related Prospectus Supplement.

Ratings  . . . . . . . . .  It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Securities will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular series of Securities, see "SUMMARY OF TERMS -- RATINGS" and "RISK FACTORS - RATINGS OF THE SECURITIES" in the related Prospectus Supplement.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any series of Securities, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities of any such series.

     PRE-FUNDING ACCOUNTS AND COLLATERAL REINVESTMENT ACCOUNTS. If so provided in the related Prospectus Supplement, on the Closing Date the Pre-Funded Amount specified in such Prospectus Supplement will be deposited into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 40% of the initial aggregate principal amount of the Notes and/or Certificates of the related series of Securities. In addition, if so specified in the related Prospectus Supplement, on the Closing Date specified amounts will be deposited into the Collateral Reinvestment Account. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used to purchase Subsequent Contracts from the Trust Depositor (which, if not the Company, in turn, will acquire such Subsequent Contracts from the Company) from time to time during the related Funding Period or Revolving Period, as applicable. During such Funding Period or Revolving Period and until such amounts are applied by the Applicable Trustee to purchase Subsequent Contracts, amounts on deposit in the Pre-Funding Account or the Collateral Reinvestment Account will be invested by the Applicable Trustee (as instructed by the Servicer) in Eligible Investments (as defined herein). Any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Contracts during the related Collection Period (as defined herein) and allocated to interest. Such amounts will be distributed on the Distribution Date pursuant to the payment priorities specified in the related Prospectus Supplement. No Funding Period will end more than ninety (90) days after the related Closing Date.

     To the extent that the entire Pre-Funded Amount or the entire amount on deposit in the Collateral Reinvestment Account has not been applied to the purchase of Subsequent Contracts by the end of the related Funding Period or Revolving Period, any amounts remaining in the Pre-Funding Account or the Collateral Reinvestment Account will be distributed as a prepayment of principal to Noteholders and Certificateholders (collectively, the "SECURITYHOLDERS") on the Distribution Date at or immediately following the end of such Funding Period or Revolving Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement.

     SALES OF SUBSEQUENT CONTRACTS. If so provided in the related Prospectus Supplement, the Trust Depositor will be obligated pursuant to the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, to sell Subsequent Contracts to the Trust, and the Trust will be obligated to purchase such Subsequent Contracts, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, and described in such Prospectus Supplement. Concurrently, pursuant to the related Transfer and Sale Agreement, the Company will be obligated to sell, and the Trust Depositor obligated to purchase from the Company, such Subsequent Contracts. If the principal amount of the eligible Subsequent Contracts acquired by the Company from Dealers during a Funding Period or Revolving Period is less than the Pre-Funded Amount or the amount on deposit in the Collateral Reinvestment Account, as the case may be, the Company may have insufficient Subsequent Contracts to transfer to the Trust Depositor. As a result, holders of one or more classes of the related series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period or Revolving Period as described above under "--PRE-FUNDING ACCOUNTS AND COLLATERAL REINVESTMENT ACCOUNTS".

     Any conveyance of Subsequent Contracts to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "SUBSEQUENT TRANSFER DATE"), of the following conditions precedent, among others: (i) each such Subsequent Contract must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable; (ii) the Company and Trust Depositor shall not have selected such Subsequent Contracts in a manner that is adverse to the interests of holders of the related Securities;

(iii) as of the respective Cutoff Dates (as such term is defined in the related Prospectus Supplement) for such Subsequent Contracts, all of the Contracts in the Trust, including the Subsequent Contracts to be conveyed to the Trust as of such date, must satisfy the parameters described under "THE CONTRACTS" herein and "THE CONTRACTS" in such Prospectus Supplement; and (iv) the Trust Depositor must execute and deliver to such Trust a written assignment conveying such Subsequent Contracts to such Trust. If any such conditions precedent are not met with respect to any Subsequent Contracts within the time period specified in the related Prospectus Supplement, the Trust Depositor will be required to repurchase such Subsequent Contracts from the related Trust, at a purchase price equal to the related Purchase Amounts (as defined herein) therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Contracts. Therefore, the characteristics of the entire pool of Contracts included in any Trust may vary significantly as Subsequent Contracts are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "THE CONTRACTS" herein.

     SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS. Each Contract is secured by a security interest in a Motorcycle. The transfer and perfection of security interests in the Motorcycles and enforcement of rights to realize upon the value of the Motorcycles as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each(i) state (the "UCC"), each state's motor vehicle title statutes, and the United States Bankruptcy Code. Under the United States Bankruptcy Code, a court may prevent the Applicable Trustee from repossessing a Motorcycle and may reduce the amount of secured indebtedness or change the amount or timing of monthly payments or the interest rate applicable to a Contract. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts such as the Contracts, and the failure by the Dealers to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such Dealer's noncompliance. These laws would apply to a Trust as assignee, and with respect to an Owner Trust, the Indenture Trustee as pledgee, of the Contracts. In addition, due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the conveyance and assignment of Eaglemark's interest therein to the Trust Depositor, the conveyance and assignment of the Trust Depositor's interest therein to the Trust and the pledge of the Trust's interest therein to the Indenture Trustee, as applicable. In the absence of such an amendment, the Applicable Trustee may not have a perfected security interest in the Motorcycles. By not specifying the related Trust as a secured party on the certificate of title, the security interest of the Trust, the Indenture Trustee or both could be defeated through fraud or negligence of the Seller or as a result of the imposition of a lien for repairs or storage of a Motorcycle or for taxes unpaid by the Obligor under the related Contract. Pursuant to the Transfer and Sale Agreement, Eaglemark represents and warrants that each Contract complies with all requirements of law and will make certain representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Motorcycle securing a Contract. A breach of any such representation and warranty that materially and adversely affects the Trust's interest in any Contract would create an obligation of the Trust Depositor to repurchase such Contract from the Trust and a simultaneous obligation of Eaglemark to repurchase such Contract from the Trust Depositor (which right of the Trust Depositor against Eaglemark is assigned to the Trust) unless such breach is cured. In the event that the Trust must rely on repossession and resale of Motorcycles securing Contracts that are in default to recover principal and interest due thereon, certain other factors may limit the ability of the Trust to realize upon the Motorcycle or may limit the amount realized to less than the amount due. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" below.

     To the extent that the Trust's and the Applicable Trustee's security interest in a Motorcycle is perfected, the Trust and the Applicable Trustee will have a prior claim under applicable state laws over subsequent purchasers of such Motorcycle and holders of subsequently perfected security interests therein. However, as against liens for repairs or storage of a Motorcycle or taxes unpaid by the Obligor on the Contract secured thereby, the Trust and the Applicable Trustee could lose their respective security interests or the priority of such security interests in a Motorcycle. In addition, even if the Seller, the Trust or the Applicable Trustee were to be identified as the secured party on the certificate of title of a Motorcycle, such secured party's security interest could be defeated by the fraud or forgery of the vehicle owner or by administrative errors by applicable state or local agencies responsible for titling vehicles. The Company will not have any obligation to repurchase a Contract with respect to which the Trust or the Applicable Trustee loses its security interest in the related Motorcycle after the Closing Date due to any such lien for repairs, storage or taxes or due to the negligence or fraud of a third party.

     BANKRUPTCY CONSIDERATIONS. Winston & Strawn, counsel to the Company and the Trust Depositor, will render an opinion to the Applicable Trustee that in the event the Company became a debtor under the United States Bankruptcy Code the transfer of the Contracts from the Company to the Trust Depositor in accordance with the Transfer and Sale Agreement (and any related purchase agreement in connection with transfers of Subsequent Contracts; hereinafter, a "SUBSEQUENT PURCHASE AGREEMENT") would be treated as a true sale and not as a pledge to secure borrowings and that the Trust Depositor would not be consolidated with the Company as a single entity. If, however, the transfer of the Contracts from the Company to the Trust Depositor were treated as a pledge to secure borrowings by the Company or if the Trust Depositor were ordered consolidated with the Company as a single entity or were to become bankrupt for any reason the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Company, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Company were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Company, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Company has purchased Contracts from Dealers located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such Dealers' sales of Contracts to the Company and the corresponding negative implications for timing of receipt of payments with respect to such Contracts may occur.

     TRUST'S RELATIONSHIP TO EAGLEMARK, THE TRUST DEPOSITORS, AND THEIR AFFILIATES. None of the Company, any Trust Depositor or any of their affiliates is generally obligated to make any payments in respect of any Notes, the Certificates or the Contracts of a given Trust.

     However, in connection with the sale of Contracts by the Trust Depositor to a given Trust, the Trust Depositor will make representations and warranties with respect to the characteristics of such Contracts and, in certain circumstances, the Trust Depositor may be required to repurchase Contracts with respect to which such representations and warranties have been breached. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENT -- SALE AND ASSIGNMENT OF CONTRACTS". The Company, as Seller, will correspondingly be obligated to the Trust Depositor under the Transfer and Sale Agreement (which rights of the Trust Depositor against the Company will be assigned to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contract from a Trust. See "DESCRIPTION OF THE TRANSFER AND SALE AGREEMENT".
 Moreover, if the Company were to cease acting as Servicer, delays in processing payments on the Contracts and information in respect thereof could occur and result in delays in payments to the Securityholders. The related Prospectus Supplement may set forth certain additional information regarding the Company and any Trust Depositor.

     SUBORDINATION OF CERTAIN CLASSES OF SECURITIES. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Notes or Certificates of a series may be subordinated in priority of payment to interest and principal due on certain of the Notes, if any, of such series or one or more classes of Certificates of such series.

     LIMITED ASSETS OF THE TRUST. None of the Trusts will have, nor will any Trust be permitted or expected to have, any significant assets or sources of funds other than the Contracts and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account, a Reserve Fund and any other credit enhancement or Trust Property. The Notes of any series will represent obligations solely of, and the Certificates of any series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any series will be insured or guaranteed by the Trust Depositor, the Servicer, the Applicable Trustee, or any other person or entity (except as may be described in a Prospectus Supplement).
Consequently, holders of the Securities of any series must rely for repayment upon payments on the related Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account (if any), the Collateral Reinvestment Account (if any), the Reserve Fund (if any) and any other credit enhancement, all as specified in the related Prospectus Supplement.

     MASTER TRUSTS. As may be described in the related Prospectus Supplement, a Master Trust may issue from time to time more than one series. While the terms of any additional series will be specified in a supplement to the related Master Trust Agreement, the provisions of such supplement and, therefore, the terms of such additional series, will not be subject to prior review by, or consent of, holders of the Securities of any series previously issued by such Master Trust. Such terms may include methods for determining applicable investor percentages and allocating collections, provisions creating different or additional security or credit enhancements and any other provisions which are made applicable only to such series. The obligation of the related Trustee to issue any new series is subject to the condition, among others, that such issuance will not result in any Rating Agency (as such term is defined in the related Prospectus Supplement) reducing or withdrawing its rating of the Securities of any outstanding series (any such reduction or withdrawal is referred to herein as a "RATINGS EFFECT"). There can be no assurance, however, that the terms of any series might not have an impact on the timing or amount of payments received by a Securityholder of another series issued by the same Master Trust. See "THE TRUSTS -- MASTER TRUSTS".

     YIELD AND PREPAYMENT CONSIDERATIONS. By their terms, the Contracts may be prepaid, in whole or in part, at any time and each Contract contains a provision which permits the Trust Depositor to require full prepayment in the event of a sale of the Motorcycle securing a Contract. In addition, repurchases of the Contracts by the Seller through the Trust Depositor could occur in the event of a breach of a representation and warranty with respect to the Contracts and upon exercise of the Trust Depositor's option to repurchase Contracts when the aggregate outstanding principal balances of the Contracts owned by the Trust (the "POOL BALANCE") has decreased to a certain level. Any prepayments and repurchases of Contracts will reduce the average life of the Contracts and the interest received by the Noteholders or Certificateholders over the life of the Notes or Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty
insurance policies).   In addition, with respect to an Owner Trust the
occurrence of a Mandatory Special Redemption (as defined in the related Prospectus Supplement) at or before the end of the Funding Period would have the effect of reducing the interest received by Noteholders over the life of the Notes.

     JOINT ACCOUNTS. In certain circumstances, the monthly billing statements relating to the Contracts and provided to the Obligors also reflect the Obligors' outstanding "HARLEY CARD" monthly balance. See "EAGLEMARK FINANCIAL SERVICES, INC.; EAGLEMARK, INC.; AND THE TRUST DEPOSITORS." With respect to such a joint billing statement, the Obligor sends one payment which if not appropriately designated by such Obligor in the statement returned with their payment will be allocated first to the minimum payment due on the Harley Card. To the extent a payment is insufficient to cover payment amounts due under both the Contract and the minimum amount due on the Harley Card, the Contract will suffer the associated shortfall.

     RISK OF COMMINGLING. With respect to each Trust, the Servicer will be obligated to deposit all payments on the Contracts (from whatever source) and all proceeds of such Contracts collected during each Collection Period into the Collection Account of such Trust within two business days of receipt thereof. However, if so provided in the related Prospectus Supplement, in the event that the Company satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies affirm their ratings of the related Securities at the initial level, then for so long as the Company is the Servicer and provided that (i) there exists no Servicer Default (as defined herein) and (ii) each other condition to making such monthly or less frequent deposits as may be specified by the Rating Agencies and described in such Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until on or before the business day preceding each Distribution Date. The Servicer will also be obligated to deposit the aggregate Purchase Amount (as defined herein) of Contracts purchased by the Servicer into the applicable Collection Account on or before the business day preceding each

Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Contracts and payment of the aggregate Purchase Amount with respect to Contracts purchased by the Servicer.

     SERVICER DEFAULT. Unless otherwise provided in the related Prospectus Supplement with respect to a series of Securities issued by an Owner Trust that includes Notes, in the event a Servicer Default (as defined herein) occurs, the IndentureTrustee or the Noteholders with respect to such series, as described under "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- RIGHTS UPON SERVICER DEFAULT", may remove the Servicer without the consent of the Owner Trustee or any of the Certificateholders with respect to such series. The Owner Trustee or the Certificateholders with respect to such series will not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders of such series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such series. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- WAIVER OF PAST DEFAULTS".

     RATINGS OF THE SECURITIES. It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of Securities will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular series of Securities, see "SUMMARY OF TERMS --RATINGS" and "RISK FACTORS -- RATINGS OF THE SECURITIES" in the related Prospectus Supplement.

     BOOK-ENTRY REGISTRATION. Unless otherwise specified in the related Prospectus Supplement, each class of Securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co. ("CEDE"), or any other nominee for The Depository Trust Company ("DTC") set forth in such Prospectus Supplement (Cede, or such other nominee, "DTC'S NOMINEE"), and will not be registered in the names of the holders of the Securities of such series or their nominees. Because of this, unless and until Definitive Securities (as defined herein) for such series are issued, Securityholders will not be recognized by the Applicable Trustee. Hence, until Definitive Securities are issued, Securityholders will be able to exercise their rights only indirectly through DTC and its participating organizations. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" and "-- DEFINITIVE SECURITIES".

                               THE TRUSTS

     With respect to each series of Securities, the Trust Depositor will establish a separate Trust pursuant to the respective Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include a pool of retail installment sales contracts of new and used Harley-Davidson motorcycles, or in certain limited instances Motorcycles manufactured by Buell (limited, unless otherwise specified in the related Prospectus Supplement, to 2.5% of the principal balance of the Contracts owned by a Trust) and Motorcycles manufactured by certain Other Manufacturers (see "OTHER MANUFACTURERS" herein) (limited, unless otherwise specified in the related Prospectus Supplement, to 10% of the principal balance of the Contracts owned by a Trust) as well as certain floor plan loans made to Dealers secured by Harley-Davidson, Buell and certain Other Manufacturers' Motorcycles and, unless otherwise provided in the related Prospectus Supplement, all payments due thereunder on and after the applicable Cutoff Date. Such Contracts will be sold by the Company to the Trust Depositor but will continue to be serviced by the Company as

Servicer. On the applicable Closing Date, after the issuance of the Certificates and any Notes of a given series, the Trust Depositor will sell the Initial Contracts to the Trust to the extent, if any, specified in the related Prospectus Supplement. If and to the extent so provided in the related Prospectus Supplement, Subsequent Contracts will be conveyed to the Trust as frequently as weekly during the Funding Period. In addition, if so provided in the related Prospectus Supplement, the property of a Trust may also include monies deposited into the Collateral Reinvestment Account on the Closing Date. With respect to either a Master Trust or an Owner Trust, during the Revolving Period (if applicable), principal will not be distributed on the Securities of the related series, and principal collections on the Contracts of such Trust, together with (if and to the extent described in the related Prospectus Supplement) interest collections on such Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account and will be used by the Trust to purchase Subsequent Contracts during such Revolving Period. Any Subsequent Contracts so conveyed will also be assets of the applicable Trust, subject, in the case of any Owner Trust that issues Notes, to the prior rights of the related Indenture Trustee and the Noteholders, if any, in such Subsequent Contracts. The property of each Trust will also include (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement and the proceeds of such accounts, as described herein and in the related Prospectus Supplement;
(ii) security interests in the Motorcycles and any other interest of the Trust Depositor in such Motorcycles; (iii) the rights to proceeds from claims on certain physical damage, credit life and disability insurance policies covering the Motorcycles or the Obligors, as the case may be; (iv) the interest of the Trust Depositor in any proceeds from recourse to Dealers (as defined herein) or other originators in respect of Contracts as to which the Servicer has determined that eventual repayment in full is unlikely; (v) any property that shall have secured a Contract and that shall have been acquired by the applicable Trust; and (vi) any and all proceeds of the foregoing. To the extent specified in the related Prospectus Supplement, a Pre-Funding Account, a Collateral Reinvestment Account, a Reserve Fund or other form of credit enhancement or such other property, may be a part of the property of any given Trust or may be held by the Trustee or an Indenture Trustee for the benefit of holders of the related Securities.

     The Servicer will continue to service the Contracts held by each Trust and will receive fees for such services. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES" herein and in the related Prospectus Supplement. To facilitate the servicing of the Contracts, the Trust Depositor and each ApplicableTrustee will authorize the Servicer to retain physical possession of the Contracts held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the sale and assignment of the security interest in the Motorcycles to each Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Motorcycles in all states. See "RISK FACTORS -- SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS"; "CERTAIN LEGAL ASPECTS OF THE CONTRACTS"; and "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS" herein.

     If the protection provided to any Noteholders of a given series by the subordination of the related Certificates and by the Reserve Fund, if any, or other credit enhancement for such series or the protection provided to Certificateholders by any such Reserve Fund or other credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, would have to look principally to the Obligors on the related Contracts, the proceeds from the repossession and sale of Motorcycles which secure defaulted Contracts and the proceeds from any recourse against Dealers or other originators with respect to such Contracts. In such event, certain factors, such as the applicable Trust's not having perfected security interests in the Motorcycles in all states, may affect the Servicer's ability to repossess and sell the collateral securing the Contracts, and thus may reduce the proceeds to be distributed to the holders of the Securities of such series. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- DISTRIBUTIONS", "-- CREDIT AND CASH FLOW ENHANCEMENT" and "CERTAIN LEGAL ASPECTS OF THE CONTRACTS".

     The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

THE TRUSTEE AND THE INDENTURE TRUSTEE

     The Trustee and the Indenture Trustee, as applicable, for each Trust will be specified in the related Prospectus Supplement. The Applicable Trustee's liability in connection with the issuance and sale of the related Securities will be limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and the Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. The Applicable Trustee may resign at any time, in which event the Servicer, or its successor (or, in the case of an Owner Trust that issues Notes, the Administrator (as defined herein) thereof), will be obligated to appoint a successor trustee. The Administrator of any Owner Trust that issues Notes and the Servicer in respect of any Grantor Trust may also remove the Applicable Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or if the ApplicableTrustee becomes insolvent. In such circumstances, the Administrator or Servicer, as applicable, will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee or Indenture Trustee, as applicable, and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

MASTER TRUSTS

     If so provided in the related Prospectus Supplement, each Trust Agreement or Pooling and Servicing Agreement, as applicable, may provide that, pursuant to any one or more supplements thereto, the Trust Depositor may direct the related Trustee to issue from time to time new series subject to the conditions described below (each such issuance, a "MASTER TRUST NEW ISSUANCE"). Each Master Trust New Issuance will have the effect of decreasing the residual interest in the related Master Trust. Under each such Master Trust Agreement, the Trust Depositor may designate, with respect to any newly issued series: (i) its name or designation; (ii) its initial principal amount (or method for calculating such amount); (iii) its Interest Rate (or a formula for the determination thereof); (iv) the Distribution Dates and the date or dates from which interest shall accrue; (v) the method for allocating collections to Securityholders of such series; (vi) any bank accounts to be used by such series and the terms governing the operation of any such bank accounts; (vii) the percentage used to calculate monthly servicing fees; (viii) the provider and terms of any form of credit enhancement with respect thereto; (ix) the terms on which the Securities of such series may be repurchased or remarketed to other investors; (x) the number of classes of Securities of such series and, if such series consists of more than one class, the rights and priorities of each such class; (xi) the extent to which the Securities of such series will be issuable in book-entry form; (xii) the priority of such series with respect to any other series; and (xiii) any other relevant terms. None of the Trust Depositor, the Servicer, the related Trustee or any Master Trust is required or intends to obtain the consent of any Securityholder of any outstanding series to issue any additional series.

     Each Master Trust Agreement provides that the Trust Depositor may designate terms such that each Master Trust New Issuance has an amortization period which may have a different length and begin on a different date than such periods for any series previously issued by the related Master Trust and then outstanding. Moreover, each Master Trust New Issuance may have the benefits of credit enhancements issued by enhancement providers different from the providers of the credit enhancement, if any, with respect to any series previously issued by the related Master Trust and then outstanding. Under each Master Trust Agreement, the related Trustee shall hold any such credit enhancement only on behalf of the Securityholders to which such credit enhancement relates. The Trust Depositor will have the option under each Master Trust Agreement to vary among series the terms upon which a series may be repurchased by the Trust or remarketed to other investors. As more fully described in a related Prospectus Supplement, there is no limit to the number of Master Trust New Issuances that the Trust Depositor may cause under a Master Trust Agreement. Each Master Trust will terminate only as provided in the related Master Trust Agreement. There can be no assurance that the terms of any Master Trust New Issuance might not have an impact on the timing and amount of payments received by Securityholders of another series issued by the same Master Trust.

     Under each Master Trust Agreement and pursuant to a related supplement, a Master Trust New Issuance may occur only upon the satisfaction of certain conditions provided in each such Master Trust Agreement. The obligation of the related Trustee to authenticate the Securities of any such Master Trust New Issuance and to execute and deliver the supplement to the related Master Trust Agreement is subject to the satisfaction of the following conditions: (a) on or before the date upon which the Master Trust New
Issuance is to occur, the Trust Depositor shall have given the related
Trustee, the Servicer, the Rating Agencies and certain related providers of credit enhancement, if any, written notice of such Master Trust New Issuance and the date upon which the Master Trust New Issuance is to occur; (b) the Trust Depositor shall have delivered to such Trustee a supplement to such Master Trust Agreement, in form satisfactory to such Trustee, executed by each party to such Master Trust Agreement other than such Trustee; (c) the Trust Depositor shall have delivered to such Trustee any related credit enhancement agreement; (d) such Trustee shall have received confirmation from the Rating Agency that such Master Trust New Issuance will not result in a Ratings Effect; (e) the Trust Depositor shall have delivered to such Trustee, the Rating Agency and certain providers of credit enhancement, if any, an opinion of counsel acceptable to such Trustee that for federal income tax purposes (i) following such Master Trust New Issuance the related Master
Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (ii) such Master Trust New Issuance will not affect the tax characterization as debt of Securities of any outstanding series or class issued by such Master Trust that were characterized as debt at the time of their issuance and (iii) such Master
Trust New Issuance will not cause or constitute an event in which gain or loss would be recognized by any Securityholders or such Master Trust; and (f) any other conditions specified in any supplement. Upon satisfaction of the above conditions, the related Trustee shall execute the supplement to the related Master Trust Agreement and issue the Securities of such new series.

                           HARLEY-DAVIDSON MOTORCYCLES

     All of the Motorcycles securing Contracts were manufactured by Harley-Davidson, except that, unless otherwise specified in the related Prospectus Supplement, not more than 2.5% of the Contracts (including all Subsequent Contracts) may relate to, and be secured by, Motorcycles manufactured by Buell, and not more than 10.0% of the Contracts (including all Subsequent Contracts) may relate to, and be secured by, Motorcycles manufactured by Other Manufacturers. See "OTHER MANUFACTURERS." Buell produces "PERFORMANCE" motorcycles using engines and certain other parts manufactured by Harley-Davidson.

     Harley-Davidson produces and sells premium superheavyweight motorcycles. Within the superheavyweight class, Harley-Davidson sells touring motorcycles (equipped for long-distance touring), as well as motorcycles which emphasize the distinctive styling associated with certain classic Harley-Davidson motorcycles. Harley-Davidson motorcycles are based on variations of five basic chassis designs and are powered by one of three air cooled, twin cylinder engines of "V" configuration which have displacements of 883cc, 1200cc, and 1340cc. Harley-Davidson manufactures its own engines and frames and is the only major manufacturer of motorcycles in the United States. Harley-Davidson, as of December 31, 1996, accounts for approximately 55% of the market for motorcycles with an engine displacement of 751cc and above.

     Buell produces "PERFORMANCE" motorcycles using Harley-Davidson 1200cc engines that are further modified in the manufacturing process, as well as certain other Harley parts. The "PERFORMANCE" aspect of the motorcycles refers to overall handling characteristics of the motorcycle, including cornering, acceleration and braking. Buell motorcycles and related products are currently distributed exclusively through Harley-Davidson dealers. Buell's overall share of the "PERFORMANCE" market is negligible.

                               OTHER MANUFACTURERS

     Except as otherwise specified in the related Prospectus Supplement, Contracts aggregating not more than 10.0% of the aggregate principal balances of all Contracts (including Subsequent Contracts) may relate to, and be secured by, Motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki as well as certain other manufacturers. Such Motorcycles fall within two (2) categories: "touring cycles" (with displacements typically over 750cc) which are generally intended for use in long distance travel, and "street legal cycles", which include all other motorcycles which may be licensed for street use under applicable state or local law and which are not generally viewed as falling with the "touring cycle" category.

                                  THE CONTRACTS

GENERAL

     The Contracts in each Trust have been or will be purchased by the Company from a network of Harley-Davidson Dealers located throughout the United States. The Company's personnel contact Dealers and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the Dealer wishes to use the Company's available customer financing, the Dealer must make an application to the Company for approval.

     Contracts that the Company purchases are written on forms provided or approved by the Company and are purchased on an individually approved basis in accordance with the Company's guidelines. The Dealer submits the customer's credit application and purchase order to the Company's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the proposed buyer's paying habits, length and likelihood of continued employment and certain other procedures. The Company's current underwriting guidelines for Contracts generally require that the monthly payment on the Contract, together with the Obligor's other fixed monthly obligations, not exceed 40% (unless otherwise specified in the Prospectus Supplement) of the Obligor's monthly gross income. With respect to Contracts for new Motorcycles, and for used Motorcycles of model year 1990 or later, the Company generally finances up to 90% (unless otherwise specified in the Prospectus Supplement) of the Motorcycle's sales price. The Company generally finances up to 85% (unless otherwise specified in the Prospectus Supplement) of such amount for used Motorcycles of a model year earlier than 1990. The Company will also finance certain Dealer installed accessories, sales tax and title fees as well as premiums for the term of the contract on optional credit life and accident and health insurance, premiums for extended warranty insurance and premiums for required physical damage insurance on the Motorcycle which financed amounts are part of the principal balance of the respective Contract. If the application meets the Company's guidelines and the credit is approved, the Company purchases the contract when the customer accepts delivery of the Motorcycle.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information concerning the experience of the Company pertaining to delinquencies, repossessions and net losses with respect to new and used Motorcycle Contracts will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any particular pool of Contracts will be comparable to prior experience or to such information.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

     The weighted average life of the Notes, if any, and the Certificates of any series will generally be influenced by the rate at which the principal balances of the related Contracts are paid, which payment may be in the form of scheduled amortization or prepayments. (For this purpose, the term "PREPAYMENTS" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to default, losses caused by the issuance of an order by a court in any insolvency proceeding reducing the amount owed under a Contract, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and from certain purchases or repurchases of Contracts by the Trust Depositor, Company or Servicer.) All of the Contracts are prepayable at any time without penalty to the Obligor. The rate of prepayment of Contracts is influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Company, through the Trust Depositor, will be obligated to repurchase Contracts from a given Trust pursuant to the related Transfer and Sale Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of representations and warranties. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING

AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS" and "-- SERVICING PROCEDURES". See also "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION" regarding the Servicer's option to purchase the Contracts from a given Trust, and "-- INSOLVENCY EVENT" regarding the sale of the Contracts owned by a Trust if an Insolvency Event with respect to the Trust Depositor applicable to such Trust occurs.

     In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes, if any, or the Certificates of a given series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related pool of Contracts during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Contracts will be borne entirely by the Noteholders, if any, and the Certificateholders of a given series. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular pool of Contracts and the related series of Securities.

                      POOL FACTORS AND TRADING INFORMATION

     The "NOTE POOL FACTOR" for each class of Notes will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes.
 The "CERTIFICATE POOL FACTOR" for each class of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes, or the reduction of the Certificate Balance of the applicable class of Certificates, as the case may be. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes is the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates is the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor.

     Unless otherwise provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning, with respect to the Collection Period immediately preceding such Distribution Date, payments received on the Contracts, the Pool Balance, each Certificate Pool Factor or Note Pool Factor, as applicable, and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- REPORTS TO SECURITYHOLDERS".

                                 USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a series will be applied by the applicable Trust (i) to the purchase of the Contracts from the Trust Depositor, (ii) to make the deposit, if any, of the Pre-Funded Amount into the Pre-Funding Account, if any, and (iii) to make the initial deposit, if any, to the Collateral Reinvestment Account, if any. Unless otherwise specified in the related Prospectus Supplement, the Trust Depositor will use that portion of such net proceeds paid to it with respect to any such Trust for general corporate purposes.

              EAGLEMARK FINANCIAL SERVICES, INC.; EAGLEMARK, INC.;
                            AND THE TRUST DEPOSITORS

EAGLEMARK FINANCIAL SERVICES, INC.

     Eaglemark Financial was formed in June 1992 with a capital infusion of $10,000,000 from Harley-Davidson and an additional $15,000,000 capital contribution from a major institutional investor in January 1993. In November 1995, Harley-Davidson purchased the equity owned by the major institutional investor and as a result Eaglemark Financial is a 97% owned subsidiary of Harley-Davidson. The business of Eaglemark Financial, through its 100% ownership of Eaglemark, has been to provide wholesale and retail financing, credit card and insurance services to Dealers and customers of Harley-Davidson.

EAGLEMARK, INC.

     Eaglemark is a Nevada corporation and is a wholly-owned subsidiary of Eaglemark Financial. Eaglemark began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson Dealers from ITT Commercial Finance; subsequently, Eaglemark entered the retail consumer finance business. Eaglemark provides financing to Harley-Davidson customers for new and used motorcycles and Harley-Davidson branded products including accessories through its private-label "HARLEY CARD," as well as a range of motorcycle insurance products through a wholly-owned subsidiary. Eaglemark also finances extended service contracts on Motorcycles. Eaglemark's financing, credit card and insurance programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase Dealer and customer loyalty to Eaglemark while improving revenue and profits over time. Eaglemark's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706 (telephone 702/885-1200).

     During the third quarter of 1994, Eaglemark began providing retail consumer financing for other product lines. Initially, Eaglemark provided financing for marine boat dealers under the trade names "MASTERCRAFT CREDIT," "WETJET CREDIT," "SKEETER CREDIT," "BOSTON WHALER FINANCIAL SERVICES," and "MARIAH FINANCIAL SERVICES." Eaglemark has since added new lines of consumer financing including (i) recreational vehicle financing through RV dealers under the trade name of "HOLIDAY RAMBLER CREDIT"; (ii) Motorcycle financing through the Canadian Harley-Davidson dealers transacted under the trade name "DEELEY CREDIT"; and (iii) single-engine aircraft financing provided directly through Mooney Aircraft under the trade name "MOONEY FINANCIAL SERVICES" or through a broker (Sterling Air) under the Eaglemark name. Eaglemark also provides other forms of consumer financing through various Dealers on a case-by-case basis.

THE TRUST DEPOSITORS

     With respect to each series of Securities, the Trust Depositor will be a special-purpose finance subsidiary of the Company. All of the common stock of the Trust Depositor will be owned by Eaglemark. All of the officers and directors of each Trust Depositor will be employed by Eaglemark or Eaglemark Financial, except that one director of each Trust Depositor shall at all times be independent of Eaglemark, Eaglemark Financial and Harley-Davidson.

                            DESCRIPTION OF THE NOTES

GENERAL

     Each Owner Trust may issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

     Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more Notes, in each case registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "DEPOSITORY"), except as set forth below. Unless otherwise specified in the related Prospectus Supplement, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Company has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. Unless and until Definitive
Notes (as defined herein) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. All references herein and in the related Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "PARTICIPANTS"), and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" and "-- DEFINITIVE SECURITIES".

PRINCIPAL AND INTEREST ON THE NOTES

     The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of such series, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes of such series will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a given series or the method for determining such Interest Rate. See also "CERTAIN INFORMATION REGARDING THE SECURITIES -- FIXED RATE SECURITIES" and "-- FLOATING RATE SECURITIES". One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to a related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the Servicer's exercising its option to purchase the related pool of Contracts.

     To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given series may have fixed principal payment schedules, as set forth in such Prospectus Supplement; Noteholders of such Notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, payments to holders of Notes of all classes within a series in respect of interest will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "DISTRIBUTION DATE"), in which case each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to the holders of such class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes of such series. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- DISTRIBUTIONS" and "-- CREDIT AND CASH FLOW ENHANCEMENT".

     In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class. One or more classes of Notes of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Servicer, a subservicer or such other party as may be specified in the related Prospectus Supplement of its option to purchase the related pool of Contracts. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION".

CERTAIN PROVISIONS OF THE INDENTURE

     EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to the Notes of a given series, unless otherwise specified in the related Prospectus Supplement, "EVENTS OF DEFAULT" under the related Indenture will include the following: (i) a default for five days or more in the payment of any interest on any such Note; (ii) a default in the payment of the principal, or any installment of the principal, of any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the applicable Trust made in such Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; (iv) any representation or warranty made by such Trust in such Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured within 30 days after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holders of at least 25% in principal amount of such Notes then outstanding; or (v) certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Trust. However, the amount of principal required to be paid to Noteholders of such series under the related Indenture will generally be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for such class of Notes.

     Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or holders of a majority in principal amount of such Notes then outstanding may declare the principal of such Notes to be immediately due and payable. Unless otherwise specified in the related Prospectus Supplement, such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

     If the Notes of any series are declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Contracts or elect to have the applicable Trust maintain possession of such Contracts and continue to apply collections on such Contracts as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, however, such Indenture Trustee is prohibited from selling such Contracts following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such series, unless (i) the holders of all such outstanding Notes consent to such sale, (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) such Indenture Trustee determines that the proceeds of the Contracts would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of such Notes.

     Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under such Indenture at the request or direction of any of the holders of such Notes if such Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority in principal amount of the outstanding Notes of a given series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the applicable Indenture Trustee, and the holders of a majority in principal amount of such Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such Indenture that cannot be modified without the waiver or consent of all the holders of each such outstanding Note.

     Unless otherwise specified in the related Prospectus Supplement, no holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity, (iv) such Indenture Trustee has for 60 days failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     In addition, unless otherwise specified in the related Prospectus Supplement, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Trust Depositor or the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     With respect to any Trust, neither the related Indenture Trustee nor the related Trustee in its individual capacity, nor any holder of a Certificate representing an ownership interest in such Trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

     CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless, among such other requirements as may be specified in the related Prospectus Supplement,
(i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related series and to perform or observe every agreement and covenant of such Trust under the Indenture,
(iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) such Trust has been advised that the rating of the Notes (and, if so provided in such Indenture, the Certificates) of such series then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation and (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

     No Owner Trust will, among other things, (i) except as expressly permitted by the applicable Indenture, the applicable Sale and Servicing Agreement or Pooling and Servicing Agreement or certain related documents with respect to such Trust (collectively, the "RELATED DOCUMENTS"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust,
(ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes of the related series (other than amounts properly withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust, (iii) permit the validity or effectiveness of such Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such Notes under such Indenture except as may be expressly permitted thereby or
(iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof.

     No Trust may engage in any activity other than as described herein or in the Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related

Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents.

     MODIFICATION OF INDENTURE. Each Owner Trust and the related Indenture Trustee may, with the consent of the holders of a majority of the outstanding Notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders.

     However, unless otherwise specified in the related Prospectus Supplement with respect to a series of Notes, without the consent of the holder of each such outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes of such series, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of such Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of such Indenture regarding the voting of Notes held by the applicable Trust, any other obligor on such Notes, the Trust Depositor or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Contracts if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of such Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of such Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

     Unless otherwise provided in the applicable Prospectus Supplement, an Owner Trust and the applicable Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related series, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action will not materially and adversely affect the interest of any such Noteholder.

     ANNUAL COMPLIANCE STATEMENT. Each Owner Trust that issues Notes will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee for each Owner Trust that issues Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the related Owner Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE. An Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

     The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor trustee for such series. An Owner Trust may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances, such Owner Trust will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     With respect to each Trust, one or more classes of Certificates of the related series will be issued pursuant to the terms of a Trust Agreement or a Pooling and Servicing Agreement, a form of each of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement or Pooling and Servicing Agreement, as applicable.

     Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Trust Depositor, each class of Certificates will initially be represented by one or more Certificates registered in the name of the Depository, except as set forth below. Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a given series purchased by the Trust Depositor, the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. The Company has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any series that are not purchased by the Trust Depositor. Unless and until Definitive Certificates (as defined herein) are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than the Trust Depositor) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- BOOK-ENTRY REGISTRATION" and " -- DEFINITIVE SECURITIES". Any Certificates of a given series owned by the Trust Depositor or its affiliates will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice or consent or taken any other action under the Related Documents (other than the commencement by the related Trust of a voluntary proceeding in bankruptcy as described under "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- INSOLVENCY EVENT").

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

     The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal of and interest on each class of Certificates of a given series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the Distribution Dates specified in the related Prospectus Supplement and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different

Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a given series or the method for determining such Pass-Through Rate. See also "CERTAIN INFORMATION REGARDING THE SECURITIES -- FIXED RATE SECURITIES" and "-- FLOATING RATE SECURITIES". Unless otherwise provided in the related Prospectus Supplement, distributions in respect of the Certificates of a given series that includes Notes may be subordinated to payments in respect of the Notes of such series as more fully described in such Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all the Certificateholders of such class.

     In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. One or more classes of Certificates of a series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including, if a Pre-Funding Account or Collateral Reinvestment Account has been established with respect to the related series, from amounts remaining in the applicable account at the end of the Funding Period or Revolving Period, as the case may be, or as a result of the exercise by the Servicer, a subservicer or such other party as may be specified in such Prospectus Supplement of its option to purchase the related pool of Contracts. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- TERMINATION".

                  CERTAIN INFORMATION REGARDING THE SECURITIES

FIXED RATE SECURITIES

     Each class of Securities (other than certain classes of Strip Notes or Strip Certificates) may bear interest at a fixed rate per annum ("FIXED RATE SECURITIES") or at a variable or adjustable rate per annum ("FLOATING RATE SECURITIES"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Securities will bear interest at the applicable per annum Interest Rate or Pass-Through Rate, as the case may be, specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Securities will be computed on the basis of a 360-day year of twelve 30-day months. See "DESCRIPTION OF THE NOTES -- PRINCIPAL AND INTEREST ON THE NOTES" and "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL AND INTEREST".

FLOATING RATE SECURITIES

     Each class of Floating Rate Securities will bear interest for each applicable "INTEREST RESET PERIOD" (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Securities) at a rate per annum determined by reference to an interest rate basis (the "BASE RATE"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in such Prospectus Supplement. The "SPREAD" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "SPREAD MULTIPLIER" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

     The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Security: (i) LIBOR (a "LIBOR SECURITY"), (ii) the Commercial Paper Rate (a "COMMERCIAL PAPER RATE SECURITY"), (iii) the Treasury Rate (a "TREASURY RATE SECURITY"), (iv) the Federal Funds Rate (a "FEDERAL FUNDS RATE SECURITY"), (v) the CD Rate (a "CD RATE SECURITY") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "INDEX MATURITY" for any class of Floating Rate Securities is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "STATISTICAL RELEASE H.15(519), SELECTED INTEREST RATES", or any successor publication, published by the Board of Governors of the Federal Reserve System. "COMPOSITE QUOTATIONS" means the daily statistical release entitled "COMPOSITE 3:30 P.M. QUOTATIONS FOR U.S. GOVERNMENT SECURITIES" published by the Federal Reserve Bank of New

York. "INTEREST RESET DATE" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Securities.

     As specified in the applicable Prospectus Supplement, Floating Rate Securities of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Securities, the interest rate applicable to any class of Floating Rate Securities will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

     Each Trust with respect to which a class of Floating Rate Securities will be issued will appoint, and enter into agreements with, a calculation agent (each, a "CALCULATION AGENT") to calculate interest rates on each such class of Floating Rate Securities issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Securities of a given series, which may be either the related Trustee or Indenture Trustee with respect to such series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Securities of a given class. Unless otherwise specified in the applicable Prospectus Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

     CD RATE SECURITIES. Each CD Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CD RATE" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD RATE DETERMINATION DATE") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "CDS (SECONDARY MARKET)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD RATE" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "CERTIFICATES OF DEPOSIT". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD RATE" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Security and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Security for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD RATE" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

     The "CALCULATION DATE" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     COMMERCIAL PAPER RATE SECURITIES. Each Commercial Paper Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "COMMERCIAL PAPER RATE" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Security as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "COMMERCIAL PAPER RATE DETERMINATION DATE") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "COMMERCIAL PAPER". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "COMMERCIAL PAPER RATE" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "COMMERCIAL PAPER". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "COMMERCIAL PAPER RATE" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Security for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "COMMERCIAL PAPER RATE" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

     "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

                                          D x 360
       Money Market Yield =        _____________________________    X 100
                                           360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

     The "CALCULATION DATE" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

     FEDERAL FUNDS RATE SECURITIES. Each Federal Funds Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "FEDERAL FUNDS RATE" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "FEDERAL FUNDS RATE DETERMINATION DATE") for Federal Funds as published in H.15(519) under the heading "FEDERAL FUNDS (EFFECTIVE)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "FEDERAL FUNDS RATE" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "FEDERAL FUNDS/EFFECTIVE RATE". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "FEDERAL FUNDS RATE" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "FEDERAL FUNDS (EFFECTIVE)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "FEDERAL FUNDS RATE" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Security that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Security on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

     The "CALCULATION DATE" pertaining to any Federal Funds Rate
Determination Date shall be the next succeeding business day.

     LIBOR SECURITIES. Each LIBOR Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, with respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be established by the Calculation Agent for any LIBOR Security and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day (as defined herein) prior to the Interest Reset Date for such Interest Reset Period (the "LIBOR DETERMINATION DATE"). "TELERATE PAGE 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service or such other service as may be nominated by the information vendor for the purpose of displaying London interbank offered rates of major banks). If such rate appears on Telerate Page 3750 on a LIBOR Determination Date, LIBOR for the related Interest Reset Period will be such rate. If on any LIBOR Determination Date such offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks (which will be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent) to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two reference banks provide the Calculation Agent with such offered quotations, LIBOR with respect to such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of all such quotations. If on such date fewer than two of the reference banks provide the Calculation Agent with such offered quotations, LIBOR with respect to such date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one percent) of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; PROVIDED, HOWEVER, that if such banks are not quoting as described above, LIBOR with respect to such date will be LIBOR applicable to the immediately preceding Interest Reset Period. "LIBOR BUSINESS DAY" as used herein means a day that is both a business day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

     TREASURY RATE SECURITIES. Each Treasury Rate Security will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate (as defined herein) and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "TREASURY RATE" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("TREASURY BILLS") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. GOVERNMENT SECURITIES -- TREASURY BILLS -- AUCTION AVERAGE (INVESTMENT)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date (as defined herein), the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "TREASURY RATE" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Security and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "TREASURY RATE" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

     The "TREASURY RATE DETERMINATION DATE" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Security, then such Interest Reset Date shall instead be the business day immediately following such auction date.

     Unless otherwise specified in the applicable Prospectus Supplement, the "CALCULATION DATE" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "NOTEHOLDER" and/or "CERTIFICATEHOLDER" with respect to a series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("SECURITY OWNERS") will not be recognized by the related Indenture Trustee as "NOTEHOLDERS", as such term is used in each Indenture, or by the related Trustee as "CERTIFICATEHOLDERS", as such term is used in each Trust Agreement and Pooling and Servicing Agreement, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its Participants.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a "BANKING ORGANIZATION" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the Uniform Commercial Code as in effect in the State of New York, and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Unless otherwise specified in the related Prospectus Supplement, Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable (the "APPLICABLE TRUSTEE"), through Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Applicable

Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

     Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

     DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, none of the Trust Depositor, the Servicer, the related Administrator or the Applicable Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

     Unless otherwise specified in the related Prospectus Supplement, the Notes, if any, and the Certificates of a given series will be issued in fully registered, certificated form ("DEFINITIVE NOTES" and "DEFINITIVE CERTIFICATES", respectively, and collectively referred to herein as "DEFINITIVE SECURITIES") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Administrator of an Owner Trust or Trustee of a Grantor Trust or Master Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Administrator or Trustee is unable to locate a qualified successor (and if it is an Administrator that has made such determination, such Administrator so notifies the Applicable Trustee in writing), (ii) the Administrator or Trustee, as applicable, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or a Servicer Default with respect to such Securities, Security Owners representing at least a majority of the outstanding principal amount of the Notes or the Certificates, as the case may be, of such series advise the Applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to such Notes or Certificates is no longer in the best interest of the related Security Owners.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC or the Applicable Trustee will be required to notify all applicable Security Owners of a given series through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing the corresponding Securities and receipt of instructions for re-registration, the Applicable Trustee will reissue such Securities as Definitive Securities to such Security Owners.

     Distributions of principal of, and interest on, such Definitive Securities will thereafter be made by the Applicable Trustee in accordance with the procedures set forth in the related Indenture or the related Trust

Agreement or Pooling and Servicing Agreement, as applicable, directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Applicable Trustee. The final payment on any such Definitive Security, however, will be made only upon presentation and surrender of such Definitive Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities will be transferable and exchangeable at the offices of the Applicable Trustee or of a registrar named in a notice delivered to holders of Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the Applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each series of Securities that includes Notes, on or prior to each Distribution Date, the Servicer will prepare and provide to the related Indenture Trustee a statement to be delivered to the related Noteholders on such Distribution Date, and on or prior to each Distribution Date, the Servicer will prepare and provide to the related Trustee a statement to be delivered to the related Certificateholders. With respect to each series of Securities, each such statement to be delivered to Noteholders will include (to the extent applicable) the following information (and any other information so specified in the related Prospectus Supplement) as to the Notes of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Certificateholders will include (to the extent applicable) the following information (and any other information so specified in such Prospectus Supplement) as to the Certificates of such series with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

          (i) the amount of the distribution allocable to principal of each class of such Notes and to the Certificate Balance of each class of such Certificates;

          (ii) the amount of the distribution allocable to interest on or with respect to each class of Securities of such series;

         (iii) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

          (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of such Notes, and the Certificate Balance and the Certificate Pool Factor for each class of such Certificates, each as of the related record date;

          (v) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period or Collection Periods, as the case may be;

         (vi) the Interest Rate or Pass-Through Rate for the next period for any class of Notes or Certificates of such series with variable or adjustable rates;

        (vii) the amount of the aggregate realized losses, if any, for the related Collection Period;

       (viii) the Noteholders' Interest Carryover Shortfall, the Noteholders' Principal Carryover Shortfall, the Certificateholders' Interest Carryover Shortfall and the Certificateholders' Principal Carryover Shortfall (each such term, if applicable, as defined in the related Prospectus Supplement), if any, in each case as applicable to each class of Securities, and the change in such amounts from the preceding statement;

          (ix) the aggregate Purchase Amounts for Contracts, if any, that were repurchased in the related Collection Period;

          (x) the balance of the Reserve Fund (if any) on such date, after giving effect to changes therein on such date;

          (xi) for each such date during the Funding Period (if any), the remaining Pre-Funded Amount;

          (xii) for the first such date that is on or immediately following the end of the Funding Period (if any), the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Contracts and is being passed through as payments of principal on the Securities of such series;

          (xiii) for each such date during the Revolving Period (if any), the remaining amount in the Collateral Reinvestment Account; and

          (xiv) for the first such date that is on or immediately following the end of the Revolving Period (if any), the amount remaining in the Collateral Reinvestment Account that has not been used to fund the purchase of Subsequent Contracts and is being passed through as payments of principal on the Securities of such series.

     Each amount set forth pursuant to subclauses (i), (ii), (v) and (viii) with respect to the Notes or the Certificates of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the Applicable Trustee will mail to each person who at any time during such calendar year has been a registered Securityholder with respect to such Trust and received any payment thereon a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES".

LIST OF SECURITYHOLDERS

     Unless otherwise specified in the related Prospectus Supplement with respect to the Notes of any series, three or more holders of the Notes of such series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance of such Notes may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such series.

     Unless otherwise specified in the related Prospectus Supplement with respect to the Certificates of any series, three or more holders of the Certificates of such series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement or under such Certificates.

                 DESCRIPTION OF THE TRANSFER AND SALE AGREEMENTS

     On the Closing Date specified with respect to any given Trust in the related Prospectus Supplement, the Company as Seller will transfer and assign to the applicable Trust, pursuant to a Transfer and Sale Agreement, its entire interest in the Initial Contracts, including its security interests in the related Motorcycles.  Each such Contract will be identified in a schedule appearing as an exhibit to such Transfer and Sale Agreement (a
"SCHEDULE OF CONTRACTS").   The Seller will make certain representations and
warranties in the Transfer and Sale Agreement with respect to each Contract, including that (references to the Closing Date below being deemed, in respect of Subsequent Contracts, to refer to the related Subsequent Transfer Date):
(a) as of the related Cutoff Date the most recent scheduled payment was made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the Obligor of the Contract; (b) as of the Closing Date no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents relating to the Contract and contained in the files maintained in connection therewith; (c) each Contract is a genuine, legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) as of the Closing Date no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) as of the Closing Date each Motorcycle securing a Contract is covered by certain insurance policies described under "-- INDIVIDUAL MOTORCYCLE INSURANCE" below; (f) each
Contract was originated by a Dealer in the ordinary course of such Dealer's business which Dealer had all necessary licenses and permits to originate the Contracts in the state where such Dealer was located, was fully and properly executed by the parties thereto and was sold by such Dealer to the Seller without any fraud or misrepresentation on the part of such Dealer; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer, sale and assignment of the Contract unlawful, void or voidable; (h) each Contract and each sale of the related Motorcycle complies with all requirements of any applicable federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, with such compliance not being affected by the Trust Depositor's conveyance and assignment of the Contracts to the Trust, or the Trust's pledge of the Contracts to the Indenture Trustee, as applicable, and the Seller will maintain in its possession, available for inspection by or delivery to the Trust Depositor and the Applicable Trustee, evidence of compliance with all such requirements; (i) as of the Closing Date no Contract has been satisfied, subordinated in whole or in part or rescinded and the Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Motorcycle covered thereby; such security interest has been conveyed and assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and, if applicable, pledged by the Trust to the Indenture Trustee;
the Seller's lien is recorded on the original certificate of title, certificate of lien or other notification (the "LIEN CERTIFICATE") issued by the body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon (the "REGISTRAR OF TITLES") of the applicable state to a secured party which indicates the lien of the secured party on the Motorcycle; and the original certificate of title for each Motorcycle shows, or if a new or replacement
Lien Certificate is being applied for with respect to such Motorcycle the Lien Certificate will be received within 180 days of the Closing Date and will show, the Seller as original secured party under each Contract and as the holder of a first priority security interest in such Motorcycle (and with respect to each Contract for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related dealer that such Lien Certificate showing the Seller as lienholder has been applied for) and the Seller's security interest has been validly assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and (if applicable) pledged by the Trust to the Indenture Trustee, in order that immediately after the sale, each Contract will be secured by an enforceable and perfected first priority security interest in the Motorcycle in favor of the Applicable Trustee as secured party, which security interest is prior to all other liens upon and security interests in such Motorcycle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor, materials or any state law enforcement agency affecting a Motorcycle which may arise after such sale); (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person other than the Trust Depositor, as transferee of the Seller, the Trust as transferee of the Trust Depositor or the Indenture Trustee as pledgee of the Trust, and prior to the transfer of the Contract to the Trust Depositor the Seller has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and as of the Closing Date the Applicable Trustee will have a first priority perfected security interest therein; (m) as of the related Cutoff
Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any of the foregoing;

(n) as of the Closing Date there are, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting a motorcycle securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract has a fixed rate of interest and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple interest basis over its term; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Applicable Trustee, is true and correct, and (r) there is only one original of each Contract. The Seller will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Initial Cutoff Date (plus the Pre-Funded Amount as of the Closing Date) equals the sum of the initial principal amount of the Notes and the Initial Certificate Principal Balance, and each Initial Contract has a minimum contractual rate of interest, (ii) all Motorcycles securing the Contracts are Harley-Davidson or Buell Motorcycles or Motorcycles of Other Manufacturers, (iii) a minimum percentage of the aggregate principal balance of the Initial Contracts is attributable to loans to purchase new Motorcycles and a maximum percentage of the aggregate Principal Balance of the Initial Contracts is attributable to loans to purchase used Motorcycles, (iv) no Initial Contract has a remaining maturity of more than 84 months, and (v) no adverse selection procedures were or will be employed in selecting the Contracts from the Seller's portfolio.

     Under the Transfer and Sale Agreements, the Seller will agree that in the event of a breach of any such representations and warranties made by the Seller that materially and adversely affects the Applicable Trustees' interest in any Contract the Seller will repurchase such Contract within 90 days at a price equal to the outstanding principal balance on such Contract, plus accrued interest thereon, unless such breach is cured. Under either the Sale and Servicing Agreements or the Pooling and Servicing Agreements, as applicable, the Trust Depositor will assign all of its right, title and interest in such representations and warranties (including the Seller's repurchase obligations) to the Trustee. Under the Indenture, if any, the Trust will pledge its right, title and interest in such representations and warranties to the Indenture Trustee. The Seller is selling the Contracts without recourse and, accordingly, will have no obligation with respect to the Contracts other than pursuant to such representations, warranties and repurchase obligations. The repurchase obligations of the Seller described above will constitute the sole remedy against the Seller by the Trust and the Securityholders for a breach of any such representations and warranties made by the Seller.

              DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND
                        POOLING AND SERVICING AGREEMENTS

     The following summary describes certain terms of (i) each Sale and Servicing Agreement or Pooling and Servicing Agreement pursuant to which a Trust will purchase Contracts and other Trust Property from the Trust Depositor and the Servicer will agree to service such Contracts, (ii) each Trust Agreement or Pooling and Servicing Agreement, as applicable, pursuant to which a Trust will be created and Certificates will be issued and (iii) each Administration Agreement pursuant to which the Company will undertake certain administrative duties with respect to an Owner Trust that issues Notes (collectively, the "SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS"). Forms of the Sale and Servicing Agreements and Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Sale and Servicing Agreements and Pooling and Servicing Agreements.

SALE AND ASSIGNMENT OF CONTRACTS

     The applicable Trustee will, concurrently with such transfer and assignment, execute and deliver the related Notes and/or Certificates.
Unless otherwise provided in the related Prospectus Supplement, the net proceeds received from the sale of the Certificates and the Notes of a given series will be applied to the purchase of the related Contracts and other Trust Property from the Trust Depositor and, to the extent specified in such Prospectus Supplement, to the deposit of the Pre-Funded Amount into the Pre-Funding Account and the initial deposit into the Collateral Reinvestment Account. The related Prospectus Supplement for a given Trust will specify whether, and the terms, conditions and manner under which, Subsequent Contracts will be sold by the Trust Depositor to the applicable Trust from time to time during any Funding Period or Revolving Period on each Subsequent Transfer Date as specified in the related Prospectus Supplement.

     In each Sale and Servicing Agreement or Pooling and Servicing Agreement, the Trust Depositor will represent and warrant to the applicable Trust, among other things, that: (i) the information provided in the related Schedule of Contracts is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each related Contract is required to maintain physical damage insurance covering the Motorcycle in accordance with the Trust Depositor's normal requirements; (iii) as of the applicable Closing Date or the applicable Subsequent Transfer Date, if any, to the best of its knowledge, the related Contracts are free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims have been asserted or threatened; (iv) as of the Closing Date or the applicable Subsequent Transfer Date, if any, each of such Contracts is or will be secured by a first priority perfected security interest in favor of the Trust Depositor in the Motorcycle; and (v) each related Contract, at the time it was originated, complied and, as of the Closing Date or the applicable Subsequent Transfer Date, if any, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and the Trust Depositor will make any other representations and warranties that may be set forth in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, as of the last day of the second (or, if the Trust Depositor elects, the first) month following the discovery by or notice to the Trust Depositor of a breach of any representation or warranty of the Trust Depositor that materially and adversely affects the interests of the related Trust in any Contract, the Trust Depositor, unless the breach is cured, will repurchase such Contract from such Trust at a price equal to the unpaid principal balance owed by the Obligor thereof plus interest thereon to the last day of the month of repurchase (the "PURCHASE AMOUNT"). The repurchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee and any Noteholders or Indenture Trustee in respect of such Trust for any such uncured breach.

     Pursuant to each Sale and Servicing Agreement or Pooling and Servicing Agreement, to assure uniform quality in servicing the Contracts and to reduce administrative costs, the Trust Depositor and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related motor vehicle retail installment sale contracts and installment loans and any other documents relating to the Contracts. The Trust Depositor's and the Servicer's accounting records and computer systems will reflect the sale and assignment of the related Contracts to the applicable Trust, and UCC financing statements reflecting such sale and assignment will be filed.

ACCOUNTS

     With respect to Owner Trusts that issue Notes, the Servicer will establish and maintain with the related Indenture Trustee one or more accounts, in the name of the Indenture Trustee on behalf of the related Noteholders and Certificateholders, into which all payments made on or with respect to the related Contracts will be deposited (the "COLLECTION ACCOUNT"). The Servicer will establish and maintain with such Indenture Trustee an account, in the name of such Indenture Trustee on behalf of such Noteholders, into which amounts released from the Collection Account and any Pre-Funding Account, Collateral Reinvestment Account, Reserve Fund or other credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). With respect to each Owner Trust, Grantor Trust or Master Trust, the Servicer will establish and maintain with the related Trustee an account, in the name of such Trustee on behalf of the Certificateholders of such Trust, into which amounts released from the Collection Account and any Pre-Funding Account, any Collateral Reinvestment Account, Reserve Fund or other credit or cash flow enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT"). With respect to each Grantor Trust or Master Trust, and each Owner Trust that does not issue Notes, the Servicer will also establish and maintain the

Collection Account and any other Trust Account (as defined herein) in the name of the related Trustee on behalf of the related Certificateholders.

     If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Trust Depositor will deposit the Pre-Funded Amount on the related Closing Date.
The Pre-Funded Amount will not exceed 40% of the initial aggregate principal amount of the Notes and Certificates of the related series. In addition, if so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Collateral Reinvestment Account, in the name of the related Trustee on behalf of the related Securityholders, into which the Trust Depositor will deposit the amount, if any, specified in such Prospectus Supplement. During the Revolving Period, principal will not be distributed on the Securities of the related series, and principal collections, together with (if and to the extent described in the related Prospectus Supplement) interest collections on the Contracts that are in excess of amounts required to be distributed therefrom, will be deposited from time to time in the Collateral Reinvestment Account. The Pre-Funded Amount and the amounts on deposit in the Collateral Reinvestment Account will be used by the related Trustee to purchase Subsequent Contracts from the Trust Depositor from time to time during the Funding Period and Revolving Period, respectively. The amounts on deposit in the Pre-Funding Account during the Funding Period and the amount on deposit in the Collateral Reinvestment Account will be invested by the Trustee in Eligible Investments. Any Investment Income received on the Eligible Investments during a Collection Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period or Revolving Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which, in the case of the Funding Period, in no event will be later than the date that is one year after such Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period or in the Collateral Reinvestment Account at the end of the Revolving Period will be distributed to the related Securityholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Securities.

     Any other accounts to be established with respect to a Trust, including any Reserve Fund, will be described in the related Prospectus Supplement.

     For any series of Securities, funds in the Collection Account, the Note Distribution Account, if any, any Pre-Funding Account, any Collateral Reinvestment Account, any Reserve Fund and other accounts identified as such in the related Prospectus Supplement (collectively, the "TRUST ACCOUNTS") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement in Eligible Investments. "ELIGIBLE INVESTMENTS" are generally limited to investments acceptable to the Rating Agencies rating such Securities as being consistent with the rating of such Securities. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature on or before the date of the next distribution for such series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Fund may be invested in securities that will not mature prior to the date of the next distribution with respect to such Certificates or Notes and will not be sold to meet any shortfalls. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund. If the amount required to be withdrawn from any Reserve Fund to cover shortfalls in collections on the related Contracts (as provided in the related Prospectus Supplement) exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the Notes or the Certificates of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "INVESTMENT EARNINGS"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Contracts.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution (as defined herein) or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "ELIGIBLE INSTITUTION" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (i) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments due with respect to the Contracts held by any Trust and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to comparable motor vehicle retail installment sale contracts and installment loans it services for itself or others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Contract to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any Contract beyond the last day of the Collection Period relating to the Final Scheduled Maturity Date (as such term is defined with respect to any pool of Contracts in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Contract for the Purchase Amount, while others may result in the Servicer making Advances. The Servicer may sell the Motorcycle securing the respective Contract at public or private sale, or take any other action permitted by applicable law. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS".

     If so specified in the related Prospectus Supplement, a "BACKUP SERVICER" may be appointed and assigned certain oversight servicing responsibilities with respect to the Contracts. The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in the related Prospectus Supplement.

COLLECTIONS

     With respect to each Trust, the Servicer will deposit all payments on the related Contracts (from whatever source) and all proceeds of such Contracts collected during each collection period specified in the related Prospectus Supplement (each, a "COLLECTION PERIOD") into the related Collection Account within two business days after receipt thereof.

ADVANCES

     The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period, but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. The Servicer will deposit any Advances in the Collection Account no later than the Determination Date. The Servicer will be entitled to recoup Advances on a Contract by means of a first priority withdrawal from Available Monies or Funds (as defined in the related Prospectus Supplement) on any Distribution Date.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the Prospectus Supplement with respect to any Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to specified percentage per annum (as set forth in the related Prospectus Supplement, the "SERVICING FEE RATE") of the Pool Balance as of the first day of the related Collection Period (the "SERVICING FEE"). The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Available Interest (as defined in the related Prospectus Supplement). However, unless otherwise specified in the related

Prospectus Supplement, the Servicing Fee will be paid prior to the distribution of any portion of the Available Interest to the Noteholders or the Certificateholders of the given series.

     Unless otherwise provided in the related Prospectus Supplement with respect to a given Trust, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the related Contracts and will be entitled to reimbursement from such Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motorcycle Contracts as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Contracts, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of collections and disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for performing additional administrative services on behalf of a given Trust, including making Advances, accounting for collections and furnishing monthly and annual statements to the related Trustee and Indenture Trustee with respect to distributions and generating federal income tax information for such Trust and for the related Noteholders and Certificateholders. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Trustee and Indenture Trustee, if any, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Contracts relating to such Trust.

DISTRIBUTIONS

     With respect to each series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Securities entitled thereto will be made by the Applicable Trustee to the Noteholders and the Certificateholders of such series. The timing, calculation, allocation, order, source and priorities of, and the requirements for, all payments to the holders of each class of Notes, if any, and all distributions to the holders of each class of Certificates of such series will be set forth in the related Prospectus Supplement.

     With respect to each Trust, on each Distribution Date collections on the related Contracts will be transferred from the Collection Account to the Note Distribution Account, if any, and the Certificate Distribution Account for distribution to Noteholders, if any, and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Fund, will be available to cover any shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a class of Securities of a given series will be subordinated to distributions in respect of interest on such class, and distributions in respect of one or more classes of Certificates of such series may be subordinated to payments in respect of Notes, if any, of such series or to distributions in respect of other classes of Certificates of such series. Distributions of principal on the Securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

     The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit and cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Funds, spread accounts, overcollateralization, letters of credit, credit or liquidity facilities, surety bonds, insurance policies, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, yield supplement agreements, other agreements with respect to third party payments or other support, cash deposits or such other arrangements as may be described in such Prospectus Supplement, or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of

Securities may cover one or more other classes of Securities of the same series, and credit or cash flow enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders of any class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

     RESERVE FUND. If so provided in the related Prospectus Supplement, pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, the Trust Depositor will establish for a series or class of Securities an account, as specified in such Prospectus Supplement (the "RESERVE FUND"), which will be maintained with the related Trustee or Indenture Trustee, as applicable. Unless otherwise provided in the related Prospectus Supplement, the Reserve Fund will be funded by an initial deposit by the Trust Depositor on the Closing Date in the amount set forth in such Prospectus Supplement and, if the related series has a Funding Period, will also be further funded on each Subsequent Transfer Date to the extent described in such Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Fund will be increased on each Distribution Date thereafter up to the Specified Reserve Fund Balance (as defined in such Prospectus Supplement) by the deposit therein of the amount of collections on the related Contracts remaining on each such Distribution Date after the payment of all other required payments and distributions on such date. The related Prospectus Supplement will describe the circumstances and the manner under which distributions may be made out of the Reserve Fund, either to holders of the Securities covered thereby or to the Trust Depositor or to any other entity.

NET DEPOSITS

     If so specified in the related Prospectus Supplement as an administrative convenience, unless the Servicer is required to remit collections daily (see "--COLLECTIONS" above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and Purchase Amounts for any Trust for or with respect to the related Collection Period net of distributions to be made to the Servicer for such Trust with respect to such Collection Period. The Servicer, however, will account to the Applicable Trustee, the Noteholders, if any, and the Certificateholders with respect to each Trust as if all deposits, distributions and transfers were made individually. With respect to any Trust that issues both Certificates and Notes, if the related Distribution Dates do not coincide with Distribution Dates, all distributions, deposits or other remittances made on a Distribution Date will be treated as having been distributed, deposited or remitted on the Distribution Date for the applicable Collection Period for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on such Distribution Date.

STATEMENTS TO THE APPLICABLE TRUSTEE AND THE TRUST

     Prior to each Distribution Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- REPORTS TO SECURITYHOLDERS".

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and Applicable Trustee a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such statement, from the applicable Closing Date) with certain standards relating to the servicing of the applicable Contracts, the Servicer's accounting records and computer files with respect thereto and certain other matters.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will also provide for delivery to the related Trust and the Applicable Trustee, substantially simultaneously with the delivery of such accountants' statement referred to above, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give each the Applicable Trustee notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the Applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Company may not resign from its obligations and duties as Servicer thereunder, except upon determination that the Company's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Applicable Trustee, or a successor servicer has assumed the Company's servicing obligations and duties under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the related Noteholders or Certificateholders for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement or Pooling and Servicing Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by the Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

     Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer may appoint a subservicer to perform all or any portion of its obligations as Servicer; however, in the event that the Servicer does appoint any such subservicer, the Servicer will remain obligated and liable to the related Trustee and Securityholders for servicing and administering the Contracts and will also be responsible for any fees and expenses of the subservicer.

SERVICER DEFAULT

     Except as otherwise provided in the related Prospectus Supplement, "SERVICER DEFAULT" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of (i) any failure by the Servicer to deliver to the Applicable Trustee for deposit in any of the Trust Accounts or the Certificate Distribution Account any required payment or to direct the Applicable Trustee to make any required distributions therefrom, which failure continues unremedied for five business days after written notice from the Applicable Trustee is received by the Servicer or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Sale and Servicing Agreement or Pooling and Servicing Agreement, which failure materially and adversely affects the rights of the Noteholders or the Certificateholders of the related series and which continues unremedied for 60 days after the giving of written notice of such failure (A) to the Servicer by the Applicable Trustee or (B) to the Servicer and to the Applicable Trustee by holders of Notes or Certificates of such series, as applicable, evidencing not less than 25% in principal amount of such outstanding Notes or of such Certificate Balance; and (iii) the occurrence of an Insolvency Event with respect to the Servicer. "INSOLVENCY EVENT" means, with respect to any person, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such person and certain actions by such person indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

     In the case of Owner Trusts that issue Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under a Sale and Servicing Agreement and Pooling and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related series evidencing not less than 25% of the principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement and Pooling and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. In the case of any Grantor Trust or Master Trust, and any Owner Trust that does not issue Notes, unless otherwise provided in the related Prospectus Supplement, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related series evidencing not less than 25% of the principal amount of such Certificates then outstanding may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any such Indenture Trustee, Noteholders, Trustee or Certificateholders from effecting a transfer of servicing. In the event that such Indenture Trustee or Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 (or such other amount as is specified in the related Prospectus Supplement) and whose regular business includes the servicing of motor vehicle contracts. Such Indenture Trustee or Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under such Sale and Servicing Agreement or Pooling and Servicing Agreement.

WAIVER OF PAST DEFAULTS

     With respect to each Owner Trust that issues Notes, unless otherwise provided in the related Prospectus Supplement, the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of the related series (or the holders of the Certificates of such series evidencing not less than a majority of the outstanding Certificate Balance, in the case of any Servicer Default which does not adversely affect the related Indenture Trustee or such Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement and Pooling and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts or to the Certificate Distribution Account in accordance with such Sale and Servicing Agreement and Pooling and Servicing Agreement. With respect to each Grantor Trust and each Master Trust that is formed pursuant to a Pooling and Servicing Agreement, holders of Certificates of such series evidencing not less than a majority of the principal amount of such Certificates then outstanding may, on behalf of all such Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Pooling and Servicing Agreement, except a Servicer Default in making any required deposits to or payments from the Certificate Distribution Account or the related Trust Accounts in accordance with such Pooling and Servicing Agreement. No such waiver will impair such Noteholders' or Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

     Unless otherwise provided in the related Prospectus Supplement, each of the Sale and Servicing Agreement and Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of the related Noteholders or Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement and Pooling and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED that such action will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, materially and adversely affect the interest of any such Noteholder or Certificateholder.

     Unless otherwise specified in the related Prospectus Supplement, the Sale and Servicing Agreement and Pooling and Servicing Agreement may also be amended by the Trust Depositor, the Servicer, the related Trustee and any related Indenture Trustee with the consent of the holders of Notes evidencing at least a majority in principal amount of then outstanding Notes, if any, of the related series and the holders of the Certificates of such series evidencing at least a majority of the principal amount of such Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale and Servicing Agreement and Pooling and Servicing Agreements or of modifying in any manner the rights of such Noteholders or Certificateholders; PROVIDED, HOWEVER, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Contracts or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such series which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes or Certificates, as the case may be, of such series.

     Each of the Sale and Servicing Agreement and Pooling and Servicing Agreement may be amended by the parties thereto at the direction of the Company or Servicer without the consent of any of the Securityholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of a Trust to qualify as, and to permit an election to be made to cause all or a portion of a Trust to be treated as, a "FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST" as described in the provisions of the "SMALL BUSINESS JOB PROTECTION ACT OF 1996," H.R. 3448, and in connection with any such election, to modify or eliminate existing provisions of a Sale and Servicing Agreement or Pooling and Servicing Agreement relating to the intended federal income tax treatment of the Securities and the related Trust in the absence of the election. See "FEDERAL INCOME TAX CONSEQUENCES--TAX TREATMENT OF A FASIT." It is a condition to any such amendment that each Rating Agency will have notified the Company, the Servicer and the Applicable Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Securities with respect to which it is a Rating Agency and that the Company obtain a legal opinion from nationally recognized counsel that there are no adverse tax consequences for the Securityholders.

     Additionally, each of the Sale and Servicing Agreement and Pooling and Servicing Agreement may be amended by the parties thereto at the direction of the Seller or Servicer without the consent of any of the Securityholders to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Trust of all or any portion of the Contracts to be derecognized under generally accepted accounting principles ("GAAP") by the Seller to the applicable Trust, (b) the applicable Trust to avoid becoming a member of the Seller's consolidated group under GAAP, or (c) the Seller or any of its affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; provided, however, that it is a condition to any such amendment that (x) the Seller delivers an officer's certificate to the related Trustee to the effect that such amendment meets the requirements set forth in this paragraph (y) such amendment will not result in a withdrawal or reduction of the rating of any outstanding series of Securities under the related Trust and (z) a legal opinion is obtained from nationally recognized counsel that such modification is in conformity with either the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

INSOLVENCY EVENT

     With respect to any Owner Trust that issues Notes, if an Insolvency Event (as defined in the related Trust Agreement) occurs with respect to the Trust Depositor, the related Contracts of such Trust will be liquidated and the Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the related Trustee shall have received written instructions from (i) holders of each class of Certificates (excluding any Certificates held by the Trust Depositor) with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class (not including the principal amount of such Certificates held by the Trust Depositor) and (ii) holders of each class of Notes, if any, with respect to such Trust representing more than 50% of the aggregate unpaid principal amount of each such class, to the effect that each such party disapproves of the liquidation of such Contracts and termination of such Trust. Promptly after the occurrence of an Insolvency Event with respect to the Trust Depositor, notice thereof is required to be given to the related Securityholders; PROVIDED that any failure to give such required notice will not prevent or delay termination of such Trust. Upon termination of any Trust, the related Trustee shall, or shall direct the related Indenture Trustee to, promptly sell the assets of such Trust (other than the Trust Accounts and the Certificate Distribution Account) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of the Contracts of such Trust will be treated as collections on such Contracts and deposited in the related Collection Account. With respect to any Trust, if the proceeds from the liquidation of the related Contracts and any amounts on deposit in the Reserve Fund (if any), the Payahead Account (if any), the Note Distribution Account (if any) and the Certificate Distribution Account are not sufficient to pay in full the Notes, if any, and the Certificates of the related series, the amount of principal returned to Noteholders and Certificateholders thereof will be reduced and some or all of such Noteholders and Certificateholders will incur a loss.

     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust without the unanimous prior approval of all Certificateholders (including the Trust Depositor) of such Trust and the delivery to such Trustee by each such Certificateholder (including the Trust Depositor) of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.

PAYMENT OF NOTES

     Upon the payment in full of all outstanding Notes of a given series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such series will succeed to all the rights of the Noteholders of such series, under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, except as otherwise provided therein.

TRUST DEPOSITOR LIABILITY

     In the case of each Owner Trust that issues Notes, under each Trust Agreement, the Trust Depositor will agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Noteholder or a Certificateholder in the capacity of an investor with respect to such Owner Trust) arising out of or based on the arrangement created by such Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Trust Depositor was a general partner.

TERMINATION

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Trust, the obligations of the Servicer, the Trust Depositor, the related Trustee and the related Indenture Trustee, if any, pursuant to the Sale and Servicing Agreements and Pooling and Servicing Agreements will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last related Contract and the disposition of any amounts received upon liquidation of any such remaining Contracts, (ii) the payment to Noteholders, if any, and Certificateholders of the related series of all amounts required to be paid to them pursuant to the Sale and Servicing Agreements and Pooling and Servicing Agreements and (iii) the occurrence of either of the events described in the two immediately following paragraphs.

     Unless otherwise provided in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted at its option to purchase from each Trust, as of the end of any applicable Collection Period, if the then outstanding Pool Balance with respect to the Contracts held by such Trust is 10% or less of the Initial Pool Balance (as defined in such Prospectus Supplement, the "INITIAL POOL BALANCE"), all remaining related Contracts at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period.

     If and to the extent provided in the related Prospectus Supplement with respect to a Trust, the Applicable Trustee will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the Initial Pool Balance specified in such Prospectus Supplement, solicit bids for the purchase of the Contracts remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If the Applicable Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Contracts remaining in such Trust will be sold to the highest bidder.

     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above, and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement or Pooling and Servicing Agreement will effect early retirement of the Certificates of such series.

ADMINISTRATION AGREEMENT

     The Company, in its capacity as administrator (the "ADMINISTRATOR"), will enter into an agreement (an "ADMINISTRATION AGREEMENT") with each Owner Trust that issues Notes and the related Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture. Unless otherwise specified in the related Prospectus Supplement with respect to any such Trust, as compensation for the performance of the Administrator's obligations under the applicable Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "ADMINISTRATION FEE"), which fee will be paid by the Servicer.

INDIVIDUAL MOTORCYCLE INSURANCE

     The terms of each Contract require that for the life of the Contract, each Motorcycle is covered by a collision and comprehensive or equivalent insurance policy which covers physical damage risks, provides limited insurance coverage for damage to the Motorcycle, and names the Seller as a loss payee. The amount of insurance coverage is limited to the value of the Motorcycle. In the related Transfer and Sale Agreement, the Seller will warrant that all premium payments on such insurance have been paid in full
for one year from the date of the Contracts' origination.   Pursuant to the
Contract terms, the Servicer may "FORCE PLACE" collision and comprehensive insurance with respect to the related Motorcycle in those situations in which the Obligor has not maintained the required insurance. Currently, the Servicer utilizes Recreational Products Insurance Division, a division of Universal Underwriters Insurance Company, to "FORCE PLACE" comprehensive and collision insurance in 31 states in which Obligors reside. As conveyee and assignee of the Contracts, the Trust will be entitled to the benefits of such insurance. Following repossession of a Motorcycle by the Servicer, the Servicer does not maintain such insurance. In the event the Servicer repossesses a Motorcycle on behalf of the Trust, the Servicer will act as self-insurer for any damage to such motorcycle until it is resold.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

SECURITY INTEREST IN MOTORCYCLES

     The Contracts in general evidence the credit sale of new and used motorcycles by Dealers to Obligors and also constitute personal property security agreements granting the holder of such Contract a security interest in the Motorcycles under the applicable UCC. Perfection of security interests in the Motorcycles is generally governed by the motor vehicle registration laws of the state in which a Motorcycle is located. In almost all states in which the Contracts have been originated, a security interest in automobiles, light duty trucks, vans and minivans is perfected by notation of the secured party's lien on the vehicle's certificate of title.

     All of the Contracts purchased by the Company name the Company as obligee (by assignment or otherwise) and as the secured party. The Company also takes all actions necessary under the laws of the state in which the Motorcycle is located to perfect the Company's security interest in the Motorcycle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title.

     The Company will sell its interests in Contracts and assign its security interests in the Motorcycles securing the Contracts to a Trust Depositor pursuant to a Transfer and Sale Agreement, which Trust Depositor will, in turn, sell such interests and assign such security interests to the Trust pursuant to either a Sale and Servicing Agreements or a Pooling and Servicing Agreement. However, because of the administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect any Trust Depositor or the Trust as the new secured party on the certificate of title relating to the Motorcycles. Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, provides that the Servicer, as custodian, will hold any certificates of title and the documents and other items relating to the Motorcycles in its possession on behalf of the Trust and the Indenture Trustee.

     With respect to certain limitations on the enforceability of the Applicable Trustees' security interest, see "RISK FACTORS -- SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS".

     Under the laws of most states, the perfected security interest in a Motorcycle would continue for four months after such vehicle is moved to a state other than the state in which it is initially registered, and thereafter until the owner of the Motorcycle re-registers it in the new state. A majority of states generally require surrender of a certificate of title in connection with the re-registration of a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, assuming no fraud or negligence, the secured party noted on the certificate of title would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, a re-registration could defeat perfection. In the ordinary course of servicing Contracts, the Company takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Motorcycle, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and, accordingly, will have an opportunity to require satisfaction of the related Contract before release of the lien. Under each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Company as Servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in such Motorcycle and is obligated to repurchase the related Contract if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle, liens for unpaid storage fees and liens for unpaid taxes take priority over even a perfected security interest in a Motorcycle. The Company will represent that, as of the date of issuance of the Securities, each security interest in a Motorcycle is prior to all other present liens upon and security interests in such Motorcycle. However, liens for repairs, unpaid storage fees or taxes could arise at any time during the term of a Contract. No notice will be given to the Applicable Trustee or the Securityholders in the event such a lien arises nor will the Company be obligated to repurchase the related Contract if such a lien arises after the Closing Date.

REPOSSESSION

     In the event of default by a vehicle purchaser, a holder of a retail installment sale contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among its UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Company in most cases and is accomplished simply by retaking possession of the Motorcycle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he or she may cure the default prior to repossession. Generally, the right to cure a default may be exercised on a limited number of occasions in any one-year period. In cases where the Obligor objects or raises a defense to repossession, if a Motorcycle cannot be retaken without a breach of the peace, or if otherwise required by applicable state law, a court order must be obtained from an appropriate court, and the Motorcycle must then be repossessed in accordance with that order.

NOTICE OF SALES; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale or the date after which any private sale or other intended disposition of the collateral may be held. All aspects of the disposition of the collateral, including the method, manner, time, place and terms must be commercially reasonable. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states the Obligor may have a post-repossession right to reinstate the terms of the contract or loan and redeem the collateral by the payment of delinquent installments and expenses incurred by the secured party in repossessing the collateral.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds obtained upon repossession and resale of the Motorcycles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments, provided that certain procedures are followed. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of collateral and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to any holder of a lien with respect to the collateral or, if no such lienholder exists or there are remaining funds, the UCC requires the secured party to remit the surplus to the former owner of the collateral. Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

CONSUMER PROTECTION LAWS

     Courts have applied general equitable principles to limit and restrict secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection provided under the 14th Amendment of the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges) and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies.
 The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth in Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Procedures Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act, state adaptations of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. State laws generally impose finance charge ceilings and other restrictions on consumer transactions and often require contract disclosure in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts or loans such as the Contracts.

     Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a motorcycle solely because the purchaser is buying on credit rather than for cash (a "CASH SALE DIFFERENTIAL"). If a Dealer charges such a cash sale differential, applicable finance charge ceilings could be exceeded.

     The so-called "HOLDER-IN-DUE-COURSE" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code and other state laws, has the effect of subjecting an assignee of a seller of goods (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.

     All of the Contracts will be subject to the requirements of the FTC Rule. Accordingly, the Trust, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Motorcycle may assert against the Dealer. Such claims are limited to a maximum liability equal to the amounts actually paid by the Obligor on the Contract. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of the Company's representations and warranties under the related Transfer and Sale Agreement and would create an obligation of the Company to repurchase the related Contract unless the breach were cured. The Trust Depositor will assign its rights under the related Transfer and Sale Agreement, including its right to cause the Company to repurchase Contracts with respect to which it is in breach of its representations and warranties, to the Trust pursuant to either the related Sale and Servicing Agreement or Pooling and Servicing Agreement. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS".

     Under most state vehicle dealer licensing laws, dealers of motorcycles are required to be licensed to sell motorcycles at retail sale. In addition, with respect to used motorcycles, the Federal Trade Commission's Rule on Sale of Used Motorcycles requires that all dealers of used motorcycles prepare, complete and display a "BUYER'S GUIDE" which explains the warranty coverage for such motorcycles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all dealers of used motorcycles furnish a written statement signed by the dealer certifying the accuracy of the odometer reading. If a Dealer is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Motorcycle, the Obligor may be able to assert a defense against the Dealer. If an Obligor on a Contract were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the Trust any reasonable remedies against the Dealer or the manufacturer of the Motorcycle, subject to certain limitations as to the expense of any such action to be specified in the Sale and Servicing Agreement and Pooling and Servicing Agreement.

     The Company will warrant under the related Transfer and Sale Agreement that each Contract complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against the related Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Contract, such violation would constitute a breach of the warranties of the Company under such related Transfer and Sale Agreement and would create an obligation of the Company to repurchase the Contract from the Trust, through the Trust Depositor with the Trust as assignee of the Trust Depositor's rights against the Company in this regard, unless the breach were cured. See "DESCRIPTION OF THE SALE AND SERVICING AGREEMENTS AND POOLING AND SERVICING AGREEMENTS -- SALE AND ASSIGNMENT OF CONTRACTS".

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy code, a court may prevent a secured party from repossessing a Motorcycle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the Motorcycle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a Contract or change the rate of interest and time of repayment of the indebtedness.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust and instruments issued by that trust with terms similar to those of the Trust, and the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions set forth in the following summary, and no ruling from the IRS has been or will be sought on any of the issues discussed below.
Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes and the Certificates.

     This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to all holders of Notes and Certificates in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations and persons who hold the Notes or Certificates as part of a straddle, hedging or conversion transaction). This information is generally directed to prospective purchasers who purchase Notes or Certificates at the time of original issue, who are citizens or residents of the United States, and who hold the Notes or Certificates as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES.

     Each Trust will be provided with an opinion of special federal income tax counsel to each Trust, as specified in the related Prospectus Supplement ("FEDERAL TAX COUNSEL"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

     The federal income tax consequences to Certificateholders will vary depending on whether the Trust is an Owner Trust, treated as a partnership under the Code, a Grantor Trust treated as a grantor trust under the Code, or a Master Trust. Pursuant to legislation enacted in 1996, as an alternative to those three types of trusts, effective September 1, 1997 the Trust could elect to be treated as a financial asset securitization investment trust ("FASIT"). A summary of the federal income tax consequences pertaining to each type of trust is set forth below. The Prospectus Supplement for each series of Securities will specify the treatment of the Trust for federal income tax purposes. To the extent any given series of Notes or Certificates differs from the assumptions or conditions set forth in the following discussion, any additional tax considerations will be disclosed in the applicable Prospectus Supplement.

                                  OWNER TRUSTS

TAX CHARACTERIZATION OF OWNER TRUSTS

     Federal Tax Counsel will deliver its opinion that a Trust characterized as an Owner Trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumptions that the terms of the Trust Agreement and related documents will be complied with and that the Certificateholders will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the Trust is a partnership under the Check the Box regulations (defined below) and on Federal Tax Counsel's conclusions that (i) the Trust will constitute a business entity and will have two or more members, (ii) the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (iii) the Trust, if a corporation, would not constitute a regulated investment company under Code Section 851.

     If the Trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the related Contracts and other assets, which may be reduced by its interest expense on the Notes if the Notes are respected as debt of such corporation. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF NOTES ISSUED BY AN OWNER TRUST

     TREATMENT OF THE NOTES AS INDEBTEDNESS. The Trust Depositor and the Certificateholders will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes.

Federal Tax Counsel will render an opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes that characterization of the Notes is correct.

     OID. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "QUALIFIED STATED INTEREST" under Treasury regulations relating to original issue discount ("OID"), and that any OID on the Notes (I.E., any excess of the stated redemption price at maturity of the Notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 1/4% of their stated redemption price at maturity multiplied by the number of full years included in their term), all within the meaning of such OID regulations.

     If the interest formula for the Notes does not meet the requirements for "QUALIFIED STATED INTEREST" because it may not satisfy the "UNCONDITIONALLY PAYABLE" test of the OID regulations or the Notes otherwise have more than a DE MINIMIS amount of OID, the Notes will have OID and a Noteholder will be required to include such OID in income as it accrues under a constant yield method in advance of receipt of cash payments, regardless of the Noteholder's regular method of tax accounting. In general, the amount of OID included in income is the sum of the "DAILY PORTIONS" of the OID with respect to the Note for each day during the taxable year the Noteholder held the Note. The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Note's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "ADJUSTED ISSUE PRICE" of an OID Note at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest. Alternatively, because the payments on the Notes may be accelerated by reason of prepayments on the Contracts, OID, other than DE MINIMIS OID, on the Notes, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Note as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the Note at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Notes if they are treated as having OID.

     INTEREST INCOME ON THE NOTES. Based on the above assumptions, the Notes should not be considered to be issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a Note issued with a DE MINIMIS amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     ACQUISITION PREMIUM. A U.S. Holder that purchases a Note for an amount less than or equal to the sum of all amounts payable on the Note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "ACQUISITION PREMIUM") and that does not make the election described below under "ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Holder's adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note's adjusted issue price. Proposed regulations have been issued which, if finalized in present form, could alter the treatment of acquisition premium.

     MARKET DISCOUNT. The Notes, whether or not issued with original issue discount, will be subject to the "MARKET DISCOUNT RULES" of section 1276 of the Code. In general, these rules provide that if the holder of a Note purchases the Note at a market discount (I.E., a discount from its original issue price plus any accrued original issue discount that exceeds a DE MINIMIS amount specified in the Code) and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the holder held the Note and the denominator of which is the number of days from the date the holder acquired the Note until its maturity date. The holder may elect, however, to determine accrued market discount under the constant-yield method. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder who elects to include market discount in gross income as it accrues is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

     ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. A U.S. Holder may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading "ORIGINAL ISSUE DISCOUNT," with modifications described below. For purposes of this election, interest includes stated interest, OID, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "AMORTIZABLE BOND PREMIUM") or acquisition premium.

     In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing U.S. Holder's adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing U.S. Holder, and no payments on the Note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. U.S. Holders should consult with their own tax advisors as to the effect in their circumstances of making this election.

     AMORTIZABLE BOND PREMIUM. In general, if a Noteholder purchases a Note at a premium (I.E., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "AMORTIZABLE BOND PREMIUM" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest when such interest is included in the holder's gross income under the holder's normal accounting system.

     SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost basis for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     BACK-UP WITHHOLDING. Each holder of Note (other than an exempt holder such as a corporation, tax exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalty of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to Back-up withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     FOREIGN HOLDERS. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-U. S. person (a "FOREIGN PERSON") generally will be considered "PORTFOLIO INTEREST," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 PERCENT SHAREHOLDER" of the Trust (including a holder of 10% of the outstanding Certificates) or a "CONTROLLED FOREIGN CORPORATION" with respect to which the Trust is a "RELATED PERSON" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, it is possible that the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could constitute "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and income from the Trust's assets would be taxable to Noteholders regardless if cash distributions are made from the Trust.

TAX CONSEQUENCES TO HOLDERS OF CERTIFICATES ISSUED BY AN OWNER TRUST

     TREATMENT OF TRUST AS A PARTNERSHIP. The Trust Depositor and the Servicer will agree, and the related Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Trust Depositor and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. The Trust, the Trust Depositor, and the Certificateholders will take all necessary actions, if any, and refrain from taking any inconsistent actions, so as to ensure that the Trust will be treated as a partnership under the final Treasury Regulations which allow an entity to elect status as a partnership (the "CHECK THE BOX" regulations).

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Depositor or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership and that all payments on the Certificates are denominated in U.S. dollars.

     PARTNERSHIP TAXATION. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the related Contacts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such Contracts. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (I.E., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust will be allocated to the Trust Depositor. Based on the economic arrangement of the parties, this approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount.
Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     All of the taxable income allocated to a Certificateholder that is a tax-exempt entity (including an individual retirement account) will constitute "UNRELATED BUSINESS TAXABLE INCOME" generally taxable to such a holder under the Code.

     With respect to any Certificateholder who is an individual, an individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

     The Trust will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     DISCOUNT AND PREMIUM. It is believed that the Contracts will not be issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust for the related Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contracts will have been acquired at a premium or discount, as the case may be. As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Contract-by-Contract basis.

     If the Trust acquires the Contracts at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such Contracts or to offset any such premium against interest income on such Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the Trust. A Certificateholder will recognize gain, however, to the extent that any money distributed exceeds the Certificateholder's adjusted basis in the Certificates (as described below "DISPOSITION OF CERTIFICATES") immediately before the distribution. A Certificateholder will recognize loss upon the termination of the Trust or termination of the Certificateholder's interest in the Trust if the Trust only distributes money to the Certificateholder and the amount distributed is less than the Certificateholder's adjusted basis in the Certificates. Any gain or loss will generally be long-term gain or loss if the holding period of the Certificate is more than one year.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. Under current regulations, if such a termination occurs, the Trust will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust, as a new partnership. Such deemed distribution may cause the realization of income depending on the Certificateholder's basis in its Certificate. In addition, the holding period of the Certificate will start anew. Under proposed regulations, which will be effective for terminations on or after the date the final regulations are published in the Federal Register, the partnership on a termination will be treated as transferring all its assets and liabilities to a new partnership in exchange for an interest in the new partnership and immediately thereafter the terminated partnership will be treated as distributing the new partnership interest to the partners in liquidation of the terminated partnership. Such termination under the new regulations should not cause income to be realized. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply due to lack of data.

     DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the Trust Depositor's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income (that was includible in the Certificateholder's income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the related Contracts would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificateholders. The Trust Depositor will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 754 ELECTION. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificateholder's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes
(i) the name, address and taxpayer identification number of the nominee and
(ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity, a foreign government or an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Trust Depositor will be designated as the tax matters partner for the Trust in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     BACK-UP WITHHOLDING. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "BACK-UP" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Nevertheless, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust may generally rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust, taking the position that no taxes were due because the Trust was not engaged in a U.S. trade or business (although no assurance can be given as to the prospects for success of the refund claim). However, even if such a position is successful interest payments made (or accrued) to a Certificateholder who is a foreign person may be considered to be guaranteed payments, but only to the extent such payments are determined without regard to the income of the Trust. It is unclear whether the IRS would agree with that characterization. If these interest payments are properly characterized as guaranteed payments, then the interest will not constitute "PORTFOLIO INTEREST." As a result, Certificateholders will be subject to 30 percent U.S. withholding tax, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.


                                GRANTOR TRUSTS

TAX CHARACTERIZATION OF GRANTOR TRUSTS

     Federal Tax Counsel will deliver its opinion that a Trust characterized as a Grantor Trust will be classified as a grantor trust and not as an association taxable as a corporation. Subject to the discussion below under "STRIPPED BOND TREATMENT", each Certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the income and assets of the Trust, as described below.

GENERAL

     For federal income tax purposes, the Trust will be deemed to have acquired the following assets: (i) the principal portion of each Contract, plus a portion of the interest due on each Contract (the "TRUST STRIPPED BONDS"), (ii) the portion of the interest due on each such Contract not allocable to the Trust Stripped Bonds or retained by the Seller (the "TRUST STRIPPED COUPONS"),
(iii) the proceeds of certain insurance policies on the motorcycles, (iv) rights under the Trust Deposit Agreement and (v) rights under the Security Agreement in favor of the Trust securing the Trust Depositor's obligation to purchase Subsequent Contracts and deliver them to the Trust. Although the Trust will have certain rights with respect to the Reserve Fund, the Pre-Funding Account and the Interest Reserve Account, such accounts are not assets of the Trust.

     Each Certificateholder will have a taxable event when an asset of the Trust (including any Contract) is disposed of (whether by sale, exchange, redemption or payment at maturity) or when the Certificateholder's Certificate is redeemed or sold. A Certificateholder must allocate the cost of its Certificates among its allocable share of the assets of the Trust, including the Contracts (in accordance with the proportion of the relative fair market values of such assets as of the date such Certificateholder acquired its Certificate) in order to determine its initial tax basis for its pro rata portion of each asset held by the Trust, including the Contracts. For this purpose, a Certificateholder may treat the Trust's rights in the security interests, the individual insurance contracts on the motorcycles, and other rights the Trust may have which provide credit enhancement as part of the Contracts such that no separate allocation of the Certificate cost and determination of basis must be made to these rights. Such tax basis is adjusted upward by the amount of original issue discount ("OID"), if applicable (see the discussion below under "STRIPPED BOND TREATMENT", and downward by the amount of all payments previously received by such Certificateholder (assuming OID treatment applies) under "STRIPPED BOND TREATMENT" below.

     The Trust Stripped Bonds will be treated as "STRIPPED BONDS" and the Trust Stripped Coupons will be treated as "STRIPPED COUPONS," both within the meaning of Section 1286 of the Code.

INCOME OF HOLDERS OF CERTIFICATES ISSUED BY A GRANTOR TRUST

     Subject to the discussion below under "STRIPPED BOND TREATMENT", each Certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata allocable share of the entire gross income of the Trust, including interest or finance charges earned on the Contracts, and any gain or loss upon collection or disposition of the Contracts. In computing its federal income tax liability, a Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata allocable share of reasonable fees payable to the Servicer that are paid or incurred by the Trust as provided in Sections 162 or 212 of the Code. If a Certificateholder is an individual, estate or trust, the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over such amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the related Pass-Through Rate on such Certificates.

STRIPPED BOND TREATMENT

     Although the federal income tax treatment of stripped bonds is not entirely clear, since only limited regulations have been issued by the IRS, based on guidance by the IRS it is believed that the Contracts should be treated as "STRIPPED BONDS" and the interest thereon payable to the Certificateholders as "STRIPPED COUPONS." The Contracts would, therefore, be treated as subject to the OID provisions and stripped bond provisions of the Code. Each Certificateholder would be treated as owning stripped bonds (represented by its portion of the Class A Percentage or Class B Percentage of principal payments on each Contract) and stripped coupons (equal to that Certificateholder's proportionate part of the interest on the Trust Stripped Bonds). Furthermore, each Class B Certificateholder will own a proportionate part of the stripped coupons represented by the Trust Stripped Coupons. Each stripped bond and coupon should generally be treated as a single debt instrument. As a result of this characterization, each Certificateholder will be allocated interest from the Contracts equal to its respective share of the Class A Pass-Through Rate or the Class B Pass-Through Rate and principal on the Contracts equal to its Class A Percentage or Class B Percentage of such principal.

     In general, under the stripped bond and OID provisions of the Code, each initial Certificateholder would report OID (other than certain de minimis amounts) in each taxable year computed on a constant yield method based on the yield to maturity of the Contracts held by the Trust. Such yield would be computed with respect to each Certificateholder by taking into account such Certificateholder's purchase price for its interest in the Contracts and the payments to be made in respect of the Certificateholder's interest in such Contracts. Thus, it is believed that the effect of the stripped bond rules and the OID provisions would be to treat each Contract as a bond originally issued on the date it is purchased (I.E., the date that a holder purchases its Certificate), and having OID equal to the excess of (a) the Certificateholder's share of the sum of all payments that are part of each Contract over (b) the portion of the Certificateholder's purchase price for the Certificate that is properly allocable to each Contract. As a consequence, each Certificateholder, regardless of its method of tax accounting, would be required to include in its ordinary gross income the sum of the "DAILY PORTIONS" of the OID determined with respect to such Certificateholder's pro rata interest in such Contracts for all days during the taxable year on which the Certificateholder owns the Certificate.

     The method of calculating yield to maturity is not clear, and in particular it is not clear under the Code whether prepayments on the underlying Contracts should be taken into account in determining such yield.

     Based on the preamble to certain stripped bond regulations, although the matter is not entirely clear, the interest income on the Class A Certificates and the Class B Certificates and the portion of the Monthly Servicing Fee allocable to each such Certificate may be treated, in whole or in part, as so-called "QUALIFIED STATED INTEREST." In that case, the income reportable by the initial holder of a Certificate in each monthly accrual period under the OID provisions should be approximately the same as its pro rata share of the aggregate interest accruing with respect to the Certificate in accordance with its terms, plus the Certificate's pro rata share of the portion of the Monthly Servicing Fee and any allocable fees and expenses.

     Under the foregoing analysis, the bond premium and market discount rules of the Code would not apply to the initial holder of a Certificate.

     The OID provisions of the Code and the regulations thereunder are complex, are unclear in many respects, and do not address many issues raised by the Contracts. Moreover, only limited guidance has been issued with respect to stripped bonds and final regulations under the stripped bond provisions of the Code may provide for different treatment, perhaps with retroactive effect. Holders of Certificates issued by a Grantor Trust should consult their tax advisors to determine the proper method of reporting taxable income from the Certificates.

SALE OF CERTIFICATE

     If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale allocable to each of the Contracts and the Certificateholder's adjusted basis in each of the Contracts.
A Certificateholder's adjusted basis will equal the Certificateholder's cost for the Certificate, increased by any OID previously included in income, and decreased by the amount of payments previously received on the Contracts, however denominated (other than qualified stated interest payments). Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset. A capital gain or loss will be long-term or short-term depending on whether or not the Certificates have been owned for more than one year.

FOREIGN CERTIFICATEHOLDERS

     Income attributable to Contracts which is received by a foreign Certificateholder will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that (i) the foreign Certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to , the Seller and (ii) such holder fulfills certain certification requirements. Under such requirements, the holder must certify, under penalty of perjury, that it is not a "UNITED STATES PERSON" and provide its name and address on Form W-8. For this purpose, "UNITED STATES PERSON" generally means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is includable in gross income for United States federal income tax purposes, regardless of its source or which is subject to the supervision or authority of a U.S. court or U.S. fiduciary. Gain realized upon the sale of a Certificate by a foreign Certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign Certificateholder (or in the case of gain the Certificateholder is an individual who is present in the United States for a total of 183 days or more during the taxable year in which such gain is realized), such holder will be subject to United States federal income tax thereon at either the regular rates or a special 30% withholding tax rate. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Certificate issued by a Grantor Trust.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Certificateholder or each person holding a Certificate on behalf of a Certificateholder at any time during such year, such information as the Trustee deems necessary or desirable to assist Certificateholders in preparing their federal income tax returns. Payments made on the Certificates and proceeds from the sale of the Certificates will not be subject to a "BACKUP" withholding tax of 31% unless, in general, a Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.


                                 MASTER TRUSTS

CHARACTERIZATION OF CERTIFICATES ISSUED BY A MASTER TRUST AS INDEBTEDNESS

     The Trust Depositor, the Servicer and each Certificateholder will express in the Pooling and Servicing Agreement with respect to a Master Trust the intent that, for federal, state and local income and franchise tax purposes, the Certificates are intended to be indebtedness secured by the Contracts. The Trust Depositor, by initially entering into, and the Servicer, by accepting the assignment of, the Pooling and Servicing Agreement, and each Certificateholder, by acquiring an interest in a Certificate, will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. However, because different criteria may be used in determining the non-tax accounting treatment of the transaction, the Trust Depositor may treat the Pooling and Servicing Agreement, for financial accounting purposes and certain other non-tax purposes, as effecting a transfer of an ownership interest in the Contracts and not as creating a debt obligation.

     In general, whether for federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof.

     Based upon its analysis of such factors and assuming (i) compliance by all the parties with respect to the terms and conditions of the operative documents pertaining to the Master Trust and (ii) that the transaction described in such documents will be treated for federal income tax purposes in accordance with its economic substance, Federal Tax Counsel will deliver its opinion that for federal income tax purposes (A) the Certificates will be characterized as indebtedness that is secured by the Contracts, (B) the issuance of the Certificates will not be treated as a sale of the Contracts, and (C) the Trust will not be subject to federal income tax at the entity level.

     Although, in some instances, courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form, Federal Tax Counsel will conclude that the rationale of those cases does not apply to the transaction evidenced by the Certificates, because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the Certificates as debt for federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

     Except where indicated to the contrary, the following discussion assumes that the Certificates will be treated as indebtedness for federal income tax purposes. The following discussion is also based in part upon Treasury Regulations interpreting the original issue discount ("OID") provisions of the Code. The OID regulations, however, are subject to varying interpretations and do not address all issues that would affect Certificateholders.

TAXATION OF INTEREST INCOME TO HOLDERS OF CERTIFICATES ISSUED BY A MASTER TRUST

     Based upon Federal Tax Counsel's interpretation of (i) the definition of "QUALIFIED STATED INTEREST" and (ii) other provisions of the OID Code sections and regulations, it is not expected that any of the Certificates will be issued with OID (I.E., any excess of the stated redemption price of the Certificates over their issue price), other than perhaps with a DE MINIMIS amount (I.E., 1/4 of the Certificates stated redemption price at maturity multiplied by the number of full years to maturity). In such case, the stated interest on each series of Certificates should be treated as qualified stated interest and will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Certificateholder's general method of tax accounting.

OID

     If Certificates were issued at a discount from their principal amounts or if the stated interest was not treated as "QUALIFIED STATED INTEREST," the Certificates would be treated as having OID. Under the OID regulations currently in effect, in order to have qualified stated interest, the stated interest must be "UNCONDITIONALLY PAYABLE" in cash or property at least once annually. Interest is unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. Federal Tax Counsel is expected to conclude that the likelihood of late payment or nonpayment of the stated interest on the Certificates should constitute a remote contingency; the IRS, however, may disagree. In addition, the IRS may take the position that Certificateholders do not have available default remedies ordinarily available to holders of debt instruments. In such case, the stated interest on the Certificates would not be qualified stated interest and the Certificates would be considered to have been issued with OID.

     If the Certificates are in fact issued with a greater than DE MINIMIS amount of OID or are otherwise treated as having been issued with OID, the following rules should apply. The excess of the "STATED REDEMPTION PRICE AT MATURITY" of a Certificate (generally equal to its principal amount as of the date of issuance plus all interest other than "QUALIFIED STATED INTEREST" payable prior to or at maturity) over the original issue price (in this case, the initial offering price at which a substantial amount of the Certificates are sold to the public) will constitute OID. A Certificateholder must include OID in income as interest over the term of the Certificate under a constant yield method. OID must be included in income in advance of the receipt of cash representing that income. In general, the amount of OID included in income is the sum of the "DAILY PORTIONS" of the OID with respect to the Certificate for each day during the taxable year the Certificateholder held the Certificate.
The daily portion generally is determined by allocating to each day in an accrual period a ratable portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is generally equal to the difference between (i) the product of the Certificate's adjusted issue price and its yield to maturity and (ii) the amount of qualified stated interest payments allocable to such accrual period. The "ADJUSTED ISSUE PRICE" of an OID Certificate at the beginning of any accrual period is the sum of its issue price plus the amount of OID allocable to prior accrual periods minus the amount of prior payments that were not qualified stated interest.

     Alternatively, because the payments on the Certificates may be accelerated by reason of prepayments on the Contracts, OID, other than DE MINIMIS OID, on the Certificates, if any, may have to be accrued under Code section 1272(a)(6), which allocates OID to each day in an accrual period by taking the ratable portion of the excess of (i) the sum of the present value of the remaining payments on a Certificate as of the close of the accrual period and the payments made during the accrual period that were included in stated redemption price at maturity, over (ii) the adjusted issue price of the Certificate at the beginning of the accrual period. No regulations have been issued under Code section 1272(a)(6) so it is not clear if such section would apply to the Certificates if they are treated as having OID. Accordingly, each Certificateholder should consult its own tax advisor regarding the impact of the OID rules if the Certificates are issued with OID.

     A holder of a Certificate issued with DE MINIMIS OID must include such OID in income proportionately as principal payments are made on such Certificate.

ACQUISITION PREMIUM

     A holder that purchases a Certificate for an amount less than or equal to the sum of all amounts payable on the Certificate after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price (any such excess being "ACQUISITION PREMIUM") and that does not make the election described below under "ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT" is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the holder's adjusted basis in the Certificate immediately after its purchase over the adjusted issue price of the Certificate, and the denominator of which is the excess of the sum of all amounts payable on the Certificate after the purchase date, other than payments of qualified stated interest, over the Certificate's adjusted issue price. Proposed regulations have been issued which, if finalized in present form, could alter the treatment of acquisition premium.

MARKET DISCOUNT

     Whether or not the Certificates are issued with OID, a subsequent purchaser (I.E., a purchaser who acquires a Certificate not at the time of original issue) of a Certificate at a discount will be subject to the "MARKET DISCOUNT RULES" of section 1276 of the Code. In general, these rules provide that if the holder of a Certificate purchases the Certificate at a market discount (I.E., a discount from its original issue price plus any accrued OID that exceeds a DE MINIMIS amount specified in the Code) and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary income. Generally, the accrued market discount will be the total market discount on the Certificate multiplied by a fraction, the numerator of which is the number of days the holder held the Certificate and the denominator of which is the number of days from the date the holder acquired the Certificate until its maturity date. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

     Limitations imposed by the Code which are intended to match deductions with the taxation of income will defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Certificate with accrued market discount. A Certificateholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

AMORTIZABLE BOND PREMIUM

     In general, if a subsequent purchaser acquires a Certificate at a premium (I.E., an amount in excess of the amount payable upon the maturity thereof), such Certificateholder will be considered to have purchased the Certificate with "AMORTIZABLE BOND PREMIUM" equal to the amount of such excess. A Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the Certificate. Under proposed regulations, if finalized, accrued amortized bond premium may only be used as an offset against qualified stated interest income when such income is included in the holder's gross income under the holder's normal accounting system.

ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT

     A holder may elect to include in gross income all interest that accrues on a Certificate using the constant yield method described above under the heading "OID," with modifications described below. For purposes of this election, interest includes stated interest, OID, DE MINIMIS OID, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a Certificate with respect to which this election has been made, the issue price of the Certificate will equal the electing holder's adjusted basis in the Certificate immediately after its acquisition, the issue date of the

Certificate will be the date of its acquisition by the electing holder, and no payments on the Certificate will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

DISPOSITION OF CERTIFICATES

     Generally, capital gain or loss will be recognized on a sale or other taxable disposition of Certificates in an amount equal to the difference between the amount realized (other than amounts attributable to, and taxable as, accrued interest) and the seller's tax basis in the Certificates. A Certificateholder's tax basis in a Certificate will generally equal his cost increased by any OID, market discount, and gain previously included by such Certificateholder in income with respect to the Certificate and decreased by any bond premium previously amortized and any principal payments previously received by such Certificateholder with respect to the Certificate. Subject to the market discount rules of the Code, any such gain or loss will be capital gain or loss if the Certificate was held as a capital asset. Capital gain or loss will be long-term if the Certificate was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may only be used to offset capital gains.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Trustee will be required to report annually to the IRS, and to each Certificateholder, the amount of interest paid on the Certificates (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each holder (other than holders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (generally Form W-9) containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt Certificateholder fail to provide the required certification, the Trustee will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the holder, and remit the withheld amounts to the IRS as a credit against the holder's federal income tax liability.

TAX CONSEQUENCES TO FOREIGN INVESTORS

     Based upon Federal Tax Counsel's opinion that the Certificates will be treated as indebtedness for federal income tax purposes, the following information describes the general U.S. federal income tax treatment of investors that are not U.S. persons (each a "FOREIGN PERSON"). The term "FOREIGN PERSON" generally means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or which is subject to the supervision or authority of a U.S. court or U.S. fiduciary.

          (a) Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered "PORTFOLIO INTEREST" and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a "10 PERCENT SHAREHOLDER" of the Trust Depositor or a "CONTROLLED FOREIGN CORPORATION" with respect to which the Trust Depositor is a "RELATED PERSON" within the meaning of the Code, and
     (ii) provides an appropriate statement (Form W-8) signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Trustee within 30 days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.

     To qualify for any reduction as the result of an income tax treaty, the Foreign Person must provide the Trustee with Form 1001.

          (b) Any capital gain realized on the sale or other taxable disposition of a Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, PROVIDED that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

          (c) If the interest, gain or income on a Certificate held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. If an individual nonresident alien is present in the United States for 183 days during the year such gain may be taxed at a special 30% withholding rate. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

OTHER POSSIBLE CHARACTERIZATION OF THE POOLING AND SERVICING AGREEMENT

     Although, as discussed above, Federal Tax Counsel will deliver its opinion that the Certificates will be characterized as indebtedness for federal income tax purposes, the IRS may take a contrary position. If the IRS were to contend successfully that the Certificates, or certificates of any other outstanding series, were not debt for federal income tax purposes, the arrangement among the Certificateholders, the Trust Depositor, and certificateholders of other Series, if any, might be classified for federal income tax purposes as an association taxable as a corporation or as a partnership. A partnership is generally not subject to an entity level tax for federal income tax purposes, while an association or corporation is subject to an entity level tax.

     If the Certificates were treated as interests in a partnership, an argument may be made that such a partnership should not constitute a publicly traded partnership which is taxed as a corporation because it qualifies for the passive income exception of Section 7704(c) of the Code. Under this exception, a partnership which derives more than 90% of its annual gross income from certain passive sources, such as interest, is not treated as a publicly traded partnership taxable as a corporation. This exception, however, is not available if the interest income is derived from a financial business. Because no authorities have been issued which define a financial business, it is not clear if the Trust would qualify for this exception.

     Assuming the Trust would otherwise qualify as a partnership which is not a publicly traded partnership taxable as a corporation, each item of income, gain, loss, deduction, and credit generated through the ownership of the Contracts by the partnership would be passed through to the partners, including the Certificateholders, according to their respective interests therein. Under current law, the income reportable by Certificateholders as partners in such a partnership could differ from the income reportable by the Certificateholders as holders of debt. Generally, such differences are not expected to be material; however, certain Certificateholders may have adverse tax consequences. For example, cash basis Certificateholders might be required to report income when it accrues to the partnership rather than when it is received by the Certificateholder. All Certificateholders would be taxed on the partnership income regardless of when distributions are made to the Certificateholders. An individual Certificateholder's ability to deduct the Certificateholder's share of partnership expenses would be subject to the 2% miscellaneous itemized deduction floor. A Foreign Person might be required to file a United States individual or corporate income tax return, as the case may be, and would be subject to tax (and withholding at the top marginal rate, currently 35% for those taxed as corporations and 39.6% for all others) on its share of partnership income at regular United States rates including, in the case of a corporation, the branch profits tax. Furthermore, income to certain tax-exempt entities (including pension funds) could constitute "unrelated business taxable income."

     If, alternatively, the arrangement created by the Pooling and Servicing Agreement were treated as either an association taxable as a corporation or a "PUBLICLY TRADED PARTNERSHIP" taxable as a corporation, the resulting entity would be subject to federal income taxes at corporate tax rates on its taxable income generated by ownership of the Contracts. Moreover, distributions by the entity to all or some of the Classes of Certificateholders would probably not be deductible in computing the entity's taxable income and all or part of distributions to Certificateholders would probably be treated as dividends.
Such an entity-level tax could result in reduced distributions to Certificateholders and the Certificateholders could be liable for a share of such tax. To the extent distributions on such Certificates were treated as dividends, a Foreign Person would generally be subject to tax (and withholding) on the gross amount of such dividends at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty.


                           TAX TREATMENT OF A FASIT

     The "SMALL BUSINESS JOB PROTECTION ACT OF 1996" (the "ACT") creates a new type of entity for federal income tax purposes called a "FINANCIAL ASSET SECURITIZATION INVESTMENT TRUST" or "FASIT" effective on and after September 1, 1997. The Act enables certain arrangements similar to a Trust to elect to be treated as a FASIT. Under the FASIT provisions of the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so specified in the related Prospectus Supplement, a Trust may make an election to be treated as a FASIT. The applicable Pooling and Servicing Agreement or Sale and Servicing Agreement for such a Trust may contain such terms and provide for the issuance of Notes or Certificates on such terms and conditions as are permitted for a FASIT. In addition, upon satisfying certain conditions set forth in the Pooling and Servicing Agreements or Sale and Servicing Agreements in existence on September 1, 1997, the Seller and Servicer will be permitted to amend any such Pooling and Servicing Agreements or Sale and Servicing Agreements so as to enable all or a portion of a Trust to qualify as a FASIT and to permit a FASIT election to be made with respect thereto, and to make such modifications to a Pooling and Servicing Agreement or Sale and Servicing Agreement as may be permitted by reason of the making of such an election. See "DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS--AMENDMENT." However, there can be no assurance that the Seller will or will not cause any permissible FASIT election to be made with respect to an existing Trust or amend a Pooling and Servicing Agreement or Sale and Servicing Agreement in connection with any election. In addition, if such an election is made, it may cause a holder to recognize gain (but not loss) with respect to any Notes or Certificates held by it, even though Federal Tax Counsel previously delivered its opinion that the Notes or Certificates will be treated as debt for federal income tax purposes without regard to the election and the Notes or Certificates would be treated as debt following the election. Additionally, any such election and amendments to a Pooling and Servicing Agreement or Sale and Servicing Agreement may have other tax and non-tax consequences to Securityholders. Such consequences, together with a detailed discussion of the tax aspects of a FASIT, will be set forth in the Prospectus Supplement applicable thereto.


                        CERTAIN STATE TAX CONSEQUENCES

     Because of the differences in state tax laws and their applicability to different investors, it is not possible to summarize the potential state tax consequences of holding the Certificates. ACCORDINGLY, PURCHASERS OF CERTIFICATES OR NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE TAX CONSEQUENCES OF PURCHASING ANY CERTIFICATES OR NOTES.


                                    * * *

     THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATE OWNER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX

CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "PLAN"), from engaging in certain transactions with persons that are "PARTIES IN INTEREST" under ERISA or "DISQUALIFIED PERSONS" under the Code with respect to such Plan. A violation of these "PROHIBITED TRANSACTION" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons.

     Certain transactions involving a Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased Certificates if assets of the Trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the "PLAN ASSETS REGULATION"), the assets of a Trust would be treated as assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "EQUITY INTEREST" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A Plan fiduciary considering the purchase of Securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

THE NOTES

     Unless otherwise specified in the Prospectus Supplement, the Notes of each series may be purchased by a Plan if the fiduciary of the Plan determines that the purchase of a Note is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code.

SENIOR CERTIFICATES

     Unless otherwise specified in the related Prospectus Supplement, the following discussion applies only to nonsubordinate Certificates (referred to herein as "SENIOR CERTIFICATES") issued by a Grantor Trust.

     The U.S. Department of Labor has granted to the lead Underwriter named in the Prospectus Supplement an exemption (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The contracts covered by the Exemption include motor vehicle retail installment sales contracts and installment loans such as the Contracts. The Exemption should apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described in the related Prospectus Supplement) are met. It should be noted, however, that in issuing the Exemption the Department may not have considered interests in pools of the exact nature of some of the offered Certificates.

     Unless otherwise specified in the Prospectus Supplement, the Company believes that, after the expiration of any applicable Funding Period, the Exemption will apply to the acquisition and holding by Plans of Senior Certificates sold by the Underwriter or Underwriters named in the Prospectus Supplement and that all conditions of the Exemption other than those within the control of the investors will have been met.

SUBORDINATE CERTIFICATES

     Unless otherwise specified in the Prospectus Supplement, the Certificates issued by Owner Trusts that also issue Notes and Subordinate Certificates issued by Grantor Trusts may not be purchased by a Plan or by any entity whose underlying assets include Plan assets by reason of a Plan's investment in the
entity.    By its acceptance of such Certificate, each Certificateholder will be deemed to have represented and warranted that it is not a Plan.


                             PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given series and an underwriting agreement with respect to the Certificates of such series (collectively, the "UNDERWRITING AGREEMENTS"), the Trust Depositor will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related series set forth in such underwriting agreements and in such Prospectus Supplement.

     In each of the Underwriting Agreements with respect to any given series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Notes and Certificates, as the case may be, described therein which are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

     Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain broker-dealers participating in the offering of such Notes and Certificates or
(ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, such public offering prices and such concessions may be changed.

     Each Underwriting Agreement will provide that the Trust Depositor will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

     Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters or from the Trust Depositor.

     Pursuant to each Underwriting Agreement with respect to a given series of Securities, the closing of the sale of any class of Securities subject to such Underwriting Agreement will be conditioned on the closing of the sale of all other such classes of Securities of that series.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.


                                 LEGAL MATTERS

     Certain legal matters relating to the Securities of any series will be passed upon for the related Trust, the Trust Depositor, the Servicer and the Administrator by Winston & Strawn, Chicago, Illinois, and for the underwriters for such series by Brown & Wood LLP, New York, New York.

                                INDEX OF TERMS


Administration Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .43
Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
Administrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Applicable Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 30
Base Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Buell. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 6
Calculation Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Calculation Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26-28
CD Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
CD Rate Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . .27
CD Rate Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Certificate Balance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Certificate Distribution Account . . . . . . . . . . . . . . . . . . . . . . .35
Certificate Pool Factor. . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Certificateholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
Collateral Reinvestment Account. . . . . . . . . . . . . . . . . . . . . . .1, 7
Collection Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Collection Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Commercial Paper Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
Commercial Paper Rate Determination Date . . . . . . . . . . . . . . . . . . .27
Commercial Paper Rate Security . . . . . . . . . . . . . . . . . . . . . . . .26
Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 3
Composite Quotations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 6
Cutoff Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Definitive Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Definitive Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Definitive Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Depository . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Distribution Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
DTC Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Eaglemark. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Eaglemark Financial. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Early Amortization Event . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Eligible Deposit Account . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Eligible Institution . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Eligible Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
FASIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3, 48
Federal Funds Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Federal Funds Rate Determination Date. . . . . . . . . . . . . . . . . . . . .28
Federal Funds Rate Security. . . . . . . . . . . . . . . . . . . . . . . . . .25
Fixed Rate Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . .26

Floating Rate Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .26
FTC Rule . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
Funding Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
H.15(519). . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Harley-Davidson. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Indenture Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Index Maturity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Indirect Participants. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Initial Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Initial Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Initial Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
Interest Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Interest Reset Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Interest Reset Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Investment Earnings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Investment Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
LIBOR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
LIBOR Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
LIBOR Determination Date . . . . . . . . . . . . . . . . . . . . . . . . . . .28
LIBOR Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Lien Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Master Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3, 5
Master Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Master Trust New Issuance. . . . . . . . . . . . . . . . . . . . . . . . . . .16
Money Market Yield . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Motorcycles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Note Distribution Account. . . . . . . . . . . . . . . . . . . . . . . . . . .35
Note Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Obligor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Other Manufacturers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 6
Owner Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
Pass-Through Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Pooling and Servicing Agreement. . . . . . . . . . . . . . . . . . . . . . . . 3
Pre-Funded Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Pre-Funding Account. . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 6
Prospectus Supplement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Purchase Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Rating Agency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Ratings Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Registrar of Titles. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Related Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
Reserve Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
Revolving Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Sale and Servicing Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 6
Schedule of Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

Security Owners. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Securityholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicer Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Servicing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Servicing Fee Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Spread . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Spread Multiplier. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Strip Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Strip Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Subsequent Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . .1, 6
Subsequent Purchase Agreement. . . . . . . . . . . . . . . . . . . . . . . . .12
Subsequent Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Telerate Page 3750 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
Transfer and Sale Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 7
Treasury bills . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Treasury Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Treasury Rate Determination Date . . . . . . . . . . . . . . . . . . . . . . .29
Treasury Rate Security . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Trust Depositor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
UCC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE INFORMATION HEREIN HAS BEEN COMPLETED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION,  DATED [       ], 199_

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [       ], 199_)

$[        ]
CERTIFICATES FOR HARLEY-DAVIDSON MOTORCYCLE CONTRACTS

HARLEY-DAVIDSON EAGLEMARKMOTORCYCLE TRUST 199_-[ ]
[  ]% CERTIFICATES, CLASS A
[  ]% CERTIFICATES, CLASS B

EAGLEMARK, INC.
SELLER AND SERVICER

EAGLEMARK CUSTOMER FUNDING CORPORATION-[  ]
TRUST DEPOSITOR

The Certificates for Harley-Davidson Motorcycle Contracts issued by
Harley-Davidson Eaglemark Motorcycle Trust 199_-[   ] (the "TRUST") will
consist of one class of senior certificates (the "CLASS A CERTIFICATES") and one class of subordinated certificates (the "CLASS B CERTIFICATES" and, together with the Class A Certificates, the "CERTIFICATES"). The Class A Certificates and the Class B Certificates offered hereby will evidence in the aggregate undivided ownership interests of _____% (the "CLASS A PERCENTAGE") and ___% (the "CLASS B PERCENTAGE"), respectively, in the Trust. The Trust
will be created by Eaglemark Customer Funding Corporation-[     ], a 100%
owned subsidiary of Eaglemark, Inc., as trust depositor (the "TRUST DEPOSITOR") pursuant to a Pooling and Servicing Agreement dated as of
[               ], 199_ (the "AGREEMENT"), to be entered into by and among the Trust Depositor, Eaglemark, Inc. ("EAGLEMARK"), as servicer (in such capacity, the "SERVICER") and Harris Trust and Savings Bank, as trustee (in such capacity, the "TRUSTEE"). The rights of the Class B Certificateholders to receive distributions from the assets of the Trust with respect to interest will be subordinate to the rights of the Class A Certificateholders to receive distributions with respect to interest, and the rights of the Class B Certificateholders to receive distributions of principal will be subordinate to the rights of the Class A Certificateholders to receive distributions of interest and principal. See "SUMMARY OF TERMS SUPPLEMENT-SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND" and "DESCRIPTION OF THE CERTIFICATES-SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND."

The Trust property will consist of an initial pool of fixed-rate, simple interest motorcycle conditional sales contracts (the "INITIAL CONTRACTS" which, together with any Subsequent Contracts as defined below, are collectively the "CONTRACTS") relating to Harley-Davidson, Inc. ("Harley-Davidson") motorcycles or, in certain limited instances as described herein, motorcycles manufactured by an affiliate of Harley-Davidson, Buell Motorcycle Company ("BUELL"), including all rights to receive payments
collected on such Initial Contracts on or after [               ],199_ (the
"INITIAL CUTOFF DATE"). The Trust property also will consist of security interests in the motorcycles financed through the Contracts; proceeds from certain insurance policies as described in "DESCRIPTION OF THE CERTIFICATES -- INDIVIDUAL MOTORCYCLE INSURANCE;" an Agreement to Deposit Contracts dated
as of [               ], 199_ from the Trust Depositor in favor of the Trust
(the "DEPOSIT AGREEMENT"); rights under a Security Agreement in favor of the Trust (the "SECURITY AGREEMENT") securing the Trust Depositor's obligation under the Deposit Agreement to purchase Subsequent Contracts and transfer the same to the Trust, through the pledge of monies on deposit in a collateral account (the "PRE-FUNDING ACCOUNT") established thereunder; amounts held for the Trust in the Collection Account; and certain other property as more fully described herein.

(cover continued on next page)

PROSPECTIVE INVESTORS SHOULD CONSIDER THE POTENTIAL RISK FACTORS SET FORTH
UNDER "RISK FACTORS" ON PAGE S-[     ] HEREOF AND ON PAGE 11 OF THE
PROSPECTUS.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, THE TRUST DEPOSITOR OR ANY AFFILIATE THEREOF, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN. THE CERTIFICATES DO NOT REPRESENT OBLIGATIONS OF, AND WILL NOT BE INSURED OR GUARANTEED BY, ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Underwriter has agreed to purchase the Certificates [from the Seller] as provided herein, and the Certificates will be offered by the Underwriter from time to time as provided herein in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds
to the Seller from the sale of the Securities are expected to be $     before
deducting expenses payable by the Seller of approximately $          .

The Certificates are offered subject to receipt and acceptance by the Underwriter and to the Underwriter's right to reject any offer in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC") on or about ________________, 199_.

Underwriter of the Certificates

SALOMON BROTHERS INC

The date of this Prospectus Supplement is [__________], 1997

The Contracts were originated, indirectly through Harley-Davidson motorcycle dealers, by Eaglemark, as seller (in such capacity, the "SELLER"). Contracts with an aggregate principal balance (as of the Initial Cutoff Date) of $_______________ will be sold by the Seller to the Trust Depositor on the date of issuance of the Certificates pursuant to a Transfer and Sale
Agreement dated as of [               ], 199_ by and between the Seller and
the Trust Depositor (the "TRANSFER AND SALE AGREEMENT") and will be further transferred and assigned by the Trust Depositor to the Trust on such date. Additional fixed-rate, simple interest Harley-Davidson (and, in limited instances, Buell) motorcycle conditional sales contracts (the "SUBSEQUENT CONTRACTS") will be sold from time to time by the Seller to the Trust Depositor at or before the end of the Funding Period (as defined herein) and concurrently, in accordance with the Deposit Agreement, transferred by the Trust Depositor to the Trust, with the purchase price to be payable to the Seller from funds on deposit in the Pre-Funding Account.

Principal, and interest to the extent of the Class A Pass-Through Rate of
[    ]% per annum (the "CLASS A PASS-THROUGH RATE") and the Class B
Pass-Through Rate of [     ]% per annum (the "CLASS B PASS-THROUGH RATE"),
will be distributable with respect to the Class A Certificates and the Class B Certificates, respectively, on the fifteenth day of each month (or, if such fifteenth day is not a Business Day, the first Business Day thereafter)
beginning [              ], 199_ (each, a "PAYMENT DATE").  The Class A
Initial Certificate Principal Balance and the Class B Initial Certificate Principal Balance represent the aggregate of the Principal Balances of the Initial Contracts on the Initial Cutoff Date, plus amounts on deposit in the Pre-Funding Account as of the date of issuance of the Certificates. The final scheduled Payment Date of the Certificates will be on
[                   ] (the "FINAL SCHEDULED PAYMENT DATE").  See "DESCRIPTION
OF THE CERTIFICATES." However, payment in full of the Certificates could occur earlier than such date as described herein. In addition, the Certificates will be subject to prepayment in whole, but not in part, on any Payment Date on which the Seller exercises its option to purchase the Contracts. The Seller may purchase the Contracts when the aggregate outstanding Class A Certificate Balance and Class B Certificate Balance has declined to less than 10% of the aggregate Class A Initial Certificate Balance and Class B Initial Certificate Balance. The Certificates will also be subject to partial mandatory prepayment, without premium, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein).

It is a condition of issuance that the Class A Certificates be rated AAA by Standard & Poor's Ratings Services ("S&P") and Aaa by Moody's Investors Service, Inc. ("Moody's"), and the Class B Certificates be rated at least _____ by S&P and ______ by Moody's (S&P, together with Moody's, the "Rating Agencies").

THE SECURITIES ARE BEING OFFERED [BY THE SELLER] FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

There currently is no secondary market for the Securities and there is no
assurance that one will develop.   The Certificate Underwriter expects, but
is not obligated, to make a market in the Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL. SUCH TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

REPORT TO SECURITYHOLDERS

Unless and until the Certificates are issued in definitive certificate form, monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Servicer and sent on behalf of the trust only to Cede & Co., as nominee of DTC and registered holder of the Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES--BOOK-ENTRY REGISTRATION" and "--REPORTS TO SECURITYHOLDERS" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                                  TABLE OF CONTENTS


SUMMARY OF TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

STRUCTURE OF THE TRANSACTION. . . . . . . . . . . . . . . . . . . . . . . .15

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

THE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

HARLEY-DAVIDSON MOTORCYCLES. . . . . . . . . . . . . . . . . . . . . . . . 26

YIELD AND PREPAYMENT CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . 26

EAGLEMARK FINANCIAL SERVICES, INC.;EAGLEMARK, INC.. . . . . . . . . . . . .27

EAGLEMARK CUSTOMER FUNDING CORPORATION-[___]. . . . . . . . . . . . . . . .27

DESCRIPTION OF THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . 28

SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
REPURCHASE OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .43

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . 46

ERISA CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .47

UNDERWRITING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51


INDEX OF TERMS

SUMMARY OF TERMS

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF DEFINED TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.


Securities Offered . . . . . . . . . . . . . . . . . . Certificates for Harley-Davidson
                                                            Motorcycle Contracts [ ]% Certificates, Class A ("CLASS A
                                                            CERTIFICATES") and [    ]% Certificates, Class B ("CLASS B
                                                            CERTIFICATES" and, together with  the Class A Certificates, the
                                                            "CERTIFICATES").  The Class A Certificates and the Class B
                                                            Certificates will evidence in the aggregate undivided ownership
                                                            interests of [     ]% (the "CLASS A PERCENTAGE") and [    ]% (the
                                                            "CLASS B PERCENTAGE"), respectively, in the Trust.  The rights of the
                                                            Class B Certificateholders to receive distributions with respect to assets of the Trust will be subordinate to the right of the Class A
                                                            Certificateholders to the extent described herein.  See "SUMMARY OF
                                                            TERMS -SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND" and
                                                            "DESCRIPTION OF THE CERTIFICATES -SUBORDINATION OF THE CLASS B
                                                            CERTIFICATES; RESERVE FUND" below.

Trust . . . . . . . . . . . . . . . . . . . . . . . . .Harley-Davidson Eaglemark Motorcycle Trust 199_-[   ], to be created by
                                                            the Trust Depositor pursuant to the Agreement.

Class A Initial Certificate Balance and
Class B Initial Certificate Balance. . . . . . . . . . $[         ] (the "CLASS A INITIAL CERTIFICATE BALANCE") representing the aggregate Principal Balance of the Initial Contracts on
                                                            [               ], 199_ (the "INITIAL CUTOFF DATE") plus the amount
                                                            on deposit in the Pre-Funding Account as of the Closing Date
                                                            multiplied by the Class A Percentage, and   $[               ] (the
                                                            "CLASS B INITIAL CERTIFICATE BALANCE") representing the aggregate
                                                            Principal Balance of the Initial Contracts on the Initial Cutoff Date
                                                            plus the amount on deposit in the Pre-Funding Account as of the
                                                            Closing Date multiplied by the Class B Percentage.

Trustee . . . . . . . . . . . . . . . . . . . . . . . .Harris Trust and Savings Bank, an Illinois banking corporation. The
                                                            Trustee will also act as Paying Agent.

Trust Depositor . . . . . . . . . . . . . . . . . . . .Eaglemark Customer Funding Corporation-[     ], a 100% owned subsidiary of
                                                            Eaglemark, Inc..

Seller and Servicer . . . . . . . . . . . . . . . . . .Eaglemark, Inc. ("EAGLEMARK" or the "SELLER" or the "SELLER/SERVICER"), a
                                                            100% owned subsidiary of Eaglemark Financial Services, Inc.

Trust Property . . . . . . . . . . . . . . . . . . . . The Trust property consists of, among other things, the pool of Initial
                                                            Contracts together with any Subsequent Contracts transferred to the
                                                            Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell)
                                                            motorcycles (the "MOTORCYCLES"; see "THE CONTRACTS- HARLEY-DAVIDSON
                                                            MOTORCYCLES"  below) securing such Contracts and proceeds, if any, from


                                                            certain insurance policies with respect to individual Motorcycles.  No
                                                            more than [     ]% of the Principal Balance of all Contracts conveyed
                                                            to the Trust (including all Subsequent Contracts) will relate to
                                                            Buell motorcycles.

Distributions on the Certificates . . . . . . . . . . .Distributions of interest and principal on the Certificates will be made on the fifteenth day of each month or, if such day is not a Business
                                                            Day, the next succeeding Business Day, commencing [              ],
                                                            199_ (each, a "PAYMENT DATE").  In addition, if amounts remain on deposit in the Pre-Funding Account at the end of the Funding Period
                                                            (as defined herein), such amounts will be distributed on the corresponding Payment Date as a Special Distribution of principal
                                                            (see "MANDATORY SPECIAL DISTRIBUTION" below). Distributions on any
                                                            Payment Date will be made to the holders of record of the
                                                            Certificates as of the last day of the calendar month preceding the calendar month in which such Payment Date occurs, whether or not such day is a Business Day (each, a "RECORD DATE").

Class A Pass-Through Rate and Class B Pass-Through Rate . . . . . . . . . . . . . . .[     ]% per annum for the Class A
                                                            Certificates and [     ]% per annum for the Class B Certificates,
                                                            both computed on the basis of a 360-day year consisting of twelve
                                                            30-day months (the "CLASS A PASS-THROUGH RATE" and the "CLASS B
                                                            PASS-THROUGH RATE", respectively).

Monthly Interest Distributions . . . . . . . . . . . . The Trustee will distribute, to the extent of funds available for the payment thereof, on each Payment Date to the holders of record of the
                                                            Class A Certificates (the "CLASS A CERTIFICATEHOLDERS") and the
                                                            holders of record of the Class B Certificates (the "CLASS B
                                                            CERTIFICATEHOLDERS")  as of the Record Date, the Class A Interest
                                                            Distributable Amount and the Class B Interest Distributable Amount,
                                                            respectively, as described immediately below. The "CLASS A INTEREST
                                                            DISTRIBUTABLE AMOUNT" with respect to any Payment Date will be an amount equal to the sum of (i) the product of (a) one-twelfth (or, with respect to the first Payment Date, a fraction, the numerator of which equals the number of days from and including the Closing Date to but excluding the first Payment Date and the denominator of which equals 360) of the Class A Pass-Through Rate and (b) the Class A
                                                            Certificate Balance (defined below) as of the immediately preceding
                                                            Payment Date (after giving effect to distributions of principal made on such immediately preceding Payment Date) or, in the case of the first Payment Date, the Class A Initial Certificate Balance, plus
                                                            (ii) the Class A Interest Carryover Shortfall (as defined below) for such Payment Date.  The "CLASS B INTEREST DISTRIBUTABLE AMOUNT" with respect to any Payment Date (other than the first Payment Date), will be an amount equal to the sum of (i) the product of (a) one-twelfth
                                                            (or, with respect to the first Payment Date, a fraction the numerator of which equals the number of days from and including the Closing
                                                            Date to but excluding the first Payment Date and the denominator of which equals 360) of the Class B Pass-Through Rate and (b) the Class
                                                            B Certificate Balance (defined below) as of the immediately preceding

                                      2


                                                            Payment Date (after giving effect to distributions of principal made on such immediately preceding Payment Date) or, in the case of the first Payment Date, the Class B Initial Certificate Balance, plus
                                                            (ii) the Class B Interest Carryover Shortfall (as defined below) for such Payment Date. As used herein, "CLASS A CERTIFICATE BALANCE"
                                                            means the Class A Initial Certificate Balance, reduced by all amounts previously distributed to Class A Certificateholders and allocable to principal; "CLASS B CERTIFICATE BALANCE" means, initially, the Class
                                                            B Initial Certificate Principal Balance, and thereafter, the amount by which the sum of the aggregate Principal Balance of all Contracts, plus the Pre-Funded Amount, exceeds the Class A Certificate Balance;
                                                            "CLASS A INTEREST CARRYOVER SHORTFALL" means, with respect to any
                                                            Payment Date, (i) the excess of the Class A Interest Distributable
                                                            Amount for the preceding Payment Date over the amount of interest that was actually distributed to Class A Certificateholders on such preceding Payment Date, plus (ii) 30 days of interest on the amount specified in clause (i), to the extent permitted by law, at the Class
                                                            A Pass-Through Rate; and "CLASS B INTEREST CARRYOVER SHORTFALL"
                                                            means, with respect to any Payment Date,  (i) the excess of the Class
                                                            B Interest Distributable Amount for the preceding Payment Date over the amount of interest that was actually distributed to Class B
                                                            Certificateholders on such preceding Payment Date, plus (ii) 30 days of interest on the amount specified in clause (i), to the extent permitted by law, at the Class B Pass-Through Rate.

                                                       The Class A Interest Distributable Amount and Class B Interest
                                                            Distributable Amount are first payable out of Available Interest.
                                                            "AVAILABLE INTEREST" means, with respect to any Payment Date, the total (without duplication) of the following amounts received by the
                                                            Servicer on or in respect of the Contracts during the calendar month preceding such Payment Date (such calendar month period, with respect to that Payment Date, being the related "DUE PERIOD"): (i) all amounts received in respect of interest on the Contracts (as well as late payment penalty fees and extension fees), (ii) the interest component of all Net Liquidation Proceeds (as defined in the
                                                            Agreement) with respect to any Contract, (iii) the interest component of the aggregate of the Repurchase Prices (as defined in "STRUCTURE
                                                            OF THE TRANSACTION" below) for Contracts repurchased by the Seller with respect to breaches of certain representations and warranties,
                                                            (iv) all Advances (as defined in "SUMMARY OF TERMS --ADVANCES" below)
                                                            made by the Servicer, (v) the interest component of all amounts paid by the Seller in connection with an optional repurchase of the
                                                            Contracts in the event that the aggregate of the Class A Certificate
                                                            Balance and Class B Certificate Balance is less than 10% of the aggregate of the Class A Initial Certificate Balance and Class B
                                                            Initial Certificate Balance, (vi) all amounts received in respect of
                                                            Carrying Charges (as defined in "SUMMARY OF TERMS -INTEREST RESERVE"
                                                            below) transferred from the Interest Reserve Account (as defined herein), and (vii) all amounts received in respect of interest, dividends, gains, income

                                      3


                                                            and earnings on investment of funds in the Collection Account and the
                                                            Special Distribution Subaccount, as defined in the Agreement (the
                                                            "TRUST ACCOUNTS").  Additionally, the Class A Interest Distributable
                                                            Amount with respect to any Payment Date is payable, to the extent not paid from Available Interest as described above, from the Class B
                                                            Percentage of Available Principal (as defined in "SUMMARY OF TERMS
                                                            -MONTHLY PRINCIPAL DISTRIBUTIONS" below) for such Payment Date.
                                                            Finally, if not paid from the above-described sources, the Class A
                                                            Interest Distributable Amount and Class B Interest Distributable
                                                            Amount are payable from the Reserve Fund. See "DESCRIPTION OF THE
                                                            CERTIFICATES -- PAYMENTS ON CONTRACTS; AVAILABLE FUNDS, AVAILABLE
                                                            INTEREST AND AVAILABLE PRINCIPAL," "-CALCULATION OF DISTRIBUTABLE
                                                            AMOUNTS,"  and "-SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE
                                                            FUND" below).

Monthly Principal Distributions . . . . . . . . . . . .The Trustee will distribute, to the extent of funds available for the payment thereof,  on each Payment Date to the Class A
                                                            Certificateholders and the Class B Certificateholders the Class A
                                                            Principal Distributable Amount and the Class B Principal
                                                            Distributable Amount, respectively.  The "CLASS A PRINCIPAL
                                                            DISTRIBUTABLE AMOUNT" with respect to any Payment Date,  equals the sum of (i) the product of the Class A Percentage and the Monthly
                                                            Principal (as defined below) for such Payment Date, plus (ii) the
                                                            Class A Principal Carryover Shortfall (as defined below) for such
                                                            Payment Date. The "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT" with respect to any Payment Date equals the sum of (i) the product of the
                                                            Class B Percentage and the Monthly Principal for such Payment Date, plus (ii) the Class B Principal Carryover Shortfall (as defined below) for such Payment Date.  "MONTHLY PRINCIPAL" means, as to any
                                                            Payment Date, the following amount calculated as of the related
                                                            Determination Date: the difference between (i) the sum of (A) the
                                                            Principal Balance of the Contracts (as defined below) as of the first day of the Due Period preceding the Due Period in which such Payment
                                                            Date occurs (or, in the case of the first Payment Date, the Principal
                                                            Balance of the Contracts as of the Initial Cutoff Date), plus (B)
                                                            the Pre-Funded Amount on such date (or, in the case of the first
                                                            Payment Date, the Pre-Funded Amount on the Closing Date) and (ii) the
                                                            sum of (A) the Principal Balance of the Contracts as of the first day of the Due Period in which such Payment Date occurs, plus (B) the
                                                            Pre-Funded Amount on such day, plus (C) the amount of any Special
                                                            Distribution occurring from the day referred to in clause (i)(A)
                                                            above to the day referred to in clause (ii)(A) above; provided, that on the Final Scheduled Payment Date, Monthly Principal shall equal the aggregate of the Class A Certificate Balance and the Class B
                                                            Certificate Balance on such date (subject to adjustments for Special
                                                            Distributions).  The "PRINCIPAL BALANCE" of the Contracts means the aggregate of the unpaid principal balance of each Contract as of the related Cutoff Date, reduced by the sum of (x) all payments received by the Servicer allocable to principal, plus (y) any reduction in the principal balance of such Contract attributable to bankruptcy court order.  Also,

                                      4


                                                            the Principal Balance of the following Contracts is deemed to be zero:
                                                            (i) Contracts with respect to which the Seller has given notice of the intent to exercise an optional repurchase, or which the Seller has in fact repurchased as a result of a breach of representation or warranty; and (ii) Contracts as to which extensive delinquencies or defaults exist beyond the threshold levels set forth in the
                                                            Agreement, or with respect to which a 90 day period has elapsed following repossession of the related Motorcycle.  Also, as used herein, "CLASS A PRINCIPAL CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of (i) the Class A Principal
                                                            Distributable Amount for the preceding Payment Date over (ii) the amount of principal that was actually distributed to Class A
                                                            Certificateholders on such preceding Payment Date; "CLASS B PRINCIPAL
                                                            CARRYOVER SHORTFALL" means, with respect to any Payment Date, the excess of (i) the Class B Principal Distributable Amount for the
                                                            preceding Payment Date over (ii) the amount of principal that was actually distributed to Class B Certificateholders on such preceding
                                                            Payment Date.

                                                       The Class A Principal Distributable Amount and Class B Principal
                                                            Distributable Amount are payable out of Available Principal.
                                                            "AVAILABLE PRINCIPAL" means, with respect to any Payment Date, the total (without duplication) of the following amounts received by the
                                                            Servicer on or in respect of the Contracts during the related Due
                                                            Period: (i) all amounts received in respect of principal on the
                                                            Contracts, (ii) the principal component of all Net Liquidation
                                                            Proceeds, (iii) the principal component of the aggregate of the
                                                            Repurchase Prices for Contracts repurchased by the Seller with respect to breaches of certain representations and warranties, and
                                                            (iv) the principal component of all amounts paid by the Seller in connection with an optional repurchase of the Contracts in the event the Class A Certificate Balance and Class B Certificate Balance is
                                                            less than 10% of the Class A Initial Certificate Balance and Class B
                                                            Initial Certificate Balance.  Additionally, the Class A Principal
                                                            Distributable Amount and Class B Principal Distributable Amount are
                                                            payable, subject to certain limitations, from remaining Available
                                                            Interest (after payment of the Class A Interest Distributable Amount, the Class B Interest Distributable Amount, and certain other costs therefrom) and from the Reserve Fund.  See "DESCRIPTION OF THE
                                                            CERTIFICATES -- PAYMENTS ON CONTRACTS; AVAILABLE FUNDS, AVAILABLE
                                                            INTEREST AND AVAILABLE PRINCIPAL," "-CALCULATION OF DISTRIBUTABLE
                                                            AMOUNTS," and "-SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE
                                                            FUND" below.

Subordination of the Class B
Certificates;  Reserve Fund . . . . . . . . . . . . . .The rights of the Class B Certificateholders to  receive distributions to which they would otherwise be entitled with respect to the Contracts will be subordinated to the rights of the Class A Certificateholders.

                                                       The Class B Certificateholders will not receive any distributions in respect of the Class B Interest Distributable Amount on a Payment
                                                            Date until the Class


                                      5



                                                            A Interest Distributable Amount for such Payment Date has been distributed to the Class A Certificateholders, and the Class B
                                                            Certificateholders will not receive any distributions of the Class B
                                                            Principal Distributable Amount for such Payment Date until the Class
                                                            A Interest Distributable Amount and the Class A Principal
                                                            Distributable Amount for such Payment Date has been distributed to the Class A Certificateholders.  Distributions of the Class B
                                                            Interest Distributable Amount, to the extent of Available Interest
                                                            (after payment of the Class A Interest Distributable Amount for such
                                                            Payment Date) and certain available amounts on deposit in the Reserve
                                                            Fund (as defined herein), will not be subordinated to the payment of the Class  A Principal Distributable Amount.

                                                       The protection afforded to the Class A Certificateholders by the subordination feature described above will be effected by the preferential right of the Class A Certificateholders to receive current distributions from collections on or in respect of the
                                                            Contracts and from the Reserve Fund to the extent described herein.

                                                       Certificateholders will have the benefit of a segregated trust account held by Harris Trust and Savings Bank as collateral agent (in such capacity, the "RESERVE AGENT") for the benefit of the
                                                            Certificateholders (the "RESERVE FUND"). The Reserve Fund will not be part of the Trust.  The Reserve Fund will be created with an initial
                                                            deposit by the Trust Depositor of $[              ] (the "RESERVE
                                                            FUND INITIAL DEPOSIT").  Monies in the Reserve Fund will thereafter be supplemented on each Payment Date by the deposit therein of certain monies (such monies, together with the Reserve Fund Initial
                                                            Deposit, the "RESERVE FUND DEPOSITS").  The Reserve Agent will retain
                                                            Reserve Fund Deposits in the Reserve Fund until the amounts therein reach amounts specified in the Reserve Fund Agreement (as further defined herein the "RESERVE FUND REQUISITE AMOUNT"); additionally, on each Subsequent Purchase Date, to the extent necessary, the Seller will contribute additional monies into the Reserve Fund ("RESERVE
                                                            FUND ADDITIONAL DEPOSITS").  In the event and to the extent the
                                                            Reserve Fund Deposits exceed the Reserve Fund Requisite Amount on a
                                                            Payment Date (after giving effect to all other withdrawals from the
                                                            Reserve Fund required to be made on such date), such excess amounts will be released from the Reserve Fund to the Trust Depositor.

                                                       On each Payment Date, to the extent necessary and to the extent monies are available in the Reserve Fund, monies will be withdrawn from the
                                                            Reserve Fund for distribution FIRST to the Class A Certificateholders to the extent necessary to pay the Class A Interest Distributable
                                                            Amount for such Payment Date, SECOND, to the Class B
                                                            Certificateholders to the extent necessary to pay the Class B
                                                            Interest Distributable Amount for such Payment Date, THIRD, to the
                                                            Class A Certificateholders to the extent necessary to pay the Class A
                                                            Principal Distributable Amount for such Payment Date, and FOURTH, to the Class B Certificateholders to the extent necessary to pay the
                                                            Class B Principal Distributable

                                      6


                                                            Amount for such Payment Date.  See "DESCRIPTION OF THE CERTIFICATES
                                                            -- SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND" below.

The Contracts . . . . . . . . . . . . . . . . . . . . .The Contracts will be fixed-rate, simple-interest conditional sales contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff Date (as defined herein) and security interests in the Motorcycles financed thereby.

                                                       On the Closing Date, the Trust Depositor will sell, transfer and assign to the Trust pursuant to the Agreement Initial Contracts with an
                                                            aggregate principal balance of $[          ] as of [                 ]
                                                            , the Initial Cutoff Date. Following the Closing Date, pursuant to the Deposit Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate
                                                            principal balance equal to $[                        ] such amount
                                                            being equal to the amount on deposit in the Pre-Funding Account established under the Security Agreement (the "PRE-FUNDED AMOUNT") on the Closing Date.  With respect to each transfer of Subsequent
                                                            Contracts to the Trust, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date as of which such Subsequent Contracts are deemed sold to the Trust.  Each date on which Subsequent Contracts are conveyed is referred to herein as a
                                                            "SUBSEQUENT TRANSFER DATE".

                                                       The Initial Contracts and the Subsequent Contracts will be selected from retail Motorcycle installment sales contracts in the Seller's portfolio based on the criteria specified in the Transfer and Sale
                                                            Agreement executed and delivered on the Closing Date.  The Contracts arise and will arise from loans to Obligors located in 50 states and the District of Columbia.  As of the Initial Cutoff Date, the annual percentage rate of interest on the Initial Contracts ranges from
                                                            [    ]% to [     ]% with a weighted average of approximately [    ]%.
                                                             The Initial Contracts had a weighted average term to scheduled
                                                            maturity, as of origination, of approximately [    ] months, and a
                                                            weighted average term to scheduled maturity, as of the Initial Cutoff
                                                            Date, of approximately [    ]months.  The final scheduled payment
                                                            date on the Initial Contract with the latest maturity is no later
                                                            than [           ].  No Contract (including any Subsequent Contract)
                                                            will have a scheduled maturity later than [            ]. The
                                                            Contracts generally are or will be prepayable at any time without penalty to the Obligor.  Following the transfer of Subsequent
                                                            Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as of the Initial Cutoff Date.  See "THE CONTRACTS" below.

Pre-Funding Account . . . . . . . . . . . . . . . . . .During the period (the "FUNDING PERIOD") from and including the Closing
                                                            Date until the earliest of (a) the Payment Date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (b) the date

                                      7


                                                            on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Seller, or (d) the close of business on the date which is 90 days from and including the Closing
                                                            Date, the Pre-Funded Amount will be maintained in the Pre-Funding
                                                            Account established under the Security Agreement as a collateral account pledged by the Trust Depositor in favor of the Trustee to secure the Trust Depositor's obligations under the Deposit Agreement to purchase and transfer Subsequent Contracts to the Trust.  The
                                                            Pre-Funded Amount will initially equal $[               ] and, during
                                                            the Funding Period, will be reduced by the amount thereof that the
                                                            Trust Depositor uses to purchase Subsequent Contracts from the
                                                            Seller.  The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than [$_______] by the Payment Date occurring in
                                                            [                      ].  Any Pre-Funded Amount remaining at the end
                                                            of the Funding Period will be payable to the Certificateholders as described below in "MANDATORY SPECIAL DISTRIBUTIONS".  The
                                                            Pre-Funding Account will not be part of the Trust.

Mandatory Special Distribution . . . . . . . . . . . . The Class A Certificates and Class B Certificates will be prepaid in part, without premium, on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "SPECIAL DISTRIBUTION").  The aggregate principal amount of Class A Certificates and Class B Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding
                                                            Account multiplied by the Class A Percentage and Class B Percentage, respectively.

Interest Reserve Account . . . . . . . . . . . . . . . The Trust Depositor has established, and funded with an initial deposit on the Closing Date, a separate collateral account under the Security
                                                            Agreement (the "INTEREST RESERVE ACCOUNT") for the purpose of providing additional funds (for payment to the Trust of Carrying
                                                            Charges as described below) to pay certain distributions on Payment
                                                            Dates occurring during (and on the first Payment Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funded Amount are to be deposited into the Interest Reserve Account and, pursuant to the
                                                            Deposit Agreement, the Trust Depositor is obligated to pay to the
                                                            Trust, on each Payment Date described above, amounts in respect of
                                                            Carrying Charges from such account.  "CARRYING CHARGES" means the sum of (i) the product of (A) one-twelfth (1/12th) of the sum of  (x) the
                                                            Class A Pass-Through Rate and (y)[      ]% times (B) the Class A
                                                            Percentage of the Pre-Funded Amount as of the beginning of the related Due Period plus (ii) the product of (A) one-twelfth (1/12th)
                                                            of the sum of (x) the Class B Pass-Through Rate and (y) [        %]
                                                            times]  (B) the Class B Percentage of the Pre-Funded Amount as of the
                                                            beginning of the related Due Period.  The Interest Reserve Account has been established to account for the fact that a portion of the proceeds

                                      8



                                                            obtained from the sale of Certificates will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the Class
                                                            A Pass-Through Rate and Class B Pass-Through Rate, with respect to the corresponding portion of the Class A Certificate Balance and
                                                            Class B Certificate Balance and the amount necessary to pay the
                                                            Trustee's Fee.  The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust.
                                                            After the Funding Period, money in the Interest Reserve Account will be released to the Trust Depositor free and clear of the lien of the
                                                            Security Agreement.  The Interest Reserve Account will not be part of the Trust.

Advances . . . . . . . . . . . . . . . . . . . . . . . The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period (each an "ADVANCE"), but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts.  The Servicer will be entitled to reimbursement of outstanding Advances on any
                                                            Payment Date by means of a first priority withdrawal of Available
                                                            Funds then held in the Collection Account (as defined herein).  See
                                                            "DESCRIPTION OF THE CERTIFICATES--ADVANCES."

Mandatory Repurchases by the Seller . . . . . . . . . .Under the Transfer and Sale Agreement, the Seller has agreed, in the event of a breach of certain representations and warranties made by the
                                                            Seller and contained therein which materially and adversely affects the Trust's interest in any Contract, to repurchase such Contract within 90 days, unless such breach is cured. See "DESCRIPTION OF THE
                                                            CERTIFICATES--CONVEYANCE OF CONTRACTS."

Repurchase Option . . . . . . . . . . . . . . . . . . .The Seller will have the option to repurchase all of the outstanding
                                                            Contracts on any Payment Date on which the aggregate of the Class A
                                                            Certificate Balance and Class B Certificate Balance is less than 10%
                                                            of the Class A Initial Certificate Balance and of the Class B Initial
                                                            Certificate Balance, at a price equal to the aggregate of the Class A
                                                            Certificate Balance and Class B Certificate Balance on the prior
                                                            Payment Date plus the aggregate of the Class A Interest Distributable
                                                            Amount and the Class B Interest Distributable Amount for the current
                                                            Payment Date and any accrued and unpaid fees to the date of such repurchase.  See "DESCRIPTION OF THE CERTIFICATES--REPURCHASE OPTION."

Security Interests and Other Aspects
of the Contracts . . . . . . . . . . . . . . . . . . . In connection with the establishment of the Trust as well as the transfer of Subsequent Contracts to the Trust, security interests in the
                                                            Motorcycles securing the Contracts have been (or will be) conveyed and assigned by (i) the Seller to the Trust Depositor pursuant to the
                                                            Transfer and Sale Agreement (and, in the case of Subsequent
                                                            Contracts, the related Subsequent Purchase

                                      9


                                                           Agreement executed thereunder) and (ii) the Trust Depositor to the
                                                            Trust pursuant to the Agreement (and, in the case of Subsequent
                                                            Contracts, the related Subsequent Transfer Agreement executed thereunder).  The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents relating to the Motorcycles.  To facilitate servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession. Uniform Commercial Code financing statements will be filed in both Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller and from the Trust Depositor to the Trust, and the Seller's and the
                                                            Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment.  In addition, the Contracts will be stamped to reflect their conveyance and assignment to the
                                                            Trust.  However, if, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the
                                                            Contracts without notice of such conveyance and assignment, the
                                                            Trust's interest in the Contracts could be defeated.  In addition, due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the assignment to the Trust Depositor or the Trust.  In the absence of amendments to the certificates of title, the Trustee may not have a perfected security interest in the Motorcycles.  Further, Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender.  The Seller has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the
                                                            Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially adversely affects the
                                                            Trust's interest in such Contract, if such failure or breach has not been cured within 90 days.  See "SECURITY INTERESTS AND OTHER ASPECTS
                                                            OF THE CONTRACTS; REPURCHASE OBLIGATIONS" below.

Monthly Servicing Fee . . . . . . . . . . . . . . . .  The Servicer will be entitled to receive for each Due Period a monthly
                                                            servicing fee (the "MONTHLY SERVICING FEE") equal to 1/12th of [   ]%
                                                            of the Principal Balance of the Contracts as of the beginning of such
                                                            Due Period.  The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors
                                                            (collectively with the Monthly Servicing Fee, the "SERVICING FEE").
                                                            The Servicing Fee is payable from Available Interest, prior to the payment of the Class A Distributable Amount and the Class B
                                                            Distributable Amount.  See "DESCRIPTION OF THE
                                                            CERTIFICATES--SERVICING COMPENSATION AND PAYMENT OF EXPENSES," and
                                                            "--RIGHTS UPON AN EVENT OF TERMINATION" below.

                                      10


Tax Status . . . . . . . . . . . . . . . . . . . . . . In the opinion of Winston & Strawn, counsel to the Trust Depositor, the
                                                            Trust will be classified as a grantor trust for federal income tax purposes and not as an association taxable as a corporation.  Each
                                                            Certificateholder will be treated as the owner of an undivided interest in the assets of the Trust, including the Contracts.
                                                            Accordingly, each Certificateholder must report on its federal income tax return its share of income from the Contracts and, subject to limitations on deductions by individuals, estates and trusts, may deduct its share of the reasonable fees paid by the Trust, as if such
                                                            Certificateholder held its share of the assets of the Trust directly.
                                                             Furthermore, the Certificates may represent interests in "STRIPPED
                                                            BONDS" and "STRIPPED COUPONS" within the meaning of Section 1286 of the Internal Revenue Code of 1986, as amended (the "CODE").  See
                                                            "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" below.

ERISA Considerations . . . . . . . . . . . . . . . . . After the expiration of the Funding Period, the Class A Certificates will be eligible for purchase by employee benefit plans. Any plan fiduciary who proposes to cause a plan to acquire any of the
                                                            Certificates should consult with its own counsel with respect to the applicability of the Employee Retirement Income Security Act of 1974,
                                                            as amended ("ERISA") and the Code to such investment, including the availability of any class or individual ERISA prohibited transaction exemption.  See "ERISA CONSIDERATIONS" below.

                                                       The Class B Certificates are not eligible for purchase by (i) employee benefit plans subject to ERISA, or (ii) individual retirement accounts and other retirement plans subject to Section 4975 of the
                                                            Code, other than through an insurance company general account after the expiration of the Funding Period. See "ERISA CONSIDERATIONS"
                                                            below.

Ratings . . . . . . . . . . . . . . . . . . . . . . . .It is a condition to the closing that the Class A Certificates be rated
                                                            Aaa by Moody's and AAA by S&P and the Class B Certificates be rated
                                                            at least [    ] by Moody's and [   ] by S&P.  A security rating is
                                                            not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.
                                                            In the event that the rating initially assigned to the Certificates is subsequently lowered or withdrawn for any reason, no person or entity will be obligated to provide any additional credit enhancement with respect to the Certificates.


RISK FACTORS

     THE CONTRACTS AND THE PRE-FUNDING ACCOUNT.  On the Closing Date, the
Trust Depositor will transfer $[                          ] of Initial
Contracts to the Trust, which Initial Contracts the Trust Depositor purchased from the Seller using part of the proceeds of the Certificates sold to
investors.  The Trust Depositor will pledge $[                 ] I.E., the
remaining Certificate proceeds (representing the Pre-Funded Amount) pursuant to the Security Agreement in favor of the Trust, and such amount will be deposited into the Pre-Funding Account maintained by Harris Trust and Savings Bank as collateral agent under the Security Agreement (the "COLLATERAL AGENT"). Such pledge will secure the Trust Depositor's obligation, in favor of the Trust, to purchase from the Seller and transfer to the Trust Subsequent Contracts in a principal amount equal to the initial Pre-Funded Amount at or before the end of the Funding Period. The Pre-Funding Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Trust Depositor for the benefit of the Trustee. Any amounts held on deposit in the Pre-Funding Account and any investment earnings thereon are owned by, and will be taxable to, the Trust Depositor for federal income tax purposes. If the Seller fails to originate a principal amount of eligible Contracts during the Funding Period which is at least equal to the Pre-Funded Amount, the Trust Depositor will be unable to acquire sufficient Subsequent Contracts to transfer to the Trust on one or more Subsequent Transfer Dates, thereby resulting in a Special Distribution and prepayment of principal to the Certificateholders as described in the following paragraph. See "--TRUST'S RELATIONSHIP TO THE TRUST DEPOSITOR AND SELLER" below. In addition, any conveyance of Subsequent Contracts is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Transfer and Sale Agreement and the related Subsequent Purchase Agreement executed thereunder; (ii) as of the applicable Subsequent Cutoff Date, no Contract in the Trust, including the Subsequent Contracts that the Trust Depositor will be conveying as of such Subsequent Cutoff Date, will have a scheduled
maturity date later than [                  ]; (iii) the Trust Depositor
shall have executed and delivered in favor of the Trust a written assignment (a "SUBSEQUENT TRANSFER AGREEMENT") conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) the Trust Depositor shall have delivered certain opinions of counsel to the Trustee, the Placement Agent and the Rating Agencies with respect to the validity and other aspects of the conveyance of all such Subsequent Contracts; and (v) the Rating Agencies shall have each notified the Trust Depositor and the Trustee in writing that, following the addition of such Subsequent Contracts, the Class A Certificates will be rated AAA by S&P and
Aaa by Moody's and the Class B Certificates will be rated at least [       ]
by S&P and [        ] by Moody's, respectively.  Such confirmation of the
ratings of the Class A Certificates and Class B Certificates may depend on factors other than the characteristics of the Subsequent Contracts, including the delinquency, repossession and net loss experience on the Contracts in the Trust.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust Depositor during the Funding Period, the Class A Certificateholders and Class B Certificateholders will receive, on the Payment Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account (taking into account applications to the purchase of any Subsequent Contracts on such Payment Date) multiplied by the Class A Percentage and Class B Percentage, respectively. It is anticipated that even if the Seller originates sufficient Subsequent Contracts to exhaust most of the Pre-Funded Amount, the principal amount of Subsequent Contracts conveyed to the Trust by the end of the Funding Period will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Certificateholders at the end of the Funding Period in any event.

     Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as of the Initial Cutoff Date. See "THE CONTRACTS" below.

     TRUST'S RELATIONSHIP TO THE TRUST DEPOSITOR AND SELLER. Neither the Trust Depositor nor the Seller is generally obligated to make any payments in respect of the Certificates or the Contracts. However, the ability of the Trust Depositor to convey Subsequent Contracts on Subsequent Transfer Dates is dependent upon the generation of additional Contracts by the Seller. If, during the Funding Period, the Seller is unable to generate or does not transfer sufficient Contracts to the Trust Depositor, the ability of the Trust Depositor to convey Subsequent Contracts to the Trust would be adversely affected. There can be no assurance that the Seller will continue to generate Motorcycle conditional sales contracts that satisfy the criteria set forth in the Transfer and Sale Agreement.

     In connection with each conveyance of Contracts by the Seller to the Trust Depositor and by the Trust Depositor to the Trust, each of the Seller and the Trust Depositor will make representations and warranties with respect to the characteristics of such Contracts. In certain circumstances, the Seller is obligated to repurchase Contracts with respect to which such representations or warranties are not true as of the date made. Neither the Seller nor the Trust Depositor is otherwise obligated with respect to the Certificates (other than in respect of the transfer of Subsequent Contracts as described herein).

     SUBORDINATION; LIMITED ASSETS. The rights of the Class B Certificateholders to receive payments in respect of the Class B Interest Distributable Amount on any Payment Date are subordinated to the rights of the Class A Certificateholders to receive payments in respect of the Class A Interest Distributable Amount on such date, and the rights of the Class B Certificateholders to receive payments in respect of the Class B Principal Distributable Amount on any Payment Date are subordinated to the rights of the Class A Certificateholders to receive payments in respect of the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for such date. Consequently, on any Payment Date, Available Interest (after the payment therefrom of any unreimbursed Advances to the Servicer, the Servicing Fee, the Back-up Servicing Fee and the Trustee's Fee on such date) and monies on deposit in the Reserve Fund will be applied to the payment of the Class A Interest Distributable Amount before payment of the Class B Interest Distributable Amount, and on any Payment Date, Available Principal (after the payment therefrom of any unreimbursed Advances to the Servicer), Available Interest (after the payment therefrom of any unreimbursed Advances to the Servicer, the Servicing Fee, the Trustee's Fee, the Back-up Servicer Fee, the Class A Interest Distributable Amount and the Class B Interest Distributable Amount) and monies on deposit in the Reserve Fund will be applied to the payment of the Class A Principal Distributable Amount before payment of the Class B Principal Distributable Amount. In addition, on any Payment Date, amounts in respect of the Class B Percentage of Available Principal may be distributed to pay the Class A Interest Distributable Amount. If amounts otherwise allocable to the Class B Certificates are used to fund payments of interest on or principal of the Class A Certificates, distributions with respect to the Class B Certificates may be delayed or reduced and Class B Certificateholders may suffer a loss. See "DESCRIPTION OF THE CERTIFICATES --SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND."

     The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Contracts, its rights against the Trust Depositor under the Deposit Agreement as secured by the Pre-Funding Account and the Interest Reserve Account pledged by the Trust Depositor under the Security Agreement, and the Reserve Fund. Holders of the Certificates must rely for repayment upon payments on the Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Interest Reserve Account and the Reserve Fund. The Pre-Funding Account and the Interest Reserve Account will only be available during the Funding Period. The Pre-Funding Account will be used solely to purchase Subsequent Contracts and is not available to cover losses on the Contracts. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of the initial Certificate proceeds not invested in Contracts, and is not designed to provide any protection against losses on the Contracts.

     LIMITED EXPERIENCE WITH MOTORCYCLE CONTRACTS. The Seller/Servicer was organized in January 1993 and began purchasing and servicing conditional sales contracts for Motorcycles in February 1993, and thus has limited underwriting and servicing experience, delinquency experience and loan loss and repossession experience with respect to the Contracts. Accordingly, and for other reasons, the Seller's/Servicer's delinquency experience and loan loss and repossession experience set forth under "THE CONTRACTS" may not be indicative of the performance of the Contracts sold to the Trust Depositor and held by the Trust. The Trust Depositor is a bankruptcy-remote special purpose corporation established for the limited purpose of purchasing the Contracts (and other similar retail motorcycle conditional sales contracts) and related assets from the Seller, and selling the same into the Trust (and other similar trusts); the Trust Depositor was organized in [_____________].

     SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS. Each Contract is secured by a security interest in a Motorcycle. The transfer and perfection of security interests in the Motorcycles and enforcement of rights to realize upon the value of the Motorcycles as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state (the "UCC"), each state's motor vehicle title statutes, and the United States Bankruptcy Code. Under the United States Bankruptcy Code, a court may prevent the Trustee from repossessing a Motorcycle and may reduce the amount of secured indebtedness or change the amount or timing of monthly payments or the interest rate applicable to a Contract. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance.

These laws would apply to the Trust as assignee of the Contracts. In addition, due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the assignment of the Seller's interest therein to the Trust Depositor and the Trust Depositor's interest therein to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Motorcycles. Pursuant to the Transfer and Sale Agreement, the Seller represents and warrants that each Contract complies with all requirements of law and will make certain representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Motorcycle securing a Contract. A breach of any such representation and warranty that materially adversely affects the Trust's interest in any Contract would create an obligation of the Seller to repurchase such Contract from the Trust unless such breach is cured. In the event that the Trust must rely on repossession and resale of Motorcycles securing Contracts that are in default to recover principal and interest due thereon, certain other factors may limit the ability of the Trust to realize upon the Motorcycle or may limit the amount realized to less than the amount due. See "SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS" below.

     LIMITED LIQUIDITY. There is currently no secondary market for the Certificates offered hereby. The Underwriter currently intends to make a market in the Certificates, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     BANKRUPTCY CONSIDERATIONS. Winston & Strawn, counsel to the Seller and the Trust Depositor, will render an opinion to the Trustee that in the event the Seller became a debtor under the United States Bankruptcy Code the transfer of the Contracts from the Seller to the Trust Depositor in accordance with the Transfer and Sale Agreement (and any Subsequent Purchase Agreement in connection with transfers of Subsequent Contracts) would be treated as a true sale and not as a pledge to secure borrowings and that the Trust Depositor would not be consolidated with the Seller as a single entity.
 If, however, the transfer of the Contracts from the Seller to the Trust Depositor were treated as a pledge to secure borrowings by the Seller or if the Trust Depositor were ordered consolidated with the Seller as a single entity or were to become bankrupt for any reason the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Seller, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Seller has purchased Contracts from dealers located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such dealers' sales and the corresponding negative implications for timing of receipt of payments with respect to the Contracts may occur.

     YIELD AND PREPAYMENT CONSIDERATIONS. By their terms, the Contracts may be prepaid, in whole or in part, at any time and each Contract contains a provision which permits the Seller to require full prepayment in the event of a sale of the Motorcycle securing a Contract. In addition, repurchases of the Contracts by the Seller could occur in the event of a breach of a representation and warranty with respect to the Contracts and upon exercise of the Seller's limited option to repurchase when the aggregate of the Class A Certificate Balance and Class B Certificate Balance has decreased to a certain level. Any prepayments and repurchases of Contracts will reduce the average life of the Contracts and the interest received by the Certificateholders over the life of the Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance
policies).   In addition, the occurrence of a Special Distribution at or before the end of the Funding Period would have the effect of reducing the interest received by Certificateholders over the life of the Certificates.

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience on the Contracts and the timing of such losses. If the actual rate and amount of losses experienced on the Contracts exceed the rate and amount of losses assumed by an investor, the yield to maturity of the Class B Certificates may be lower than anticipated.

     JOINT ACCOUNTS. In certain circumstances, the monthly billing statements relating to the Contracts and provided to the Obligors also reflect the Obligors' outstanding "HARLEY CARD" monthly balance. See "EAGLEMARK, INC. -

GENERAL" below. With respect to such a joint billing statement, the Obligor sends one payment which if not appropriately designated by such Obligor in the statement returned with their payment will be allocated first to the minimum payment due on the Harley Card. To the extent a payment is insufficient to cover payment amounts due under both the Contract and the minimum amount due on the Harley Card, the Contract will suffer the associated shortfall.

STRUCTURE OF THE TRANSACTION

     On the date of issuance of the Certificates, the Seller will sell, transfer, assign, set over and otherwise convey the Initial Contracts and related assets to the Trust Depositor, and the Trust Depositor will simultaneously establish the Trust, and sell, transfer, assign, set over and otherwise convey to the Trust all right, title and interest in such Initial Contracts and related assets. Additionally, the Trust Depositor will deposit into the Pre-Funding Account, the Pre-Funded Amount; into the Reserve Fund, the Reserve Fund Initial Deposit; and into the Interest Reserve Account, the amount required to be deposited therein. On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee will, concurrently with such conveyance, execute and deliver the Certificates to or upon the order of the Trust Depositor. The Seller will continue to service the Contracts pursuant to the Agreement, and will be compensated as Servicer.

     The Trust will use funds on deposit in the Pre-Funding Account to acquire Subsequent Contracts during the Funding Period as and to the extent described herein. Any such acquisition of Subsequent Contracts is subject to the availability thereof and to the satisfaction of the conditions described herein. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts during the Funding Period, the Class A Certificates and Class B Certificates will be prepaid in part, without premium, on the Payment Date immediately following the last day of the Funding Period in an amount equal to the amount then on deposit in the Pre-Funding Account multiplied by the Class A Percentage and Class B Percentage, respectively.

     The Certificates will represent fractional undivided interests in the Trust, the corpus of which will consist of the Initial Contracts and related assets (including all rights to receive payments collected on such Contracts
on or after [                  ], 199[    ], I.E., the Initial Cutoff Date,
security interests in the Motorcycles financed through such Contracts, and rights, if any, under individual insurance policies with respect thereto); rights of the Trust against the Trust Depositor under the Deposit Agreement; rights of the Trust in respect of the collateral which the Trust Depositor has pledged under the Security Agreement securing its obligations under the Deposit Agreement; any Subsequent Contracts which the Trust Depositor conveys to the Trust in accordance with the Deposit Agreement (including all rights to receive payments collected on such Contracts on or after the applicable Subsequent Cutoff Date, related security interests and insurance policy rights as described above); amounts held for the Trust in the Collection Account (as defined below); and rights in the Interest Reserve Account and Reserve Fund. The Certificates will be issued in denominations of $1,000.

     Payments and recoveries in respect of principal and interest on the Contracts will be paid into a separate trust account maintained at the Trustee in the name of the Trust (the "COLLECTION ACCOUNT"), no later than two Business Days after receipt. Payments deposited in the Collection Account in respect of each Due Period, net of certain fees and other amounts which the Trustee is authorized to withdraw therefrom as described herein, will be applied on each Payment Date to pay interest and principal to Certificateholders as and to the extent described herein.

     The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period (subject to the limitations described below). The Servicer will be entitled to reimbursement of such Advances by means of a first priority withdrawal from the Collection Account of Available Funds. The Servicer will not be required to make any such Advances to the extent that it does not expect to recoup the Advance from such funds.

     The Seller, as seller of the Contracts, will make certain representations and warranties to the Trust Depositor with respect to the Contracts. Under the Transfer and Sale Agreement, the Seller will agree that in the event of a breach of any such representation and warranty made by the Seller that materially and adversely affects the Trust's interest in any Contract (without regard to the benefits of the Reserve Fund), the Seller will repurchase such Contract within 90 days at a price equal to (a) the remaining Principal Balance of such Contract, plus (b) accrued and unpaid interest at the Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period (the "REPURCHASE PRICE").

                                  USE OF PROCEEDS

     The Trust Depositor will use the net proceeds received from the sale of the Certificates (i) for the purchase of the Initial Contracts and related assets from the Seller, and (ii) the remainder for the funding of the Pre-Funding Account held by the Collateral Agent under the Security Agreement. The Seller will use the proceeds from the Trust Depositor's purchase of the Initial Contracts, as well as Subsequent Contracts, for the repayment of a substantial portion of the outstanding principal of the warehouse lines through which it finances its motorcycle conditional sales contracts. Following each such repayment, it is expected that the warehouse lines will be used to build a new portfolio of Motorcycle conditional sales contracts.

                                   THE CONTRACTS

     Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle (as described below) and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Seller. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

     Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has
its last scheduled payment due no later than [                        ], and
with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled
payment due no later than [                  ], and (d) with respect to the
Initial Contracts, has its first scheduled payment due no later than
[                  ].  The Contracts were (or will be) acquired by the Seller in the ordinary course of the Seller's business. A detailed listing of the Initial Contracts is appended to the Agreement. See "DESCRIPTION OF THE CERTIFICATES" below. (For general composition of the Initial Contracts see
Table 1 below).  Approximately [            ]% of the Principal Balance of
the Initial Contracts as of the Initial Cutoff Date is attributable to loans
to purchase Motorcycles which were new and approximately [            ]% is
attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual
rate of interest of at least [           ]% per annum and not more than
[           ]% per annum and the weighted average contractual rate of
interest of the Initial Contracts as of the Initial Cutoff Date is
approximately [         ]% per annum (see Table 2 below). The Initial
Contracts have remaining maturities as of the Initial Cutoff Date of at least
6 months but not more than [      ]  months and original maturities of at
least [   ] months but not more than [   ]months (see Tables 3 and 4 below).
The Initial Contracts had a weighted average term to scheduled maturity, as
of origination, of approximately [       ] months, and a weighted average
term to scheduled maturity as of the Initial Cutoff Date of approximately
[       ] months.  The average principal balance per Initial Contract as of
the Initial Cutoff Date was approximately $[            ] and the principal
balances on the Initial Contracts as of the Initial Cutoff Date ranged from
$[         ] to $[          ] (see Table 5 below).  The Contracts arise (or
will arise) from loans to Obligors located in 50 states and Washington D.C., and with respect to the Initial Contracts, in the following approximate amounts expressed as a percentage of the aggregate principal balances on the
Initial Contracts as of the Initial Cutoff Date: [      ]% in the state of
[          ], [      ]% in [         ], [      ]% in  [          ], [      ]%
in [          ], [       ]% in [         ], [       ]% in  [       ],
[       ]% in  [          ], [      ]% in [          ], and [      ]% in
[          ] (see Table 6 below).  No other state represented more than
[       ]% of the Initial Contracts.

     Except for the criteria described in the preceding paragraph and under "RISK FACTORS -- THE CONTRACTS AND THE PRE-FUNDING ACCOUNT," there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by APR of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.

     The motorcycle dealer agreements between each of the originating dealers and the Seller require the originating dealer to repurchase certain motorcycles repossessed by the Seller in the event of a default by the Obligor ("DEALER RECOURSE"); the Dealer Recourse will be assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement and from the Trust Depositor to the Trust pursuant to the Agreement. There can be no assurance that an originating dealer will perform its Dealer Recourse obligations under such motorcycle dealer agreements if and when required to do so.

                                     TABLE 1

                        COMPOSITION OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

Aggregate Principal Balance. . . . . . . . . . . . . . . .       $[__________]
Number of Contracts. . . . . . . . . . . . . . . . . . . .             [_____]
Average Principal Balance. . . . . . . . . . . . . . . . .         $[________]
Weighted Average Annual Percentage
  Rate ("APR") . . . . . . . . . . . . . . . . . . . . . .             [_____]%
  (Range). . . . . . . . . . . . . . . . . . . . . . . . . [_____]% to [_____]%
Weighted Average Original Term . . . . . . . . . . . . . .              [____]
     (Range) . . . . . . . . . . . . . . . . . . . . . . .      [___] to [___]
Weighted Average Calculated Remaining Term . . . . . . . .             [_____]
     (Range) . . . . . . . . . . . . . . . . . . . . . . .       [__] to [___]

                                     TABLE 2

                    DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                           (AS OF THE INITIAL CUTOFF DATE)


                                            TOTAL
                             PERCENT OF   OUTSTANDING
                  NUMBER OF  NUMBER OF     PRINCIPAL     PERCENT OF POOL
       RATE       CONTRACTS  CONTRACTS     BALANCE          BALANCE

 8.01-9.00%                      %                  $           %
 9.01-10.00
 10.01-11.00

 11.01-12.00
 12.01-13.00
 13.01-14.00
 14.01-15.00

 15.01-16.00
 16.01-17.00

 TOTALS:
                             100.00%                        100.00%

                                      TABLE 3

                       DISTRIBUTION BY CALCULATED REMAINING TERM
                               OF THE INITIAL CONTRACTS
                            (AS OF THE INITIAL CUTOFF DATE)

                                                TOTAL
                                PERCENT OF   OUTSTANDING
    CALCULATED      NUMBER OF   NUMBER OF     PRINCIPAL       PERCENT OF
  REMAINING TERM    CONTRACTS   CONTRACTS      BALANCE       POOL BALANCE

 1-12  MONTHS                       %                $             %
 13-24 MONTHS
 25-36 MONTHS

 37-48 MONTHS
 49-60 MONTHS
 61-72 MONTHS

 TOTALS:                        100.00%                         100.00%


                                     TABLE 4
                     DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                TOTAL
                                PERCENT OF    OUTSTANDING
    ORIGINAL        NUMBER OF   NUMBER OF      PRINCIPAL       PERCENT OF
       TERM         CONTRACTS   CONTRACTS       BALANCE       POOL BALANCE

 1-12  MONTHS                                         $              %
 13-24 MONTHS
 25-36 MONTHS

 37-48 MONTHS
 49-60 MONTHS
 61-72 MONTHS


 TOTALS:               0        100.00%                          100.00%

                                     TABLE 5
              DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                          (AS OF THE INITIAL CUTOFF DATE)

                                                   TOTAL
                                  PERCENT OF    OUTSTANDING
       CURRENT       NUMBER OF    NUMBER OF      PRINCIPAL      PERCENT OF
       BALANCE       CONTRACTS    CONTRACTS       BALANCE      POOL BALANCE

      $01 - $1,000                                     $             %
   $1,001 - $1,500
   $1,501 - $2,000
   $2,001 - $2,500
   $2,501 - $3,000
   $3,001 - $3,500
   $3,501 - $4,000
   $4,001 - $4,500
   $4,501 - $5,000
   $5,001 - $5,500
   $5,501 - $6,000
   $6,001 - $6,500
   $6,501 - $7,000
   $7,001 - $7,500
   $7,501 - $8,000
   $8,001 - $8,500
   $8,501 - $9,000
   $9,001 - $9,500
 $9,501 - $10,000
$10,001 - $10,500
$10,501 - $11,000
$11,001 - $11,500
$11,501 - $12,000
$12,001 - $12,500
$12,501 - $13,000
$13,001 - $14,000
$14,001 - $15,000
$15,001 - $16,000
$16,001 - $17,000
$17,001 - $18,000
$18,001 - $19,000
$19,001 - $20,000
$20,001 - $22,000
$22,001 - $24,000
$24,001 - $26,000
$26,001 - $28,000
$28,001 - $30,000
$30,001 - $32,000
           TOTALS:                100.00%                             100.00%

                                     TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)



                                                       TOTAL
                                       PERCENT OF   OUTSTANDING   PERCENT OF
                           NUMBER OF   NUMBER OF     PRINCIPAL      POOL
  STATE                    CONTRACTS   CONTRACTS      BALANCE      BALANCE

ALABAMA                                                       $        %
ALASKA
ARIZONA
ARKANSAS
CALIFORNIA
COLORADO
CONNECTICUT
DELAWARE
DISTRICT OF COLUMBIA
FLORIDA
GEORGIA
HAWAII
IDAHO
ILLINOIS
INDIANA
IOWA
KANSAS
KENTUCKY
LOUISIANA
MAINE
MARYLAND
MASSACHUSETTS
MICHIGAN
MINNESOTA
MISSISSIPPI
MISSOURI
MONTANA
NEBRASKA
NEVADA
NEW HAMPSHIRE
NEW JERSEY
NEW MEXICO
NEW YORK

                                     TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

NORTH CAROLINA
NORTH DAKOTA
OHIO
OKLAHOMA
OREGON
PENNSYLVANIA
RHODE ISLAND
SOUTH CAROLINA
SOUTH DAKOTA
TENNESSEE
TEXAS
UTAH
VERMONT
VIRGINIA
WASHINGTON
WEST VIRGINIA
WISCONSIN
WYOMING
OTHER
TOTALS:                             100.00%                          100.00%

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The Seller was organized in January 1993 and is a one hundred percent owned subsidiary of Eaglemark Financial Services, Inc., a Delaware corporation ("EAGLEMARK FINANCIAL"). The Seller began purchasing and servicing conditional sales contracts for Motorcycles in February 1993. Accordingly, the Seller has not accumulated a significant amount of delinquency and loss data on Motorcycle conditional sales contracts similar to the Contracts. See "RISK FACTORS -- LIMITED EXPERIENCE WITH MOTORCYCLE CONTRACTS."

     The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles since the Seller began purchasing and servicing such contracts. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

                             DELINQUENCY EXPERIENCE
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                       AT
     ______________________________________________________________________

                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  [        ]  [        ]
                            1994          1995          1996         199         199
                        ------------  ------------  ------------  ----------  ----------
NUMBER OF
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS AND
ASSOCIATED
OUTSTANDING PRINCIPAL
DOLLAR BALANCES(1) ...

PERIOD OF DELINQUENCY
AND ASSOCIATED
OUTSTANDING PRINCIPAL
BALANCES(2) ..........
30-59 DAYS ...........
60-89 DAYS ...........
90 DAYS OR MORE ......

TOTAL NUMBER OF
DELINQUENT
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS ............

DELINQUENT
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS AS A
PERCENT OF TOTAL
NUMBER OF
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS ............





     -------------------
        (1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

        (2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.

                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  [        ]  [        ]
                            1994          1995          1996         199         199
                        ------------  ------------  ------------  ----------  ----------
AGGREGATE PRINCIPAL
BALANCE OF
DELINQUENT
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS ............

AGGREGATE PRINCIPAL
BALANCE OF
DELINQUENT
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS AS A
PERCENTAGE OF THE
AGGREGATE
OUTSTANDING PRINCIPAL
BALANCE OF
MOTORCYCLE
CONDITIONAL SALES
CONTRACTS ............


                       LOAN LOSS/REPOSSESSION EXPERIENCE
                                  (UNAUDITED)
                                (ACTUAL DOLLARS)

                   Twelve Months  Twelve Months  Twelve Months
                       Ended          Ended          Ended
                    December 31,   December 31,   December 31,  [Three Months  [Three Months
                       1994           1995           1996       Ended       ]  Ended       ]
 Principal
 Balance of all
 Motorcycle
 conditional
 contracts
 serviced(1)

 Contract
 liquidations(2)

 Net losses:
  Dollars(3)

 Percentage(4)

(1)  As of period end.  Includes contracts already in repossession.
(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles, expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of contracts being serviced as of period end, calculated on an annualized basis.



THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

                          HARLEY-DAVIDSON MOTORCYCLES

     All of the motorcycles securing Contracts were manufactured by Harley-Davidson, Inc., except not more than 2.5% of the Contracts (including all Subsequent Contracts) relate to, and are secured by, motorcycles manufactured by Buell. Buell produces "PERFORMANCE" motorcycles using engines and certain other parts manufactured by Harley-Davidson. Harley-Davidson, as of December 31, 1996, owned 49% of the voting equity of Buell.

     Harley-Davidson produces and sells premium superheavyweight motorcycles. Within the superheavyweight class, Harley-Davidson sells touring motorcycles (equipped for long-distance touring), as well as motorcycles which emphasize the distinctive styling associated with certain classic Harley-Davidson motorcycles. Harley-Davidson motorcycles are based on variations of five basic chassis designs and are powered by one of three air cooled, twin cylinder engines of "V" configuration which have displacements of 883cc, 1200cc, and 1340cc. Harley-Davidson manufactures its own engines and frames and is the only major manufacturer of motorcycles in the United States. Harley-Davidson, as of December 31, 1996, accounts for approximately 55% of the market for motorcycles with an engine displacement of 751cc and above.

     Buell produces "PERFORMANCE" motorcycles using Harley-Davidson 1200cc engines that are further modified in the manufacturing process, as well as certain other Harley parts. The "PERFORMANCE" aspect of the motorcycles refers to overall handling characteristics of the motorcycle, including cornering, acceleration and braking. Buell motorcycles and related products are currently distributed exclusively through Harley-Davidson dealers. Buell's overall share of the "PERFORMANCE" market is negligible.

     As of December 31, 1996, Eaglemark has originated Contracts with principal balances outstanding equal to approximately $_______ which are related to, and secured by, "touring cycles", and $_______ which are related to, and secured by,
"street legal" cycles.   "Touring cycles" (with displacements typically over
750cc) are generally intended for use in long distance travel, and "street legal cycles" include all other motorcycles which may be licensed for street use under applicable state or local law and which are not generally viewed as falling with the "touring cycle" category.


                      YIELD AND PREPAYMENT CONSIDERATIONS

     By their terms, the Contracts may be prepaid, in whole or in part, at any time and each Contract contains a provision which permits the Seller to require full prepayment in the event of a sale of the Motorcycle securing a Contract.
In addition, repurchases of the Contracts by the Seller could occur in the event of a breach of a representation and warranty with respect to the Contracts and upon exercise of the Seller's limited option to repurchase the Certificates when the principal balance of the Certificates has decreased to a certain level. Any prepayments and repurchases of Contracts will reduce the average life of the Certificates and the interest received by the Certificateholders over the life of the Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies). In addition, the occurrence of a Special Distribution at or before the end of the Funding Period would have the effect of reducing the interest received by Certificateholders over the life of the Certificates.

     The Class B Certificates will be subordinated to the Class A Certificates as described herein. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience on the Contracts and the timing of such losses. If the actual rate and amount of losses experienced on the Contracts exceed the rate and amount of losses assumed by an investor, the yield to maturity of the Class B Certificates may be lower than anticipated.

     Although the contractual rates of interest on the Contracts vary, disproportionate rates of principal prepayments between Contracts with higher and lower contractual rates of interest will not affect the yield on the Certificates if the Certificates are purchased at par because the contractual rate of interest on each Contract is greater than the sum of the Class B Pass-Through Rate, the Monthly Servicing Fee, the Back-up Servicing Fee and the Trustee Fee.

     The final scheduled payment date on the Initial Contract with the latest
maturity is no later than [               ].  The final scheduled payment date
on the Contract with the latest maturity among the Contracts as a whole,
including any Subsequent Contracts, will be not later than [                ].

                      EAGLEMARK FINANCIAL SERVICES, INC.;
                                EAGLEMARK, INC.

EAGLEMARK FINANCIAL SERVICES, INC.

     Eaglemark Financial was formed in June 1992 with a capital infusion of $10,000,000 from Harley-Davidson and an additional $15,000,000 capital contribution from a major institutional investor in January 1993. In November 1995, Harley-Davidson purchased the equity owned by the major institutional investor and as a result Eaglemark Financial is a 97% owned subsidiary of Harley-Davidson. The business of Eaglemark Financial, through its 100% ownership of Eaglemark, has been to provide wholesale and retail financing, credit card and insurance services to dealers and customers of Harley-Davidson.

EAGLEMARK, INC.

     Eaglemark is a Nevada corporation and is a wholly-owned subsidiary of Eaglemark Financial. Eaglemark began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson dealers from ITT Commercial Finance; subsequently, Eaglemark entered the retail consumer finance business. Eaglemark provides financing to Harley-Davidson customers for new and used motorcycles and Harley-Davidson branded products including accessories through its private-label "HARLEY CARD," as well as a range of motorcycle insurance products through a wholly-owned subsidiary. Eaglemark also finances extended service contracts on Motorcycles. Eaglemark's financing, credit card and insurance programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase dealer and customer loyalty to Eaglemark while improving revenue and profits over time. Eaglemark's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706 (telephone 702/885-1200). As of December 31, 1996, Eaglemark had total assets of $339.9 million, and stockholder's equity of $50.9 million.

     During the third quarter of 1994, Eaglemark began providing retail consumer financing for other product lines. Initially, Eaglemark provided financing for marine boat dealers under the trade names "MASTERCRAFT CREDIT," "WETJET CREDIT," "SKEETER CREDIT," "BOSTON WHALER FINANCIAL SERVICES," and "MARIAH FINANCIAL SERVICES." Eaglemark has since added new lines of consumer financing including (i) recreational vehicle financing through RV dealers under the trade name of "HOLIDAY RAMBLER CREDIT"; (ii) Motorcycle financing through the Canadian Harley-Davidson dealers transacted under the trade name "DEELEY CREDIT"; and (iii) single-engine aircraft financing provided directly through Mooney Aircraft under the trade name "MOONEY FINANCIAL SERVICES" or through a broker (Sterling Air) under the Eaglemark name. Eaglemark also provides other forms of consumer financing through various Dealers on a case-by-case basis. As of December 31, 1996, accounts receivable related to these new product lines represented less than 23.9% of total retail receivables serviced by Eaglemark.

PURCHASE OF CONTRACTS

     Eaglemark purchases contracts from a network of Harley-Davidson dealers located throughout the United States. Eaglemark's personnel contact dealers and explain Eaglemark's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use Eaglemark's available customer financing, the dealer must make an application to Eaglemark for approval.

     Contracts that Eaglemark purchases are written on forms provided or approved by Eaglemark and are purchased on an individually approved basis in accordance with Eaglemark's guidelines. The dealer submits the customer's credit application and purchase order to Eaglemark's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the proposed buyer's paying habits, length and likelihood of continued employment and certain other procedures. Eaglemark's current underwriting guidelines for Motorcycle contracts generally require that the monthly payment on the contract, together with the Obligor's other fixed monthly obligations, not exceed 40% of the Obligor's monthly gross income. With respect to contracts for new Motorcycles and used Motorcycles of model year 1990 and later, Eaglemark generally finances up to 90% of the Motorcycle's sales price. Eaglemark generally finances up to 85% of such amount for used Motorcycles of model years before 1990. Eaglemark will also finance certain dealer installed accessories, sales tax and title fees as well as premiums for the term of the contract on optional credit life and accident and health insurance, premiums for extended warranty insurance and premiums for required physical damage insurance on the Motorcycle which financed amounts are part of the principal balance of the respective contract. If the application meets Eaglemark's guidelines and the credit is approved, Eaglemark purchases the contract when the customer accepts delivery of the Motorcycle.


                  EAGLEMARK CUSTOMER FUNDING CORPORATION-[  ]

     The Trust Depositor is a special purpose corporation incorporated in the
State of Nevada in [  ] of [   ].   All of the common stock of the Trust
Depositor is owned by the Seller. All of the officers and directors of the Trust Depositor are employed by the Seller, except that one director of the Trust Depositor is required to be independent of the Seller. The Trust Depositor's business is limited to purchasing the Contracts and related assets (and other similar retail motorcycle installment conditional sales contracts) from the Seller, acting as the settlor of the Trust and other similar trusts and performing the obligations described in the Agreement and the Transfer and Sale Agreement (as well as similar agreements entered into in connection with the formation of similar trusts).


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement to be entered into by the Trust Depositor, as originator of the Trust, the Servicer as the servicer of the Contracts and Harris Trust and Savings Bank, as Trustee and as Back-up Servicer. Citations to the relevant articles and sections of the Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement.

GENERAL

     The Certificates will be issued in book-entry form only and will represent fractional undivided interests in the Trust. (Section 9.02.) The Certificates will be issued in denominations of $1,000 in excess thereof, except for one Class A Certificate with a denomination representing the remainder of the Class A Initial Certificate Balance and one Class B Certificate with a denomination representing the remainder of the Class B Initial Certificate Balance. (Section 9.01.) The Trust will consist of (among other things) the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, security interests in the Motorcycles financed through the Contracts, proceeds from certain insurance policies on individual Motorcycles, the Deposit Agreement, rights under the Security Agreement securing the Trust Depositor's obligation under the Deposit
Agreement to purchase Subsequent Contracts and transfer the same to the Trust through the pledge of monies on deposit in the Pre-Funding Account, and amounts held for the Trust in the Collection Account (Section 2.01.)

     Distributions of the Class A Interest Distributable Amount, the Class B Interest Distributable Amount, the Class A Principal Distributable Amount, and the Class B Principal Distributable Amount will be made by the Paying Agent monthly on each Payment Date to persons in whose names the Class A Certificates and Class B Certificates are registered as of the Record Date. The first
Payment Date for the Certificates will be [              ], 199[ ].  Payments
will be made by check mailed to such Certificateholder at the address appearing on the Certificate Register; PROVIDED, HOWEVER, that a Certificateholder may request payment by wire transfer pursuant to instructions delivered to the Trustee at least ten (10) days prior to such Payment Date. Final payments of principal and interest will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.)

CONVEYANCE OF CONTRACTS

     On the date of issuance of the Certificates, the Seller will sell, transfer, assign, set over and otherwise convey the Initial Contracts and related assets to the Trust Depositor, and the Trust Depositor will simultaneously establish the Trust and sell, transfer, assign, set over and otherwise convey to the Trust all right, title and interest in the Initial Contracts and related assets. (Section 2.01.) On behalf of the Trust, as the issuer of the Certificates offered hereby, the Trustee will, concurrently with such conveyance, execute and deliver the Certificates to or upon the order of the Trust Depositor. The Initial Contracts will be described on a list delivered to the Trustee and certified by a duly authorized officer of the Trust Depositor. (Sections 1.02 and 2.02.) Such list will include the amount of monthly payments due on each Initial Contract as of the Initial Cutoff Date, the contractual rate of interest on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal office of the Servicer. (Sections 1.02 and 5.04.) Prior to the conveyance of the Initial Contracts to the Trust, the Servicer's compliance officer will have completed a review of all the related Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Motorcycles, confirming the accuracy of the list of Initial Contracts delivered to the Trustee. The Trust Depositor will deliver to the Trustee a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the Initial Contracts supplied by the Seller. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be required to be repurchased by the Seller, or, if the discrepancy relates to the unpaid Principal Balance of a Contract, the Seller may deposit cash in the Collection Account in an amount sufficient to offset such discrepancy. (Section 8.08.)

     In addition to the Initial Contracts, the Trust property will include the Trust's rights under the Deposit Agreement in respect of the Trust Depositor's obligation to purchase from the Seller, and concurrently convey to the Trust, Subsequent Contracts purchased as of the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "CUTOFF DATE") (Section 2.01). Any conveyance of Subsequent Contracts on a Subsequent Transfer Date will be subject to the satisfaction of the following conditions, among others (computed, where applicable, based on the characteristics of the Initial Contracts on the Initial Cutoff Date and any Subsequent Contracts as of the related Subsequent Cutoff Date): (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Transfer and Sale Agreement and the related Subsequent Purchase Agreement executed thereunder; (ii) as of the applicable Subsequent Cutoff Date, no Contract in the Trust, including the Subsequent Contracts that the Trust Depositor will be conveying as of such Subsequent Cutoff Date, will have a scheduled maturity date
later than [                             ]; (iii) the Trust Depositor shall have
executed and delivered in favor of the Trust a Subsequent Transfer Agreement conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) the Trust Depositor shall have delivered certain opinions of counsel to the Trustee, the Placement Agent and the Rating Agencies with respect to the validity and other aspects of the conveyance of all such Subsequent Contracts; and (v) the Rating Agencies shall have each notified the Trust Depositor and the Trustee in writing that, following the addition of such Subsequent Contracts, the Class A Certificates will be rated AAA by S&P and Aaa by Moody's and the Class B Certificates will be
rated [      ] by S&P and [     ]  by Moody's.  (Section 2.04).

     The Agreement will designate the Servicer as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents relating to the Motorcycles. (Section 4.01.) To facilitate servicing and save administrative costs, the documents will not be segregated from other similar documents that are in the Servicer's possession. Uniform Commercial Code financing statements will be filed in Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller and from the Trust Depositor to the Trustee, and the Seller's and the Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment. In addition, each Contract will be stamped to reflect their conveyance and assignment to the Trust. However, if, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment, the Trust's interest in the Contracts could be defeated. In addition, certificates of title with respect to the Motorcycles will not be amended to reflect the assignment of the Seller's security interest in the Motorcycles to the Trust Depositor and the assignment of the Trust Depositor's security interest in the Motorcycles to the Trust. In the absence of amendments to the certificates of title, the Trust may not have a perfected security interest in the Motorcycles. See "SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE
OBLIGATIONS" below.

     The Seller will make certain representations and warranties in the Transfer and Sale Agreement with respect to each Contract, including that (references to the Closing Date below being deemed, in respect of Subsequent Contracts, to refer to the related Subsequent Transfer Date): (a) as of the related Cutoff Date the most recent scheduled payment was made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the Obligor of the Contract; (b) as of the Closing Date no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File; (c) each Contract is a genuine, legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) as of the Closing Date no Contract is subject to any right of rescission, set-off, counterclaim or defense, (e) as of the Closing Date each Motorcycle securing a Contract is covered by certain insurance policies described under "DESCRIPTION OF THE CERTIFICATES--INDIVIDUAL MOTORCYCLE INSURANCE" below; (f) each Contract was originated by a Harley-Davidson motorcycle dealer in the ordinary course of such dealer's business which dealer had all necessary licenses and permits to originate the Contracts in the state where such dealer was located, was fully and properly executed by the parties thereto and was sold by such dealer to the Seller without any fraud or misrepresentation on the part of such dealer; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer, sale and assignment of the Contract pursuant to the Transfer and Sale Agreement or the Agreement or pursuant to transfers of Certificates unlawful, void or voidable; (h) each Contract and each sale of the related Motorcycle complies with all requirements of any applicable federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, with such compliance not being affected by the Trust Depositor's or the Trust's ownership of the Contracts and with the Seller to maintain in its possession, available for inspection by or delivery to the Trust Depositor and the Trustee, evidence of compliance with all such requirements; (i) as of the Closing Date no Contract has been satisfied, subordinated in whole or in part or rescinded and the Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Motorcycle covered thereby, and such security interest has been conveyed and assigned by the Seller to the Trust Depositor and the Trust Depositor to the Trust and the original certificate of title, certificate of lien or other notification (the "LIEN CERTIFICATE") issued by the body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon (the "REGISTRAR OF TITLES") of the applicable state to a secured party which indicates the lien of the secured party on the Motorcycle is recorded on the original certificate of title, and the original certificate of title for each Motorcycle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Motorcycle the Lien Certificate will be received within 180 days of the Closing Date and will show, the Seller as original secured party under each Contract and as the holder of a first priority security interest in such Motorcycle (and with respect to each Contract for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related dealer that such Lien Certificate showing the Seller as lienholder has been applied for), and the Seller's security interest has been validly assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trustee pursuant to this Agreement in order that immediately after the sale, each Contract will be secured by an enforceable and perfected first priority security interest in the Motorcycle in favor of the Trust as secured party, which security interest is prior to all other liens upon and security interests in such Motorcycle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor, materials or any state law enforcement agency affecting a Motorcycle which may arise after such sale);
(k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person other than the Trust Depositor and the Trustee as transferee of the Trust Depositor and prior to the transfer of the Contract to the Trust Depositor, the Seller has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and as of the Closing Date the Trustee will have a first priority perfected security interest therein; (m) as of the related Cutoff Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any of the foregoing; (n) as of the Closing Date there are, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting a motorcycle securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract has a fixed rate of interest and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple interest basis over its term; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; and (r) there is only one original of each Contract. The Seller will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Cutoff Date equals the Initial Certificate Principal
Balance (plus the Pre-Funded Amount as of the Closing Date), and each Initial
Contract has a contractual rate of interest of at least [      ]%, (ii) all
motorcycles securing the Contracts are Harley-Davidson or Buell motorcycles,
(iii) approximately [      ]% of the aggregate Principal Balance of the
Initial Contracts is attributable to loans to purchase new Motorcycles and
approximately [       ]% of the aggregate Principal Balance of the Initial
Contracts is attributable to loans to purchase used Motorcycles, (iv) no
Initial Contract has a remaining maturity of more than [   ]months, (v) the
first payment under each Initial Contract is due on or before[              ],
199[ ] and (vi) no adverse selection procedures were or will be employed in selecting the Contracts from the Seller's portfolio. (Article III.)

     Under the Transfer and Sale Agreement, the Seller will agree that in the event of a breach of any such representations and warranties made by the Seller that materially and adversely affects the Trustee's interest in any Contract the Seller will repurchase such Contract within 90 days at the Repurchase Price (as defined in "STRUCTURE OF THE TRANSACTION" above), unless such breach is cured. Under the Agreement, the Trust Depositor will assign all of its right, title and interest in such representations and warranties (including the Seller's repurchase obligations) to the Trustee. The Trust Depositor will make no representations and warranties with respect to the Contracts. The Seller is selling the Contracts without recourse and, accordingly, will have no obligation with respect to the Contracts other than pursuant to such representations, warranties and repurchase obligations. The repurchase obligations of the Seller described above will constitute the sole remedy against the Seller by the Trust and the Certificateholders for a breach of any such representations and warranties made by the Seller.

     Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trustee as more fully set forth below.

PAYMENTS ON CONTRACTS; AVAILABLE FUNDS, AVAILABLE INTEREST AND AVAILABLE
PRINCIPAL

     The Trust Depositor, on behalf of the Trust, will establish and maintain the Collection Account at the Trustee's office. The Collection Account must be established and maintained as an "ELIGIBLE ACCOUNT", which is (i) a segregated direct deposit account maintained with a depositary institution or trust company organized under the laws of the United States of America or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least A-1 by S&P and P-1 by Moody's. The Servicer may authorize the Trustee to invest the funds in the Collection Account in Eligible Investments (as defined in the Agreement) that will mature not later than one Business Day prior to the applicable Payment Date. Such Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States, certificates of deposit, demand and time deposits and bankers' acceptances sold by eligible depository institutions and trust companies, certain repurchase agreements of United States government securities with eligible commercial banks, corporate securities assigned the highest rating by Moody's and S&P of which no investment in the securities of any one company may exceed 10% of amounts in the Collection Account at the time of such investment or pledge as security, and commercial paper assigned the highest rating by Moody's and S&P. The Servicer is required to use its best efforts to cause Obligors to make all payments on the Contracts directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement.

     The Servicer is required to deposit without deposit into any intervening account into the Collection Account as promptly as possible, but in any case not later than the second Business Day following the receipt thereof, all amounts received on or in respect of the Contracts.

     The "AVAILABLE FUNDS" for any Payment Date is an amount equal to the sum of the Available Interest and the Available Principal for such Payment Date.

     The Available Interest for a Payment Date will be equal to the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of interest on the Contracts (as well as late payment penalty fees and extension fees), (ii) the interest component of all Net Liquidation Proceeds (as defined in the Agreement) with respect to any Contract, (iii) the interest component of the aggregate of the Repurchase Prices for Contracts repurchased by the Seller as the result of the Seller's breach of representations and warranties, (iv) all Advances made by the Servicer, (v) the interest component of all amounts paid by the Seller in connection with an optional repurchase of the Contracts when the aggregate outstanding Class A Certificate Balance and Class B Certificate Balance has declined to less than 10% of the aggregate Class A Initial Certificate Balance and Class B Initial Certificate Balance, (vi) all amounts received in respect of Carrying Charges transferred from the Interest Reserve Account, and (vii) all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the Trust Accounts.

     The Available Principal for a Payment Date means the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of principal on the Contracts, (ii) the principal component of all Net Liquidation Proceeds, (iii) the principal component of the aggregate of the Repurchase Prices for Contracts repurchased by the Seller as the result of the Seller's breach of certain representations and warranties, and (iv) the principal component of all amounts paid by the Seller in connection with an optional repurchase of the Contracts in the circumstance described above.

CALCULATION OF DISTRIBUTABLE AMOUNTS

     The "CLASS A DISTRIBUTABLE AMOUNT" with respect to a Payment Date will equal the sum of (a) the Class A Principal Distributable Amount (as defined in "SUMMARY OF TERMS --MONTHLY PRINCIPAL DISTRIBUTIONS" above), and (b) the Class A Interest Distributable Amount (as defined in "SUMMARY OF TERMS --MONTHLY INTEREST DISTRIBUTIONS" above) for such Payment Date.

     The "CLASS B DISTRIBUTABLE AMOUNT" with respect to a Payment Date will equal the sum of (a) the Class B Principal Distributable Amount (as defined in "SUMMARY OF TERMS --MONTHLY PRINCIPAL DISTRIBUTIONS" above) and (b) the Class B Interest Distributable Amount (as defined in "SUMMARY OF TERMS --MONTHLY INTEREST DISTRIBUTIONS" above) for such Payment Date.

DISTRIBUTIONS ON CERTIFICATES

     On the fourth Business Day of each month (the "DETERMINATION DATE") the Servicer will determine the following: (i) the amount of the Available Funds with respect to the upcoming Payment Date occurring in such month, (ii) Available Interest with respect to the upcoming Payment Date occurring in such month, and (iii) Available Principal with respect to the upcoming Payment Date occurring in such month.

     On each Payment Date, the Trustee will distribute the following amounts in the following order and priority:

          (a) from the Special Distribution Subaccount, the amount of any Mandatory Special Distribution, to be distributed (i) to the Class A Certificateholders, in an amount equal to the Class A Percentage multiplied by the amount in the Special Distribution Subaccount and (ii) to the Class B Certificateholders, in an amount equal to the Class B Percentage multiplied by the amount in the Special Distribution Subaccount, with the amounts in the Special Distribution Subaccount being derived from draws on the Pre-Funding Account (which amounts are available solely for payment of such Special Distributions and not for any other purpose);

          (b) from the Available Funds, reimbursement to the Servicer for Advances previously made;

          (c)  from the Available Interest, the Servicing Fee to the Servicer;

          (d) from the Available Interest, the Trustee's Fee for the related Due Period to the Trustee;

          (e) from the Available Interest, the Back-up Servicer Fee for the related Due Period to the Back-up Servicer;

          (f) from the Available Interest, to the Class A Certificateholders of record, an amount equal to the Class A Interest Distributable Amount (including Class A Interest Carryover Shortfall) for such Payment Date and, if such Available Interest is insufficient, the Class A Certificateholders will receive such shortfall first, from the Class B Percentage of Available Principal and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;

          (g) from the Available Interest, to the Class B Certificateholders of record, an amount equal to the Class B Interest Distributable Amount (including Class B Interest Carryover Shortfall) for such Payment Date and, if such Available Interest is insufficient, the Class B Certificateholders will receive such shortfall from monies on deposit in the Reserve Fund;

          (h) from the Available Principal, to the Class A Certificateholders of record, an amount equal to the Class A Principal Distributable Amount (including Class A Principal Carryover Shortfall) for such Payment Date and, if such Available Principal is insufficient, the Class A Certificateholders will receive such shortfall first, from Available Interest and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund;

          (i) from the Available Principal, to the Class B Certificateholders of record, an amount equal to the Class B Principal Distributable Amount (including Class B Principal Carryover Shortfall) for such Payment Date and, if such Available Principal is insufficient, the Class B Certificateholders will receive such shortfall first, from Available Interest and second, if such amounts are still insufficient, from monies on deposit in the Reserve Fund; and

          (j) any remaining Available Funds after the payments described in clauses (a) through (i) above shall be transferred to the Reserve Agent for deposit in the Reserve Account.

     Distributions on each Payment Date will be made to holders of record of each Class of Certificates on the related Record Date in an amount equal to the product of the Fractional Interest (as defined herein) represented by the Certificates of such Class held by such Certificateholders on such Record Date and the aggregate amounts distributed in respect of the Certificates of such Class on such Payment Date. The "FRACTIONAL INTEREST" represented by the Certificates of a Class held by a Certificateholder on any date equals the percentage obtained by dividing (i) the principal balance of all Certificates of such Class held by such Certificateholder on such date by (ii) the aggregate of the principal balances of all of the Certificates of such Class held by all Certificateholders on such date.

SUBORDINATION OF THE CLASS B CERTIFICATES; RESERVE FUND; INTEREST RESERVE
ACCOUNT

     SUBORDINATION. The rights of the Class B Certificateholders to receive payments in respect of the Class B Interest Distributable Amount on any Payment Date are subordinated to the rights of the Class A Certificateholders to receive payments in respect of the Class A Interest Distributable Amount on such date, and the rights of the Class B Certificateholders to receive payments in respect of the Class B Principal Distributable Amount on any Payment Date are subordinated to the rights of the Class A Certificateholders to receive payments in respect of the Class A Interest Distributable Amount and the Class A Principal Distributable Amount for such date. Consequently, on any Payment Date, Available Interest (after the payment therefrom of any unreimbursed Advances to the Servicer, the Servicing Fee, the Back-up Servicing Fee and the Trustee's Fee on such date) and monies on deposit in the Reserve Fund will be applied to the payment of the Class A Interest Distributable Amount before payment of the Class B Interest Distributable Amount, and on any Payment Date, Available Principal (after the payment therefrom of any unreimbursed Advances to the Servicer), Available Interest (after the payment therefrom of any unreimbursed

Advances to the Servicer, the Servicing Fee, the Trustee's Fee, the Back-up Servicing Fee, the Class A Interest Distributable Amount and the Class B Interest Distributable Amount) and monies on deposit in the Reserve Fund will be applied to the payment of the Class A Principal Distributable Amount before payment of the Class B Principal Distributable Amount. In addition, on any Payment Date, amounts in respect of the Class B Percentage of Available Principal may be distributed to pay the Class A Interest Distributable Amount. If amounts otherwise allocable to the Class B Certificates are used to fund payments of interest on or principal of the Class A Certificates, distributions with respect to the Class B Certificates may be delayed or reduced and Class B Certificateholders may suffer a loss.

     The Certificateholders will have the benefit of the Reserve Fund. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Reserve Agent for the benefit of the Trustee. Any amounts held on deposit in the Reserve Fund and any investment earnings thereon are owned by, and will be taxable to, the Trust Depositor for federal income tax purposes. The Reserve Fund will be created with an initial
deposit by the Trust Depositor of an amount equal to[        ]% of the Principal
Balance of the Initial Contracts ($_________) in the Trust and will thereafter be funded on each Payment Date by the deposit therein of certain monies pursuant to the Agreement, until the monies in the Reserve Fund reach an amount equal to the Reserve Fund Requisite Amount (as hereinafter defined). Thereafter, on each Payment Date on which amounts held in the Reserve Fund (after giving effect to any required withdrawals therefrom on such date) exceed the Reserve Fund Requisite Amount such amounts shall be released to the Trust Depositor and the Trustee's lien thereon shall be released.

     The "RESERVE FUND REQUISITE AMOUNT" with respect to any Payment Date will
be an amount equal to [    ]% of the Principal Balance of the Contracts in the
Trust as of the first day of the immediately preceding Due Period; provided, however, in the event a Reserve Fund Trigger Event (as defined herein) occurs with respect to a Payment Date and has not terminated for three consecutive Payment Dates (inclusive of the respective Payment Date), the Reserve Fund
Requisite Amount shall be equal to [       ]% of the Principal Balance of the
Contracts in the Trust as of the first day of the immediately preceding Due Period. Notwithstanding the foregoing, after the Funding Period, in no event
shall the Reserve Fund Requisite Amount be less than [      ]% of the aggregate
of the Initial Class A Certificate Balance and Initial Class B Certificate Balance. As of any Payment Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Reserve Fund Requisite Amount.

     A "RESERVE FUND TRIGGER EVENT" will have been deemed to occur with respect to any Payment Date if (i) the Average Delinquency Ratio (as defined
herein) for such Payment Date is equal to or greater than [       ]%; (ii)
the Average Loss Ratio (as defined herein) for such Payment Date is equal to
or greater than [       ]%, (iii) the Cumulative Loss Ratio (as defined
herein) for such Payment Date is equal to or greater than (a) [       ]% with
respect to any Payment Date which occurs within the period from the Closing Date to, and inclusive of, the first anniversary of the Closing Date, (b)
[        ]% with respect to any Payment Date which occurs within the period from the day after the first anniversary of the Closing Date to, and
inclusive of, the second anniversary of the Closing Date, or (c) [         ]%
for any Payment Date following the second anniversary of the Closing Date or
(iv) the Average Default Ratio for such Payment Date is equal to or greater
than [      ]%.  The "AVERAGE DELINQUENCY RATIO" for any Payment Date is
equal to the arithmetic average of the Delinquency Ratios for the Payment Date and the two immediately preceding Payment Dates and the Delinquency Ratio for any Payment Date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding Due Period multiplied by twelve by (b) the Principal Balance of the Contracts as of the beginning of the related Due Period. The "DELINQUENCY AMOUNT" as of any Payment Date means the Principal Balance of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Motorcycles have been repossessed and are still inventory). The "AVERAGE LOSS RATIO" for any Payment Date is equal to the arithmetic average of the Loss Ratios for such Payment Date and the two immediately preceding Payment Dates and the Loss Ratio for any Payment Date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all Contracts that became Liquidated Contracts during the immediately preceding Due Period multiplied by twelve by (y) the outstanding Principal Balances of all Contracts as of the beginning of the related Due Period. "NET LIQUIDATION LOSSES" means, with respect to a Liquidated Contract, the amount, if any, by which (a) the outstanding Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon at the Contract Rate to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract. "NET

LIQUIDATION PROCEEDS" means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related Motorcycle, including proceeds realized on the repurchase of such Motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such Motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such Contract as well as any post disposition proceeds received by the Servicer. "LIQUIDATED CONTRACT" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Motorcycle has been realized upon and disposed of and the proceeds of such disposition have been realized shall be deemed to be a Liquidated Contract; and provided further, a Contract which has been repossessed and has not been sold by the Servicer for a period in excess of 90 days from such date of repossession or a Contract which has been delinquent more than 150 days shall be deemed to be a Liquidated Contract with a zero balance. The "CUMULATIVE LOSS RATIO" for any Payment Date means the fraction (expressed as a percentage) computed by the Servicer by dividing (a) the aggregate Net Liquidation Losses for all Contracts since the Cutoff Date through the end of the related Due Period by (b) the sum of (i) the Principal Balance of the Contracts as of the Cutoff Date plus (B) the Principal Balance of any Subsequent Contracts as of the related Subsequent Cutoff Date. The "AVERAGE DEFAULT RATIO" for any Payment Date is equal to the arithmetic average of the Default Ratio for such Payment Date and the two immediately preceding Payment Dates and the Default Ratio for any Payment Date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Principal Balance for all Contracts that become Defaulted Contracts during the immediately preceding Due Period multiplied by twelve by (y) the outstanding Principal Balances of all Contracts as of the beginning of the related Due Period. A "DEFAULTED CONTRACT" means a Contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the Contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a Motorcycle securing a Contract, or
(iii) the Servicer has determined in good faith that an Obligor is not likely to resume payment under a Contract. A Trigger Event will be deemed to have terminated with respect to a Payment Date if no Trigger Event shall exist with respect to three consecutive Payment Dates (inclusive of the respective Payment Date).

     The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Reserve Fund Requisite Amount that is different from those described above and would result in a decrease in the Reserve Fund Requisite Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of the Class A Certificates and the Class B Certificates, then the Reserve Fund Requisite Amount will be determined in accordance with such new formula. The Agreement will accordingly be amended, without the consent of any Certificateholder, to reflect such new calculation.

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders. Funds on deposit in the Reserve Fund may be invested in Reserve Fund Permitted Investments (as defined in the Agreement). Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Trust Depositor. Any loss on such investments will be charged to the Reserve Fund.

     If on any Payment Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Fund will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Contracts.

     Neither the Class B Certificateholders, the Seller nor the Servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Class A Certificateholders.

     The Trust Depositor has established, and funded with an initial deposit on the Closing Date, the Interest Reserve Account for the purpose of providing additional funds (by payment to the Trust of Carrying Charges as described below) to pay certain distributions on Payment Dates occurring during (and on the first Payment Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funded Amount are to be deposited into the Interest Reserve Account and, pursuant to the Deposit Agreement, the Trust Depositor is obligated to pay to the Trust, on each Payment Date described above, Carrying Charges from such account. The Interest Reserve Account has been established to account for the fact that a portion of the proceeds obtained from the sale of Certificates will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the Class A Pass-Through Rate and Class B Pass-Through Rate, with respect to the corresponding portion of the Class A Certificate Balance and Class B Certificate Balance. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. The Interest Reserve Account will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Trust Depositor for the benefit of the Trustee. Any amounts held on deposit in the Interest Reserve Account and any investment earnings thereon are owned by, and will be taxable to, the Trust Depositor for federal income tax purposes. After the Funding Period, money in the Interest Reserve Account will be released to the Trust Depositor free and clear of the lien of the Security Agreement.

ADVANCES

     The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period, but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. (Section 8.03.) The Servicer will deposit any Advances in the Collection Account no later than the Determination Date. The Servicer will be entitled to recoup Advances on a Contract by means of a first priority withdrawal from Available Funds on any Payment Date. (Section 8.07.)

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to Certificateholders pursuant to
Article VIII of the Agreement, the Trustee, in its capacity as Certificate Registrar and Paying Agent, shall cause to be mailed to each Certificateholder, at the address appearing in the Certificate Register, a statement as of the related Payment Date prepared by the Servicer setting forth:

          (i) the amount distributed on such date and allocable to principal of the Class A Certificates and Class B Certificates;

          (ii) the amount distributed on such date and allocable to interest on the Class A Certificates and Class B Certificates;

          (iii) the amount of the Class A and Class B Principal and Interest Carryover Shortfalls, if any, on such Payment Date and the change in the Class A and Class B Principal and Interest Carryover Shortfalls from the immediately preceding Payment Date;

          (iv) the amount otherwise distributable to the Class B
     Certificateholders that is instead distributed to the Class A Certificateholders on such Payment Date;

          (v) the amount of the distributions described in (i) or (ii) above payable pursuant to a claim on the Reserve Fund or from any other source not constituting Available Funds and the amount remaining in the Reserve Fund after giving effect to all deposits and withdrawals from the Reserve Fund on such date;

          (vi) the amount of any Special Distribution to be made on such Payment Date;

          (vii) for each Payment Date during the Funding Period, the remaining Pre-Funded Amount;

          (viii) for each Payment Date during the Funding Period to and including the Payment Date immediately following the end of the Funding Period, the Principal Balance and number of Subsequent Contracts conveyed to the Trust during the related Due Period;

          (ix) the remaining Class A Certificate Balance and Class B Certificate Balance after giving effect to the distribution of principal (and Special Distribution, if any) to be made on such Payment Date;

          (x) the Pool Balance as of the close of business on the last day of the related Due Period;

          (xi) the Class A Pool Factor and the Class B Pool Factor immediately before and immediately after such Payment Date;

          (xii) the amount of fees payable out of the Trust, separately identifying the Monthly Servicing Fee, the Trustee Fee and the Back-up Servicer Fee;

          (xiii) the number and aggregate Principal Balance of Contracts delinquent, 31-59 days, 60-89 days and 90 or more days, computed as of the end of the related Due Period;

          (xiv) the number and aggregate Principal Balance of Contracts that became Liquidated Contracts during the immediately preceding Due Period, the amount of liquidation proceeds for such Due Period, the amount of liquidation expenses being deducted from liquidation proceeds for such Due Period, the Net Liquidation Proceeds and the Net Liquidation Losses for such Due Period;

          (xv) the Loss Ratio, the Average Loss Ratio, the Cumulative Loss Ratio, the Delinquency Ratio, the Average Delinquency Ratio, the Default Ratio and the Average Default Ratio as of such Payment Date;

          (xvi) the number of Contracts and the aggregate Principal Balance of such Contracts, as of the first day of the Due Period relating to such Payment Date (after giving effect to payments received during such Due Period and to any transfers of Subsequent Contracts to the Trust occurring on or prior to such Payment Date);

          (xvii) the aggregate Principal Balance and number of Contracts that were repurchased by the Seller pursuant to the Agreement with respect to the related Due Period, identifying such Contracts and the Repurchase Price for such Contracts; and

          (xviii) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can reasonably obtain from its existing data base to enable Certificateholders to prepare their tax return.

     Within 75 days after the end of each calendar year, the Certificate Registrar shall mail to each Certificateholder of record at any time during such calendar year a report as to the aggregate amounts reported pursuant to subsections (a)(i), (ii), and (xii) described above attributable to such Certificateholder and such other information as is reasonably necessary for the preparation of such Certificateholder's income tax return in respect of the Certificates for such calendar year.

ANNUAL STATEMENT OF COMPLIANCE FROM SERVICER

     The Servicer will deliver to the Trustee, Moody's and S&P on or before January 31 of each year commencing January 31, 199[ ], an officer's certificate stating that (a) a review of its activities during the prior calendar year and of its performance under the Agreement was made under the supervision of the officer signing such certificate and (b) to such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under the Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed as follows: 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606,
Attention: Indenture Trust Division.

REPURCHASE OPTION

     The Agreement will provide that on any Payment Date on which the aggregate of the Class A and Class B Certificate Balance is less than 10% of the Class A and Class B Initial Certificate Principal Balance, the Seller will have the option to repurchase, on 20 days' prior written notice to the Trustee, all outstanding Contracts at a price equal to the Class A and Class B Certificate Balance on the prior Payment Date plus the aggregate of the Class A Interest Distributable Amount and the Class B Interest Distributable Amount for the current Payment Date as well as the accrued and unpaid Monthly Servicing Fee, Trustee Fee, Back-up Servicer Fee and unreimbursed Advances to the date of such repurchase. Such repurchase will effect an early termination of the Trust. The Trustee shall send written notice to each Certificateholder of the Seller's intention to repurchase such Contracts within five Business Days of the Trustee's receipt of written notice from the Seller of the Seller's intention. (Section 8.08.)

MANDATORY SPECIAL DISTRIBUTIONS

The Class A Certificates and Class B Certificates will be prepaid in part pursuant to a Mandatory Special Distribution, without premium, on the Payment Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of Class A Certificates and Class B Certificates to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account multiplied by the Class A Percentage and Class B Percentage, respectively.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will manage, administer, service and make collections on the Contracts exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer and in any event with no less degree of skill and care than would be exercised by a prudent servicer of motorcycle conditional sales contracts. (Section 5.02.)

     The Servicer may, consistent with its customary servicing procedures, grant to the Obligor on any Contract an extension of payments due under such Contract, PROVIDED that (i) the extension period is limited to 45 days, (ii) and the Obligor has been in good standing for the previous twelve-month period, (iii) such extension is consistent with the Servicer's customary servicing procedures and with the Agreement, (iv) such extension does not extend the maturity date of the Contract beyond the last maturity date of any of the Contracts as of the Initial Cutoff Date (or as of the last Subsequent Cutoff Date, if any) and (v) the aggregate Principal Balances of Contracts which have had extensions granted does not exceed more than [_____%] of the aggregate of the Class A Initial Certificate Principal Balance and the Class B Initial Certificate Principal Balance.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive a Monthly Servicing Fee for each Due Period (to be paid on the related Payment Date) equal to [______] of [_______%] of the Principal Balance of the Contracts as of the beginning of such Due Period. Along with the Monthly Servicing Fee, and included as part of the "SERVICING FEE" as defined in the Agreement, the Servicer will be entitled to receive late payment penalty fees and extension fee paid by Obligors during the related Due Period as additional compensation. Such Servicing Fee is payable from Available Interest prior to the payment from such Available Interest of interest and/or principal on the Certificates.
See "DESCRIPTION OF THE CERTIFICATES --DISTRIBUTIONS ON CERTIFICATES" above.

     The Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

     Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts, and payment of expenses incurred in connection with distributions and reports to Certificateholders. (Section 5.08.)

INDIVIDUAL MOTORCYCLE INSURANCE

     The terms of each Contract require that for the life of the Contract, each Motorcycle is covered by a collision and comprehensive or equivalent insurance policy which covers physical damage risks, provides limited insurance coverage for damage to the Motorcycle and names the Seller as a loss payee. The amount of insurance coverage is limited to the value of the Motorcycle. In the Transfer and Sale Agreement, the Seller has warranted that all premium payments on such insurance have been paid in full for one year from the date of the Contracts' origination. (Section 3.02 of the Transfer and Sale Agreement.) Pursuant to Contract terms, the Servicer may "FORCE PLACE" collision and comprehensive insurance with respect to the related Motorcycle in those situations in which the Obligor has not maintained the required insurance. Currently, the Servicer utilizes Recreational Products Insurance Division, a division of Universal Underwriters Insurance Company, to "FORCE PLACE" comprehensive and collision insurance in 31 states in which Obligors reside. As conveyee and assignee of the Contracts, the Trust will be entitled to the benefits of such insurance. See "DESCRIPTION OF THE CERTIFICATES--CONVEYANCE OF CONTRACTS." Following repossession of a Motorcycle by the Servicer, the Servicer does not maintain such insurance. In the event the Servicer repossesses a motorcycle on behalf of the Trust, the Servicer will act as self-insurer for any damage to such motorcycle until it is resold.

EVIDENCE AS TO COMPLIANCE

     On or before March 31 of each year, beginning on March 31, 199[ ], the Servicer will deliver to the Trustee, the Back-up Servicer and each Rating Agency a report of a nationally recognized accounting firm, with respect to the twelve months ended the immediately preceding December 31, a statement (the "ACCOUNTANT'S REPORT") addressed to the Board of Directors of the Servicer, the Back-up Servicer and to the Trustee to the effect that such firm has audited the consolidated financial statements of Eaglemark Financial and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of motorcycle conditional sales contracts under pooling and servicing agreements substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including the Agreement); (3) included an examination of the delinquency and loss statistics relating to the portfolio of motorcycle conditional sales contracts of Eaglemark Financial and its subsidiaries; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to motorcycle loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountant's Report will further state that
(1) a review in accordance with agreed upon procedures was made of one randomly selected Monthly Report and (2) except as disclosed in the Accountant's Report, no exceptions or errors in the Monthly Report so examined were found.

     The Agreement provides that the Servicer shall furnish to the Trustee, S&P and Moody's such underlying data as each may reasonably request. (Section 6.03.)

CERTAIN MATTERS RELATING TO THE SERVICER

     The Agreement provides that the Servicer may not resign from its obligations and duties as servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under the Agreement or applicable law, and will prohibit the Servicer from extending credit to any Certificateholder for the purchase of a Certificate, purchasing Certificates in any agency or trustee capacity or, except as provided in the Agreement, lending money to the Trust. (Sections 12.01 and 12.02.)

BACK-UP SERVICER

     The Back-up Servicer will, prior to each Payment Date, review the Monthly Report relating to such Payment Date and shall (i) confirm that such Monthly Report is complete on its face; (ii) load the computer disk (which will be in a format acceptable to the Back-up Servicer) received from the Servicer pursuant to the Agreement, confirm that such computer disk is in readable form and calculate and confirm the Class A Distributable Amount and Class B Distributable Amount for the most recent Payment Date; (iii) confirm the Amount of Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall; (iv) confirm that the amount of the Monthly Servicing Fee, the Back-up Servicer Fee, the Trustee Fee, and the Class A Pool Factor and Class B Pool Factor are accurate based solely on the recalculation of the Servicer's Monthly Report.

     In the event of any discrepancy between the information described above as calculated by the Servicer from that determined or calculated by the Back-up Servicer, the Back-up Servicer shall promptly notify the Servicer of such discrepancy. In the event of a discrepancy as described in the preceding sentence, payments to Certificateholders on the related Payment Date shall be made by the Trustee consistent with the information provided by the Servicer. If within 30 days of such notice being provided to the Servicer, the Back-up Servicer and the Servicer are unable to resolve such discrepancy, the Back-up Servicer shall promptly notify Moody's, S&P and the Trustee of such discrepancy and the Back-up Servicer shall appoint an independent certified public accountant (at the Servicer's expense and which independent certified public accountant shall be acceptable to the Back-up Servicer) to review and resolve any such discrepancy. The Back-up Servicer will receive the Back-up Servicer Fee as compensation for its services under the Agreement.

     Other than as specifically set forth in the Agreement, the Back-up Servicer shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer. (Section 5.12). The Back-up Servicer shall not resign except upon a determination that by reason of a change in legal requirements the performance of its duties would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Back-up Servicer, which determination shall be evidenced by an opinion of counsel for the Back-up Servicer to such effect delivered to the Trustee. (Section 5.14)

EVENTS OF TERMINATION

     An "EVENT OF TERMINATION" under the Agreement will occur if (a) either the Servicer or the Seller fails to make any payment or deposit required under the Certificates, the Agreement or the Transfer and Sale Agreement and such failure continues for four Business Days after the date on which such payment or deposit was due; (b) either the Servicer or the Seller fails to observe or perform in any material respect any covenant or agreement in the Certificates, the Agreement or the Transfer and Sale Agreement which continues unremedied for thirty days after the date on which such failure commences; (c) either the Servicer or the Seller assigns its duties or rights under the Agreement or the Transfer and Sale Agreement, except as specifically permitted under the Agreement or the Transfer and Sale Agreement, or attempts to make such an assignment; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer or Trust Depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Servicer, or Trust Depositor, or for any substantial liquidation of their respective affairs; (e) the Servicer or Trust Depositor commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or Trust Depositor or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the failure of the Servicer to deliver the Monthly Report pursuant to the terms of the Agreement and such failure remains uncured for five business days after the date on which such failure commences; or (g) any representation, warranty or statement of the Servicer made in the Agreement or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Trust Depositor by the Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured. (Section 7.01 and 7.02.) The Servicer will be required under the Agreement to give the Trustee, Moody's, S&P, the Back-up Servicer and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such Event. (Section 7.04.)

RIGHTS UPON AN EVENT OF TERMINATION

     If an Event of Termination has occurred and is continuing, (a) the Trustee or (b) the holders of Certificates with aggregate Fractional Interests evidencing 25% or more of the Trust may terminate all of the Servicer's management, administrative, servicing, custodian and collection functions under the Agreement. Upon such termination, the Back-up Servicer will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, PROVIDED, HOWEVER, that the Back-up Servicer will not assume any obligation of the Seller to repurchase Contracts for breach of representations and warranties, and the Back-up Servicer will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Seller's obligation to repurchase certain Contracts for breaches of representations and warranties under the Agreement. In the event that the Back-up Servicer in so acting would be in violation of legal requirements with a resulting material adverse effect upon it, it may resign such role and if a successor has not been appointed within 60 days, it may petition a court of competent jurisdiction for its removal. (Sections 5.14 and 7.03.)

     Following an Event of Termination, the Back-up Servicer shall terminate the Lockbox Agreement and direct all Obligors under the Contracts to make all payments under the Contracts to the Back-up Servicer, or to a lockbox established by the Back-up Servicer. (Section 5.16)

TERMINATION OF THE AGREEMENT

     The Agreement will terminate (after distribution of all Class A Distributable Amounts and Class B Distributable Amounts due to Class A Certificateholders and Class B Certificateholders) on the Payment Date on which the Class A Certificate Balance and Class B Certificate Balance is reduced to zero; provided, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. "DESCRIPTION OF THE CERTIFICATES--REPURCHASE OPTION" above. However, the Seller's representations, warranties and indemnities will survive any termination of the Agreement. (Section 12.04.) Upon termination, amounts in the Collection Account, if any, will be paid to the Seller. See "DESCRIPTION OF THE CERTIFICATES--SERVICING COMPENSATION AND PAYMENT OF EXPENSES" above.

AMENDMENT; WAIVER

     The Agreement may be amended by agreement of the Trustee, the Servicer, the Back-up Servicer and the Trust Depositor at any time without the consent of the Certificateholders to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision or to add other provisions not inconsistent with the Agreement upon receipt of an opinion of counsel to the Trust Depositor that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.08.)

     The Agreement may also be amended from time to time by the Trustee, the Servicer, the Back-up Servicer and the Trust Depositor, and with the consent of Certificateholders evidencing Fractional Interests representing 66-2/3% or more of the Certificate Principal Balance of each Class voting as a separate Class PROVIDED that no such amendment or waiver shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate or (b) reduce the aggregate amount of Certificates required for any amendment of the Agreement on any waiver of an Event of Termination, without unanimous consent of the Certificateholders. (Sections 7.06 and 12.08.)

     The Trustee is required under the Agreement to furnish Certificateholders, S&P and Moody's with notice promptly upon execution of any amendment to the Agreement and a copy of any such amendment. (Section 12.08.)

INDEMNIFICATION

     The Agreement will provide that the Servicer will defend and indemnify the Trust, the Trustee (including any agent of the Trustee), and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Motorcycle securing a Contract. The Transfer and Sale Agreement further provides that the Seller will pay any taxes and defend, indemnify and hold harmless the Trust, the Trustee (including any agent of the Trustee) and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation for any taxes which may at any time be asserted with respect to the conveyance of the Contracts to the Trust (but not including any federal, state or other tax arising out of the creation of the Trust and the issuance of the Certificates). (Article X.)

     The Agreement will also provide that the Servicer, in connection with its duties as servicer of the Contracts, will defend and indemnify the Trust, the Trustee and the Certificateholders (which indemnification will survive any removal of the Seller as Servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract. (Section 10.04.)

DUTIES AND IMMUNITIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Contract, Contract file or related documents, and will not be accountable for the use or application by the Trust Depositor of any funds paid to the Trust Depositor in consideration of the conveyance of the Contracts or deposited into or withdrawn from the Collection Account by the Servicer. (Section 11.03.) If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement and will not be personally liable for any actions taken, suffered or omitted by it in good faith with the direction of Certificateholders evidencing Fractional Interests representing at least 25% of the Certificate Principal Balance of each Class voting as a separate Class. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. (Section 11.01.)

      Certificateholders with Fractional Interests representing 25% or more of the Certificate Principal Balance of each Class voting as a separate Class shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Agreement, or exercising any trust or power conferred on the Trustee under the Agreement, except that the required percentage for waivers of Events of Termination shall be 51% or more of each Class voting as a separate Class. (Section
11.05).

     Under the Agreement the Servicer will agree to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust and its duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder. (Section 11.06.)

     The Agreement also provides that the Trustee will maintain at its expense in Chicago, Illinois, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof the Trustee's office for such purposes is located at 311 West Monroe Street,
12th Floor, Chicago, Illinois 60606.    The Trustee will promptly give written
notice to the Trust Depositor and the Certificateholders of any change thereof. (Section 12.03.)

THE TRUSTEE

     The Trustee is an Illinois banking corporation. The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Section 11.08.) For its services under the Agreement, the Trustee will receive the Trustee's Fee.

             SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
                           REPURCHASE OBLIGATIONS

GENERAL

     As a result of the Seller's conveyance and assignment of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement and the Trust Depositor's conveyance and assignment of the Contracts to the Trust pursuant to the Agreement, the Certificateholders, through the Trust, will succeed collectively to all of the rights under such Contracts (including the right to receive payment on the Contracts) on or after the related Cutoff Date. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Motorcycle to secure repayment of such loan. Certain aspects of both features of the Contracts are more fully described below.

     The Contracts are "CHATTEL PAPER" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Motorcycles were initially registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The Seller and the Trust Depositor will make an appropriate filing of UCC-1 financing statements in Nevada and Illinois to give notice of the Trust's ownership of the Contracts, and the Contracts held by the Servicer as custodian will be stamped to reflect their conveyance and assignment from the Seller to the Trust Depositor and the Trust Depositor to the Trust. However, if a subsequent purchaser were able to take physical possession of any Contracts without notice of such conveyance and assignment, the Trust's interest in those Contracts could be defeated. See "DESCRIPTION OF THE CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

SECURITY INTERESTS IN THE MOTORCYCLES

     The Motorcycles securing the Contracts are located in 50 states. Security interests in motorcycles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The Seller's practice is to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Motorcycle securing a Motorcycle conditional sales contract is registered. In the event either the Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law, the Seller may not have a first priority security interest in the Motorcycle securing a Contract. In such event, the only recourse of the Trust would be against the Seller pursuant to its repurchase obligation. See "SECURITY INTEREST AND
OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS--REPURCHASE
OBLIGATIONS" below. However, the Seller believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to all of the Motorcycles securing Contracts.

     The Seller will convey and assign its security interest in the Motorcycles to the Trust Depositor pursuant to the Transfer and Sale Agreement, and the Trust Depositor will convey and assign its security interest in the Motorcycles to the Trust pursuant to the Agreement. However, because of the administrative burden and expense, neither the Seller, the Trust Depositor nor the Trustee will amend the certificates of title to identify the Trust as the new secured party and, accordingly, the Seller will continue to be named as the secured party on the certificates of title relating to the Motorcycles. The Seller, as Servicer, will continue to hold any certificates of title relating to the Motorcycles in its possession as custodian and agent for the Trust pursuant to the Agreement.

     In most states, such conveyance and assignment is an effective conveyance and assignment of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. In the absence of fraud or forgery by the motorcycle owner or administrative error by state recording officials, the notation of the lien of the Seller on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trust against the rights of subsequent purchasers of a Motorcycle or subsequent lenders who take a security interest in the Motorcycle. If there are any Motorcycles as to which the Seller has failed to perfect the security interest conveyed and assigned to the Trust Depositor and the Trust, such security interest would be subordinate to, among others, subsequent purchasers of Motorcycles and holders of perfected security interests. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be defeated.

     In the event that the owner of a Motorcycle moves to a state other than the state in which such Motorcycle initially is registered, under the laws of most states the perfected security interest in the Motorcycle would continue for four months after such relocation and thereafter until the owner re-registers the motorcycle in such state. A majority of states generally require surrender of a certificate of title to re-register a motorcycle; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Motorcycle or, in the case of Motorcycles registered in states which provide for notation of lien, the Seller would receive notice of surrender if the security interest in the Motorcycle is noted on the certificate of title. Accordingly, the Servicer would have the opportunity to re-perfect its security interest in the Motorcycle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.
 In the ordinary course of servicing its portfolio of Motorcycle conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor or the obligor's insurance carrier as to relocation. Similarly, when an obligor under a Motorcycle conditional sales contract sells a Motorcycle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Motorcycle conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at its expense, as are necessary to maintain perfection of security interests in the Motorcycles.

     Under the laws of most states, liens for repairs performed on a motorcycle take priority even over a perfected security interest. The Seller will represent in the Transfer and Sale Agreement that as of the sale date of the Contracts, it has no knowledge of any such liens with respect to any Motorcycle securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trust or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MOTORCYCLES

     The Servicer on behalf of the Trust may take action to enforce the Trust's security interest with respect to defaulted Contracts by repossession and resale of the Motorcycles securing such defaulted Contracts. Under the laws applicable in most states, a creditor can repossess a motorcycle securing a contract by voluntary surrender, by "SELF-HELP" repossession that is "PEACEFUL" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Motorcycle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     The so-called "HOLDER-IN-DUE-COURSE" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders' assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods.
Liability under this rule, which would be applicable to the Trust, is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

REPURCHASE OBLIGATIONS

     Under the Transfer and Sale Agreement, the Seller will make warranties relating to validity, subsistence, perfection and priority of the security interest in each Motorcycle securing a Contract. Accordingly, if any defect exists in the perfection of the security interest in any Motorcycle and such defect materially adversely affects a Contract, such defect would constitute a breach of a representation and warranty under the Transfer and Sale Agreement and would create an obligation of the Seller to repurchase such Contract from the Trust unless the breach is cured. See "DESCRIPTION OF THE CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

     In addition, the Seller will also warrant under the Transfer and Sale Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Transfer and Sale Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "DESCRIPTION OF THE CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Certificates. For a full description of the federal income tax consequences of the ownership of the Certificates in the Trust, see the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--GRANTOR TRUSTS." Any material variations from the discussion in the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--GRANTOR TRUSTS" will be specified below.

     The discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust and instruments issued by that trust with terms similar to those of the Trust and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions set forth in the following summary, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the the Certificates.

     This discussion and the more detailed discussion set forth in the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--GRANTOR TRUSTS," do not purport to deal with all aspects of federal income taxation that may be relevant to all holders of Certificates in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations and persons who hold the Certificates as part of a straddle, hedging or conversion transaction). This information is generally directed to prospective purchasers who purchase Certificates at the time of original issue, who are citizens or residents of the United States, and who hold the Certificates as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

TAX CHARACTERIZATION OF THE TRUST

     Winston & Strawn, as federal tax counsel ("FEDERAL TAX COUNSEL") to the Trust Depositor, has delivered an opinion to the Trust Depositor that for U.S. federal income tax purposes the Trust will be classified as a grantor trust and not as an association taxable as a corporation. An opinion of counsel is not binding on a court or the IRS and there can be no assurance that the IRS or a court will agree with Federal Tax Counsel's opinion.

GENERAL TAX TREATMENT OF CERTIFICATEHOLDERS

     As a grantor trust, each Certificateholder will be treated as the owner of an undivided interest in the assets of the Trust, including the Contracts. Accordingly, each Certificateholder must report on its federal income tax return its share of income from the Contracts and other Trust assets and, subject to the limitations on deductions by individuals, estates, and trusts, may deduct its share of the reasonable fees and expenses paid by the Trust, as if such Certificateholder held its share of the assets of the Trust directly.

     The Certificates will be treated as representing interests in stripped bonds and stripped coupons within the meaning of Section 1286 of the Code. As a result, Certificateholders will be treated as having original issue discount ("OID") which is includible in income as it economically accrues regardless of when cash is actually paid. It is expected, however, that the amount and accrual of OID should closely correspond to the timing and amount of payments on the Certificates at their respective pass-through rates so that a Certificateholder will not experience any material difference between the cash received at the pass-through rate and the Certificateholder's taxable OID income. A Certificateholder will recognize gain or loss when the Certificateholder sells a Certificate or an asset of the Trust is sold. For a complete discussion of the federal tax consequences of owning a Certificate in the Trust, see Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--GRANTOR TRUSTS."

                              ERISA CONSIDERATIONS

THE CLASS A CERTIFICATES

     THE CLASS A CERTIFICATES DURING THE FUNDING PERIOD. During the Funding Period, the Class A Certificates may not be acquired by any employee benefit plan subject to ERISA or Section 4975 of the Code.

     THE CLASS A CERTIFICATES AFTER THE FUNDING PERIOD. Notwithstanding the above described restriction which is applicable solely during the Funding Period, the following analysis is applicable to a Class A Certificate after the Funding Period. ERISA and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA and/or subject to the requirements of
Section 4975 of the Code (including, for example, individual retirement accounts and Keogh plans) (collectively, "PLANS"), and on persons who are "PARTIES IN INTEREST" (as defined under ERISA) or "DISQUALIFIED PERSONS" (as defined under the Code) (collectively, "PARTIES IN INTEREST") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (assuming that no election has been made under Section 410(d) of the Code) are not subject to the restrictions of ERISA or Section 4975 of the Code. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth under Section 503 of the Code and may be subject to additional fiduciary constraints under applicable state or local law.

     Investments by Plans covered by ERISA are subject to general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with both the documents governing the Plan and the prohibited transaction provisions of ERISA and the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates.

     PLAN ASSETS. If a Plan acquires a Certificate, then the Plan's assets may include both the Certificate it acquires and an undivided interest in the underlying assets of the Trust. Accordingly, the acquisition of a Certificate might constitute an improper delegation by such Plan's fiduciary of the duty to manage Plan assets. ERISA and the Code do not define "PLAN ASSETS." The United States Department of Labor (the "DOL") has issued a final regulation
(29 C.F.R. Section 2510.3-101) (the "PLAN ASSET REGULATION") containing rules for determining what constitutes the assets of a Plan. The Plan Asset Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships or trusts may be deemed to be "PLAN ASSETS" unless certain exceptions apply. This offering has not been structured to avoid plan asset characterization. If the underlying assets of the Trust are considered "PLAN ASSETS," the persons providing services with respect to the assets of the Trust may be subject to the fiduciary responsibility provisions of Title I of ERISA and be subject to the prohibited transaction provisions of ERISA and the Code with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     PROHIBITED TRANSACTIONS.   Each fiduciary should also be aware that
Section 406 of ERISA and Section 4975 of the Code prohibit a Plan from engaging in certain transactions involving the assets of the Plan with a person or entity that is a "PARTY IN INTEREST" to the Plan ("PROHIBITED TRANSACTIONS"). A "PARTY IN INTEREST" is defined to include, among others, a fiduciary of the Plan, a service provider to the Plan, an employer of participants in the Plan and certain affiliates of such parties. Section 4975 of the Code (or, in some cases, Section 502 of ERISA) imposes substantial excise taxes on parties in interest engaging in non-exempted prohibited transactions. A purchase or holding of a Certificate by a Plan could result in a prohibited transaction; however, such purchase or holding may be exempt from the prohibited transaction restrictions in accordance with certain exemptions promulgated by the DOL.

     UNDERWRITERS PROHIBITED TRANSACTION EXEMPTION. DOL has granted to Salomon Brothers Inc an administrative exemption (Prohibited Transaction
Exemption 89-89; Exemption Application No. D-6446, 54 Fed. Reg. 42589 (1989)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale in the secondary market by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include obligations that bear interest or are purchased at a discount and which are secured by motor vehicles or equipment or qualified motor vehicle leases such as the Contracts. It should be noted, however, that in issuing the exemption, the DOL may not have considered interests in pools of the exact nature of the Certificates.

     Among the conditions that must be satisfied for the Exemption to apply to the acquisition of the Certificates by a Plan are the following:

          (1) the acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interest evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust;

          (3) the Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("FITCH");

          (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

          (5) the sum of all payments made to and retained by the Placement Agent in connection with the distribution of the Certificates represents not more than reasonable compensation for placing the Certificates; the sum of all payments made to and retained by the Trust Depositor pursuant to the assignment of the Contracts to the Trust represents not more than the fair market value of such Contracts; the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the Certificates is an "ACCREDITED INVESTOR" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

In light of the foregoing requirements listed in (2) and (3), following the expiration of the Funding Period only the Class A Certificates may be eligible for the Exemption.

     The trust fund (I.E., in the case of the Certificates, the Trust) must also meet the following requirements:

       (i) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of Certificates; and

     (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Certificates.

     Moreover, the Exemption may provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and
(iv) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

     The Exemption does not apply to Plans sponsored by the Trust Depositor, the Placement Agent, the Trustee, the Servicer, the Paying Agent, the Certificate Registrar, any insurer of the assets of the Trust, any Obligor with respect to Contracts included in the Trust constituting more than five percent (5%) of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "RESTRICTED GROUP").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption or any other administrative exemption from the prohibited transaction provisions of ERISA and the Code, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

THE CLASS B CERTIFICATES

     The Class B Certificates may not be acquired or held by any employee benefit plan, individual retirement account or Keogh plan subject to ERISA or
Section 4975 of the Code, other than after the Funding Period by an insurance company using assets of its general account under circumstances in which such purchase and holding of such Certificates would be exempt from the prohibited transaction provision of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.


                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated [             ], 199[ ], among the Seller, Trust Depositor and the
Underwriter (the "UNDERWRITING AGREEMENT"), the Seller has agreed to cause the Trust to sell to the Underwriter named below (the "UNDERWRITER"), and the Underwriter has agreed to purchase, the principal amount of the Certificates set forth below.

                              Principal        Principal
                              Amount of        Amount of
                              Certificates,    Certificates,
Underwriter                   Class A          Class B
-----------                   -------          -------

Salomon Brothers Inc          $                $


     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased. In the event of default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     Distribution of the Certificates may be made by the Underwriter from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an Underwriter and any commissions received by them and any profit on the resale of the Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Underwriting Agreement provides that the Seller and Trust Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.





                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller, Servicer, Trust Depositor and the Trust by Winston & Strawn, Chicago, Illinois. Certain legal matters will be passed upon for the Underwriter by Brown & Wood LLP, New York, New York.

                                 INDEX OF TERMS
                                 --------------


Accountant's Report ......................................................... 38
Advance ...................................................................... 9
Agreement .................................................................... 1
APR ......................................................................... 17
Available Funds ............................................................. 31
Available Interest ........................................................... 3
Available Principal .......................................................... 5
Average Default Ratio ....................................................... 34
Average Delinquency Ratio ................................................... 34
Average Loss Ratio .......................................................... 34
Buell ........................................................................ 1
Carrying Charges ............................................................. 8
Certificates ............................................................... 1,1
Class A Certificate Balance .................................................. 3
Class A Certificateholders ................................................... 2
Class A Certificates ....................................................... 1,1
Class A Distributable Amount ................................................ 31
Class A Initial Certificate Balance .......................................... 1
Class A Interest Carryover Shortfall ......................................... 3
Class A Interest Distributable Amount ........................................ 2
Class A Pass-Through Rate .................................................. 2,2
Class A Percentage ......................................................... 1,1
Class A Principal Carryover Shortfall ........................................ 5
Class A Principal Distributable Amount ....................................... 4
Class B Certificate Balance .................................................. 3
Class B Certificateholders ................................................... 2
Class B Certificates ....................................................... 1,1
Class B Distributable Amount ................................................ 31
Class B Initial Certificate Balance .......................................... 1
Class B Interest Carryover Shortfall ......................................... 3
Class B Interest Distributable Amount ........................................ 2
Class B Pass-Through Rate .................................................. 2,2
Class B Percentage ......................................................... 1,1
Class B Principal Carryover Shortfall ........................................ 5
Class B Principal Distributable Amount ....................................... 4
Collateral Agent ............................................................ 12
Collection Account .......................................................... 15
Commission ................................................................... 3
Contracts .................................................................... 1
Cumulative Loss Ratio ....................................................... 34
Cutoff Date ................................................................. 28
Dealer Recourse ............................................................. 16
Defaulted Contract .......................................................... 34
Delinquency Amount .......................................................... 34
Deposit Agreement ............................................................ 1
Determination Date .......................................................... 32
DOL ......................................................................... 48
Due Period ................................................................... 3
Eaglemark .................................................................... 1
Eaglemark Financial ......................................................... 22
Eligible Account ............................................................ 31

Event of Termination ........................................................ 40
Exchange Act ................................................................. 3
Final Scheduled Payment Date ................................................. 2
Fractional Interest ......................................................... 33
Funding Period ............................................................... 7
Harley-Davidson .............................................................. 1
Initial Contracts ............................................................ 1
Initial Cutoff Date ........................................................ 1,1
Interest Reserve Account ..................................................... 8
Lien Certificate ............................................................ 29
Liquidated Contract ......................................................... 34
Mandatory Special Distribution ............................................... 2
Monthly Principal ............................................................ 4
Monthly Servicing Fee ....................................................... 10
Motorcycles .................................................................. 1
Net Liquidation Losses ...................................................... 34
Net Liquidation Proceeds .................................................... 34
OID ......................................................................... 46
Payment Date ............................................................... 2,2
Plans ....................................................................... 48
Pre-Funded Amount ............................................................ 7
Pre-Funding Account .......................................................... 1
Principal Balance ............................................................ 4
Rating Agencies .............................................................. 2
Record Date .................................................................. 2
Registrar of Titles ......................................................... 29
Repurchase Price ............................................................ 15
Reserve Agent ................................................................ 6
Reserve Fund ................................................................. 6
Reserve Fund Additional Deposits ............................................. 6
Reserve Fund Deposits ........................................................ 6
Reserve Fund Initial Deposit ................................................. 6
Reserve Fund Requisite Amount ............................................. 6,33
Reserve Fund Trigger Event .................................................. 34
Restricted Group ............................................................ 50
Security Agreement ........................................................... 1
Seller/Servicer ............................................................. 27
Servicer ..................................................................... 1
Servicing Fee ............................................................ 10,38
Special Distribution ......................................................... 8
Subsequent Contracts ......................................................... 2
Subsequent Cutoff Date ....................................................... 7
Subsequent Transfer Agreement ............................................... 12
Subsequent Transfer Date ..................................................... 7
Transfer and Sale Agreement .................................................. 2
Trust ........................................................................ 1
Trust Depositor .............................................................. 1
Trust Stripped Bonds ........................................................ 45
Trustee ...................................................................... 1
UCC ......................................................................... 13

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND HAS BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE INFORMATION HEREIN HAS BEEN COMPLETED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED [_______________], 199_

PROSPECTUS SUPPLEMENT
(To Prospectus dated [_____________________], 199_)

Harley-Davidson Eaglemark Motorcycle Trust 199_-[__]
$[__________] [___]% Harley-Davidson Motorcycle Contract Backed Notes, Class A-1 $[__________] [___]% Harley-Davidson Motorcycle Contract Backed Notes, Class A-2 $[__________] [___]% Harley-Davidson Motorcycle Contract Backed Certificates

Eaglemark, Inc.
Seller and Servicer

Eaglemark Customer Funding Corporation-[___]
Trust Depositor

The Harley-Davidson Eaglemark Motorcycle Trust 199_-[__] Harley-Davidson Motorcycle Contract Backed Securities will consist of two Classes of notes (respectively, the "CLASS A-1 NOTES", and the "CLASS A-2 NOTES" and collectively, the "NOTES") and one Class of certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES"). Principal, in the amounts set forth herein, and interest at the Interest Rates and Pass-Through Rate specified above for each Class of Notes and the Certificates will be distributed to the related Securityholders on the fifteenth day of each month
 (or, if such day is not a Business Day, on the immediately succeeding
Business Day, each, a "DISTRIBUTION DATE"), beginning [            ], 199_.
Distributions on the Certificates will be subordinated to payments due on the Notes to the extent described herein. Each Class of Notes and the Certificates will be payable in full on the Final Distribution Dates specified herein for such Securities.

The Harley-Davidson Eaglemark Motorcycle Trust 199_-[__] (the "TRUST") will be formed pursuant to a Trust Agreement dated as of [________] 1, 199_ (the "TRUST AGREEMENT") entered into by and between Eaglemark Customer Funding Corporation-[ ] (the "TRUST DEPOSITOR") and Wilmington Trust Company, as Owner Trustee (the "OWNER TRUSTEE"). The Trust Depositor is a wholly owned, limited purpose subsidiary of Eaglemark, Inc. ("EAGLEMARK"). The Certificates will be issued pursuant to the Trust Agreement and will represent fractional undivided equity interests in the Trust. The Notes will be issued and secured pursuant to an Indenture dated as of [________] 1, 199_ (the "INDENTURE") to be entered into by and between the Trust and Harris Trust and Savings Bank, as Indenture Trustee (the "INDENTURE TRUSTEE" and together with the Owner Trustee, the "TRUSTEES"), and will represent obligations of the Trust.

(cover continued on next page)

PROSPECTIVE INVESTORS SHOULD CONSIDER THE POTENTIAL RISK FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE S-[__] HEREOF AND ON PAGE 11 OF THE PROSPECTUS.

THE NOTES WILL REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES WILL REPRESENT BENEFICIAL EQUITY INTERESTS IN, THE TRUST AND WILL NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN EAGLEMARK FINANCIAL SERVICES, INC., EAGLEMARK, INC.,
EAGLEMARK CUSTOMER FUNDING CORPORATION-[   ] OR ANY OF THEIR RESPECTIVE
AFFILIATES. NONE OF THE NOTES, THE CERTIFICATES OR THE CONTRACTS IS INSURED OR GUARANTEED BY ANY GOVERNMENTAL ENTITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Underwriter has agreed to purchase the Notes from the Trust and the Certificates [from the Seller] as provided herein, and the Notes and Certificates will be offered by the Underwriter from time to time as provided herein in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Seller from
the sale of the Securities are expected to be $     before deducting expenses
payable by the Seller of approximately $          .

The Notes and Certificates are offered subject to receipt and acceptance by the Underwriter and to the Underwriter's right to reject any offer in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Securities will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), and solely in the case of the Notes, Cedel Bank, societe anonyme ("CEDEL") and the Euroclear System ("EUROCLEAR") on or about ________________, 199_.

Underwriter of the Notes and the Certificates

SALOMON BROTHERS INC

           The date of this Prospectus Supplement is _________, 199_.

The Trust property will consist of an initial pool of fixed-rate, simple interest motorcycle conditional sales contracts (the "INITIAL CONTRACTS" which, together with any Subsequent Contracts as defined below, are collectively the "CONTRACTS") relating to Harley-Davidson, Inc. ("Harley-Davidson") motorcycles or, in certain limited instances as described herein, motorcycles manufactured by an affiliate of Harley-Davidson, Buell Motorcycle Company ("BUELL"), including all rights to receive payments collected on such Initial Contracts on or after [__________], 199[_] (the "INITIAL CUTOFF DATE"). The Trust property also will consist of security interests in the motorcycles financed through the Contracts; proceeds from certain insurance policies as described in "CERTAIN INFORMATION REGARDING THE SECURITIES -- INDIVIDUAL MOTORCYCLE INSURANCE"; amounts held for the Trust in the Collection Account and certain other property as more fully described herein (the "TRUST PROPERTY"). The Trust will also pledge certain monies on deposit in a trust account (the "PRE-FUNDING ACCOUNT") to be established with the Indenture Trustee on behalf of the Noteholders which will be used by the Trust to purchase from the Trust Depositor Subsequent Contracts (as defined herein).

The Contracts were originated, indirectly through Harley-Davidson motorcycle dealers, by Eaglemark, as the initial Seller (in such capacity, the "SELLER"). Contracts with an aggregate principal balance (as of the Initial Cutoff Date) of $[____________] will be sold by the Seller to the Trust Depositor on the date of issuance of the Notes and Certificates pursuant to a Transfer and Sale Agreement dated as of [________] 1, 199_ by and between the Seller and the Trust Depositor (the "TRANSFER AND SALE AGREEMENT"), will be further transferred and assigned by the Trust Depositor to the Trust on such date pursuant to the Sale and Servicing Agreement dated as of [________] 1, 199_ (the "AGREEMENT") by and among the Trust, the Trust Depositor, the Indenture Trustee and Eaglemark, as Servicer (in such capacity, together with successors and assigns, the "SERVICER" ) and will be pledged by the Trust to the Indenture Trustee pursuant to the Indenture. Additional fixed-rate, simple interest Harley-Davidson (and, in limited instances, Buell) motorcycle conditional sales contracts (the "SUBSEQUENT CONTRACTS") will be sold from time to time by the Seller to the Trust Depositor at or before the end of the Funding Period (as defined herein) and concurrently, in accordance with the Agreement, transferred by the Trust Depositor to the Trust and, in accordance with, the Indenture, pledged by the Trust to the Indenture Trustee, with the purchase price to be payable to the Trust Depositor from funds on deposit in the Pre-Funding Account.

Principal, and interest to the extent of the Class A-1 Notes of [___]% per annum (the "CLASS A-1 RATE") , the Class A-2 Notes of [__]% per annum (the "CLASS A-2 RATE"), and the Certificates of [___]% per annum (the "PASS-THROUGH RATE") will be distributable with respect to the Class A-1 Notes, the Class A-2
Notes and the Certificates on the Distribution Dates.   The final scheduled
Distribution Date of the Class A-1 Notes, Class A-2 Notes and the Certificates will be on the Distribution Dates occurring in October [______], October [______] and October [______], respectively. See "CERTAIN INFORMATION REGARDING THE SECURITIES." However, payment in full of the Notes and Certificates could occur earlier than such date as described herein. In addition, the Class A-2 Notes and the Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date on which the Trust Depositor exercises its option to purchase the Contracts. The Trust Depositor may purchase the Contracts when the Pool Balance has declined to less than 10% of the Initial Pool Balance ("OPTIONAL PURCHASE"). The Notes will also be subject to partial mandatory prepayment, without premium, in the event that funds remain in the Pre-Funding Account at the end of the Funding Period (as defined herein).

It is a condition of issuance that the Class A-1 Notes and the Class A-2 Notes be rated AAA and Aaa by Standard & Poor's Ratings Services ("S&P") and Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES"), respectively and that the Certificates be rated at least [___] by S&P and [____] by Moody's.

THE SECURITIES ARE BEING OFFERED [BY THE SELLER] FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE SECURITIES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT MODIFY STATEMENTS CONTAINED IN THE PROSPECTUS, THE STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

There currently is no secondary market for the Securities and there is no
assurance that one will develop.   The Underwriter expects, but is not
obligated, to make a market in the Notes and the Certificates. There is no assurance that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

IN CONNECTION WITH THE OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL. SUCH TRANSACTIONS, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Seller or such Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

REPORTS TO SECURITYHOLDERS

Unless and until the Securities are issued in definitive certificate form, monthly and annual unaudited reports containing information concerning the Contracts will be prepared by the Servicer and sent on behalf of the trust only to Cede & Co., as nominee of DTC and registered holder of the Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES--BOOK-ENTRY REGISTRATION" and "-- REPORTS TO SECURITYHOLDERS" in the accompanying Prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Securities and Exchange Commission (the "COMMISSION") such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder.

                                TABLE OF CONTENTS



SUMMARY OF TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

FORMATION OF THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

POOL FACTORS AND TRADING INFORMATION . . . . . . . . . . . . . . . . . . . . .18

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

THE CONTRACTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

HARLEY-DAVIDSON MOTORCYCLES. . . . . . . . . . . . . . . . . . . . . . . . . .32

YIELD AND PREPAYMENT CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . .32

EAGLEMARK FINANCIAL SERVICES, INC.; EAGLEMARK, INC . . . . . . . . . . . . . .33

EAGLEMARK CUSTOMER FUNDING CORPORATION-[__]. . . . . . . . . . . . . . . . . .33

DESCRIPTION OF THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . .34

DESCRIPTION OF THE CERTIFICATES. . . . . . . . . . . . . . . . . . . . . . . .38

CERTAIN INFORMATION REGARDING THE SECURITIES . . . . . . . . . . . . . . . . .40

SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
     REPURCHASE OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .58

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. . . . . . . . . . . . . . . . . . . .61

ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63

UNDERWRITING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64

RATINGS OF THE SECURITIES. . . . . . . . . . . . . . . . . . . . . . . . . . .65

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES. . . . . . . . .66


INDEX OF TERMS

                                SUMMARY OF TERMS

      THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF DEFINED TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

 Trust . . . . . . . . .  Harley-Davidson Eaglemark Motorcycle Trust
                          199[_]-[__].

 Trust Depositor . . . .  Eaglemark Customer Funding Corporation-[ ], a wholly owned, limited-purpose subsidiary of Eaglemark, Inc.

 Seller and Servicer or   Eaglemark, Inc. ("EAGLEMARK" or the "SELLER" or the
   Seller/Servicer . . .       "SERVICER"), a 100% owned subsidiary of
                               Eaglemark Financial Services, Inc. ("EAGLEMARK
                               FINANCIAL").

 Owner Trustee . . . . .  Wilmington Trust Company, a Delaware banking corporation.

 Indenture Trustee . . .  Harris Trust and Savings Bank, an Illinois banking corporation. The Indenture Trustee will also act as Paying Agent under the Indenture and the Trust Agreement.

 Closing Date  . . . . .  ____________, 199_

 Securities Offered  . .  The securities offered are as follows:

  A.  General  . . . . .  The Harley-Davidson Eaglemark Motorcycle Trust
                               199[_]-[__] Harley-Davidson Motorcycle Contract Backed Notes (the "NOTES") will represent indebtedness of the Trust secured by the assets of the Trust (other than the Certificate Distribution Account). The Harley-Davidson Eaglemark Motorcycle Trust 199[_]-[__] Harley-Davidson Motorcycle Contract Backed Certificates (the "CERTIFICATES" and, together with the Notes, the "SECURITIES") will represent fractional undivided equity interests in the Trust.

                          The Trust will issue two Classes of Notes issued
                               pursuant to an indenture to be dated as of [________] 1, 199_ (the "INDENTURE"), between the Trust and Harris Trust and Savings Bank, as trustee (the "INDENTURE TRUSTEE"), as follows:
                               (i) $[________] aggregate principal amount of Class A-1 [___]% Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS A-1 NOTES") and (ii) $[______] aggregate principal amount of Class A-2 [___]% Harley-Davidson Motorcycle Contract Backed Notes (the "CLASS A-2 NOTES"). Payments of principal and interest on the Notes will be made in accordance with the priorities set forth under "CERTAIN INFORMATION REGARDING THE SECURITIES-- DISTRIBUTIONS ON THE SECURITIES."

                           The Trust will issue $[_______] aggregate principal
                               amount of [___]% Certificates pursuant to a trust agreement to be dated as of [________] 1, 199_ (the "TRUST AGREEMENT") by and between the Trust Depositor and Wilmington Trust Company, as trustee (the "OWNER TRUSTEE" and, together with the Indenture Trustee, the "TRUSTEES"). Payments in respect of the Certificates will be subordinated to payments on the Notes to the extent described herein.

                          Each Class of Notes and the Certificates will be
                               issued in minimum denominations of  $1,000.

  B.  Trust Property . .  The Trust Property consists of, among other things, the pool of Initial Contracts together with any Subsequent Contracts transferred to the Trust, and all rights, benefits, obligations and proceeds arising therefrom or in connection therewith, including security interests in the Harley-Davidson (and, in certain limited instances, Buell) motorcycles (the "MOTORCYCLES"; see "THE CONTRACTS - HARLEY-DAVIDSON MOTORCYCLES") securing such Contracts and proceeds, if any, from certain insurance policies with respect to individual Motorcycles.
  C.  Distribution
      Dates  . . . . . .  Distributions of interest and principal on the
                               Securities will be made on the fifteenth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) (each, a "DISTRIBUTION DATE"), commencing
                               [            ], 199[   ].  Payments on the
                               Securities on each Distribution Date will be paid to the holders of record of the related Securities on the last Business Day immediately preceding such Distribution Date occurs (each, a "RECORD DATE").

                          A "BUSINESS DAY" will be any day other than a
                               Saturday, a Sunday or a day on which banking institutions in Chicago, Illinois or Wilmington, Delaware are authorized or obligated by law, executive order or government decree to be closed.

                          To the extent not previously paid prior to such
                               dates, the outstanding principal amount of (i) the Class A-1 Notes will be payable on the Distribution Dates occurring in
                               [      ] (the "CLASS A-1 FINAL DISTRIBUTION
                               DATE") and (ii) the Class A-2 Notes will be
                               payable on [                     ] (the "CLASS
                               A-2 FINAL DISTRIBUTION DATE" and, together with the Class A-1 Final Distribution Date, the "NOTE FINAL DISTRIBUTION DATES"). To the extent not previously paid in full prior to such date, the unpaid principal balance of the Certificates will be payable on
                               [       ] (the "CERTIFICATE FINAL DISTRIBUTION
                               DATE" and, together with the Note Final
                               Distribution Dates, the "FINAL DISTRIBUTION
                               DATES").

Terms of the Notes  . .    The principal terms of the Notes will be as
                               described below:

  A.  Interest Rates  . .  The Class A-1 Notes will bear interest at the rate of [___]% per annum (the "CLASS A-1 RATE") and the Class A-2 Notes will bear interest at the rate of [___]% per annum (the "CLASS A-2 RATE" and, together with the Class A-1 Rate, the "INTEREST RATES").

  B.  Interest . . . . .  Interest on the outstanding principal amount of the
                               Class A-1 Notes and Class A-2 Notes will accrue at the related Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 12 months of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date (each, an "INTEREST PERIOD"). Interest on the Notes for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. See "DESCRIPTION OF THE NOTES-- PAYMENTS OF INTEREST" and "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES."

  C.  Principal  . . . .  Principal of the Notes will be payable on each
                               Distribution Date in an amount generally equal to the Note Principal Distributable Amount (as defined herein) for such Distribution Date, calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS." On each Distribution Date, the Note Principal Distributable Amount will be applied in the following priority: first to reduce the principal amount of the Class A-1 Notes to zero, and thereafter, to reduce the principal amount of the Class A-2 Notes to zero. Notwithstanding the foregoing, if the principal amount of either the Class A-1 Notes or Class A-2 Notes has not been paid in full prior to its related Note Final Distribution Date, the Note Principal Distributable Amount for such Note Final Distribution Date will include an amount sufficient to reduce the unpaid principal amount of such Class of Notes to zero as of such Note Final Distribution Date. See "DESCRIPTION OF THE NOTES -- PAYMENTS OF PRINCIPAL."
  D.  Optional
      Redemption . . . .   In the event of an Optional Purchase, the Class A-2
                               Notes will be redeemed in whole, but not in
                               part, at a redemption price equal to the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the related Interest Rate. See "DESCRIPTION OF THE NOTES -- OPTIONAL REDEMPTION."
  E.  Mandatory
      Redemption . . . .   Under certain conditions, the Notes may be
                               accelerated upon the occurrence of an Event of Default under the Indenture. See "THE NOTES -- EVENTS OF DEFAULT."
  F.  Mandatory Special
      Redemption  . . .    The holders of Class A-1 Note ("Class A-1
                               Noteholders") and Class A-2 Notes ("Class A-2 Noteholders") will be prepaid in part, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date (a "MANDATORY SPECIAL REDEMPTION"). The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount
                               is less than $[            ] such amount shall
                               be allocated solely to the Class A-1
                               Noteholders, pro rata.

Terms of the
Certificates . . . . .    The principal terms of the Certificates will be as
                               described below:

  A.  Interest . . . . .  On each Distribution Date, the Owner Trustee or any paying agent or paying agents as the Owner
                               Trustee may designate from time to time (each, a "PAYING AGENT", which initially will be the Indenture Trustee) will distribute pro rata to Certificateholders of record as of the related Record Date accrued interest at the rate of [ ]% per annum (the "PASS-THROUGH RATE") on the Certificate Balance (as defined herein) as of the immediately preceding Distribution Date (after giving effect to distributions of principal to be made on such immediately preceding Distribution Date) or, in the case of the first Distribution Date, the Initial Certificate Balance. Interest in respect of a Distribution Date will accrue from and including the Closing Date (in the case of the first Distribution Date) or from and including the fifteenth day of the month of the most recent Distribution Date to but excluding the fifteenth day of the month of the current Distribution Date based on a 360-day year consisting of 12 months of 30 days each. Interest on the Certificates for any Distribution Date due but not paid on such Distribution Date will be due on the next Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the Pass-Through Rate. See "CERTAIN INFORMATION REGARDING THE SECURITIES
                               -- DISTRIBUTION ON THE SECURITIES."

                          The "CERTIFICATE BALANCE" will equal $[           ]
                               (the "INITIAL CERTIFICATE BALANCE") on the
                               Closing Date and on any date thereafter will equal the Initial Certificate Balance reduced by all distributions of principal previously made in respect of the Certificates. Distributions on the Certificates will be subordinated to payments of interest and principal on the Notes to the extent described under "DESCRIPTION OF THE CERTIFICATES" and "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES."

   B.  Principal  . . . .  No principal will be paid on the Certificates until the Distribution Date on which the principal amounts of the Class A-1 Notes and Class A-2 Notes have been reduced to zero. On such Distribution Date and each Distribution Date thereafter, principal of the Certificates will be payable in an amount equal to the Certificate Principal Distributable Amount (as defined herein) for such Distribution Date, calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS." If not paid in full prior to the Certificate Final Distribution Date, the remaining Certificate Balance, if any, will be payable on that date. See "THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL."

   C.  Optional
       Prepayment . . . .  In the event of an Optional Purchase, the
                               Certificates will be repaid in whole, but not in part, at a repayment price equal to the Certificate Balance plus accrued interest thereon at the Pass-Through Rate. See "DESCRIPTION OF THE CERTIFICATES -- OPTIONAL PREPAYMENT."

Security for the
Securities  . . . . . .   The principal security for the Securities will be as
                               described below:

   A.  The Contracts . .  The Contracts will be fixed-rate, simple-interest conditional sales contracts for Motorcycles, including any and all rights to receive payments collected thereunder on or after the related Cutoff Date and security interests in the Motorcycles financed thereby.

                          On the Closing Date, the Trust Depositor will sell,
                               transfer and assign to the Trust pursuant to
                               the Agreement,  and the Trust will pledge to
                               the Indenture Trustee, pursuant to the
                               Indenture, Initial Contracts with an aggregate
                               principal balance of $[________] as of [     ],
                               199_, (the "INITIAL CUTOFF DATE"). Following the Closing Date, pursuant to the Agreement, the Trust Depositor will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase and pledge subject to the satisfaction of certain conditions set forth therein, Subsequent Contracts from time to time during the Funding Period (as defined below) having an aggregate principal balance equal to $[___________], such amount being equal to the amount on deposit in the Pre-Funding Account established under the Indenture on the Closing Date. With respect to each transfer of Subsequent Contracts to the Trust and the simultaneous pledge of Subsequent Contracts to the Indenture Trustee, the Trust Depositor will designate as a cutoff date (each a "SUBSEQUENT CUTOFF DATE") the date of which such Subsequent Contracts are deemed sold to the Trust and pledged to the Indenture Trustee. Each date on which Subsequent Contracts are conveyed and pledged is referred to herein as a "SUBSEQUENT TRANSFER DATE."

                          The Initial Contracts and the Subsequent Contracts
                               will be selected from retail Motorcycle installment sales contracts in the Trust Depositor's portfolio based on the criteria specified in the Transfer and Sale Agreement.
                               The Contracts arise and will arise from loans to Obligors located in 50 states, the District of Columbia and other territories. As of the Initial Cutoff Date, the annual percentage rate of interest on the Initial Contracts ranges from [___]% to [___]% with a weighted average of approximately [___]%. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately [_____] months, and a weighted average term to Scheduled maturity, as of the Initial Cutoff Date, of approximately
                               [____] months. The final scheduled Distribution Date on the Initial Contract with the latest maturity is no later than [_________].
                               No Contract (including any Subsequent
                               Contract) will have a scheduled maturity later than [_______,____]. The Contracts generally are or will be prepayable at any time without penalty to the Obligor. Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as of the Initial Cutoff Date. See
                               "THE CONTRACTS" below.

  B.  The Reserve
      Fund . . . . . . .  The Securityholders will be afforded certain limited protection, to the extent described herein, against losses in respect of the Contracts by the establishment of an account in the name of the Indenture Trustee for the benefit of the Securityholders (the "RESERVE FUND").

                          The Reserve Fund will be created with an initial
                               deposit by the Trust Depositor of $[______]
                               (the "RESERVE FUND INITIAL DEPOSIT") on the
                               Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain Excess Amounts and Subsequent Reserve Fund Amounts (as defined herein) (such Excess Amounts and Subsequent Reserve Fund Amounts, together with the Reserve Fund Initial Deposit and the Certificate Reserve Amount the "RESERVE FUND DEPOSITS")), until the amount in the Reserve Fund reaches the Specified Reserve Fund Balance (as defined herein). "EXCESS AMOUNTS" in respect of a Distribution Date will be calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS" and will equal the funds on deposit in the Collection Account in respect of such Distribution Date, after giving effect to all distributions required to be made on such Distribution Date from Available Monies. The "SUBSEQUENT RESERVE FUND AMOUNT" will equal the amount on each Subsequent Transfer Date equal to [____%] of the aggregate balance of the Subsequent Contracts conveyed to the Trust.
                               The amount will be withdrawn from the Pre-
                               Funding Account and deposited in the Reserve
                               Fund Account.  The Specified Reserve Fund
                               Balance for any Distribution Date will be calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE RESERVE FUND." On each Distribution Date, funds will be withdrawn from the Reserve Fund, up to the Available Amount (as hereinafter defined), for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities.

                          In addition to the Reserve Fund Initial Deposit, the
                               Trust Depositor will deposit $[__________], (as further defined herein the "Certificate Reserve Amount"), into the Reserve Fund on the Closing Date. If funds in the Reserve Fund (other than the Certificate Reserve Amount) are applied in accordance with the last sentence of the preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate Reserve Amount will be withdrawn from the Reserve Fund and applied solely to distribute interest or principal on the Certificates. The Certificate Reserve Amount will not be available to pay interest or principal on the Notes. The "AVAILABLE AMOUNT" will equal the amount of all funds on deposit in the Reserve Fund less the undistributed balance of Certificate Reserve Amount, if any.

                           On each Distribution Date, after giving effect to
                               all distributions made on such Distribution
                               Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be distributed to the Trust Depositor.
                               See "CERTAIN INFORMATION REGARDING THE
                               SECURITIES -- PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE RESERVE FUND."

  C.  Pre-Funding
      Account  . . . . .   During the period (the "FUNDING PERIOD") from and
                               including the Closing Date until the earliest of (a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $[________], (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. The Pre-Funded Amount will initially equal $[__________] and, during the Funding Period, will be reduced by the amount thereof that the Trust uses to purchase Subsequent Contracts from the Trust Depositor and contemporaneously therewith from the Seller by the Trust Depositor. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $[__________] by the Distribution Date occurring in [______] 199_. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders as described below in "SUMMARY OF TERMS -- MANDATORY SPECIAL REDEMPTION."

  D.  Interest
      Reserve Account  .  The Trust Depositor will establish, and fund with an initial deposit on the Closing Date, a separate collateral account in the name of the Indenture Trustee on behalf of the Securityholders under the Agreement (the "INTEREST RESERVE ACCOUNT"), for the purpose of providing additional funds for payment of Carrying Charges (as described below) to pay certain distributions on Distribution Dates occurring during (and on the first Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funding Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, on each Distribution Date described above, amounts in respect of Carrying Charges from such account will be transferred into the Collection Account. "CARRYING CHARGES" means (i) the product of (x) the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate and
                               (y) the undisbursed funds (excluding investment earnings) in the Pre-Funding Account (as of the last day of the related due period) over (ii) the amount of any investment earnings on funds in the Pre-Funding Account which was transferred to the Interest Reserve Account, as well as interest earnings on amounts in the Interest Reserve Account.

                          The Interest Reserve Account will be established to
                               account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance, Class A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money in the Interest Reserve Account will be released to the Trust Depositor.

 Optional Purchase . . .  The Trust Depositor may, but will not be obligated to, purchase all of the Contracts in the Trust, and thereby cause early retirement of all outstanding Securities, on any Distribution Date as of which the Pool Balance has declined to less than 10% of the Initial Pool Balance (an "OPTIONAL PURCHASE"). See "CERTAIN INFORMATION REGARDING THE SECURITIES -- TERMINATION."

  Ratings . . . . . . . .  It is a condition of issuance that the Class A-1 and
                               Class A-2 Notes be rated AAA by Standard &
                               Poor's Ratings Services, A Division of The
                               McGraw-Hill Companies  ("S&P") and Aaa by
                               Moody's Investors Service, Inc. ("MOODY'S" and, together with S&P, the "RATING AGENCIES") and the Certificates each be rated at least [____] by S&P and [_____] by Moody's. See "RATINGS OF THE SECURITIES."

 Advances  . . . . . . .  The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period (as defined herein) (each an "ADVANCE"), but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. The Servicer will be entitled to reimbursement of outstanding Advances on any Distribution Date by means of a first priority withdrawal of Available Monies (as defined herein) then held in the Collection Account. See "CERTAIN INFORMATION REGARDING THE SECURITIES--ADVANCES."

 Mandatory Repurchase
 by the Trust
 Depositor . . . .        Under the Agreement, the Trust Depositor has agreed,
                               in the event of a breach of certain
                               representations and warranties made by the Trust Depositor and contained therein which materially and adversely affects the Trust's interest in any Contract, to repurchase such Contract within 90 days, unless such breach is cured. The Seller is obligated under the Transfer and Sale Agreement (which obligation has been assigned to the Trust) to repurchase the Contracts from the Trust Depositor contemporaneously with the Trust Depositor's purchase of the Contract from the Trust. See "CERTAIN INFORMATION REGARDING THE SECURITIES--CONVEYANCE OF CONTRACTS."

 Security Interests and
 Other Aspects of the
 Contracts . . . . . . .  In connection with the establishment of the Trust as well as the transfer of Subsequent Contracts to the Trust and the Indenture Trustee, security interests in the Motorcycles securing the Contracts have been (or will be) (i) conveyed and assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement (and, in the case of Subsequent Contracts, the related Subsequent Purchase Agreement executed thereunder), (ii) conveyed and assigned by the Trust Depositor to the Trust pursuant to the Agreement (and, in the case of Subsequent Contracts, the related Subsequent Transfer Agreement executed thereunder) and (iii) pledged by the Trust to the Indenture Trustee pursuant to the Indenture. The Agreement will designate the Servicer as custodian to maintain possession, as the Indenture Trustee's agent, of the Contracts and any other documents relating to the Motorcycles. To facilitate servicing and save administrative costs, such documents will not be segregated from other similar documents that are in the Servicer's possession.
                               Uniform Commercial Code financing statements will be filed in both Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture Trustee, and the Seller's and the Trust Depositor's accounting records and computer systems will also reflect such conveyance and assignment and pledge. In addition, the Contracts will be stamped to reflect their conveyance and assignment and pledge. However, if, though fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment and pledge, the Trust's and Indenture Trustee's interest in the Contracts could be defeated.

                               In addition, due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the conveyance and assignment to the Trust Depositor and the Trust or the pledge to the Indenture Trustee. In the absence of amendments to the certificates of title, the Trust and Indenture Trustee may not have a perfected security interest in the Motorcycles. Further, federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections with extensions of credit and collections on conditional sales contracts, and certain of these laws make an assignee of such a contract liable to the obligor thereon for any violation of such laws by the lender. The Trust Depositor has agreed to repurchase any Contract as to which it has failed to perfect a security interest in the Motorcycle securing such Contract, or as to which a breach of federal or state laws exists if such breach materially and adversely affects the Trust's interest in such Contract and if such failure or breach has not been cured within 90 days. The Seller has made a corresponding obligation under the Transfer and Sale Agreement See "SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS."

 Monthly Servicing Fee .  The Servicer will be entitled to receive for each
                               Due Period a monthly servicing fee (the
                               "MONTHLY SERVICING FEE") equal to [_____] of
                               [____%] of the Principal Balance of the
                               Contracts as of the beginning of such Due
                               Period. The Servicer will also be entitled to receive any extension fees or late payment penalty fees paid by Obligors (collectively with the Monthly Servicing Fee, the "SERVICING FEE"). The Servicing Fee is payable prior to any payments to the Noteholders or the Certificateholders. See "CERTAIN INFORMATION REGARDING THE SECURITIES--SERVICING
                               COMPENSATION AND PAYMENT OF EXPENSES."

 Tax Status  . . . . . .  In the opinion of counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness, and each Certificateholder, by the acceptance of a Certificate, will agree to treat the Trust as a partnership in which the Certificateholders are partners for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

 ERISA Considerations . .  Subject to the considerations discussed under "ERISA
                               CONSIDERATIONS," the Notes will be eligible for
                               purchase by employee benefit plans.   Any
                               benefit plan fiduciary considering purchase of the Notes should, however, consult with its counsel regarding the consequences of such purchase under ERISA and the Code. See "ERISA CONSIDERATIONS."

                               The Certificates are not eligible for
                               purchase by (i) employee benefit plans
                               subject to ERISA, or (ii) individual
                               retirement accounts and other retirement plans subject to Section 4975 of the Code.

                                  RISK FACTORS

     THE CONTRACTS AND THE PRE-FUNDING ACCOUNT.  On the Closing Date, the
Trust Depositor will transfer $[                        ] of Initial
Contracts to the Trust, which Initial Contracts the Trust Depositor purchased from the Seller using part of the proceeds of the Notes and Certificates sold
to investors.  The Trust Depositor will transfer $[                       ]
(representing the Pre-Funded Amount), pursuant to the Agreement into the Pre-Funding Account established and maintained in the name of the Indenture Trustee on behalf of the Securityholders. Such pledge will secure the
Trust's obligation to purchase from the Trust Depositor and transfer to the Trust the Subsequent Contracts in a principal amount equal to the initial
Pre-Funded Amount at or before the end of the Funding Period.    If the
Seller fails to originate a principal amount of eligible Contracts during the Funding Period which is at least equal to the Pre-Funded Amount, the Trust Depositor will be unable to acquire sufficient Subsequent Contracts to transfer to the Trust on one or more Subsequent Transfer Dates, thereby resulting in a Mandatory Special Redemption and prepayment of principal to the Noteholders as described in the following paragraph. See "--TRUST'S RELATIONSHIP TO THE TRUST DEPOSITOR AND SELLER" below. In addition, any conveyance of Subsequent Contracts is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Transfer and Sale Agreement and the related Subsequent Purchase Agreement executed thereunder; (ii) as of the applicable Subsequent Cutoff Date, no Contract in the Trust, including the Subsequent Contracts that the Trust Depositor will be conveying as of such Subsequent Cutoff Date, will have a scheduled maturity date later than
[                   ]; (iii) the Trust Depositor shall have executed and
delivered in favor of the Trust a written assignment (a "SUBSEQUENT TRANSFER AGREEMENT") conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) the Trust Depositor shall have delivered certain opinions of counsel to the Trustees, the Initial Purchaser and the Rating Agencies with respect to the validity and other aspects of the conveyance of all such Subsequent Contracts and (v) the Rating Agencies shall have each notified the Trust Depositor and the Trustees in writing that, following the addition of such Subsequent Contracts, the Class A-1 Notes and the Class A-2 Notes will be rated AAA by S&P and Aaa by Moody's, and the Certificates will be rated at least [____] by S&P and [_____] by Moody's. Such confirmation of the ratings of the Class A-1 Notes and the Class A-2 Notes and the Certificates may depend on factors other than the characteristics of the Subsequent Contracts, including the delinquency, repossession and net loss experience on the Contracts in the Trust.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Contracts by the Trust Depositor during the Funding Period, the Class A-1 Noteholders and Class A-2 Noteholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to the amount remaining in the Pre-Funding Account pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is
less than $[              ] such amount shall be allocated solely to the
Class A-1 Noteholders. It is anticipated that even if the Seller originates sufficient Subsequent Contracts to exhaust most of the Pre-Funded Amount, the principal amount of Subsequent Contracts conveyed to the Trust by the end of the Funding Period will not be exactly equal to the amount on deposit in the Pre-Funding Account and that therefore there will be at least a nominal amount of principal prepaid to the Class A-1 Noteholders at the end of the Funding Period in any event.

     Following the transfer of Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of Contracts may vary from those of the Initial Contracts as of the Initial Cutoff Date. See "THE CONTRACTS" below.

     TRUST'S RELATIONSHIP TO THE TRUST DEPOSITOR AND SELLER. Neither the Seller nor the Trust Depositor is generally obligated to make any payments in respect of the Notes, Certificates or Contracts. However, the ability of the Trust Depositor to convey Subsequent Contracts on Subsequent Transfer Dates is dependent upon the generation of additional Contracts by the Seller. If, during the Funding Period, the Seller is unable to generate or does not transfer sufficient Contracts to the Trust Depositor, the ability of the Trust Depositor to convey Subsequent Contracts to the Trust would be adversely affected. There can be no assurance that the Seller will continue to generate Motorcycle conditional sales contracts that satisfy the criteria set forth in the Transfer and Sale Agreement.

     In connection with each conveyance of Contracts by the Seller to the Trust Depositor and by the Trust Depositor to the Trust, the Seller will make representations and warranties with respect to the characteristics of such Contracts. In certain circumstances, the Seller through the Trust Depositor is obligated to repurchase Contracts with respect to which such representations or warranties are not true as of the date made. Neither the Seller nor the Trust Depositor is otherwise obligated with respect to the Notes or Certificates (other than in respect of the transfer of Subsequent Contracts as described herein).

     SUBORDINATION; LIMITED ASSETS. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- PAYMENT PRIORITIES OF THE NOTES AND CERTIFICATES; RESERVE FUND." Principal and interest payments on the Certificates will be subordinated to payments on the Notes as described herein. Accordingly, the yield on the Certificates will be sensitive to the loss experience on the Contracts and the timing of such losses. If the actual rate and amount of losses experienced on the Contracts exceed the rate and amount of losses assumed by an investor, the yield to maturity of the Certificates may be lower than anticipated.

     The Trust will not have, nor is it expected to have, any significant assets or sources of funds other than the Contracts and its rights under the Agreement, including the Interest Reserve Account and the Reserve Fund. Holders of the Securities must rely for repayment upon payments on the Contracts and, if and to the extent available, amounts on deposit in the Pre-Funding Account, the Interest Reserve Account and the Reserve Fund. The Pre-Funding Account and the Interest Reserve Account will be available during the Funding Period. The Pre-Funding Account will be used solely to purchase Subsequent Contracts and is not available to cover losses on the Contracts. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of the initial Note net proceeds not invested in Contracts, and is not designed to provide any protection against losses on the Contracts.

     LIMITED DELINQUENCY AND LOAN LOSS EXPERIENCE WITH MOTORCYCLE CONTRACTS. Eaglemark was organized in January 1993 and began purchasing and servicing conditional sales contracts for Motorcycles in February 1993. Accordingly, and for other reasons, Eaglemark's delinquency experience and loan loss and repossession experience set forth under "THE CONTRACTS" may not be indicative of the performance of the Contracts sold to the Trust Depositor and held by the Trust and pledged to the Indenture Trustee. The Trust Depositor is a bankruptcy-remote special purpose corporation established for the limited purpose of purchasing the Contracts (and other similar retail motorcycle conditional sales contracts) and related assets from the Seller, and selling the same into the Trust (and other similar trusts); the Trust Depositor was organized in [________] of [___________].

     SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS. Each Contract is secured by a security interest in a Motorcycle. The transfer and perfection of security interests in the Motorcycles and enforcement of rights to realize upon the value of the Motorcycles as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state (the "UCC"), each state's motor vehicle title statutes, and the United States Bankruptcy Code. Under the United States Bankruptcy Code, a court may prevent the Indenture Trustee from repossessing a Motorcycle and may reduce the amount of secured indebtedness or change the amount or timing of monthly payments or the interest rate applicable to a Contract. In addition, numerous federal and state consumer protection laws impose requirements on lending under conditional sales contracts such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trust as assignee and the Indenture Trustee as pledgee of the Contracts. In addition, due to administrative burden and expense, the certificates of title to the Motorcycles will not be amended to reflect the conveyance and assignment of the Seller's interest therein to the Trust Depositor, the conveyance and assignment of the Trust Depositor's interest therein to the Trust and the pledge of the Trust's interest therein to the Indenture Trustee. In the absence of such an amendment, the Indenture Trustee may not have a perfected security interest in the Motorcycles. Pursuant to the Transfer and Sale Agreement, the Seller represents and warrants that each Contract complies with all requirements of law and will make certain representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each Motorcycle securing a Contract. A breach of any such representation and warranty that materially and adversely affects the Trust's interest in any Contract would create an obligation of the Seller through the Trust Depositor to repurchase such Contract from the Trust unless such breach is cured. In the event that the Trust must rely on repossession and resale of Motorcycles securing Contracts that are in default to recover principal and interest due thereon, certain other factors may limit the ability of the Trust to realize upon the Motorcycle or may limit the amount realized to less than the amount due. See "SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS" below.

     LIMITED LIQUIDITY. There is currently no secondary market for the Securities offered hereby. The Underwriter currently intends to make a market in the Securities, but it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Securityholders with liquidity of investment or that it will continue for the life of the Securities.

     BANKRUPTCY CONSIDERATIONS. Winston & Strawn, counsel to the Seller and the Trust Depositor, will render an opinion to the Trustees that in the event the Seller became a debtor under the United States Bankruptcy Code the transfer of the Contracts from the Seller to the Trust Depositor in accordance with the Transfer and Sale Agreement (and any Subsequent Purchase Agreement in connection with transfers of Subsequent Contracts) would be treated as a true sale and not as a pledge to secure borrowings and that the Trust Depositor would not be consolidated with the Seller as a single entity. If, however, the transfer of the Contracts from the Seller to the Trust Depositor were treated as a pledge to secure borrowings by the Seller or if the Trust Depositor were ordered consolidated with the Seller as a single entity or were to become bankrupt for any reason the distribution of proceeds of the Contracts to the Trust might be subject to the automatic stay provisions of the United States Bankruptcy Code, which would delay the distribution of such proceeds for an uncertain period of time. In addition, a bankruptcy trustee would have the power to sell the Contracts if the proceeds of such sale could satisfy the amount of the debt deemed owed by the Seller, or the bankruptcy trustee could substitute other collateral in lieu of the Contracts to secure such debt, or such debt could be subject to adjustment by the bankruptcy court if the Seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. A case decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by Article 9 of the UCC. If, following a bankruptcy of the Seller, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then similar reductions or delays in payments of collections on or in respect of the Contracts could occur. Additionally, because the Seller has purchased Contracts from dealers located in the Tenth Circuit which could become debtors in a bankruptcy proceeding, the rationale of such case could be applicable to such dealers' sales and the corresponding negative implications for timing of receipt of payments with respect to the Contracts may occur.

     YIELD AND PREPAYMENT CONSIDERATIONS. By their terms, the Contracts may be prepaid, in whole or in part, at any time and each Contract contains a provision which permits the Trust Depositor to require full prepayment in the event of a sale of the Motorcycle securing a Contract. In addition, repurchases of the Contracts by the Seller through the Trust Depositor could occur in the event of a breach of a representation and warranty with respect to the Contracts and upon exercise of the Trust Depositor's Repurchase Option to repurchase Contracts when the Pool Balance has decreased to a certain level. Any prepayments and repurchases of Contracts will reduce the average life of the Contracts and the interest received by the Noteholders or Certificateholders over the life of the Notes or Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life,
credit disability and casualty insurance policies).   In addition, the
occurrence of a Mandatory Special Redemption at or before the end of the Funding Period would have the effect of reducing the interest received by Noteholders over the life of the Notes.

     JOINT ACCOUNTS. In certain circumstances, the monthly billing statements relating to the Contracts and provided to the Obligors also reflect the Obligors' outstanding "HARLEY CARD" monthly balance. See "EAGLEMARK, INC. - GENERAL.". With respect to such a joint billing statement, the Obligor sends one payment which if not appropriately designated by such Obligor in the statement returned with their payment will be allocated first to the minimum payment due on the Harley Card. To the extent a payment is insufficient to cover payment amounts due under both the Contract and the minimum amount due on the Harley Card, the Contract will suffer the associated shortfall.

     TAX STATUS. In the opinion of Winston & Strawn as counsel to the Trust Depositor, for federal income tax purposes, the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. As no cases, regulations or administrative rulings have addressed transactions similar to those described herein, however, there can be no assurance the IRS or a court will not take contrary positions. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

                             FORMATION OF THE TRUST

GENERAL

     The Trust will be a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described herein. After its formation, the Trust will not engage in any activity other than
(i) acquiring, holding and managing the Contracts and the other assets of the Trust and proceeds therefrom; (ii) issuing the Notes and the Certificates;
(iii) making payments on the Notes and the Certificates; and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or are incidental thereto or connected therewith.

     On the Closing Date, the Trust Depositor will sell and assign the Trust Property to the Trust. Eaglemark will act as Servicer of the Contracts and will receive compensation and fees for such services. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- SERVICING COMPENSATION AND PAYMENT OF EXPENSES."

     The Trust's principal offices will be in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "THE OWNER TRUSTEE."

CAPITALIZATION

     The Trust will initially be capitalized with equity equal to the Initial Certificate Balance. The Trust Depositor will purchase Certificates with an Initial Certificate Balance of approximately 1% of the Initial Certificate Balance and the remaining equity interests will be sold to third party investors that are expected to be unaffiliated with the Seller, the Trust Depositor, the Servicer, the Trust Depositor or the Trust.

     The following table illustrates the capitalization of the Trust as of the Cut-Off Date, as if the issuance and sale of the Securities had taken place, on such date:

          Class A-1 Notes . . . . . . . . . $[________]
          Class A-2 Notes . . . . . . . . . $[________]
          Certificates. . . . . . . . . . . $[________]
                                            -----------
                Total . . . . . . . . . . . $[________]
                                            -----------
                                            -----------

THE OWNER TRUSTEE

     Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware corporation and its Corporate Trust Office is located at 1100 North Market Street, Wilmington, Delaware 19890.

     The Owner Trustee will have the rights and duties set forth herein under "CERTAIN INFORMATION REGARDING THE SECURITIES -- THE TRUSTEES" and "-- DUTIES OF THE TRUSTEES."


                      POOL FACTORS AND TRADING INFORMATION

     The "NOTE POOL FACTOR" for each Class of Notes will be a six-digit decimal which the Servicer will compute prior to each Distribution Date with respect to the Notes indicating the unpaid principal amount of such Class of Notes, after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of such Class of Notes. The "CERTIFICATE POOL FACTOR" for the Certificates will be a six-digit decimal which the Servicer will compute prior to each Distribution Date indicating the remaining Certificate Balance after giving effect to distributions to be made on such Distribution Date, as a fraction of the Initial Certificate Balance. Each
Note Pool Factor and the Certificate Pool Factor will be 1.000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal amount of the applicable Class of Notes, or the reduction of the Certificate Balance, as the case may be. A Noteholder's portion of the aggregate outstanding principal amount of the related Class of Notes will be the product of (i) the original denomination of such Noteholder's Notes and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance will be the product of (i) the original denomination of such Certificateholder's Certificate and (ii) the Certificate Pool Factor at the time of determination.

     The Noteholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, each Note Pool Factor and various other items of information, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Contracts, the Pool Balance, the Certificate Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- STATEMENTS TO SECURITYHOLDERS."


                                 USE OF PROCEEDS

     The Trust Depositor will use the net proceeds received from the sale of the Notes and Certificates (i) for the purchase of the Initial Contracts and related assets from the Seller, and (ii) the remainder for the funding of the Pre-Funding Account. The Seller will use the net proceeds from the Trust Depositor's purchase of the Initial Contracts, as well as Subsequent Contracts, for the repayment of a substantial portion of the outstanding principal of the warehouse lines through which it finances its motorcycle conditional sales contracts. Following each such repayment, it is expected that the warehouse lines will be used to build a new portfolio of Motorcycle conditional sales contracts.


                                  THE CONTRACTS

     Each Contract is (or will be, in the case of Subsequent Contracts) secured by a Motorcycle (as described below) and is (or will be) a conditional sales contract originated by a Harley-Davidson dealer and purchased by the Trust Depositor. No Contract may be substituted by the Seller or the Trust Depositor with another Motorcycle contract after such Contract has been sold by the Trust Depositor to the Trust.

     Each Contract (a) is (or will be) secured by a Motorcycle, (b) has (or will have) a fixed annual percentage rate and provide for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term, (c) with respect to the Initial Contracts, has its last scheduled payment due no later than [______, ____], and with respect to the Contracts as a whole (including any Subsequent Contracts conveyed to the Trust after the Closing Date), will have a last scheduled payment due no later than [_______ ____], and (d) with respect to the Initial Contracts, has its first scheduled payment due no later than [_______ ____]. The Contracts were (or will be) acquired by the Trust Depositor in the ordinary course of the Trust Depositor's business. A detailed listing of the Initial Contracts is appended to the Agreement. See "DESCRIPTION OF THE CERTIFICATES" below. (For general composition of the Initial Contracts see Table 1 below). Approximately [__]% of the Principal Balance of the Initial Contracts as of the Initial Cutoff Date is attributable to loans to purchase Motorcycles which were new and approximately [__]% is attributable to loans to purchase Motorcycles which were used at the time the related Contract was originated. All Initial Contracts have a contractual rate of interest of at least [___]% per annum and not more than [____]% per annum and the weighted average contractual rate of interest of the Initial Contracts as of the Initial Cutoff Date is approximately [___]% per annum (see Table 2 below). The Initial Contracts have remaining maturities as of the Initial Cutoff Date of at least [__] months but not more than [__] months and original maturities of at least [__] months but not more than [__] months. The Initial Contracts had a weighted average term to scheduled maturity, as of origination, of approximately [____] months, and a weighted average term to scheduled maturity as of the Initial Cutoff Date of approximately [____] months (see Tables 3 and 4 below). The average principal balance per Initial Contract as of the Initial Cutoff Date was approximately

$[________] and the principal balances on the Initial Contracts as of the Initial Cutoff Date ranged from $[____] to $[________] (see Table 5 below). The Contracts arise (or will arise) from loans to Obligors located in 50 states , the District of Columbia and other territories and with respect to the Initial Contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balances on the Initial Contracts
as of the Initial Cutoff Date: [     ]% in the state of [          ], [      ]
% in [          ], [      ]% in  [         ], [      ]% in [          ],
[       ]% in [          ], [       ]% in  [      ], [       ]% in
[          ], [      ]% in  [          ], and [      ]% in [          ] (see
Table 6 below).  No other state represented more than [      ]% of the
Initial Contracts.

     Except for the criteria described in the preceding paragraph and under "RISK FACTORS -- THE CONTRACTS AND THE PRE-FUNDING ACCOUNT," there will be no required characteristics of the Subsequent Contracts. Therefore, following the transfer of the Subsequent Contracts to the Trust, the aggregate characteristics of the entire pool of the Contracts, including the composition of the Contracts, the distribution by define of the Contracts, the distribution by calculated remaining term of the Contracts, the distribution by original term to maturity of the Contracts, the distribution by current balance of the Contracts, and the geographic distribution of the Contracts, described in the following tables, may vary from those of the Initial Contracts as of the Initial Cutoff Date.

     The motorcycle dealer agreements between each of the originating dealers and the Seller require the originating dealer to repurchase certain motorcycles repossessed by the Seller in the event of a default by the Obligor ("DEALER RECOURSE"); the Dealer Recourse will be assigned by the Seller to the Trust Depositor pursuant to the Transfer and Sale Agreement, assigned from the Trust Depositor to the Trust pursuant to the Agreement and pledged from the Trust to the Indenture Trustee pursuant to the Indenture. There can be no assurance that an originating dealer will perform its Dealer Recourse obligations under such motorcycle dealer agreements if and when required to do so.

                                     TABLE 1

                      COMPOSITION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


 Aggregate Principal Balance ..............................    $[_____________]
 Number of Contracts ......................................             [_____]
 Average Principal Balance.................................         $[________]
 Weighted Average Annual Percentage
      Rate ("APR").........................................            [_____]%
      (Range)..............................................[_____]% to [_____]%
 Weighted Average Original Term............................              [____]
      (Range)..............................................      [___] to [___]
 Weighted Average Calculated Remaining Term................             [_____]
      (Range)..............................................       [__] to [___]

                                     TABLE 2

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                     TOTAL
                                PERCENT OF        OUTSTANDING
                   NUMBER OF     NUMBER OF         PRINCIPAL       PERCENT OF
     RATE          CONTRACTS    CONTRACTS (1)       BALANCE     POOL BALANCE (1)


 8.01-9.00%
 9.01-10.00
 10.01-11.00
 11.01-12.00
 12.01-13.00
 13.01-14.00
 14.01-15.00
 15.01-16.00
 16.01-17.00

 TOTALS:                          100.00%                            100.00%



(1)  Percentages may not add to 100.00% because of rounding.

                                      TABLE 3

                   DISTRIBUTION BY CALCULATED REMAINING TERM
                           OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                PERCENT OF         TOTAL
    CALCULATED                  NUMBER OF       OUTSTANDING         PERCENT OF
  REMAINING TERM    NUMBER OF   CONTRACTS        PRINCIPAL         POOL BALANCE
     (MONTHS)       CONTRACTS      (1)             BALANCE             (1)

      0 - 12
     13 - 24
     25 - 36
     37 - 48
     49 - 60
     61 - 72

 TOTALS:                         100.00%                             100.00%


(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 4
                    DISTRIBUTION BY ORIGINAL TERM TO MATURITY
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)


                                PERCENT OF         TOTAL
                                NUMBER OF       OUTSTANDING         PERCENT OF
    ORIGINAL        NUMBER OF   CONTRACTS        PRINCIPAL         POOL BALANCE
  TERM (MONTHS)     CONTRACTS      (1)             BALANCE             (1)

      0 - 12
     13 - 24
     25 - 36
     37 - 48
     49 - 60
     61 - 72

 TOTALS:                         100.00%                             100.00%


(1)  Percentages may not add to 100.00% because of rounding.

                                    TABLE 5
              DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                      PERCENT OF
                                       NUMBER OF                           PERCENT OF
                           NUMBER OF   CONTRACTS    TOTAL OUTSTANDING     POOL BALANCE
        CURRENT BALANCE    CONTRACTS      (1)        PRINCIPAL BALANCE        (1)

 $      0.01 - 1,000.00
 $  1,000.01 - 2,000.00
 $  2,000.01 - 3,000.00
 $  3,000.01 - 4,000.00
 $  4,000.01 - 5,000.00
 $  5,000.01 - 6,000.00
 $  6,000.01 - 7,000.00
 $  7,000.01 - 8,000.00
 $  8,000.01 - 9,000.00
 $  9,000.01 - 10,000.00
 $ 10,000.01 - 11,000.00
 $ 11,000.01 - 12,000.00
 $ 12,000.01 - 13,000.00
 $ 13,000.01 - 14,000.00
 $ 14,000.01 - 15,000.00
 $ 15,000.01 - 16,000.00
 $ 16,000.01 - 17,000.00
 $ 17,000.01 - 18,000.00
 $ 18,000.01 - 19,000.00
 $ 19,000.01 - 20,000.00
 $ 20,000.01 - 21,000.00
 $ 21,000.01 - 22,000.00
 $ 22,000.01 - 23,000.00
 $ 23,000.01 - 24,000.00
 $ 25,000.01 - 26,000.00
 $ 27,000.01 - 28,000.00

                 TOTALS:                 100.00%                               100.00%

(1)  Percentages may not add to 100.00% because of rounding.

                                   TABLE 6
              GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS


                                     PERCENT OF                         PERCENT OF
                          NUMBER OF   NUMBER OF      TOTAL OUTSTANDING     POOL
        STATE             CONTRACTS  CONTRACTS(1)   PRINCIPAL  BALANCE   BALANCE(1)
        ALASKA
        ALABAMA
       ARKANSAS
        ARIZONA
      CALIFORNIA
       COLORADO
      CONNECTICUT
 DISTRICT OF COLUMBIA
       DELAWARE
        FLORIDA
        GEORGIA
        HAWAII
         IOWA
         IDAHO
       ILLINOIS
        INDIANA
        KANSAS
       KENTUCKY
       LOUISANA
     MASSACHUSETTS
       MARYLAND
         MAINE
       MICHIGAN
       MINNESOTA
       MISSOURI
      MISSISSIPPI
        MONTANA
    NORTH CAROLINA
     NORTH DAKOTA
       NEBRASKA
     NEW HAMPSHIRE
      NEW JERSEY
      NEW MEXICO


                                     TABLE 6
                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)


                                     PERCENT OF                         PERCENT OF
                          NUMBER OF   NUMBER OF      TOTAL OUTSTANDING     POOL
        STATE             CONTRACTS  CONTRACTS(1)   PRINCIPAL  BALANCE   BALANCE(1)
        NEVADA
       NEW YORK
         OHIO
       OKLAHOMA
        OREGON
     PENNSYLVANIA
     RHODE ISLAND
    SOUTH CAROLINA
     SOUTH DAKOTA
       TENNESSEE
         TEXAS
         UTAH
       VIRGINIA
        VERMONT
      WASHINGTON
       WISCONSIN
     WEST VIRGINIA
        WYOMING
         OTHER

      TOTALS:                             100.00%                           100.00%


(1)  Percentages may not add to 100.00% because of rounding.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The Seller was organized in January 1993 and is a one hundred percent owned subsidiary of Eaglemark Financial. The Seller began purchasing and servicing conditional sales contracts for Motorcycles in February 1993. Accordingly, the Seller has not accumulated a significant amount of delinquency and loss data on Motorcycle conditional sales contracts similar to the Contracts. See "RISK FACTORS -- LIMITED EXPERIENCE WITH MOTORCYCLE CONTRACTS."

     The following tables set forth the delinquency experience and loan loss and repossession experience of the Seller's portfolio of conditional sales contracts for Motorcycles since the Seller began purchasing and servicing such contracts. These figures include data in respect of contracts which the Seller has previously sold with respect to prior securitizations and for which the Seller acts as servicer.

                            DELINQUENCY EXPERIENCE
                                 (UNAUDITED)
                           (DOLLARS IN THOUSANDS)
                                     AT
          --------------------------------------------------------------


                                 DECEMBER 31,      DECEMBER 31,     DECEMBER 31,     [         ],   [        ],
                                    1994              1995              1996             1996          199_
                                    ----              ----              ----             ----          ----
 NUMBER OF
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS AND
 ASSOCIATED
 OUTSTANDING
 PRINCIPAL DOLLAR
 BALANCES(1) ...............

 PERIOD OF
 DELINQUENCY AND
 ASSOCIATED
 OUTSTANDING
 PRINCIPAL BALANCES(2)
 30-59 DAYS ................
 60-89 DAYS ................
 90 DAYS OR MORE ...........


 TOTAL NUMBER OF
 DELINQUENT
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS .................


--------------------------------

               (1) Excludes Contracts already in repossession, which Contracts the Servicer does not consider outstanding.

               (2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a Contract due on the first day of a month is not 30 days delinquent until the first day of the next month. Obligors do not receive initial statements until 60 days after the origination of their Contracts; therefore, the Obligors' associated nonpayment is not considered for delinquency experience until after the end of such 60-day period.



                                 DECEMBER 31,      DECEMBER 31,     DECEMBER 31,     [         ],   [        ],
                                    1994              1995              1996             1996          199_
                                    ----              ----              ----             ----          ----



 DELINQUENT
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS AS A
 PERCENT OF TOTAL
 NUMBER OF
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS .................


 AGGREGATE PRINCIPAL
 BALANCE OF
 DELINQUENT
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS .................

 AGGREGATE PRINCIPAL
 BALANCE OF
 DELINQUENT
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS AS A
 PERCENTAGE OF THE
 AGGREGATE
 OUTSTANDING
 PRINCIPAL BALANCE OF
 MOTORCYCLE
 CONDITIONAL SALES
 CONTRACTS .................


                        LOAN LOSS/REPOSSESSION EXPERIENCE
                                  (UNAUDITED)
                               (ACTUAL DOLLARS)


                   TWELVE MONTHS       TWELVE MONTHS       TWELVE MONTHS     [   ] MONTHS     [   ] MONTHS
                   ENDED DECEMBER      ENDED DECEMBER      ENDED DECEMBER    ENDED [          ENDED [
                      31, 1994            31, 1995            31, 1996             ]1996          ], 199_

PRINCIPAL
BALANCE OF ALL
MOTORCYCLE
CONDITIONAL
CONTRACTS
SERVICED
(1)......

CONTRACT
LIQUIDATION
(2)......

NET LOSSES:
DOLLARS
(3)......

PERCENTAGE
(4)......



(1)      As of period end.  Includes Contracts already in repossession.

(2) As a percentage of the total number of Contracts being serviced as of period end, calculated on an annualized basis.

(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.

(4) As a percentage of the principal amount of Contracts being serviced as of period end, calculated on an annualized basis.

THE DATA PRESENTED IN THE FOREGOING TABLES ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THERE IS NO ASSURANCE THAT THE DELINQUENCY, LOAN LOSS OR REPOSSESSION EXPERIENCE OF THE CONTRACTS WILL BE SIMILAR TO THAT SET FORTH ABOVE.

                           HARLEY-DAVIDSON MOTORCYCLES

     All of the motorcycles securing Contracts were manufactured by Harley-Davidson, Inc., except not more than 2.5% of the Contracts (including all Subsequent Contracts) relate to, and are secured by, motorcycles manufactured by Buell. Buell produces "PERFORMANCE" motorcycles using engines and certain other parts manufactured by Harley-Davidson. Harley-Davidson, as of December 31, 1996, owned 49% of the voting equity of Buell.

     Harley-Davidson produces and sells premium superheavyweight motorcycles. Within the superheavyweight class, Harley-Davidson sells touring motorcycles (equipped for long-distance touring), as well as motorcycles which emphasize the distinctive styling associated with certain classic Harley-Davidson motorcycles. Harley-Davidson motorcycles are based on variations of five basic chassis designs and are powered by one of three air cooled, twin cylinder engines of "V" configuration which have displacements of 883cc, 1200cc, and 1340cc. Harley-Davidson manufactures its own engines and frames and is the only major manufacturer of motorcycles in the United States. Harley-Davidson, as of December 31, 1996, accounts for approximately 55% of the market for motorcycles with an engine displacement of 751cc and above.

     Buell produces "PERFORMANCE" motorcycles using Harley-Davidson 1200cc engines that are further modified in the manufacturing process, as well as certain other Harley parts. The "PERFORMANCE" aspect of the motorcycles refers to overall handling characteristics of the motorcycle, including cornering, acceleration and braking. Buell motorcycles and related products are currently distributed exclusively through Harley-Davidson dealers. Buell's overall share of the "PERFORMANCE" market is negligible.

     As of December 31, 1996, Eaglemark has originated Contracts with principal balances outstanding equal to approximately $_______ which are related to, and secured by, "touring cycles", and $_______ which are related to, and secured by,
"street legal" cycles.   "Touring cycles" (with displacements typically over
750cc) are generally intended for use in long distance travel, and "street legal cycles" include all other motorcycles which may be licensed for street use under applicable state or local law and which are not generally viewed as falling with the "touring cycle" category.


                       YIELD AND PREPAYMENT CONSIDERATIONS

     By their terms, the Contracts may be prepaid, in whole or in part, at any time and each Contract contains a provision which permits the Seller to require full prepayment in the event of a sale of the Motorcycle securing a Contract.
In addition, repurchases of the Contracts by the Seller could occur in the event of a breach of a representation and warranty with respect to the Contracts and upon exercise of the Trust Depositor's limited option to repurchase the Contracts when the Pool Balance has declined to less than 10% of the Initial Pool Balance. Any prepayments and repurchases of Contracts will reduce the average life of the Notes and Certificates and the interest received by the Securityholders over the life of the Notes and Certificates (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies). In addition, the occurrence of a Mandatory Special Redemption at or before the end of the Funding Period would have the effect of reducing the interest received by Noteholders over the life of the Notes.

     Payments on the Certificates will be subordinated to payments on the Notes. Accordingly, the yield on the Certificates will be sensitive to the loss experience on the Contracts and the timing of such losses. If the actual rate and amount of losses experienced on the Contracts exceed the rate and amount of losses assumed by an investor, the yield to maturity of the Certificates may be lower than anticipated.

     The final scheduled Distribution Date on the Initial Contract with the latest maturity is no later than [______] 2002. The final scheduled Distribution Date on the Contract with the latest maturity among the Contracts
as a whole, including any Subsequent Contracts, will be not later than [      ].

                       EAGLEMARK FINANCIAL SERVICES, INC.;
                                 EAGLEMARK, INC.

EAGLEMARK FINANCIAL SERVICES, INC.

     Eaglemark Financial was formed in June 1992 with a capital infusion of $10,000,000 from Harley-Davidson and an additional $15,000,000 capital contribution from a major institutional investor in January 1993. In November 1995, Harley-Davidson purchased the equity owned by the major institutional investor and as a result Eaglemark Financial is a 97% owned subsidiary of Harley-Davidson. The business of Eaglemark Financial, through its 100% ownership of Eaglemark, has been to provide wholesale and retail financing, credit card and insurance services to dealers and customers of Harley-Davidson.

EAGLEMARK, INC.

     Eaglemark is a Nevada corporation and is a wholly-owned subsidiary of Eaglemark Financial. Eaglemark began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson dealers from ITT Commercial Finance; subsequently, Eaglemark entered the retail consumer finance business. Eaglemark provides financing to Harley-Davidson customers for new and used motorcycles and Harley-Davidson branded products including accessories through its private-label "HARLEY CARD," as well as a range of motorcycle insurance products through a wholly-owned subsidiary. Eaglemark also finances extended service contracts on Motorcycles. Eaglemark's financing, credit card and insurance programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase dealer and customer loyalty to Eaglemark while improving revenue and profits over time. Eaglemark's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706 (telephone 702/885-1200). As of December 31, 1996, Eaglemark had total assets of $339.9 million, and stockholder's equity of $50.9 million.

     During the third quarter of 1994, Eaglemark began providing retail consumer financing for other product lines. Initially, Eaglemark provided financing for marine boat dealers under the trade names "MASTERCRAFT CREDIT," "WETJET CREDIT," "SKEETER CREDIT," "BOSTON WHALER FINANCIAL SERVICES," and "MARIAH FINANCIAL SERVICES." Eaglemark has since added new lines of consumer financing including (i) recreational vehicle financing through RV dealers under the trade name of "HOLIDAY RAMBLER CREDIT"; (ii) Motorcycle financing through the Canadian Harley-Davidson dealers transacted under the trade name "DEELEY CREDIT"; and (iii) single-engine aircraft financing provided directly through Mooney Aircraft under the trade name "MOONEY FINANCIAL SERVICES" or through a broker (Sterling Air) under the Eaglemark name. Eaglemark also provides other forms of consumer financing through various Dealers on a case-by-case basis. As of December 31, 1996, accounts receivable related to these new product lines represented less than 23.9% of total retail receivables serviced by Eaglemark.

PURCHASE OF CONTRACTS

     Eaglemark purchases contracts from a network of Harley-Davidson dealers located throughout the United States. Eaglemark's personnel contact dealers and explain Eaglemark's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use Eaglemark's available customer financing, the dealer must make an application to Eaglemark for approval.

     Contracts that Eaglemark purchases are written on forms provided or approved by Eaglemark and are purchased on an individually approved basis in accordance with Eaglemark's guidelines. The dealer submits the customer's credit application and purchase order to Eaglemark's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the proposed buyer's paying habits, length and likelihood of continued employment and certain other procedures. Eaglemark's current underwriting guidelines for Motorcycle contracts generally require that the monthly payment on the contract, together with the Obligor's other fixed monthly obligations, not exceed 40% of the Obligor's monthly gross income. With respect to contracts for new Motorcycles and used Motorcycles of model year 1990 and later, Eaglemark generally finances up to 90% of the Motorcycle's sales price. Eaglemark generally finances up to 85% of such amount for used Motorcycles of model years before 1990. Eaglemark will also finance certain dealer installed accessories, sales tax and title fees as well as premiums for the term of the contract on optional credit life and accident and health insurance, premiums for extended warranty insurance and premiums for required physical damage insurance on the Motorcycle which financed amounts are part of the principal balance of the respective contract. If the application meets Eaglemark's guidelines and the credit is approved, Eaglemark purchases the contract when the customer accepts delivery of the Motorcycle.


                   EAGLEMARK CUSTOMER FUNDING CORPORATION-[__]

     The Trust Depositor is a special purpose corporation incorporated in the
State of Nevada in [___________].   All of the common stock of the Trust
Depositor is owned by the Seller. All of the officers and directors of the Trust Depositor are employed by the Seller, except that two directors of the Trust Depositor are required to be independent of the Trust Depositor. The Trust Depositor's business is limited to purchasing the Contracts and related assets (and other similar retail motorcycle installment conditional sales contracts) from the Seller, acting as the general partner of the Trust and other similar trusts and performing the obligations described in the Agreement and the Transfer and Sale Agreement (as well as similar agreements entered into in connection with the formation of similar trusts).


                            DESCRIPTION OF THE NOTES

GENERAL

     The Notes will be issued pursuant to the Indenture.   Citations to the
relevant Sections of the Indenture appear below and under "CERTAIN INFORMATION REGARDING THE SECURITIES" in parentheses. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. Where particular provisions or terms used in the Notes or the Indenture are referred to, the actual provisions of such documents (including definitions of terms and Section references) are incorporated by reference as part of such summaries.

PAYMENTS OF INTEREST

     Interest on the outstanding principal amount of each Class of Notes will accrue at the applicable Interest Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date. If acceleration of the Notes is waived on default, interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such shortfall at the related Interest Rate. Interest payments on the Notes will be made from Available Monies after all accrued and unpaid Servicing Fees, Trustees' Fees and other administrative fees of the Trust (collectively, "TRUST FEES AND EXPENSES") have been paid. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS."

PAYMENTS OF PRINCIPAL

     Principal payments will be made to the Noteholders, to the extent described below, on each Distribution Date in an amount equal to the Note Percentage of the related Note Principal Distributable Amount, in each case calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS." Principal payments on the Notes will be made from Available Monies after all Trust Fees and Expenses have been paid, and after distribution of the
Note Interest Distributable Amount. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS, PRIORITY OF PAYMENTS."

     Principal payments on the Notes will be applied on each Distribution Date from the Note Distribution Account as follows: first to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero but in no event later than the Class A-1 Final Distribution Date and second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero but in no event later than the Class A-2 Final Distribution Date.

     To the extent that the Principal Distributable Amount is greater than the principal balance of the Class A-1 Notes on any Distribution Date, the Principal Distributable Amount will first be allocated to reduce the principal amount of the Class A-1 Notes to zero and will thereafter be allocated to the Class A-2 Notes.

     The principal amount of each class of Notes, to the extent not previously paid, will be due on the related Note Final Distribution Date for that class of Notes. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than its Note Final Distribution Date based on a variety of factors, including the factors described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- PREPAYMENT CONSIDERATIONS."

OPTIONAL REDEMPTION

     The Class A-2 Notes will be subject to redemption in whole, but not in part, on any Distribution Date relating to an Optional Purchase. The redemption price will equal the unpaid principal amount of the Class A-2 Notes plus accrued interest thereon at the applicable Interest Rate.

MANDATORY SPECIAL REDEMPTION

     The Class A-1 Noteholders and Class A-2 Noteholders will be prepaid in part pursuant to a Mandatory Special Redemption, without premium, on the Distribution Date on or immediately following the last day of the Funding Period in the event that any amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Contracts, including any such purchase on such date. The aggregate principal amount of Class A-1 Notes and Class A-2 Notes to be prepaid will be an amount equal to the amount then on deposit in the Pre-Funding Account allocated pro rata; PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than [$__________] such amount shall be allocated solely to the Class A-1 Noteholders.

THE INDENTURE TRUSTEE

     Harris Trust and Savings Bank will be the Indenture Trustee. The Indenture Trustee is an Illinois banking corporation and its Corporate Trust Office is located at 311 West Monroe Street, Chicago, Illinois 60603.

     The Indenture Trustee will have the rights and duties set forth under "CERTAIN INFORMATION REGARDING THE SECURITIES -- THE TRUSTEES" AND "-- DUTIES OF THE TRUSTEES."

EVENTS OF DEFAULT

     "EVENTS OF DEFAULT" under the Indenture will consist of: (i) a default by the Trust for five days or more in the payment of any interest on the Notes of any class when the same becomes due and payable; (ii) a default by the Trust in the payment of the principal of or any installment of the principal of the Notes of any class when the same becomes due and payable; (iii) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of Notes evidencing at least 25% of the voting interest thereof, voting together as a single class and (iv) certain events of bankruptcy, insolvency, receivership or liquidation relating to the Trust (each, a "TRUST INSOLVENCY"). (Indenture, Section 5.01)

     Upon the occurrence and continuation of an Event of Default, the Notes shall become immediately due and payable at par, together with accrued interest therein unless holders of Notes evidencing at least 66 2/3% of the voting interests thereof, voting together as a single class, waive such Event of Default.

     No sale or liquidation of the property of the Trust may be made if the proceeds thereof are not sufficient to pay all outstanding principal of and accrued interest on the Notes, unless (a) holders of Notes evidencing 100% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation, or (b)(1) the Indenture Trustee determines that the property of the Trust will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, (2) the Indenture Trustee provides prior written notice of such sale or liquidation to each Rating Agency and (3) holders of Notes evidencing 66 2/3% of the voting interests thereof, voting together as a single class, consent to such sale or liquidation. (Indenture, Section 5.04)

FORM, EXCHANGE, REGISTRATION AND TITLE

     The Notes and Certificates will initially be registered in the name of Cede & Co. ("CEDE"), the nominee of The Depository Trust Company ("DTC"). Securityholders may hold their Securities in the United States through DTC, or, solely in the case of the Notes, in Europe, through CEDEL Bank, societe anonyme ("CEDEL") or the Euroclear System ("EUROCLEAR"), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Notes and Certificates. CEDEL and Eurodollar will hold omnibus positions on behalf of the CEDEL Participants and Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "CLEARING CORPORATION" within the meaning of the New York Uniform Commercial Code, and a "CLEARING AGENCY" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules as procedures and within its established deadlines (European time). The relevant European International clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL
                                      36
or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Securityholders who are not Participants but desire to purchase, sell or otherwise transfer, ownership of the Securities may do so only through Participants (unless and until Definitive Securities are issued). In addition, Securityholders will receive all distributions of principal of and interest on the Securities from the Indenture Trustee or Owner Trustee (collectively, the "TRUSTEES"), as applicable, through DTC and Participants. Securityholders will not receive or be entitled to receive physical securities representing their respective interests in the Securities, except under the limited circumstances described below.

     Unless and until Definitive Securities are issued, it is anticipated that the only Securityholders will be Cede, as nominee of DTC. Beneficial owners of the Securities will not be Securityholders as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Securityholders indirectly through Participants and DTC.

     While the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Unless and until Definitive Securities are issued, beneficial owners who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer the Securities only through Participants by instructing such Participants to transfer the Securities by book-entry transfer through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Physical Notes or Certificates will be issued in registered form to Securityholders, or their nominees, rather than to DTC (such Securities being referred to herein as "DEFINITIVE SECURITIES"), only if (i) DTC or the Seller advises the applicable Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to such Securities and the Seller or such Trustee is unable to locate a qualified successor; (ii) the Seller, at its sole option and with the consent of such Trustee, elects to terminate the book-entry system through DTC or (iii) in the case of the Notes, after the occurrence of any Indenture Event of Default, DTC, at the direction of Noteholders having a majority in interest of the Notes, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical securities being issued to Noteholders is no longer in the best interest of Noteholders. Upon issuance of Definitive Securities to Securityholders, such Securities will be transferable directly (and not exclusively on a book-entry basis), and registered holders will deal directly with the applicable Trustee with respect to transfers, notices and distributions.

     DTC has advised the Trust Depositor and the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by a Noteholder under the Indenture or a Certificateholder under the Trust Agreement only at the direction of one or more Participants to whose DTC account the Securities are credited. DTC has advised the Seller that DTC will take such action with respect to any Percentage Interests of the Securities only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Securities. DTC may take actions, at the direction of the related Participants, with respect to some Securities that conflict with actions taken with respect to other Securities.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL PARTICIPANTS") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulations by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporation and certain other organizations and may include the underwriters of any class of Securities. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968, to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "EUROCLEAR COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries, indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreeg to the foregoing procedures in order to facilitate transfers of the Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Seller would seek an alternative depositary (if available) or cause the issuance of Definitive Securities to Securityholders or their nominees in the manner described above.

     Issuance of the Securities in book-entry form rather than as physical securities may adversely affect the liquidity of the Securities in the secondary market and the ability of Securityholders to pledge them. In addition, since distributions on the Securities will be made by the Trustees to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Securityholders, Securityholders may experience delays in the receipt of such distributions.



                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Trust Agreement. Copies of the Trust Agreement (without exhibits) may be obtained by holders of Certificates upon request in writing to the Owner Trustee at its Corporate Trust Office. Citations to the relevant sections of the Trust Agreement appear below and under "CERTAIN INFORMATION REGARDING THE SECURITIES" in parentheses. The following summary describes certain terms of the Certificates and the Trust Agreement and does not purport to be complete and is subject to, and qualified in its entirety by, reference to all of the provisions of the Certificates and the Trust Agreement. Where particular provisions or terms used in the Trust Agreement are referred to, the actual provisions (including definitions of terms and section references) are incorporated by reference as of such summaries. The Certificates may not be purchased by pension trusts, S Corporations, partnerships or grantor trusts.

DISTRIBUTIONS OF INTEREST

     Interest on the Certificate Balance will accrue at the Pass-Through Rate from and including the fifteenth day of the month of the most recent Distribution Date based on a 360-day year consisting of 30 days each (or from and including the Closing Date with respect to the first Distribution Date) to but excluding the fifteenth day of the month of the current Distribution Date. Interest accrued but not paid on any Distribution Date will be due on the immediately succeeding Distribution Date, together with, to the extent permitted by applicable law, interest on such amount at the Pass-Through Rate. Interest distributions with respect to the Certificates will be made from Available Interest after all Trust fees and expenses have been paid and after the Note Distributable Amount has been distributed. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTION ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS."

DISTRIBUTIONS OF PRINCIPAL

     No principal will be paid on the Certificates until the Distribution Date on which the principal balance of the Class A-1 and Class A-2 Notes has been reduced to zero. On such Distribution Date and thereafter, the Certificateholders will be entitled to distributions in an amount equal to Available Principal calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS" but not in excess of the
outstanding principal balance on the Certificates.   Distributions with respect
to principal payments will be made from Available Principal after all Trust Fees and Expenses have been paid and after the Note Distributable Amount and the Certificate Interest Distributable Amount has been distributed. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENTS."

OPTIONAL PREPAYMENT

     The Certificates will be subject to prepayment in whole, but not in part, on any Distribution Date relating to an Optional Purchase. Certificateholders will receive an amount in respect of the Certificates equal to the Certificate Balance, together with accrued interest at the Pass-Through Rate. Any such distribution will effect early retirement of the Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- TERMINATION."

MANDATORY PREPAYMENT

     As more fully described under "THE NOTES -- EVENTS OF DEFAULT," upon the occurrence of an Event of Default, under certain circumstances the Noteholders have the right to cause the property of the Trust to be sold or liquidated in whole or in part. In the event of such liquidation or sale, the Certificates may suffer a loss if proceeds are insufficient to pay both the Notes and the principal and interest on the Certificates.


PAYING AGENTS

     Distributions of principal of and interest on the Certificates will be made by the Owner Trustee or any Paying Agent or Paying Agents as the Owner Trustee may designate from time to time. The Indenture Trustee will be designated as the initial Paying Agent with respect to the Certificates. (Trust Agreement, Section 3.10)

                  CERTAIN INFORMATION REGARDING THE SECURITIES

CONVEYANCE OF CONTRACTS

     On the Closing Date, (i) the Seller will sell, transfer, assign, set over and otherwise convey the Initial Contracts and related assets to the Trust Depositor, (ii) the Trust Depositor will sell, transfer, assign, set over and otherwise convey to the Trust all right, title and interest in the Initial Contracts and related assets (Agreement, Section 2.01) and (iii) the Trust will pledge to the Indenture Trustee all right, title and interest in the Initial
Contracts and related assets (Indenture, Granting Clause).    The Initial
Contracts will be described on a list delivered to each Trustee and certified by a duly authorized officer of the Trust Depositor. (Sections 1.02 and 2.02.) Such list will include the amount of monthly payments due on each Initial Contract as of the Initial Cutoff Date, the contractual rate of interest on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Securityholder at the principal office of the Servicer. (Agreement, Section 5.04.) Prior to the conveyance of the Initial Contracts to the Trust, the Servicer's compliance officer will have completed a review of all the related Contract Files, including the certificates of title to, or other evidence of a perfected security interest in, the Motorcycles, confirming the accuracy of the list of Initial Contracts delivered to the Trustees. The Trust Depositor will deliver to the Trustees a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the Initial Contracts supplied by the Seller. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Noteholders or Certificateholders will be required to be repurchased by the Seller, or, if the discrepancy relates to the unpaid Principal Balance of a Contract, the Seller may deposit cash in the Collection Account in an amount sufficient to offset such discrepancy. (Agreement, Section 7.08.)

     In addition to the Initial Contracts, the Trust Property will include the Trust's rights under the Transfer and Sale Agreement in respect of the Trust Depositor's obligation to purchase from the Seller, and concurrently convey to the Trust, Subsequent Contracts purchased as of the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "CUTOFF DATE") (Section 2.01). Any conveyance of Subsequent Contracts on a Subsequent Transfer Date will be subject to the satisfaction of the following conditions, among others (computed, where applicable, based on the characteristics of the Initial Contracts on the Initial Cutoff Date and any Subsequent Contracts as of the related Subsequent Cutoff
Date): (i) each such Subsequent Contract satisfies the eligibility criteria specified in the Transfer and Sale Agreement and the related Subsequent Purchase Agreement executed thereunder; (ii) as of the applicable Subsequent Cutoff Date, no Contract in the Trust, including the Subsequent Contracts that the Trust Depositor will be conveying as of such Subsequent Cutoff Date, will have a
scheduled maturity date later than [                       ]; (iii) the Trust
Depositor shall have executed and delivered in favor of the Trust a Subsequent Transfer Agreement conveying such Subsequent Contracts to the Trust (including a schedule identifying such Subsequent Contracts); (iv) the Trust Depositor shall have delivered certain opinions of counsel to the Trustee, the Initial Purchaser and the Rating Agencies with respect to the validity and other aspects of the conveyance of all such Subsequent Contracts and (v) the Rating Agencies shall have each notified the Trust Depositor and the Trustees in writing that, following the addition of such Subsequent Contracts, the Class A-1 Notes and Class A-2 Notes will be rated AAA by S&P and Aaa by Moody's and the Certificates will be rated at least [____] by S&P and [______] by Moody's. (Section 2.04).

     The Agreement will designate the Servicer as custodian to maintain possession, as the Trustees' agent, of the Contracts and any other documents relating to the Motorcycles. (Section 4.01.) To facilitate servicing and save administrative costs, the documents will not be segregated from other similar documents that are in the Servicer's possession. Uniform Commercial Code financing statements will be filed in Nevada and Illinois, reflecting the conveyance and assignment of the Contracts to the Trust Depositor from the Seller, the conveyance and assignment from the Trust Depositor to the Trust and the pledge from the Trust to the Indenture Trustee, and the Seller's, Trust Depositor's and Indenture Trustee's accounting records and computer systems will also reflect such conveyance and assignment and pledge. In addition, each Contract will be stamped to reflect their conveyance and assignment to the Trust and the pledge to the Indenture Trustee. However, if, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such conveyance and assignment, the Indenture Trustee's interest in the Contracts could be defeated. In addition, certificates of title with respect to the Motorcycles will not be amended to reflect the assignment of the Seller's security interest in the Motorcycles to the Trust Depositor, the assignment of the Trust Depositor's security interest in the Motorcycles to the Trust and the pledge of the Trust's security interest to the Indenture Trustee. In the absence of amendments to the certificates of title, the Indenture Trustee may not have a perfected security interest in the Motorcycles. See "SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS."

     The Seller will make certain representations and warranties in the Transfer and Sale Agreement with respect to each Contract, including that (references to the Closing Date below being deemed, in respect of Subsequent Contracts, to refer to the related Subsequent Transfer Date): (a) as of the related Cutoff Date the most recent scheduled payment was made or was not delinquent more than 30 days and, to the best of the Seller's knowledge, all payments on the Contract were made by the Obligor of the Contract; (b) as of the Closing Date no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract File; (c) each Contract is a genuine, legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) as of the Closing Date no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) as of the Closing Date each Motorcycle securing a Contract is covered by certain insurance policies described under "DESCRIPTION OF THE CERTIFICATES--INDIVIDUAL
MOTORCYCLE INSURANCE";   (f) each Contract was originated by a Harley-Davidson
motorcycle dealer in the ordinary course of such dealer's business which dealer had all necessary licenses and permits to originate the Contracts in the state where such dealer was located, was fully and properly executed by the parties thereto and was sold by such dealer to the Seller without any fraud or misrepresentation on the part of such dealer; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer, sale and assignment of the Contract pursuant to the Transfer and Sale Agreement or the Agreement or pursuant to transfers of Certificates unlawful, void or voidable; (h) each Contract and each sale of the related Motorcycle complies with all requirements of any applicable federal, state or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, with such compliance not being affected by the Trust Depositor's conveyance and assignment of the Contracts to the Trust, or the Trust's pledge of the Contracts to the Indenture Trustee, and the Seller will maintain in its possession, available for inspection by or delivery to the Trust Depositor and the Trustees, evidence of compliance with all such requirements; (i) as of the Closing Date no Contract has been satisfied, subordinated in whole or in part or rescinded and the Motorcycle securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Motorcycle covered thereby; such security interest has been conveyed and assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee; the original certificate of title, certificate of lien or other notification (the "LIEN CERTIFICATE") issued by the body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon (the "REGISTRAR OF TITLES") of the applicable state to a secured party which indicates the lien of the secured party on the Motorcycle is recorded on the original certificate of title; and the original certificate of title for each Motorcycle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Motorcycle the Lien Certificate will be received within 180 days of the Closing Date and will show, the Seller as original secured party under each Contract and as the holder of a first priority security interest in such Motorcycle (and with respect to each Contract for which the

Lien Certificate has not yet been returned from the Registrar of Titles, the Seller has received written evidence from the related dealer that such Lien Certificate showing the Seller as lienholder has been applied for) and the Seller's security interest has been validly assigned by the Seller to the Trust Depositor and by the Trust Depositor to the Trust and pledged by the Trust to the Indenture Trustee in order that immediately after the sale, each Contract will be secured by an enforceable and perfected first priority security interest in the Motorcycle in favor of the Indenture Trustee as secured party, which security interest is prior to all other liens upon and security interests in such Motorcycle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor, materials or any state law enforcement agency affecting a Motorcycle which may arise after such sale); (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, conveyed and assigned or pledged to any other person other than the Trust Depositor, as transferee of the Seller, the Trust as transferee of the Trust Depositor or the
Indenture Trustee as pledgee of the Trust, and prior to the transfer of the Contract to the Trust Depositor, the Seller has good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and as of the Closing Date the Indenture Trustee will have a first priority perfected security interest therein; (m) as of the related Cutoff Date there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Seller has not waived any of the foregoing; (n) as of the Closing Date there are, to the best of the Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting a motorcycle securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract has a fixed rate of interest and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple interest basis over its term; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustees is true and correct and (r) there is only one original of each Contract. The Seller will also make certain representations and warranties with respect to the Contracts in the aggregate, including that (i) the aggregate principal amount payable by the Obligors as of the Initial Cutoff Date (plus the Pre-Funded Amount as of the Closing Date) equals the sum of the initial principal amount of the Notes and the Initial Certificate Balance, and each Initial Contract has a
contractual rate of interest of at least [          ]%, (ii)  all motorcycles
securing the Contracts are Harley-Davidson or Buell motorcycles, (iii)
approximately [    ]% of the aggregate Principal Balance of the Initial
Contracts is  attributable to loans to purchase new Motorcycles  and
approximately [    ]%  of the aggregate Principal Balance of the Initial
Contracts is attributable  to loans to purchase used Motorcycles, (iv) no
Initial Contract has a  remaining maturity of more than [    ] months, (v)
the first payment under  each Initial Contract is due on or before
[                      ] and (vi) no adverse selection procedures were or
will be employed in selecting the Contracts from the Seller's portfolio. (Transfer and Sale Agreement, Article III)

     Under the Transfer and Sale Agreement, the Seller will agree that in the event of a breach of any such representations and warranties made by the Seller that materially and adversely affects the Trustees' interest in any Contract the Seller will repurchase such Contract within 90 days at the Repurchase Price unless such breach is cured. Under the Agreement, the Trust Depositor will assign all of its right, title and interest in such representations and warranties (including the Seller's repurchase obligations) to the Trustee.
Under the Indenture, the Trust will pledge its right, title and interest in such representations and warranties to the Indenture Trustee. The Trust Depositor will make no representations and warranties with respect to the Contracts. The Seller is selling the Contracts without recourse and, accordingly, will have no obligation with respect to the Contracts other than pursuant to such representations, warranties and repurchase obligations. The repurchase obligations of the Seller described above will constitute the sole remedy against the Seller by the Trust and the Securityholders for a breach of any such representations and warranties made by the Seller.

     Pursuant to the Agreement, the Servicer will service and administer the Contracts conveyed and assigned to the Trust and pledged to the Indenture Trustee as more fully set forth below.

THE ACCOUNTS AND ELIGIBLE INVESTMENTS

     THE COLLECTION ACCOUNT. The Servicer will cause all collections made on or in respect of the Contracts during a Due Period to be deposited in or credited to an account (the "COLLECTION ACCOUNT") to be established by the Indenture Trustee under the Sale and Servicing Agreement. The Servicer is required to deposit, without deposit into any intervening account, into the Collection Account as promptly as possible, but in any case not later than the second Business Day following the receipt thereof, all amounts received on or in respect of the Contracts. The Servicer is required to use its best efforts to cause an Obligor to make all payments on the Contracts directly to one or more Lockbox Banks, acting as agent for the Trust pursuant to a Lockbox Agreement. Funds in the Collection Account will be invested in Eligible Investments as described below.

     "ELIGIBLE INVESTMENTS" will be specified in the Sale and Servicing Agreement and will be limited to investments which meet the criteria of each Rating Agency that rated any Class of Notes or the Certificates at the request of the Trust Depositor from time to time as being consistent with their then-current ratings of the related Securities. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the Collection Account. (Sale and Servicing Agreement, Sections 5.05 and 1.01)

     THE PRE-FUNDING ACCOUNT.   During the Funding Period until the earliest of
(a) the Distribution Date on which the amount on deposit in the Pre-Funding Account is less than $[_____________], (b) the date on which an Event of Termination occurs with respect to the Servicer under the Agreement, (c) the date on which certain events of insolvency occur with respect to the Trust Depositor or (d) the close of business on the date which is 90 days from and including the Closing Date, the Pre-Funded Amount will be maintained as an account in the name of the Indenture Trustee on behalf of the Noteholders to secure the Trust Depositor's obligations under the Agreement to purchase and transfer Subsequent Contracts to the Trust and the Trust's obligations under the Indenture to pledge Subsequent Contracts to the Indenture Trustee. The Pre-Funded Amount will initially equal $[___________] and, during the Funding Period, will be reduced by the amount thereof that the Trust Depositor uses to purchase Subsequent Contracts from the Seller and contemporaneously transfer to the Trust. The Trust Depositor expects that the Pre-Funded Amount will be reduced to less than $[__________] by the Distribution Date occurring in [______________]. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the Noteholders (see "DESCRIPTION OF THE NOTES -- MANDATORY SPECIAL REDEMPTION").

     THE RESERVE FUND.   The Securityholders will be afforded certain limited
protection, to the extent described herein, against losses in respect of the Contracts by the establishment of an account in the name of the Indenture Trustee for the benefit of the Securityholders (the "RESERVE FUND").

     The Reserve Fund will be created with the Reserve Fund Initial Deposit by the Trust Depositor of $[____________] on the Closing Date. The funds in the Reserve Fund will thereafter be supplemented on each Distribution Date by the deposit of certain Excess Amounts and Subsequent Reserve Fund Amounts, until the amount in the Reserve Fund reaches the Specified Reserve Fund Balance. The Specified Reserve Fund Balance for any Distribution Date will be calculated as described under "CERTAIN INFORMATION REGARDING THE SECURITIES -- PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE RESERVE FUND." On each Distribution Date, funds will be withdrawn from the Reserve Fund, up to the Available Amount, for distribution to Securityholders to cover any shortfalls in interest and principal required to be paid on the Securities. The Subsequent Reserve Fund Amount will be withdrawn from the Pre-Funding Account and deposited in the Reserve Fund Account.

     In addition to the Reserve Fund Initial Deposit, the Trust Depositor will deposit $[_________], representing the initial Certificate Reserve Amount, into the Reserve Fund on the Closing Date. If funds in the Reserve Fund (other than the Certificate Reserve Amount) are applied in accordance with the preceding paragraph and are insufficient to distribute the interest or principal due on the Certificates, funds available from the Certificate Reserve Amount will be withdrawn from the Reserve Fund and applied solely to distribute interest or principal on the Certificates. The Certificate Reserve Amount will not be available to pay interest or principal on the Notes. The Available Amount will equal the amount of all funds on deposit in the Reserve Fund less the undistributed balance of Certificate Reserve Amount, if any.

      On each Distribution Date, after giving effect to all distributions made on such Distribution Date, any amounts in the Reserve Fund that are in excess of the Specified Reserve Fund Balance will be distributed to the Trust Depositor. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE RESERVE FUND."

     INTEREST RESERVE ACCOUNT.   The Trust Depositor will establish, and fund
with an initial deposit on the Closing Date, the Interest Reserve Account, for the purpose of providing additional funds for payment to the Trust of Carrying Charges to pay certain distributions on Distribution Dates occurring during (and on the first Distribution Date following the end of) the Funding Period. In addition to the initial deposit, all investment earnings with respect to the Pre-Funded Account are to be deposited into the Interest Reserve Account and, pursuant to the Agreement, the Trust Depositor is obligated to pay to the Trust, on each Distribution Date described above, amounts in respect of Carrying Charges from such account.

     The Interest Reserve Account will be established to account for the fact that a portion of the proceeds obtained from the sale of the Notes will be initially deposited in the Pre-Funding Account (as the initial Pre-Funded Amount) rather than invested in Contracts, and the monthly investment earnings on such Pre-Funded Amount (until the Pre-Funded Amount is used to purchase Subsequent Contracts) are expected to be less than the weighted average of the Class A-1 Rate, the Class A-2 Rate and the Pass-Through Rate with respect to the corresponding portion of the Class A-1 Principal Balance, Class A-2 Principal Balance and the Certificate Balance, as well as the amount necessary to pay the Trustees' Fees. The Interest Reserve Account is not designed to provide any protection against losses on the Contracts in the Trust. After the Funding Period, money in the Interest Reserve Account will be released to the Trust Depositor.

     THE DISTRIBUTION ACCOUNTS. The Indenture Trustee will establish and maintain with itself an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Account for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Owner Trustee will establish the Certificate Distribution Account, in the name of the Owner Trustee on behalf of the Certificateholders, in which amounts released from the Collection Account for distribution to Certificateholders will be deposited and from which all distributions to Certificateholders will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT" and, together with the Note Distribution Account, the "DISTRIBUTION ACCOUNTS"). (Sale and Servicing Agreement, Section 5.05; Trust Agreement, Section 5.01).

DISTRIBUTIONS ON THE SECURITIES

     GENERAL. On the fourth Business Day of each month (each such date, a "DETERMINATION DATE"), the Servicer will determine the following: (i) the amount of Available Monies with respect to the Distribution Date occurring in such month; (ii) the Note Interest Distributable Amount; (iii) the Note Principal Distributable Amount; (iv) the Certificate Interest Distributable Amount; (v) the Certificate Principal Distributable Amount; (vi) the Servicing Fee; and
(vii) the Trustees' Fees.

     DEPOSITS TO THE DISTRIBUTION ACCOUNT; PRIORITY OF PAYMENTS. On each Distribution Date, the Servicer will allocate amounts on deposit in the Collection Account as described below and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts and order of priority:

         (i) to the Mandatory Special Redemption Subaccount in the Note Distribution Account to the Class A-1 Noteholders and Class A-2 Noteholders, the amount of any Mandatory Special Redemption, pro rata, calculated on the then current principal balance of the Class A-1 and Class A-2 Notes with the amounts derived from draws on the Pre-Funding Account (which amounts are available for payment of such Mandatory Special Redemptions and not for any other purpose); PROVIDED, HOWEVER, in the event the Mandatory Special Redemption Amount is less than $[________] such amount shall be allocated solely to the Class A-1 Noteholders;

        (ii) to the Servicer from Available Monies, reimbursement to the Servicer for Advances previously made;

        (iii) to the Servicer from Available Monies, the Servicing Fee, including any unpaid Servicing Fee with respect to one or more prior Due Periods;

        (iv) to the Indenture Trustee and the Owner Trustee from Available Monies, any accrued and unpaid Indenture Trustee's Fees and Owner Trustee's Fees, respectively, with respect to one or more period Due Periods;

        (v) to the Note Distribution Account from Available Monies, the Note Interest Distributable Amount to the holders of the Notes at their respective Interest Rates;

        (vi) to the Note Distribution Account from Available Monies, the Note Principal Distributable Amount to the holders of the Class A-1 Notes until the principal amount of the Class A-1 Notes has been reduced to zero, and second to the holders of the Class A-2 Notes until the principal amount of the Class A-2 Notes has been reduced to zero;

        (vii) to the Certificate Distribution Account from Available Interest, the Certificate Interest Distributable Amount to the holders of the Certificates; provided, however, in the event Available Interest is insufficient to make such payment, from such other monies as may be available to the Trust;

        (viii) to the Certificate Distribution Account from Available Principal, the Certificate Principal Distributable Amount to the holders of the Certificates; provided, however, in the event Available Principal is insufficient to make such payment, from such monies as may be available to the Trust; and

        (ix) in the event that the distributions described in clauses (i) through (viii) above have been funded exclusively from Available Monies, any remaining Available Monies ("EXCESS AMOUNTS") will be deposited into the Reserve Fund, until the amount on deposit therein equals the Specified Reserve Fund Balance, with any excess being distributed to the Trust Depositor.

     If the Notes are accelerated following an Event of Default, amounts collected following the sale or liquidation of the property of the Trust will be distributed in the priority described above. See "THE NOTES -- EVENTS OF DEFAULT."

     For the purposes hereof, the following terms will have the following meanings:

     "AGGREGATE PRINCIPAL BALANCE" will equal the sum of the Principal Balances of each outstanding Contract. At the time of initial issuance of the Securities, the initial aggregate principal amount of the Securities will equal the Aggregate Principal Balance plus the initial Pre-Funded Amount.

     "AGGREGATE PRINCIPAL BALANCE DECLINE" means, with respect to any Distribution Date, the amount by which the Aggregate Principal Balance as of the Distribution Date immediately preceding such Distribution Date (or as of the Cutoff Date in the case of the first Distribution Date) exceeds the Aggregate Principal Balance as of such Distribution Date.

     "AVAILABLE INTEREST" means, with respect to any Distribution Date, the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of interest on the Contracts (as well as Late Payment Penalty Fees and Extension Fees), (ii) the interest component of all Net Liquidation Proceeds, (iii) the interest component of the aggregate of the Repurchase Prices for Contracts repurchased by the Seller pursuant to a breach of representation or warranty, (iv) all Advances made by the Servicer, (v) the interest component of all amounts paid by the Trust Depositor in connection with an Optional Purchase, (vi) all amounts received in respect of Carrying Charges transferred from the Interest Reserve Account and (vii) all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the Trust Accounts (which does not include the Interest Reserve Account).

     "AVAILABLE MONIES" means, Available Interest and Available Principal.

     "AVAILABLE PRINCIPAL" means, with respect to any Distribution Date, the total (without duplication) of the following amounts received by the Servicer on or in respect of the Contracts during the related Due Period: (i) all amounts received in respect of principal on the Contracts, (ii) the principal component of all Net Liquidation Proceeds, (iii) the principal component of the aggregate of the Repurchase Prices for Contracts repurchased by the Seller pursuant to a breach of a representation or warranty, and (iv) the principal component of all amounts paid by the Trust Depositor in connection with an Optional Purchase of the Contracts.

     "CERTIFICATE DISTRIBUTABLE AMOUNT" will mean, with respect to any Distribution Date, the sum of the Certificate Principal Distributable Amount and the Certificate Interest Distributable Amount for such Distribution Date.

     "CERTIFICATE INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificate Monthly Interest Distributable Amount for such Distribution Date and the Certificate Interest Carryover Shortfall for such Distribution Date.

     "CERTIFICATE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date, the excess of the sum of the Certificate Monthly Interest Distributable Amount for the immediately preceding Distribution Date and any outstanding Certificate Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Certificates that is actually deposited in the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate for the related Interest Period

     "CERTIFICATE MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 30 days of interest (or in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the Pass-Through Rate on the outstanding principal amount of the Certificates on the immediately preceding Distribution Date, after giving effect to all payments of principal to the Certificateholders on such preceding Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of the Certificates).

     "CERTIFICATE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Certificate Percentage of the Principal Distributable Amount for such Distribution Date.

     "CERTIFICATE PERCENTAGE" means (i) for each Distribution Date to but excluding the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 0%, (ii) on the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 0% until the principal amount of the Class A-2 Notes has been reduced to zero and (iii) 100% thereafter.

     "CERTIFICATE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the sum of the Certificate Monthly Principal Distributable Amount and any outstanding Certificate Principal Carryover Shortfall from the immediately preceding Distribution Date, over the amount in respect of principal that is actually deposited in the Certificate Distribution Account on such Distribution Date.

     "CERTIFICATE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Certificate Monthly Principal Distributable Amount and (ii) any outstanding Certificate Principal Carryover Shortfall as of the close of the immediately preceding Distribution Date; PROVIDED, HOWEVER, that the Certificate Principal Distributable Amount shall not exceed the Certificate Balance. In addition, on the Certificate Final Distribution Date, the principal required to be deposited into the Certificate Distribution Account will include the amount necessary to reduce the Certificate Balance to zero.

     "DUE PERIOD" means, a calendar month during the term of the Agreement, and the Due Period related to a Determination Date or Distribution Date shall be the calendar month immediately preceding such date; PROVIDED, HOWEVER, that with respect to the Initial Determination Date or Initial Distribution Date, the Due Period shall be the period from the Initial Cutoff Date to and including [__________], 199[__].

     "INTEREST PERIOD" means, with respect to any Distribution Date, the period from and including the fifteenth day of the month of the Distribution Date immediately preceding such Distribution Date (or, in the case of the first Distribution Date, the Closing Date) to but excluding the fifteenth day of the month of such Distribution Date.

     "NOTE DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Note Principal Distributable Amount and the Note Interest Distributable Amount for such Distribution Date.

     "NOTE INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a Class of Notes, the excess, if any, of the sum of the
Note Interest Distributable Amount for such Class for the immediately preceding Distribution Date plus any outstanding Note Interest Carryover Shortfall for such Class on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account with respect to such Class on such preceding Distribution Date, plus, to the extent permitted by applicable law, interest on the amount of interest due but not paid to the Noteholders of such Class on such preceding Distribution Date at the related Interest Rate for the related Interest Period.

     "NOTE INTEREST DISTRIBUTABLE AMOUNT" will mean, with respect to any Distribution Date and a Class of Notes, the sum of the Note Monthly Interest Distributable Amount and the Note Interest Carryover Shortfall for such Class of Notes for such Distribution Date.

     "NOTE MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, interest accrued from and including the fifteenth day of the month of the preceding calendar month to, but excluding, the fifteenth day of the calendar month in which such Distribution Date occurs (or in the case of the first Distribution Date, interest accrued from and including the Closing Date to but excluding such Distribution Date) at the related Interest Rate for each Class of Notes on the outstanding principal amount of the Notes of such Class on the immediately preceding Distribution Date, after giving effect to all payments of principal to Noteholders of such Class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the original principal amount of such Class of Notes).

     "NOTE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Note Percentage of the Principal Distributable Amount for such Distribution Date.

     "NOTE PERCENTAGE" means (i) for each Distribution Date to but excluding the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 100%; (ii) on the Distribution Date on which the principal amount of the Class A-2 Notes is reduced to zero, 100%until the principal amount of the Class A-2 Notes has been reduced to zero and (iii) 0.0% thereafter.

     "NOTE PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the sum of the Note Monthly Principal Distributable Amount and any outstanding Note Principal Carryover Shortfall from the immediately preceding Distribution Date over the amount in respect of principal that is actually deposited in the Note Distribution Account on such Distribution Date.

     "NOTE PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Note Monthly Principal Distributable Amount for such Distribution Date and any outstanding Note Principal Carryover Shortfall for the immediately preceding Distribution Date; PROVIDED, HOWEVER, that the Note Principal Distributable Amount for a Class of Notes shall not exceed the outstanding principal amount of such Class of Notes. Notwithstanding the foregoing, the Note Principal Distributable Amount (i) on the Class A-1 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero, and (ii) on the Class A-2 Final Distribution Date shall not be less than the amount that is necessary (after giving effect to other amounts to be deposited in the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the Outstanding Principal Amount of the Class A-2 Notes to zero.

     "PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the Aggregate Principal Balance Decline for such Distribution date.

     "PRINCIPAL BALANCE" means, (a) with respect to any Contract as of any date, an amount equal to the unpaid principal balance of such Contract as of the opening of business on the Initial Cutoff Date or related Subsequent Cutoff Date, as applicable, reduced by the sum of (x) all payments received by the Servicer as of such date allocable to principal and (y) any Cram Down Loss in respect of such Contract; PROVIDED, HOWEVER, that (i) if (x) a Contract is repurchased by the Seller because of a breach of representation or warranty, or if (y) the Trust Depositor gives notice of its intent to purchase the Contracts in connection with an optional termination of the Trust, in each case the Principal Balance of such Contract or Contracts shall be deemed as of the related Determination Date to be zero for the Due Period in which such event occurs and for each Due Period thereafter, (ii) from and after the third Due Period succeeding the final Due Period in which the Obligor is required to make the final scheduled payment on a Contract, the Principal Balance, if any, of such Contract shall be deemed to be zero, and
(iii) from and after the Due Period in which a Contract becomes a Liquidated Contract, the Principal Balance of such Contract shall be deemed to be zero; and (b) where the context requires, the aggregate of the Principal Balances described in clause (a) for all such Contracts.

PAYMENT PRIORITIES OF THE NOTES AND THE CERTIFICATES; THE RESERVE FUND

     GENERAL. The rights of the Securityholders to receive distributions with respect to the Contracts will be subordinated to the rights of the Servicer (to the extent that the Servicer has not been reimbursed for any outstanding Advances and has not been paid all Servicing Fees) and the Trustees and certain other entities (to the extent the Trustees and such other entities have not received all Trust Fees and Expenses payable to them). In addition, the rights of the Securityholders to receive distributions with respect to the Contracts will be subject to the priorities set forth under "-- DISTRIBUTIONS ON THE SECURITIES -- DEPOSITS TO THE DISTRIBUTION ACCOUNTS; PRIORITY OF PAYMENT." Such priorities and subordination are intended to enhance the likelihood of timely receipt by the Noteholders of the full amount of interest and principal required to be paid to them, and to afford such Noteholders limited protection against losses in respect of the Contracts.

     In the event of delinquencies or losses on the Contracts, the foregoing protection will be effected both by the preferential right of the Noteholders to receive, to the extent described herein, current distributions with respect to the Contracts and by the establishment of the Reserve Fund. The Reserve Fund will be an account in the name of the Indenture Trustee on behalf of the Securityholders. The Reserve Fund will be created with an initial deposit by the Trust on behalf of the Trust Depositor on the Closing Date of an amount equal to the Reserve Fund Initial Deposit. The Reserve Fund will thereafter be funded by the deposit therein of all Excess Amounts and Subsequent Reserve Fund Amounts, if any, in respect of each Distribution Date until the amount on deposit in the Reserve Fund is equal to the Specified Reserve Fund Balance.

     If the amount on deposit in the Reserve Fund on any Distribution Date (after giving effect to all deposits thereto or withdrawals therefrom on such Distribution Date) is greater than the Specified Reserve Fund Balance, the Indenture Trustee will distribute any excess to the Trust Depositor. Upon any such distributions to the Trust Depositor, the Securityholders will have no further rights in, or claims to, such amounts. (Agreement, Sections 7.05 and 7.06).

     CALCULATION OF SPECIFIED RESERVE FUND BALANCE.   The Reserve Fund will
be created with an initial deposit by the Trust on behalf of the Trust Depositor of the sum of (i) an amount equal to $[_________] and (ii) the Certificate Reserve Amount of $[_________], in the Trust and will thereafter be funded on each Distribution Date by the deposit therein of certain monies pursuant to the Agreement, until the monies in the Reserve Fund reach an amount equal to the Specified Reserve Fund Balance (as hereinafter defined). Thereafter, on each Distribution Date on which amounts held in the Reserve Fund (after giving effect to any required withdrawals therefrom on such date) exceed the Specified Reserve Fund Balance such amounts shall be released to the Trust Depositor.

     The "SPECIFIED RESERVE FUND BALANCE" with respect to any Distribution
Date will be an amount equal to the sum of (i) [    ]% of the Principal
Balance of the Contracts in the Trust as of the first day of the immediately preceding Due Period and (ii) $[_______]; PROVIDED, HOWEVER, in the event a Reserve Fund Trigger Event occurs with respect to a Distribution Date and has not terminated for three consecutive Distribution Dates (inclusive of the respective Distribution Date), the Specified Reserve Fund Balance shall be
equal to the sum of (i) [   ]% of the Principal Balance of the Contracts in
the Trust as of the first day of the immediately preceding Due Period and
(ii) $[_______]. Notwithstanding the
foregoing, in no event shall the Specified Reserve Fund Balance be less than
the sum of (i) [    ]% of the aggregate of the Initial Class A-1 Note
Balance, Initial Class A-2 Note Balance and the Initial Certificate Balance and (ii) $[________]. As of any Distribution Date, the amount of funds actually on deposit in the Reserve Fund may, in certain circumstances, be less than the Specified Reserve Fund Balance.

     A "RESERVE FUND TRIGGER EVENT" will have been deemed to occur with respect to any Distribution Date if (i) the Average Delinquency Ratio (as defined herein) for such Distribution Date is equal to or greater than
[      ]%; (ii) the Average Loss Ratio for such Distribution Date is equal to
or greater than [     ]%; (iii) the Cumulative Loss Ratio (as defined herein)
for such Distribution Date is equal to or greater than (a) [     ]% with
respect to any Distribution Date which occurs within the period from the Closing Date to, and inclusive of, the first anniversary of the Closing Date,
(b) [    ]% with respect to any Distribution Date which occurs within the period from the day after the first anniversary of the Closing Date to, and
inclusive of, the second anniversary of the Closing Date, or (c) [      ]%
for any Distribution Date following the second anniversary of the Closing Date or (iv) the Average Default Ratio (as defined herein) for such
Distribution Date is equal to or greater than [      ]%.

     The "AVERAGE DELINQUENCY RATIO" for any Distribution Date is equal to the arithmetic average of the Delinquency Ratios for the Distribution Date and the two immediately preceding Distribution Dates and the "DELINQUENCY RATIO" for any Distribution Date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding Due Period multiplied by twelve by (b) the Principal Balance of the Contracts as of the beginning of the related Due Period. The "DELINQUENCY AMOUNT" as of any Distribution Date means the Principal Balance of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Motorcycles have been repossessed and are still inventory). The "AVERAGE LOSS RATIO" for any Distribution Date is equal to the arithmetic average of the Loss Ratios for such Distribution Date and the two immediately preceding Distribution Dates and the Loss Ratio for any Distribution Date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all Contracts that became Liquidated Contracts during the immediately preceding Due Period multiplied by twelve by (y) the outstanding Principal Balances of all Contracts as of the beginning of the related Due Period. "NET LIQUIDATION LOSSES" means, with respect to a Liquidated Contract, the amount, if any, by which (a) the outstanding Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon at the Contract Rate to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation
Proceeds for such Liquidated Contract.   "NET LIQUIDATION PROCEEDS" means, as
to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related Motorcycle, including proceeds realized on the repurchase of such Motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such Motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such Contract as well as any post disposition proceeds received by the Servicer. "LIQUIDATED CONTRACT" means any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Motorcycle has been realized upon and disposed of and the proceeds of such disposition have been realized shall be deemed to be a Liquidated Contract; and provided further, a Contract which has been repossessed and has not been sold by the Servicer for a period in excess of 90 days from such date of repossession or a Contract which has been delinquent more than 150 days shall be deemed to be a Liquidated Contract with a zero balance. The "CUMULATIVE LOSS RATIO" for any Distribution Date means the fraction (expressed as a percentage) computed by the Servicer by dividing (a) the aggregate Net Liquidation Losses for all Contracts since the Cutoff Date through the end of the related Due Period by (b) the sum of (i) the Principal Balance of the Contracts as of the Cutoff Date plus (B) the Principal Balance of any Subsequent Contracts as of the related Subsequent Cutoff Date. The "AVERAGE DEFAULT RATIO" for any Distribution Date is equal to the arithmetic average of the Default Ratio for such Distribution Date and the two immediately preceding Distribution Dates and the Default Ratio for any Distribution Date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Principal Balance for all Contracts that become Defaulted Contracts during the immediately preceding Due Period multiplied by twelve by (y) the outstanding Principal Balances of all Contracts as of the beginning of the related Due Period. A "DEFAULTED CONTRACT" means a Contract with respect to which there has occurred one or more of the following: (i) all or some portion of any payment under the Contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a Motorcycle securing a Contract, or (iii) the Servicer has determined in good faith that an Obligor is not likely to resume payment under a Contract. A Trigger Event will be deemed to have terminated with respect to a Distribution Date if no Trigger Event shall exist with respect to three consecutive Distribution Dates (inclusive of the respective Distribution
Date).

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders and the Certificateholders. Funds on deposit in the Reserve Fund may be invested in Reserve Fund Permitted Investments. Investment income on monies on deposit in the Reserve Fund will not be available for distribution to Noteholders and the Certificateholders after the Specified Reserve Fund Balance has been met. Any loss on such investments will be charged to the Reserve Fund.

     "AVAILABLE AMOUNT" means, with respect to any Distribution Date, the amount of funds on deposit in the Reserve Fund on such Distribution Date less the Certificate Interest Reserve Amount with respect to such Distribution Date, in each case, before giving effect to any reduction thereto on such Distribution Date.

     "CERTIFICATE RESERVE AMOUNT" means $[_______], as such amount may be reduced or restored from time to time pursuant to the Agreement.

     If on any Distribution Date the Certificate Principal Balance equals zero and amounts on deposit in the Reserve Fund have been depleted as a result of losses in respect of the Contracts, the protection afforded to the Noteholders by the subordination of the Certificates and by the Reserve Fund will be exhausted and the Noteholders will bear directly the risks associated with ownership of the Contracts.

     None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Seller nor the Trust Depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Securityholders.

     The Servicer may, from time to time after the date of this Prospectus Supplement request each Rating Agency that rated any of the Securities to, at the request of the Trust Depositor, approve a formula for determining the Specified Reserve Fund Balance that is different from the formula described above and would result in a decrease in the amount of the Specified Reserve Fund Balance or the Certificate Reserve Amount or the manner by which the Reserve Fund is funded. If each Rating Agency delivers a letter to the Indenture Trustee and the Owner Trustee to the effect that the use of any such new formulation will not in and of itself result in a qualification, reduction or withdrawal of its then-current rating of any Class of Securities then the Specified Reserve Fund Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended to reflect such new calculation without the consent of any Securityholder.

WITHDRAWALS FROM THE RESERVE FUND

     Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Noteholders and the Certificateholders. On each Distribution Date, funds will be withdrawn from the Reserve Fund to the extent that the amount on deposit in the Note Distribution Account with respect to any Distribution Date is less than the Note Distributable Amount and will be deposited in the Note Distribution Account. In addition, after giving effect to such withdrawal, funds will be withdrawn from the Reserve Fund to the extent that the amount on deposit in the Certificate Distribution Account is less than the Certificate Distributable Amount and will be deposited in the Certificate Distribution Account. See "PAYMENTS FROM THE RESERVE FUND."

PAYMENTS FROM THE RESERVE FUND

     On each Distribution Date on which the Note Distributable Amount exceeds the amount then on deposit in the Note Distribution Account, the Noteholders will be entitled to receive such deficiency (including amounts necessary to reduce the outstanding principal balance of a given Class of Notes to zero on the related Note Final Distribution Date), from amounts on deposit in the Reserve Fund. Subject to the Noteholders' priority on each Distribution Date on which the Certificate Distributable Amount exceeds the amount then on deposit in the Certificate Distribution Account, the Certificateholders will be entitled to receive such deficiency (including amounts necessary to reduce the balance of the

Certificates to zero on the Certificate Final Distribution Date), from amounts on deposit in the Reserve Fund. (Sale and Servicing Agreement, Section 7.05 and Section 7.06).

STATEMENTS TO SECURITYHOLDERS

     On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to each Noteholder and to the Owner Trustee a statement to be delivered to each Certificateholder on such Distribution Date (the "DISTRIBUTION DATE STATEMENT"), setting forth with respect to the related Distribution Date or Due Period, as applicable, among other things, the following information:

          (i) the amount of the Certificateholder's distribution allocable to principal, and the amount of the Noteholder's principal distribution;

          (ii) the amount of the Certificateholder's distribution allocable to interest and the amount of the Noteholder's interest distribution;

          (iii) the amount of fees payable out of the Trust, separately identifying the Monthly Servicing Fee, and the Trustees' Fees;

          (iv) the amount of any Note Interest Carryover Shortfall, Note Principal Carryover Shortfall, Certificate Interest Carryover Shortfall and Certificate Principal Carryover Shortfall on such Distribution Date and the change in such amounts from those with respect to the immediately preceding Distribution Date;

          (v) the Note Pool Factor for each Class of Notes and the Certificate Pool Factor, in each case as of such Distribution Date;

          (vi) the amount of the distributions described in (i) or (ii) above payable pursuant to a claim on the Reserve Fund or from any other source not constituting Available Monies and the amount remaining in the Reserve Fund after giving effect to all deposits and withdrawals from the Reserve Fund on such date;

          (vii) the amount of any Mandatory Special Redemption to be made on such Distribution Date;

          (viii) for each Distribution Date during the Funding Period, the remaining Pre-Funded Amount;

          (ix) for each Distribution Date during the Funding Period to and including the Distribution Date immediately following the end of the Funding Period, the Principal Balance and number of Subsequent Contracts conveyed to the Trust during the related Due Period;

          (x) the remaining Principal Balance after giving effect to the distribution of principal (and Mandatory Special Redemption, if any) to each class of Notes and the Certificates to be made on such Distribution Date;

          (xi) the number and aggregate principal balance of Contracts delinquent, 31-59 days, 60-89 days and 90 or more days, computed as of the end of the related Due Period;

          (xii) the number and aggregate Principal Balance of Contracts that became Liquidated Contracts during the immediately preceding Due Period, the amount of liquidation proceeds for such Due Period, the amount of liquidation expenses being deducted from liquidation proceeds for such Due Period, the Net Liquidation Proceeds and the Net Liquidation Losses for such Due Period;

          (xiii) the Loss Ratio, the Average Loss Ratio, the Cumulative Loss Ratio, the Delinquency Ratio, the Average Delinquency Ratio, the Default Ratio and the Average Default Ratio as of such Distribution Date;

          (xiv) the number of Contracts and the aggregate Principal Balance of such Contracts, as of the first day of the Due Period relating to such Distribution Date (after giving effect to payments received during such Due Period and to any transfers of Subsequent Contract to the Trust occurring on or prior to such Distribution Date);

          (xv) the aggregate Principal Balance and number of Contracts that were repurchased by the Seller pursuant to the Agreement with respect to the related Due Period, identifying such Contracts and the Repurchase Price for such Contracts; and

          (xvi) such other customary factual information as is available to the Servicer as the Servicer deems necessary and can reasonably obtain from its existing data base to enable Noteholders and Certificateholders to prepare their tax returns.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (iv) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note or the Initial Certificate Balance of a
Certificate, as the case may be.   In addition, within the prescribed period
of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee and the Owner Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder or a Certificateholder, as the case may be, a statement containing the sum of the amounts described in clauses (i), (ii),
(iii) and (iv) above for the purposes of such holder's preparation of federal income tax returns. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES." (Sale and Servicing Agreement, Section 9.06)

VOTING INTERESTS

     The "VOTING INTERESTS" of the (i) Notes of a Class or Classes will be allocated among the Noteholders or related Note Owners, as the case may be, in accordance with the unpaid principal amount of the Notes of such Class or Classes represented thereby and (ii) Certificates will be allocated among the Certificateholders or related Certificate Owners, as the case may be, in accordance with the Certificate Balance represented thereby; except that in certain circumstances any Securities held by the Trust Depositor or the Seller, or any of their respective affiliates shall be excluded from such determination.

AMENDMENT

     AMENDMENT OF THE SALE AND SERVICING AGREEMENT. The Sale and Servicing Agreement may be amended, without the consent of the Noteholders or the Certificateholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof, to add or provide for any credit enhancement for any Class of Securities or to permit certain changes with respect to the amount required to be maintained on deposit in the Reserve Fund; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee, materially and adversely affect the interests of any such Securityholder, and provided further, that in the case of a change with respect to the amount required to be maintained on deposit in or pursuant to the Reserve Fund, the Trustee receives a letter from S&P to the effect that its then-current rating on each Class of Securities will not be qualified, reduced or withdrawn due to such amendment and the Servicer shall provide the Rating Agencies notice of such amendment. (Sale and Servicing Agreement, Section 11.01)

     The Sale and Servicing Agreement may also be amended from time to time with the consent or the holders of Notes and Certificates evidencing not less than 66 2/3% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the related Securityholders of each Class; provided, that no such amendment may
(i) except as described above, increase or reduce in any manner the amount of or accelerate or delay the timing of collections of payments on or in respect of the Contracts, required distributions on the Notes or the Certificates, or the Specified Reserve Fund Balance or the manner in which the Reserve Fund is funded, or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of the holders of all of the relevant Class of Securities. (Sale and Servicing Agreement, Section 11.01)

     AMENDMENT OF THE TRUST AGREEMENT. The Trust Agreement may be amended without the consent of the Securityholders, to cure any ambiguity, correct or supplement any provision therein which may be inconsistent with any other provision therein, or to add any other provisions with respect to matters or questions arising under such agreement which are not inconsistent with the provisions thereof; provided, that any such action will not, in the opinion of counsel satisfactory to the related Trustee materially and adversely affect the interests of any such Noteholder or Certificateholder. (Trust Agreement, Section 11.01)

     The Trust Agreement may also be amended from time to time with the consent of the Securityholders evidencing not less than 66 2/3% of the respective voting interests thereof, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, that no such amendment may increase or reduce in any manner the amount of or accelerate or delay the timing of (i) collections of payments on or in respect of the Contracts or required distributions on the Notes or the Certificates or any Interest Rate or the Pass-Through Rate or (ii) reduce the aforesaid percentage of the voting interests of which the holders of any Class of Securities are required to consent to any such amendment, without the consent of the holders of all of the relevant Class of Securities. (Trust Agreement, Section 11.01)

     AMENDMENT OF THE INDENTURE. The Trust and the Indenture Trustee (on behalf of such Trust) may, without consent of the Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the property subject to the lien of the Indenture or to subject additional property to the lien of the Indenture;
(ii) to provide for the assumption of the Notes and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or powers conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture, any supplemental indenture, the Sale and Servicing Agreement or certain other agreements; provided, that any action specified in clause (v) shall not adversely affect the interests of any Noteholder; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;
(vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Noteholder unless such Noteholder's consent is otherwise obtained as described below. (Indenture, Section 9.01)

     Without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the Interest Rate thereon (or the method by which such interest or principal is calculated) or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of the provisions of the Indenture regarding payment; (iii) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Trust, any other obligor on such Notes, the Trust Depositor, or any of their respective affiliates; (v) reduce the percentage of the voting interests of the Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the property of the Trust if the proceeds of such sale or liquidation would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate of such Notes required to amend the provisions of the Indenture which specify the applicable percentage of voting interests of the Notes necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture. (Indenture, Section 9.02)

LIST OF SECURITYHOLDERS

     Upon the written request of the Servicer, the Owner Trustee will provide to the Servicer within 15 days after receipt of such request, a list of the names and addresses of all Certificateholders. In addition, three or more holders of Certificates or holders of Certificates evidencing not less than 25% of the voting interests of the Certificates, upon compliance by such Certificateholders with certain provisions of the Trust Agreement, may request that the Owner Trustee afford such Certificateholders access during business hours to the current list of Certificateholders of purposes of communicating with other Certificateholders with respect to their rights under the Trust Agreement. (Trust Agreement, Section 3.07)

     Three or more holders of Notes may, by written request to the Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with the other Noteholders with respect to their rights under the Indenture or under the Notes. The Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders. (Indenture, Section 7.02)

     Neither the Trust Agreement nor the Indenture will provide for the holding of any annual or other meetings of Securityholders.

TRUST; INSOLVENCY EVENT

     The Trust Agreement will provide that, in the event that Trust Depositor becomes bankrupt, insolvent, withdraws or is expelled from the Trust or is terminated or dissolved, the Trust will terminate in 90 days and thereafter effect redemption of the Notes (if any) and prepayment of the Certificates following the winding-up of the affairs of the Trust. (Trust Agreement, Section 9.02)

     The Trust Agreement will provide that the Owner Trustee, each Certificateholder, the Indenture Trustee and each Noteholder shall agree that they will not at any time institute, or join in any institution against, the Trust or the Trust Depositor, any bankruptcy proceedings relating to the Certificates, the Notes, the Trust Agreement, the Indenture or certain other agreements. (Trust Agreement, Section 11.08)

TERMINATION

     The obligations of the Servicer, the Trust Depositor, the Owner Trustee and Indenture Trustee with respect to the related Securityholders pursuant to the Trust Agreement, Sale and Servicing Agreement or Indenture will terminate upon the earliest to occur of (i) the maturity or other liquidation of the last Contract and the disposition of any amounts received upon liquidation of any property remaining in the Trust, or (ii) the payment to Securityholders of all amounts required to be paid to them pursuant to the Indenture and the Trust Agreement; PROVIDED, HOWEVER, in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the Closing Date. The Seller's representations, warranties and indemnities will survive any termination of the Agreement. (Trust Agreement, Section 9.01) Upon termination, amounts in the Collection Account, if any, will be paid to the Trust Depositor.

     The Owner Trustee and Indenture Trustee will give written notice of termination to each Securityholder of record. The final distribution to each Securityholder will be made only upon surrender and cancellation of such holder's Securities at the office or agency of the related Trustee specified in the notice of termination. Any funds remaining in the Trust, after such Trustee has taken certain measures to locate a Securityholder and such measures have failed, will be distributed to a charity designated by the Servicer.

PAYMENT IN FULL OF NOTES

     Upon the payment in full of all outstanding Notes and the satisfaction and discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders will succeed to all the rights of the Noteholders, under the Sale and Servicing Agreement, except as otherwise provided therein. (Sale and Servicing Agreement, Section 10.01)

THE TRUSTEES

     A Trustee may resign at any time, in which event the Administrator, or its successor, will be obligated to appoint a successor trustee. The Administrator (as defined herein) may also remove the Owner Trustee or the Indenture Trustee, in each case if such Trustee becomes insolvent or ceases to be eligible to continue as trustee under the Trust Agreement or Indenture, as the case may be. In such event, the Administrator will be obligated to appoint a successor Owner Trustee or Indenture Trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. (Trust Agreement, Section 10.02; Indenture, Section 6.08)

     Each Trustee and any of its affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Administrator and the Owner Trustee or Indenture Trustee acting jointly (or in some instances, the Owner Trustee and Indenture Trustee acting without the Administrator) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon such Trustee by the Indenture, Sale and Servicing Agreement or Trust Agreement will be conferred or imposed upon such Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which such Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of such Trustee. (Trust Agreement, Section 10.05; Indenture, Section 6.10)

      The Trust Agreement will further provide that the Owner Trustee will be entitled to indemnification by the Trust Depositor for, and will be held harmless against, any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, bad faith or negligence (other than by reason of a breach of any of its representations or warranties set forth in such agreement). The Indenture will further provide that the Indenture Trustee will be entitled to indemnification by the Trust or the Administrator for any loss, liability or expense incurred by such Trustee not resulting from its own willful misconduct, negligence or bad faith. (Trust Agreement, Section 8.02; Indenture, Section 6.07)

DUTIES OF THE TRUSTEES

     The Trustees will not make any representations as to the validity or sufficiency of the Trust Agreement or Indenture, the Securities issued pursuant thereto (other than the execution and authentication thereof) or of any Contracts or related document. The Trustees will not be accountable for the use or application by the Trust Depositor or the Servicer of any funds paid to the Trust Depositor or the Servicer in respect of such Securities or the related Contracts or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustees will not independently verify the existence or characteristics of the Contracts. If no Event of Default or Termination Event has occurred and is continuing, the Trustees will be required to perform only those duties specifically required of it under the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be. Generally those duties will be limited to the receipt of the various certificates and reports or other instruments required to be furnished to such Trustee under such agreements, in which case it will only be required to examine them to determine whether they conform to the requirements of such agreements. The Trustees will not be charged with knowledge of a failure by the Servicer to perform its duties under the relevant agreements which failure constitutes an Event of Default or a Termination Event unless the Owner Trustee or Indenture Trustee obtains actual knowledge of such failure as specified in such agreements.

     Neither the Indenture Trustee or Owner Trustee will be under any obligation to exercise any of the rights or powers vested in it by the Indenture, Trust Agreement or Sale and Servicing Agreement, as the case may be, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders, unless such Securityholders have offered to such trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Securityholder will have any right under any such agreement to institute any proceeding with respect to such agreement, unless such holder previously has given to such trustee written notice of default and (i) the default arises from the Servicer's failure to remit payments when due or (ii) the holders of Securities evidencing not less than 25% of the voting interests of all of the related Securities, voting together as a single class, have made written request upon such Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to such Trustee reasonable indemnity and such Trustee for 60 days has neglected or refused to institute any such proceedings.

TRUST DEPOSITOR LIABILITY

     The Trust Agreement will require the Trust Depositor to agree to be liable directly to an injured party for the entire amount of any losses, claims, damages or liabilities (other than those incurred by a Securityholder in the capacity of an investor with respect to the Trust) arising out of or based on the arrangement created by the Trust Agreement as though such arrangement created a partnership under the Delaware Revised Uniform Limited Partnership Act in which Trust Depositor was a general partner. (Trust Agreement, Section 2.07)

ADMINISTRATION AGREEMENT

     Eaglemark, in its capacity as administrator (in such capacity, the "ADMINISTRATOR"), will enter into an agreement (the "ADMINISTRATION AGREEMENT") with the Trust, the Trust Depositor and the Indenture Trustee pursuant to which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required to be provided or performed by the Trust or the Owner Trustee under the Indenture. The Administrator in the Administration Agreement agrees to perform certain accounting functions of the Trust which the Owner Trustee is required to perform pursuant to the Trust Agreement, including but not limited to maintaining the books of the trust, filing tax returns for the trust, and delivering tax related reports to each Certificateholder and Noteholder (except the Owner Trustee shall retain responsibility for distributing the Schedule K-1s). As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee (the "ADMINISTRATION FEE"), which fee will be paid by the Servicer.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will manage, administer, service and make collections on the Contracts exercising the degree of skill and care consistent with the highest degree of skill and care that the Servicer exercises with respect to similar contracts serviced by the Servicer and in any event with no less degree of skill and care than would be exercised by a prudent servicer of motorcycle conditional sales contracts. (Sale and Servicing Agreement, Section 5.02)

     The Servicer may, consistent with its customary servicing procedures, grant to the Obligor on any Contract an extension of payments due under such Contract, provided that (i) the extension period is limited to 45 days, (ii) and the Obligor has been in good standing for the previous twelve-month period, (iii) such extension is consistent with the Servicer's customary servicing procedures and with the Agreement, (iv) such extension does not extend the maturity date of the Contract beyond the last maturity date of any of the Contracts as of the Initial Cutoff Date (or as of the last Subsequent Cutoff Date, if any) and (v) the aggregate Principal Balances of Contracts which have had extensions granted does not exceed more than 3.00% of the aggregate of the principal amount of the Notes and the Certificate Balance.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to receive a Monthly Servicing Fee for each Due Period (to be paid on the related Distribution Date) equal to [_____] of [_____%] of the Principal Balance of the Contracts as of the beginning of such Due Period. Along with the Monthly Servicing Fee, and included as part of the "SERVICING FEE" as defined in the Agreement, the Servicer will be entitled to receive late payment penalty fees and extension fee paid by Obligors during the related Due Period as additional compensation. Such Servicing Fee is payable prior to the payment of principal interest on the Notes or Certificates. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- DISTRIBUTIONS ON THE SECURITIES" above.

     The Servicing Fee provides compensation for customary third-party servicing activities to be performed by the Servicer for the Trust, for additional administrative services performed by the Servicer on behalf of the Trust and for expenses paid by the Servicer on behalf of the Trust.

     Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include selecting and packaging the Contracts, calculating distributions to Noteholders and Certificateholders and providing related data processing and reporting services for Noteholders and Certificateholders and on behalf of the Trustees. Expenses incurred in connection with servicing of the Contracts and paid by the Servicer from its servicing fees include payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts, and payment of expenses incurred in connection with distributions and reports to Noteholders and Certificateholders. (Sale and Servicing Agreement, Section 5.08)

INDIVIDUAL MOTORCYCLE INSURANCE

     The terms of each Contract require that for the life of the Contract, each Motorcycle is covered by a collision and comprehensive or equivalent insurance policy which covers physical damage risks, provides limited insurance coverage for damage to the Motorcycle and names the Seller as a loss payee. The amount of insurance coverage is limited to the value of the Motorcycle. In the Transfer and Sale Agreement, the Seller has warranted that all premium payments on such insurance have been paid in full for one year from the date of the Contracts' origination. (Section 3.02 of the Transfer and Sale Agreement, Section 3.02) Pursuant to Contract terms, the Servicer may "FORCE PLACE" collision and comprehensive insurance with respect to the related Motorcycle in those situations in which the Obligor has not maintained the required insurance. Currently, the Servicer utilizes Recreational Products Insurance Division, a division of Universal Underwriters Insurance Company, to "FORCE PLACE" comprehensive and collision insurance in 31 states in which Obligors reside. As conveyee and assignee of the Contracts, the Trust will be entitled to the benefits of such insurance. See "CERTAIN INFORMATION REGARDING THE SECURITIES -- CONVEYANCE OF CONTRACTS." Following repossession of a Motorcycle by the Servicer, the Servicer does not maintain such insurance. In the event the Servicer repossesses a motorcycle on behalf of the Trust, the Servicer will act as self-insurer for any damage to such motorcycle until it is resold.

EVIDENCE AS TO COMPLIANCE

     Pursuant to the Sale and Servicing Agreement, on or before March 31 of each year, beginning on March 31, 199__, the Servicer will deliver to the Trustees and the Rating Agencies a report of a nationally recognized accounting firm, with respect to the twelve months ended the immediately preceding December 31, a statement (the "ACCOUNTANT'S REPORT") addressed to the Board of Directors of the Servicer, and to the Trustees to the effect that such firm has audited the consolidated financial statements of Eaglemark Financial and issued its report thereon and that such audit (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included an examination of documents and records relating to the servicing of substantially similar motorcycle conditional sales contracts under substantially similar pooling and servicing agreements (such substantially similar statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including the Agreement);
(3) included an examination of the delinquency and loss statistics relating to the portfolio of motorcycle conditional sales contracts of Eaglemark Financial and its subsidiaries; and (4) except as described in the statement, disclosed no exceptions or errors in the records relating to motorcycle loans serviced for others that, in the firm's opinion, generally accepted auditing standards requires such firm to report. The Accountant's Report will further state that (1) a review in accordance with agreed upon procedures was made of one randomly selected Monthly Report and (2) except as disclosed in the Accountant's Report, no exceptions or errors in the Monthly Report so examined were found.

     The Agreement provides that the Servicer shall furnish to the Trustees and the Rating Agencies such underlying data as each may reasonably request. (Sale and Servicing Agreement, Section 9.04)

EVENTS OF TERMINATION

     An Event of Termination under the Agreement will occur if (a) either the Servicer or the Seller fails to make any payment or deposit required under the Securities, the Agreement or the Transfer and Sale Agreement and such failure continues for four Business Days after the date on which such payment or deposit was due; (b) either the Servicer or the Seller fails to observe or perform in any material respect any covenant or agreement in the Notes, Certificates, the Agreement or the Transfer and Sale Agreement which continues unremedied for thirty days after the date on which such failure commences; (c) either the Servicer or the Seller assigns its duties or rights under the Agreement or the Transfer and Sale Agreement, except as specifically permitted under the Agreement or the Transfer and Sale Agreement, or attempts to make such an assignment; (d) a court having jurisdiction in the premises enters a decree or order for relief in respect of the Servicer or Trust Depositor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Servicer, or Trust Depositor, or for any substantial liquidation of their respective affairs; (e) the Servicer or Trust Depositor commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the Servicer or Trust Depositor or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay debts as they become due, or takes any corporate action in furtherance of the foregoing; (f) the failure of the Servicer to deliver the Monthly Report pursuant to the terms of the Agreement and such failure remains uncured for five business days after the date on which such failure commences; or (g) any representation, warranty or statement of the Servicer made in the Agreement or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer or the Trust Depositor by the Trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured. (Sale and Servicing Agreement, Section 8.01.) The Servicer will be required under the Agreement to give the Trustees, the Rating Agencies, the Noteholders and the Certificateholders notice of an Event of Termination promptly upon the occurrence of such Event. (Sale and Servicing Agreement, Section 8.04)

RIGHTS UPON AN EVENT OF TERMINATION

     If an Event of Termination has occurred and is continuing, the Noteholders evidencing not less than 51% of the Outstanding Amount of the Notes or, if all the Notes have been paid in full and the Indenture has been discharged in accordance with its terms, the holders of Certificates with aggregate fractional interests evidencing 50% or more of the Trust, may terminate all of the Servicer's management, administrative, servicing, custodian and collection functions under the Agreement. Upon such termination, the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, PROVIDED, HOWEVER, that the Indenture Trustee will not assume any obligation of the Seller to repurchase Contracts for breach of representations and warranties, and the Indenture Trustee will not be liable for any acts or omissions of the Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by the Servicer of any of its representations and warranties contained in the Agreement or any related document or agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Seller's obligation to repurchase certain Contracts for breaches of representations and warranties under the Agreement. In the event that the Indenture Trustee in so acting would be in violation of legal requirements with a resulting material adverse effect upon it, it may resign such role and if a successor has not been appointed within 60 days, it may petition a court of competent jurisdiction for its removal. (Sale and Servicing Agreement, Sections 5.14 and 7.03)

     Following an Event of Termination, the Indenture Trustee shall terminate the Lockbox Agreement and direct all Obligors under the Contracts to make all payments under the Contracts to the Indenture Trustee, or to a lockbox established by the Indenture Trustee. (Section 5.16)

ADVANCES

     The Servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the Contracts which was delinquent with respect to the related Due Period, but only to the extent that the Servicer believes that the amount of such Advance will be recoverable from collections on the Contracts. (Sale and Servicing Agreement, Section 7.03). The Servicer will deposit any Advances in the Collection Account no later than the Determination Date. The Servicer will be entitled to recoup Advances on a Contract by means of a first priority withdrawal from Available Monies on any Distribution Date. (Sale and Servicing Agreement, Section 7.05)

          SECURITY INTERESTS AND OTHER ASPECTS OF THE CONTRACTS;
                        REPURCHASE OBLIGATIONS

GENERAL

     As a result of the Seller's conveyance and assignment of the Contracts to the Trust Depositor pursuant to the Transfer and Sale Agreement, the Trust Depositor's conveyance and assignment of the Contracts to the Trust pursuant to the Agreement, the Trust's pledge to the Indenture Trustee pursuant to the Indenture, the Noteholders and the Certificateholders, through the Indenture Trustee, will succeed collectively to all of the rights under such Contracts (including the right to receive payment on the Contracts) on or after the related Cutoff Date. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the Motorcycle to secure repayment of such loan. Certain aspects of both features of the Contracts are more fully described below.

     The Contracts are "CHATTEL PAPER" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Motorcycles were initially registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The Seller and the Depositor will make an appropriate filing of UCC-1 financing statements in Nevada and Illinois to give notice of the Indenture Trustee's security interest in the Contracts, and the Contracts held by the Servicer as custodian will be stamped to reflect their conveyance and assignment from the Seller to the Trust Depositor and the Trust Depositor to the Trust and their pledge from the Trust to the Indenture Trustee. However, if a subsequent purchaser were able to take physical possession of any Contracts without notice of such conveyance and assignment, the Trust's interest in those Contracts could be defeated. See "DESCRIPTION OF THE CERTIFICATES--CONVEYANCE OF CONTRACTS" above.

SECURITY INTERESTS IN THE MOTORCYCLES

     The Motorcycles securing the Contracts are located in 50 states and the District of Columbia. Security interests in motorcycles may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The Seller's practice is to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Motorcycle securing a Motorcycle conditional sales contract is registered. In the event either the Trust Depositor fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law, the Seller may not have a first priority security interest in the Motorcycle securing a Contract. In such event, the only recourse of the Trust would be against the Trust Depositor pursuant to its repurchase obligation. See "SECURITY INTEREST AND OTHER ASPECTS OF THE CONTRACTS; REPURCHASE OBLIGATIONS--REPURCHASE OBLIGATIONS" below. However, the Trust Depositor believes that it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to all of the Motorcycles securing Contracts.

     The Seller will convey and assign its security interest in the Motorcycles to the Trust Depositor pursuant to the Transfer and Sale Agreement, the Trust Depositor will convey and assign its security interest in the Motorcycles to the Trust pursuant to the Agreement and the Trust will pledge its security interest in the Motorcycles to the Indenture Trustee pursuant to the Indenture. However, because of the administrative burden and expense, neither the Seller, the Trust Depositor, the Owner Trustee nor the Indenture Trustee will amend the certificates of title to identify the Indenture Trustee as the new secured party and, accordingly, the Seller will continue to be named as the secured party on the certificates of title relating to the Motorcycles. The Seller, as Servicer, will continue to hold any certificates of title relating to the Motorcycles in its possession as custodian and agent for the Trust pursuant to the Agreement.

     In most states, such conveyance and assignment is an effective conveyance and assignment of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. In the absence of fraud or forgery by the motorcycle owner or administrative error by state recording officials, the notation of the lien of the Seller on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Indenture Trustee against the rights of subsequent purchasers of a Motorcycle or subsequent lenders who take a security interest in the Motorcycle. If there are any Motorcycles as to which the Seller has failed to perfect the security interest conveyed and assigned to the Trust Depositor and the Trust, such security interest would be subordinate to, among others, subsequent purchasers of Motorcycles and holders of perfected security interests. There also exists a risk in not identifying the Indenture Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Indenture Trustee could be defeated.

     In the event that the owner of a Motorcycle moves to a state other than the state in which such Motorcycle initially is registered, under the laws of most states the perfected security interest in the Motorcycle would continue for four months after such relocation and thereafter until the owner re-registers the motorcycle in such state. A majority of states generally require surrender of a certificate of title to re-register a motorcycle; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Motorcycle or, in the case of Motorcycles registered in states which provide for notation of lien, the Seller would receive notice of surrender if the security interest in the Motorcycle is noted on the certificate of title. Accordingly, the Servicer would have the opportunity to re-perfect its security interest in the Motorcycle in the state of relocation. In states which do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.
 In the ordinary course of servicing its portfolio of Motorcycle conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor or the obligor's insurance carrier as to relocation. Similarly, when an obligor under a Motorcycle conditional sales contract sells a Motorcycle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Motorcycle conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at its expense, as are necessary to maintain perfection of security interests in the Motorcycles.

     Under the laws of most states, liens for repairs performed on a motorcycle take priority even over a perfected security interest. The Seller will represent in the Transfer and Sale Agreement that as of the sale date of the Contracts, it has no knowledge of any such liens with respect to any Motorcycle securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trust, to the Noteholders or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MOTORCYCLES

     The Servicer on behalf of the Trust may take action to enforce the Trust's security interest with respect to defaulted Contracts by repossession and resale of the Motorcycles securing such defaulted Contracts. Under the laws applicable in most states, a creditor can repossess a motorcycle securing a contract by voluntary surrender, by "SELF-HELP" repossession that is "PEACEFUL" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. In the event of such repossession and resale of a Motorcycle, the Trust would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

OTHER MATTERS

     The so-called "HOLDER-IN-DUE-COURSE" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders' assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller. Liability under this rule, which would be applicable to the Trust, is limited to amounts paid under a Contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

REPURCHASE OBLIGATIONS

     Under the Transfer and Sale Agreement, the Seller will make warranties relating to validity, subsistence, perfection and priority of the security interest in each Motorcycle securing a Contract. Accordingly, if any defect exists in the perfection of the security interest in any Motorcycle and such defect materially adversely affects a Contract, such defect would constitute a breach of a representation and warranty under the Transfer and Sale Agreement and would create an obligation of the Trust Depositor to repurchase such Contract from the Trust unless the breach is cured. See "CERTAIN INFORMATION REGARDING THE SECURITIES--CONVEYANCE OF CONTRACTS" above.

     In addition, the Seller will also warrant under the Transfer and Sale Agreement that each Contract complies with all requirements of law. Accordingly, if any Obligor has a claim against the Trust for violation of any law and such claim materially adversely affects the Trust's interest in a Contract, such violation would constitute a breach of a representation and warranty under the Transfer and Sale Agreement and would create an obligation to repurchase such Contract unless the breach is cured. See "CERTAIN INFORMATION REGARDING THE SECURITIES--CONVEYANCE OF CONTRACTS" above.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. For a full description of the federal income tax consequences of the ownership of Notes and Certificates in the Owner Trust, see the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS." Any material variations from the discussion in the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS" will be specified below.

     The discussion herein is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving a trust and instruments issued by that trust with terms similar to those of the Trust, and the Notes and the Certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions set forth in the following summary, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the Notes and the Certificates.

     This discussion and the more detailed discussion set forth in the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS," do not purport to deal with all aspects of federal income taxation that may be relevant to all holders of Notes and Certificates in light of their personal investment or tax circumstances nor to certain types of holders who may be subject to special treatment under the federal income tax laws (including, without limitation, financial institutions, broker-dealers, insurance companies, foreign persons, tax-exempt organizations and persons who hold the Notes or Certificates as part of a straddle, hedging or conversion transaction). This information is generally directed to prospective purchasers who purchase Notes or Certificates at the time of original issue, who are citizens or residents of the United States, and who hold the Notes or Certificates as "CAPITAL ASSETS" within the meaning of Section 1221 of the Code. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES.

TAX CHARACTERIZATION OF THE TRUST AND THE NOTES

     Winston & Strawn, as federal tax counsel ("FEDERAL TAX COUNSEL") to the Trust Depositor has delivered an opinion to the Trust Depositor that for U.S. federal income tax purposes (i) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and
(ii) the Notes will be treated as indebtedness of the Trust. This opinion is based on the assumption that the terms of the Trust Agreement and related documents will be complied with, including, without limitation, that the Trust Depositor, each Certificateholder, and each Noteholder will agree to treat the Certificates as equity interests in a partnership and the Notes as debt of such partnership and that the Certificateholders will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure that the Trust is a partnership under Treasury Regulations sections 301.7701-2 and 301.7701-3. The opinion is also based on Federal Tax Counsel's conclusions that (i) the Trust will constitute a business entity that has two or more members within the meaning of those regulations; (ii) the nature of the Trust's income will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (iii) the Trust, if a corporation, would not constitute a regulated investment company under Code Section 851. An opinion of counsel is not binding on a court or the IRS and there can be no assurance that the IRS or a court will agree with Federal Tax Counsel's opinion.

GENERAL TAX TREATMENT OF HOLDER'S OF NOTES

     Unless the Notes are treated as having original issue discount, a holder of a Note will generally be taxable on the interest received or accrued with respect to the Note under the holder's general system of tax accounting. On a sale of a Note, a holder will generally recognize gain or loss on the difference between the amount realized and the holder's basis in the Note. Such gain or loss generally will be capital gain or loss. Withholding tax may be imposed on payments received with respect to the Notes unless certain IRS forms are provided to the Owner Trustee or the holder is eligible for an exemption from such withholding. For a complete discussion of these withholding rules and the other federal income tax consequences to a holder of the Notes, see the Prospectus,"CERTAIN FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS."

GENERAL TAX TREATMENT OF A HOLDER A CERTIFICATE

     A holder of a Certificate, as a partner in a partnership, will be treated as receiving such holder's allocable share of the Trust's income, gain, loss, or deductions in accordance with the terms of the Trust Agreement, the Code, and the Regulations promulgated thereunder. The holder will generally recognize gain or loss on the sale of a Certificate equal to the difference between the amount realized and the holder's basis in its partnership interest that is allocated to the Certificate. Withholding taxes may also be imposed with respect to payments on the Certificates unless certain IRS forms are provided to the Owner Trustee or the holder is eligible for an exemption from such withholding. For a complete discussion of these withholding tax rules and the other federal income tax consequences to a holder of a Certificate, see the Prospectus, "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS."

                              ERISA CONSIDERATIONS

THE NOTES

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA PLANS") and prohibits certain transactions between ERISA Plans and persons who are "PARTIES IN INTEREST" (as defined under ERISA) with respect to assets of such Plans. Section 4975 of the Code prohibits a similar set of transactions between certain plans or individual retirement accounts ("CODE PLANS," and together with ERISA Plans, "PLANS") and persons who are "DISQUALIFIED PERSONS" (as defined in the Code) with respect to Code Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the requirements of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Notes, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in the Notes, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan.

PROHIBITED TRANSACTIONS

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans or "PLAN ASSETS" of such Plans, unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code and Sections 502(i) and 502(1) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee or the Owner Trustee or certain affiliates thereof may be considered or may become parties in interest or disqualified persons with respect to a Plan. If so, the acquisition or holding of the Notes by, on behalf of or with "PLAN ASSETS" of such Plan may be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or Section 4975 of the Code, unless an administrative exemption described below or some other exemption is available.

     The Notes may not be purchased with the assets of a Plan if the Trust Depositor, the Underwriter, the Servicer, the Indenture Trustee, or the Owner Trustee or an affiliate thereof either (a) has discretionary authority or control with respect to the investment or management of such assets or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular needs of the Plan or (c) is an employer of employees covered under the Plan unless such investment is made through an insurance company general or pooled separate account or a bank collective investment fund and an exemption is available.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the Notes - for example, Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "IN-HOUSE ASSET MANAGER;" PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "QUALIFIED PROFESSIONAL ASSET MANAGER." There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the Notes or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     Due to the complexity of these rules and the penalties imposed, any fiduciary or other Plan investor who proposes to invest assets of a Plan in the Notes should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of doing so.

THE CERTIFICATES

     The Certificates may not be acquired by a Plan. By its acceptance of a Certificate or a beneficial interest therein, each Certificateholder or Certificate Owner will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in
Section 4975(e)(1) of the Code (other than a governmental plan described in Section 4975(g)(2) of the Code) or (iii) any entity whose underlying assets include assets of such a plan by reason of the plan's investment in the entity or which uses assets of such a plan to acquire Certificates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting
Agreement dated [             ], 199[ ], among the Seller, Trust Depositor
and the Underwriter (the "UNDERWRITING AGREEMENT"), the Seller has agreed to cause the Trust to sell to the Underwriter named below (the "UNDERWRITER"), and the Underwriter has agreed to purchase, the principal amount of the Securities set forth below.

                          Principal Amount of    Principal Amount of   Principal Amount of
Underwriter               Class A-1 Notes        Class A-2 Notes       Certificates
Salomon Brothers Inc      $[_____________]       $[_______________]    $[______________]

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Securities if any Securities are purchased. In the event of default by the Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

     Distribution of the Securities may be made by the Underwriter from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Securities to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Securities, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter may be deemed to be an underwriter, and any commissions received by them and any profit on the resale of the Securities positioned by them may be deemed to be underwriting discounts and commissions, under the Securities Act.

     The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

     The Underwriting Agreement provides that the Seller and the Trust Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter may be required to make in respect thereof.

                            RATINGS OF THE SECURITIES

     It is a condition of issuance that the Class A-1 Notes be rated AAA by S&P and Aaa by Moody's and the Class A-2 Notes be rated AAA by S&P and Aaa by Moody's and the Certificates each be rated at least [_____] by S&P and [_______]by Moody's.

     There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Notes and the Certificates. A security rating is not a recommendation to buy, sell or hold the Securities.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Securities, including certain federal income tax matters, will be passed upon for the Seller, Servicer, Trust Depositor and the Trust by Winston & Strawn, Chicago, Illinois.
Certain legal matters for the Underwriter will be passed upon by Brown & Wood LLP., New York, New York.

                                                                    ANNEX I

       GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "GLOBAL SECURITIES") will be available only in book-entry form.
Investors in the Global Securities may hold such Global Securities through DTC and, in the case of the Notes, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E. seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry from by DTC in the name of Cede & Co. as nominee of DTC investors' interest in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues on pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish a the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securitie /from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date; (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-positions funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use, CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENT

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issued discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WILL EFFECTIVELY CONNECTED INCOME (FORM
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Securityholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURES. The holder of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (ii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source or which is under the supervision of a U.S. court or U.S. fiduciary. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 INDEX OF TERMS


Class A-1 Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Class A-1 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Class A-2 Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Harley-Davidson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Class A-2 Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Aggregate Principal Balance Decline . . . . . . . . . . . . . . . . . . .39
Available Principal . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Aggregate Principal Balance . . . . . . . . . . . . . . . . . . . . . . .39
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Available Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . 9, 43
Available Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . .39
Available Monies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Average Default Ratio . . . . . . . . . . . . . . . . . . . . . . . . . .43
Average Delinquency Ratio . . . . . . . . . . . . . . . . . . . . . . . .42
Buell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Business Day. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Carrying Charges. . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Certificate Distributable Amount. . . . . . . . . . . . . . . . . . . . .40
Certificate Distribution Account. . . . . . . . . . . . . . . . . . . . .38
Certificate Final Distribution Date . . . . . . . . . . . . . . . . . . . 6
Certificate Interest Carryover Shortfall. . . . . . . . . . . . . . . . .40
Certificate Interest Distributable Amount . . . . . . . . . . . . . . . .40
Certificate Monthly Interest Distributable Amount . . . . . . . . . . . .40
Certificate Monthly Principal Distributable Amount. . . . . . . . . . . .40
Certificate Percentage. . . . . . . . . . . . . . . . . . . . . . . . . .40
Certificate Principal Carryover Shortfall . . . . . . . . . . . . . . . .40
Certificate Principal Distributable Amount. . . . . . . . . . . . . . . .40
Certificate Reserve Amount. . . . . . . . . . . . . . . . . . . . . . 9, 43
Class A-1 Final Distribution Date . . . . . . . . . . . . . . . . . . . . 6
Class A-1 Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2, 6
Class A-2  Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Class A-2 Final Distribution Date . . . . . . . . . . . . . . . . . . . . 6
Class A-2 Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Collection Account. . . . . . . . . . . . . . . . . . . . . . . . . . . .37
Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Cumulative Loss Ratio . . . . . . . . . . . . . . . . . . . . . . . . . .43
Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
Dealer Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
Defaulted Contract. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
Delinquency Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Delinquency Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Determination Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .39
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Due Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
Eaglemark . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Eligible Investments. . . . . . . . . . . . . . . . . . . . . . . . . . .37
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .32

Excess Amounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Final Distribution Dates. . . . . . . . . . . . . . . . . . . . . . . . . 6
Funding Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Indenture Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Initial Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . 7
Initial Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Initial Cutoff Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Interest Period . . . . . . . . . . . . . . . . . . . . . . . . . . . 6, 40
Interest Rates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Interest Reserve Account. . . . . . . . . . . . . . . . . . . . . . . . .10
Lien Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Liquidated Contract . . . . . . . . . . . . . . . . . . . . . . . . . . .42
Mandatory Special Redemption. . . . . . . . . . . . . . . . . . . . . . . 7
Monthly Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . .12
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Motorcycles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Net Liquidation Losses. . . . . . . . . . . . . . . . . . . . . . . . . .42
Net Liquidation Proceeds. . . . . . . . . . . . . . . . . . . . . . . . .42
Note Distributable Amount . . . . . . . . . . . . . . . . . . . . . . . .40
Note Distribution Account . . . . . . . . . . . . . . . . . . . . . . . .38
Note Final Distribution Dates . . . . . . . . . . . . . . . . . . . . . . 6
Note Interest Carryover Shortfall . . . . . . . . . . . . . . . . . . . .41
Note Interest Distributable Amount. . . . . . . . . . . . . . . . . . . .41
Note Monthly Interest Distributable Amount. . . . . . . . . . . . . . . .41
Note Monthly Principal Distributable Amount . . . . . . . . . . . . . . .41
Note Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Note Principal Carryover Shortfall. . . . . . . . . . . . . . . . . . . .41
Note Principal Distributable Amount . . . . . . . . . . . . . . . . . . .41
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Optional Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Owner Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
Principal Distributable Amount. . . . . . . . . . . . . . . . . . . . . .41
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
Registrar of Titles . . . . . . . . . . . . . . . . . . . . . . . . . . .36
Reserve Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8, 38
Reserve Fund Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Reserve Fund Initial Deposit. . . . . . . . . . . . . . . . . . . . . . . 8
Reserve Fund Trigger Event. . . . . . . . . . . . . . . . . . . . . . . .42
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Securities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Seller. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Servicer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Specified Reserve Fund Balance. . . . . . . . . . . . . . . . . . . . . .38
Subsequent Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Subsequent Cutoff Date. . . . . . . . . . . . . . . . . . . . . . . . . . 8
Subsequent Reserve Fund Amount. . . . . . . . . . . . . . . . . . . . . . 9
Subsequent Transfer Agreement . . . . . . . . . . . . . . . . . . . . . .13

Subsequent Transfer Date. . . . . . . . . . . . . . . . . . . . . . . . . 8
Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1, 38
Transfer and Sale Agreement . . . . . . . . . . . . . . . . . . . . . . . 2
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Trust Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
Trust Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
Trustees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

------------------------------------------------------------------------------
------------------------------------------------------------------------------

     No dealer, salesman or other person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, as sponsor of the Trusts or the Underwriters. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the Securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy any of the Securities to any person in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                            -----------------------

                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----
Available Information. . . . . . . . . . . . . . . . . . . . . . . . .
Prospectus Summary . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
The Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Harley-Davidson Motorcycles. . . . . . . . . . . . . . . . . . . . . .
Other Manufacturers. . . . . . . . . . . . . . . . . . . . . . . . . .
The Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Weighted Average Life of the Securities. . . . . . . . . . . . . . . .
Pool Factors and Trading Information . . . . . . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .
Eaglemark Financial Services, Inc., Eaglemark, Inc. and
   the Trust Depositors. . . . . . . . . . . . . . . . . . . . . . . .
Description of the Notes . . . . . . . . . . . . . . . . . . . . . . .
Description of the Certificates. . . . . . . . . . . . . . . . . . . .
Certain Information Regarding the Securities . . . . . . . . . . . . .
Description of the Transfer and Sale Agreements. . . . . . . . . . . .
Description of the Sale and Servicing Agreements and
    Pooling and Servicing Agreements . . . . . . . . . . . . . . . . .
Certain Legal Aspects of the Contracts . . . . . . . . . . . . . . . .
Certain Federal Income Tax Consequences. . . . . . . . . . . . . . . .
Owner Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Grantor Trusts . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Master Trusts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Tax Treatment of FASIT . . . . . . . . . . . . . . . . . . . . . . . .
Certain State Tax Consequences . . . . . . . . . . . . . . . . . . . .
ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                            -----------------------

     Until ___________, 1997, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment or subscriptions.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

------------------------------------------------------------------------------
------------------------------------------------------------------------------


                          HARLEY-DAVIDSON EAGLEMARK
                              MOTORCYCLE TRUSTS


                               EAGLEMARK, INC.

                         ----------------------------

                                  PROSPECTUS

                         ----------------------------






                           ______________, 1997

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

     SEC registration fee. . . . . . . . . . . . . . . . . . . . . . . .  $
     Legal fees and expenses . . . . . . . . . . . . . . . . . . . . . .  $
     Accounting fees and expenses. . . . . . . . . . . . . . . . . . . .  $
     Blue sky fees and expenses. . . . . . . . . . . . . . . . . . . . .  $
     Rating agency fees. . . . . . . . . . . . . . . . . . . . . . . . .  $
     Trustee's fees and expenses . . . . . . . . . . . . . . . . . . . .  $
     Printing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
          Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
-------------------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount
     assumed for these purposes to be equal to $[              ] of
     Securities registered hereby.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Eaglemark, Inc. has undertaken in its certificate of incorporation and bylaws to indemnify, to the maximum extent permitted by the Nevada General Corporation Law as from time to time amended, any currently acting or former director, officer, employee and agent of Eaglemark, Inc. against any and all liabilities incurred in connection with their services in such capacities.

ITEM 16.  EXHIBITS.

 1.1*   Form of Underwriting Agreement for Owner Trusts
 1.2*   Form of Underwriting Agreement for Grantor Trusts
 3.1    Restated Certificate of Incorporation of the Company
 3.2    Bylaws of the Company
 4.1*   Form of Trust Agreement (including form of Certificates)
 4.2*   Form of Pooling and Servicing Agreement (including form of Certificates)
 4.3*   Form of Indenture (including form of Notes)
 5.1*   Opinion of Winston & Strawn with respect to legality
 8.1*   Opinion of Winston & Strawn with respect to tax matters
10.1*   Form of Sale and Servicing Agreements
10.2*   Form of Pooling and Servicing Agreement
10.3*   Form of Administration Agreement
10.4*   Form of Transfer and Sale Agreement for Owner Trusts
10.5*   Form of Transfer and Sale Agreement for Grantor Trusts
23.1*   Consent of Winston & Strawn (included in Exhibit 5.1)
24.1    Power of Attorney (included on signature page)
25.1*   Statement of Eligibility and Qualification of Indenture Trustee
99.1*   Form of Agreement to Deposit Contracts
99.2*   Form of Security Agreement
-------------------------
*       To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (ii)       To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933;

                    (iii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "CALCULATION OF REGISTRATION FEE" table in the effective registration statement;

                    (iv) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, the State of Illinois, on February 13, 1997

                                       EAGLEMARK, INC.


                                       By: /s/ Steven F. Deli
                                           ___________________________________
                                       Name: Steven F. Deli
                                       Title:   Chief Executive Officer


                                POWER OF ATTORNEY

     The undersigned directors and officers of Eaglemark, Inc. do hereby constitute and appoint Steven F. Deli and Donna F. Zarcone, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable the Registrant and Eaglemark, Inc. to comply with the Securities Act of 1933 (the "ACT"), as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

        Signature                             Title                              Date
        ---------                             -----                              ----
/s/ Steven F. Deli               Chief Executive Officer and Director     February 13, 1997
___________________________
Steven F. Deli

/s/ Donna F. Zarcone             Chief Financial Officer                  February 13, 1997
___________________________
Donna F. Zarcone

/s/ Jeffrey L. Bleustein         Director                                 February 13, 1997
___________________________
Jeffrey L. Bleustein

/s/ Michael Bozic               Director                                 February 13, 1997
___________________________
Michael Bozic

/s/ Richard F. Teerlink          Director                                 February 13, 1997
___________________________
 Richard F. Teerlink

                                  EXHIBIT INDEX


Exhibit        Description                                           Page
-------        -----------                                           ----
 1.1* Form of Underwriting Agreement for Owner Trusts
 1.2* Form of Underwriting Agreement for Grantor Trusts
 3.1  Restated Certificate of Incorporation of the Company
 3.2  Bylaws of the Company
 4.1* Form of Trust Agreement (including form of Certificates)
 4.2* Form of Pooling and Servicing Agreement (including form of
        Certificates)
 4.3* Form of Indenture (including form of Notes)
 5.1* Opinion of Winston & Strawn with respect to legality
 8.1* Opinion of Winston & Strawn with respect to tax matters
10.1* Form of Sale and Servicing Agreements
10.2* Form of Administration Agreement
10.3* Form of Transfer and Sale Agreement for Owner Trusts
10.4* Form of Transfer and Sale Agreement for Grantor Trusts
23.1* Consent of Transfer and Sale (included in Exhibit 5.1)
24.1  Power of Attorney (included on signature page)
25.1* Statement of Eligibility and Qualification of Indenture Trustee 99.1* Form of Agreement to Deposit Contracts
99.2* Form of Security Agreement
--------------
* To be filed by amendment


                                       i